UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.            )

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THE CLOROX COMPANY
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The Clorox Company

Hidden Valley
Ranch
BURT'S BEES
BEESWAX LIP BALM
CLOROX
Disinfecting Wipes
KINGSFORD
THE ORIGINAL

Purpose-Driven

Proxy Statement & Financial Statements

NOTICE OF 2021 ANNUAL MEETING

To Our Fellow Shareholders

In February 2021, I assumed the role of Independent Chair and it has been my honor to work with the Board, management and the Clorox stakeholder community at this important time for our company and our world. This past year, the company delivered strong progress against the IGNITE strategy for long-term growth even as we all continue to navigate the unprecedented challenges of the pandemic. Through it all, we have been guided by our commitment to putting people at the center of everything we do, and by our new company purpose: we champion people to be well and thrive every single day.

As stewards of our company, the Board plays a critical role in guiding and overseeing the IGNITE strategy, including the integrated environmental, social and governance (ESG) goals. The Board has continued to be agile, adapting to changing circumstances in order to continue to oversee and guide management, provide appropriate risk oversight and ensure the company continues to serve the interest of its shareholders and broader stakeholders.

Our Board represents the right combination of broad and deep experience in strategy development, operational excellence, innovation, human capital and culture, the consumer packaged goods industry, as well as other important areas that are directly relevant to the Company’s strategic priorities. In addition to bringing important skills, this year’s Board nominees also represent a wide range of backgrounds and experiences, which we believe are reflective of our global operations and diverse consumer base. Our director nominee slate includes four women and three people of color. Of our 11 director nominees, 10 are independent. We are proud of the continuing evolution of our Board and our track record on refreshment.

We also remain committed to inclusion and diversity across our workforce. To foster transparency and accountability with our stakeholders, we published EEO-1 data in 2020 along the same categories under which we report to the U.S. Equal Employment Opportunity Commission (EEOC). This year, we also published our latest U.S. Consolidated EEO-1 Report that we submitted to the EEOC.

We have a long-standing practice of regular engagement with our shareholders to discuss our strategy, direction and practices. Regular shareholder feedback informs the Board’s thinking and allows us to continue broadening our perspective. To that end, we hope that you will read this proxy statement and vote either by proxy or at the Annual Meeting. Your vote is very important.

Finally, on behalf of the Board, I would like to thank Pamela Thomas-Graham for her distinguished service to the Company. Pamela, who is not standing for election this year, joined the Board in 2005 and served as lead independent director from 2016 to 2021. She has been a wise and important voice on our Board, and we will miss her contributions.

On behalf of the Board, thank you for your continuing trust and investment in Clorox.

Matthew Shattock
Independent Chair

In the second year of the pandemic, we delivered strong sales growth and bolstered our position with global consumers. Our performance as a company demonstrated the resilience of our categories and the strengths of our people, brands and products, and I’m extremely proud of our team, who worked tirelessly to supply consumers with products across our portfolio. While the industry environment remains dynamic, we are laser focused on managing the factors within our control, including strong execution to rebuild margin and manage ongoing inflationary pressures. We are also accelerating our IGNITE strategy to take advantage of the strong customer loyalty we have built, respond to the changing consumer behaviors, and set the company up to deliver sustainable long-term growth. We will continue to invest in our brands, innovate and digitally transform our business. I invite you to read more about our results and plans to accelerate our IGNITE strategy in our 2021 Integrated Annual Report.

The last year exemplified our purpose and values in action. We champion people to be well and thrive every single day by doing the right thing, putting people at the center, and playing to win. We embraced our role as a health and wellness company, taking care of our teammates around the world, focusing on serving public health and consumer needs, and leading with our values. I’m particularly proud that, despite the demands of this past year, we achieved our best safety score in recorded history, which is significantly lower than the industry average.

We continue to make progress on our ESG goals, which are an integral part of our IGNITE strategy. This past year, we achieved our goal of 100% renewable electricity in the U.S. and Canada, and 56% of our plants have achieved zero-waste-to-landfill status. We also received approval of our 2030 science-based targets to reduce greenhouse gas emissions and recently announced our commitment to reach net-zero emissions across our operations and our value chain (Scopes 1, 2 and 3) by 2050. Our ESG efforts this year continued to be recognized, as we were again named to Barron’s Most Sustainable Companies list, 2021 Bloomberg Gender-Equality Index, and the Human Rights Campaign’s 2021 Corporate Equality Index, among others.

We also renewed The Clorox Company Foundation’s mission to align even more closely to our corporate purpose. Now focused on health security in the communities in which we live and work, the Foundation continued to support COVID relief efforts, racial justice initiatives and community building through nearly $20 million in product donations, cause marketing and grants to charitable organizations.

Moving forward, with our focus on strong execution of our strategy and the key investments we are making to strengthen our capabilities, our people, and our global portfolio of trusted brands, I am confident in our ability to deliver long-term value to all our stakeholders.

Thank you, fellow shareholders, for your continued support of our company.

Linda Rendle
Director and Chief Executive Officer

THE CLOROX COMPANY - 2021 Proxy Statement	i

Notice of Annual Meeting of Shareholders

The 2021 Annual Meeting of Shareholders (the Annual Meeting) of The Clorox Company (Clorox or the Company) will be held at 9:00 a.m. Pacific time on Wednesday, November 17, 2021, for the following purposes:

1.	To elect the 11 director nominees named in the proxy statement;
2.	To hold an advisory vote to approve executive compensation;
3.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm;
4.	To approve the Amended and Restated 2005 Stock Incentive Plan to extend the term of the plan, revise the number of shares available for grant under the plan and make certain other amendments; and
5.	To consider and vote on the shareholder proposal described in the accompanying proxy statement, if properly presented at the Annual Meeting.

Due to concerns relating to the coronavirus (COVID-19) pandemic, and to support the health and well-being of our employees and shareholders, this year’s Annual Meeting will be virtual and will be held entirely online via live webcast at https://meetnow.global/MNGZAZQ. There will not be an option to attend the meeting in person.

Shareholders also will consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement.

Shareholders of record at the close of business on September 24, 2021, are entitled to vote at the Annual Meeting and any adjournment or postponement.

While you will not be able to attend the Annual Meeting at a physical location, we have designed the virtual Annual Meeting to ensure that our shareholders are given the same rights and opportunities to actively participate in the Annual Meeting as they would at an in-person meeting, using online tools to facilitate shareholder access and participation.

How to Attend the 2021 Virtual Annual Meeting. This year’s Annual Meeting will be virtual and held online via live webcast. In order to attend and participate in the Annual Meeting, you will need to visit https://meetnow.global/MNGZAZQ, and you will be required to enter the 15-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials to access the meeting. If you are the beneficial owner of shares held in “street name” (that is, you hold your shares through a broker, bank or other holder of record), you must register in advance to gain access to the Annual Meeting and to vote your shares or ask questions during the Annual Meeting. Please see the Attending the Virtual Annual Meeting section of the proxy statement for more information. Whether or not you plan to attend the virtual Annual Meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described on pages 83-84. You may also vote online and examine our shareholder list during the Annual Meeting by following the instructions provided on the meeting website during the Annual Meeting. To vote at the meeting, visit https://meetnow.global/MNGZAZQ and log in using the aforementioned information.

On or about October 6, 2021, we began mailing a Notice of Internet Availability of Proxy Materials to our shareholders informing them that our Proxy Statement, 2021 Integrated Annual Report – Executive Summary, and voting instructions are available on the Internet as of the same date.

Your vote is very important. Even if you plan to attend the virtual Annual Meeting, we hope that you will read the proxy statement and vote your proxy by telephone, via the Internet, or by signing, dating, and returning the proxy card in the envelope provided.

By Order of the Board of Directors,

Iké Adeyemi
Vice President – Corporate Secretary &
Associate General Counsel

The Clorox Company
1221 Broadway
Oakland, California 94612

October 6, 2021

Important Notice Regarding the Availability of Proxy Materials for The Clorox Company Shareholders Meeting to be Held on November 17, 2021: The Notice of Annual Meeting, Proxy Statement, and 2021 Integrated Annual Report – Executive Summary will be available at www.edocumentview.com/CLX.

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YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN

If you have questions about how to vote your shares, or need additional assistance, please contact Innisfree M&A Incorporated, who is assisting us in the solicitation of proxies:

501 Madison Avenue, 20th Floor
New York, New York 10022

Shareholders may call toll-free at (877) 750-9499

Banks and brokers may call collect at (212) 750-5833

THE CLOROX COMPANY - 2021 Proxy Statement	iii

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THE CLOROX COMPANY - 2021 Proxy Statement	v

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. Please review the entire proxy statement before voting.

Proposals to be Voted on and Board Voting Recommendations

		More information	Board’s voting recommendation
PROPOSAL 1	Election of Directors	Page 6	FOR EACH NOMINEE
PROPOSAL 2	Advisory Vote to Approve Executive Compensation	Page 36	FOR
PROPOSAL 3	Ratification of Independent Registered Public Accounting Firm	Page 68	FOR
PROPOSAL 4	Approval of Amended and Restated 2005 Stock Incentive Plan	Page 71	FOR
PROPOSAL 5	Shareholder Proposal Requesting Non-Management Employees on Director Nominee Candidate Lists	Page 79	AGAINST

Our Director Nominees

The following table provides summary information about each director nominee as of the date of the Annual Meeting.

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships
Amy Banse	62	2016	Senior Adviser to the Executive Committee, Comcast Corporation	✓	●AC
Richard H. Carmona	71	2007	Chief of Health Innovations, Canyon Ranch	✓	●NGCRC ●MDCC
Spencer C. Fleischer	68	2015	Chairman, FFL Partners, L.P.	✓	●MDCC (Chair)
Esther Lee	62	2013	Former Executive Vice President – Global Chief Marketing Officer, MetLife Inc.	✓	●NGCRC (Chair)
A. D. David Mackay	66	2016	Former President and Chief Executive Officer, Kellogg Company	✓	●AC ●MDCC
Paul Parker	58	2020	Senior Vice President, Strategy and Corporate Development, Thermo Fisher Scientific Inc.	✓	●AC
Linda Rendle	43	2020	Chief Executive Officer, Clorox
Matthew J. Shattock	59	2018	Former Non-Executive Chairman, Beam Suntory Inc.	✓	●NGCRC
Kathryn Tesija	58	2020	Former Executive Vice President and Chief Merchandising and Supply Chain Officer, Target Corporation	✓	●MDCC ●NGCRC
Russell J. Weiner	53	2017	Chief Operating Officer, Domino’s Pizza, Inc. President, Domino’s US	✓	●MDCC
Christopher J. Williams	63	2015	Chairman, Siebert, Williams, Shank & Co. LLC	✓	●AC (Chair)
AC	Audit Committee
NGCRC	Nominating, Governance and Corporate Responsibility Committee
MDCC	Management Development and Compensation Committee

2	THE CLOROX COMPANY - 2021 Proxy Statement

Proxy Summary

IGNITE Strategy and ESG Highlights

In fiscal year 2020, we introduced our IGNITE strategy to guide us to deliver purpose-driven growth. IGNITE embeds environmental, social and governance (ESG) priorities into our decision-making because we believe in the strategic link between our societal impact and long-term value creation for all our stakeholders, including shareholders, consumers, customers, employees, the communities where we operate and our planet.

ESG Pillars

We are a health and wellness company at heart with our choices guided by a company purpose: We champion people to be well and thrive every single day. To fulfill that purpose, we have established ESG goals that are organized around the pillars of Healthy Lives, Clean World, and Thriving Communities, and are supported by Strong Governance.

●	Healthy Lives: Improving people’s health and well-being.
●	Clean World: Taking climate action and reducing plastic and other waste.
●	Thriving Communities: Investing in our people and communities to contribute to a more equitable world.
●	Strong Governance: Enhancing our leadership in ESG through an unwavering commitment to strong corporate governance and ESG performance overseen by the Board.

ESG Highlights

Less than two years after launching our IGNITE strategy, we have made significant progress on our ESG goals – even in the face of an unprecedented public health crisis that significantly impacted our operations.

In fiscal year 2021, we achieved our goal of 100% renewable electricity in our U.S. and Canada operations, and we are committed to maintaining this, going forward, through a virtual power purchase agreement. We also embedded ESG further into our business units. For example, Brita and Glad each established their own sustainability goals, demonstrating that environmental and social responsibility are core to their purpose. Brita committed to provide 500,000 people access to clean water in vulnerable U.S. communities with poor quality tap water by 2024, and one million people by 2030. Glad committed to reduce virgin plastic across its trash business by 50% by 2030 and help 100,000 households that are currently without recycling options gain access over the next three years. These are just two examples of the work being done by our business units to establish their own sustainability priorities specific to their business and stakeholders.

As part of our climate strategy, we have also received approval of our science-based targets from the Science-Based Targets initiative (a partnership between the UN Global Compact and other environmental non-governmental organizations) and recently announced our commitment to reach net zero emissions across our operations and value chain by 2050.

Inclusion and diversity has continued to be core to who we are.

As of the Annual Meeting date, women comprise 36% of our director nominees and 46% of our executive committee. Additionally, our CEO is one of 41 women leading a Fortune 500 company. People of color comprise 27% of our director nominees and 23% of our executive committee. Each year, our directors and officers self-identify their gender (male, female or non-binary) and whether they are lesbian, gay, bisexual, transgender or queer (LGBTQ). In fiscal year 2021, two of our executive committee members identified as LGBTQ.

As part of our continued commitment to transparency and progress in our inclusion and diversity commitments and based on feedback from internal and external stakeholders, in 2020, we published our U.S. demographic representation data, or EEO-1 data, along the same categories under which we report to the EEOC. This year, we also published our latest U.S. Consolidated EEO-1 Report that we submitted to the EEOC. This EEO-1 information is available on the Company’s website at https://www.thecloroxcompany.com. Please note that information on or accessible through this website is not part of, or incorporated by reference into, this proxy statement. To provide even greater insight into our representation, we further enhanced our disclosures by including representation data by Clorox job category over a three-year period in our 2021 Integrated Annual Report.

In 2021, we earned recognition from third parties for our inclusion and diversity initiatives. We were included in the Bloomberg Gender-Equality Index, which tracks the performance of public companies committed to supporting gender equality through policy development, representation and transparency. We also maintained our 100% score on the Human Rights Campaign’s Corporate Equality Index and were named by Parity.org to its list Best Companies for Women to Advance.

THE CLOROX COMPANY - 2021 Proxy Statement	3

Proxy Summary

Corporate Governance Strengths

Board Structure and Independence

✓	All of our director nominees are independent, except for our CEO
✓	Split chair and CEO roles – with independent chair
✓	100% independent Board committee members
✓	Independent chair can call special meetings of the independent directors and actively supervises meeting materials, agendas and schedules
✓	Robust code of conduct applicable to directors, officers and employees

Board Oversight

✓	Robust processes for overseeing key risks
✓	Board receives regular updates on key ESG topics
✓	Strong Board and management succession planning process

Director and Executive Compensation

✓	Rigorous stock ownership guidelines for directors and executives
✓	Directors and officers prohibited from hedging our stock, and Section 16 insiders are prohibited from pledging our stock under our insider trading policy
✓	Both our annual and long-term incentive plans include clawback provisions

Shareholder Rights and Accountability

✓	Special meeting right for shareholders
✓	Annual election of all directors
✓	Proactive shareholder engagement
✓	Proxy access right for shareholders

Board Composition

✓	Diverse Board with effective mix of skills, experiences, and perspectives
✓	Diverse Board leadership on committees
✓	Adopted formal Board diversity policy in fiscal year 2020
✓	Active Board refreshment – average Board tenure is approximately 5.3 years (as of the Annual Meeting date)
✓	Effective annual Board, Board committee, and individual director evaluation process
✓	Majority voting and director resignation policy in uncontested director elections

Business Performance and Executive Compensation Highlights

●	Clorox continued to experience an unprecedented business environment in fiscal year 2021. In fiscal year 2020, the COVID-19 pandemic caused significant economic and social disruptions and uncertainties, and events during fiscal year 2021 continued that trend. After breakout results for both sales and net earnings in fiscal year 2020, fiscal year 2021 results were mixed, with continued year-over-year strength in net sales and a decrease in net earnings.
●	Our incentive plan results reflect Company performance. Our slightly below-target payouts on both short- and long-term incentives align to the offsetting business outcomes of significant sales growth, over a similarly high-growth prior fiscal year, offset by declines in gross margin and net earnings.
●	The Company performance portion of our short-term incentive for fiscal year 2021 was funded at 98%. This result reflected the mixed outcomes in fiscal year 2021 for our underlying metrics: net sales, net earnings attributable to Clorox, and gross margin.
●	The Company performance portion of our long-term incentive award vesting in 2021 paid out at 94%. The performance-based award vesting in fiscal year 2021 was based on economic profit (EP) growth during fiscal years 2019 through 2021, covering two years of lower-than-expected EP growth and one breakout year with extremely high EP growth.
●	The Management Development and Compensation Committee continues to evolve our program. As we look ahead to fiscal year 2022, anticipating record cost inflation and rapidly changing consumer demand, we remain committed to our philosophy of pay for performance. Our incentive plans will be updated based on market benchmarks, changes in our business environment and areas where we are committed to ensuring alignment of pay and performance, such as ESG achievement.

Please refer to the Compensation Discussion and Analysis section in this proxy statement for further details.

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Proxy Summary

What We Pay: Components of Our Compensation Program

A substantial portion of our target total direct compensation for our executives is variable, with 87% of compensation at risk for our CEO and 80% of compensation at risk on average for our other named executive officers (NEOs). Base salary is the only fixed component of direct compensation.

Component and Rationale	CEO Proportion(1)	NEO(2) Proportion(1)	Performance Measures	Performance Period	Characteristics
Base Salary Fixed pay to attract and retain talent, based on role, level of responsibilities, and individual performance.			●N/A	N/A	Fixed cash
Annual Incentives Variable pay to incent and recognize performance in areas of short-term strategic importance.			●Annual net sales (50%) ●Net earnings (30%) ●Gross margin (20%) ●Individual performance goals	One Year	Performance-based cash
Long-Term Incentives Equity-based pay to incent and recognize performance in areas of long-term strategic importance, promote retention and stability, and align executives with shareholders.			●Three-year annual economic profit growth rate ●Variation in underlying stock price due to overall business results	Three Years	Performance share units, stock options, and restricted stock units
(1)	Proportion represents the actual base salary, target annual incentive award, and grant date fair market value of actual long-term incentive awards granted in fiscal year 2021 (with performance share units measured at target). Refer to the Summary Compensation Table for further details on actual compensation.
(2)	Represents the average of all NEOs active on June 30, 2021, other than the CEO. Percentages are rounded.

Additional elements of our executive compensation program include retirement plans, post-termination compensation, and perquisites as appropriate to support our executive compensation philosophy.

Please refer to the Compensation Discussion and Analysis section in this proxy statement for further details.

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Board of Directors

Proposal 1: Election of Directors

The Board, upon the recommendation of the Nominating, Governance and Corporate Responsibility Committee (NGCRC), has nominated the 11 people listed below for election at the Annual Meeting to serve until the 2022 Annual Meeting of Shareholders, and until their respective successors are duly elected and qualified. All of the director nominees currently serve on the Board.

The NGCRC examines the overall composition of the Board to assess the skills and characteristics that are currently represented on the Board, and in incumbent Board members, as well as the skills and characteristics that the Board may find valuable in the future in light of the Company’s strategic and anticipated business needs, on an annual basis, or more frequently, if needed.

Pamela Thomas-Graham, who has served on the Board since 2005, is not standing for re-election when her term expires at the Annual Meeting. We would like to thank Ms. Thomas-Graham for her many years of service, including nearly five years as our lead independent director, and substantial contributions to the Board, Clorox and our shareholders.

Who We Are: Our Director Nominees

We invite you to read about our director nominees below. Our director nominees represent diverse perspectives and experiences and bring core strategic, operating, financial and governance skills as well as consumer product expertise to our Board. Each of the director nominees has agreed to be named in this proxy statement and to serve as a director if elected.

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Proposal 1: Election of Directors

Director Since	Name, Principal Occupation, and Other Information
2016

Amy Banse
Amy Banse has served as senior adviser to the executive committee of Comcast Corporation, a global media and technology company (including Comcast Ventures, LLC, its venture capital arm), since September 2020. She previously served as executive vice president, Comcast Corporation, from January 2020 to September 2020 and as managing director and head of funds at Comcast Ventures LLC from August 2011 to September 2020. Under her leadership, Comcast Ventures grew the size and diversity of its portfolio, making it one of the country’s most active corporate venture arms, investing in early- and later-stage companies across a wide spectrum of industries, including commerce, digital media, cybersecurity, SaaS, enterprise, and autonomous vehicles. From 2005 to 2011, Banse was senior vice president, Comcast Corporation and president, Comcast Interactive Media, a division of Comcast responsible for developing online strategy and operating the company’s digital properties. In this role, she drove the acquisition of a number of digital properties, including Fandango, and, together with her team, oversaw the development of Xfinity TV. Since joining Comcast in 1991, Banse has held various positions at the company, including content development, programming investments and overseeing the development and acquisition of Comcast’s cable network portfolio. Earlier in her career, Banse was an associate at Drinker, Biddle & Reath LLP.

Other Public Company Boards:
Banse serves as a director of Adobe, Inc. (May 2012 to present), Lennar Corporation (February 2021 to present) and On Holding AG (September 2021 to present).

Nonprofit/Other Boards:
Banse serves on the boards of a number of Comcast Ventures’ portfolio companies.

Director Qualifications:
Banse’s experience in starting, investing in and building businesses provides her with deep strategic and financial expertise, and her executive leadership roles contribute to her management and operational knowledge. Banse’s deep expertise in media and technology also enables her to contribute valuable insights into digital media and online business. Age: 62.

Committee Membership:
Audit Committee.

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Proposal 1: Election of Directors

Director Since	Name, Principal Occupation, and Other Information
2007

Richard H. Carmona, M.D., M.P.H., F.A.C.S.
Richard Carmona has been chief of health innovations of Canyon Ranch Inc., a life-enhancement company, since August 2017. He previously served as vice chairman of Canyon Ranch, chief executive officer of the Canyon Ranch health division, and president of the nonprofit Canyon Ranch Institute from October 2006 to August 2017. He is the first distinguished professor of public health at the Mel and Enid Zuckerman College of Public Health at the University of Arizona. Prior to joining Canyon Ranch, Carmona served as the 17th Surgeon General of the United States from 2002 through 2006, achieving the rank of vice admiral. Previously, he was chairman of the State of Arizona Southern Regional Emergency Medical System, a professor of surgery, public health, and family and community medicine at the University of Arizona, and surgeon and deputy sheriff of the Pima County, Arizona, Sheriff’s Department. Carmona served in the United States Army and the Army’s Special Forces.

Other Public Company Boards:
Carmona serves as a director of Axon Enterprise, Inc. (formerly Taser International, March 2007 to present), Herbalife Ltd. (October 2013 to present), and McKesson Corporation (September 2021 to present).

Nonprofit/Other Boards:
Carmona serves on the boards of NuvOX Pharma LLC, TherimuneX Pharmaceuticals, Inc., Better Therapeutics, LLC, and Health Literacy Media.

Director Qualifications:
Carmona’s experience as the Surgeon General of the United States and extensive background in public health, including as CEO of a hospital and healthcare system, provides him with a valuable perspective on public health and wellness matters, as well as insight into regulatory organizations and institutions, all of which are important to the Company’s business strategy. In addition, his executive leadership background, including with a global lifestyle enhancement company, provides him with international experience and enables him to make valuable contributions to the Company’s international growth strategies. Carmona’s experience in the United States Army and in academia also strengthens the Board’s collective qualifications, skills and experience. Age: 71.

Committee Membership:
Nominating, Governance and Corporate Responsibility Committee; Management Development and Compensation Committee.

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Proposal 1: Election of Directors

Director Since	Name, Principal Occupation, and Other Information
2015

Spencer C. Fleischer
Spencer Fleischer has served since March 2021 as Chairman of FFL Partners, L.P. (FFL), a private equity firm, where he was previously managing partner from April 1998 to March 2021. Before co-founding FFL, Fleischer spent 19 years with Morgan Stanley & Company as an investment banker and manager. At Morgan Stanley & Company, he was a member of the worldwide Investment Banking Operating Committee and also held roles including head of investment banking in Asia and head of corporate finance for Europe.

Other Public Company Boards:
Fleischer is a director of Levi Strauss & Co. (July 2013 to present). He was previously a director of Banner Corporation (October 2015 to December 2016).

Nonprofit/Other Boards:
Fleischer is a director of Americans for Oxford, Inc.

Director Qualifications:
Fleischer brings to the Board more than 40 years of financial and operational expertise as well as deep international experience. His significant experience in both private equity and investment banking enables him to contribute valuable insights into strategic planning, mergers and acquisitions and operating expertise to the Company. His leadership role at FFL also allows him to provide significant experience in compensation matters. Age: 68.

Committee Membership:
Management Development and Compensation Committee (Chair).

2013

Esther Lee
Esther Lee served as executive vice president – global chief marketing officer at MetLife Inc., an insurance, annuities, and employee benefits company, from January 2015 to June 2021. Previously, Lee served as senior vice president – brand marketing, advertising and sponsorships for AT&T from 2009 to December 2014. From 2007 to 2008 she served as CEO of North America and president of global brands for Euro RSCG Worldwide. Prior to that, she served for five years as global chief creative officer for The Coca-Cola Company. Earlier in her career, Lee worked in several leadership positions in the advertising industry, including as co-founder of DiNoto Lee. In this capacity, Lee worked with several consumer packaged goods companies, including Procter & Gamble, Unilever and Nestle.

Director Qualifications:
Lee brings to the Company significant executive and marketing expertise, focused on developing customer strategies to drive growth, building high-performing teams, and driving customer-centric innovation and transformation. Her prior executive leadership roles in global brand marketing, advertising, media and sponsorship have afforded her expertise in consumer engagement, creativity and digital transformation, as well as the operating models in these areas, that enable her to provide valuable contributions to the Company’s business strategies. Age: 62.

Committee Membership:
Nominating, Governance and Corporate Responsibility Committee (Chair).

THE CLOROX COMPANY - 2021 Proxy Statement	9

Proposal 1: Election of Directors

Director Since	Name, Principal Occupation, and Other Information
2016

A. D. David Mackay
David Mackay served as president and chief executive officer of Kellogg Company, a food manufacturing company, from 2006 until his retirement in 2011. From 2003 to 2006, he served as the company’s president and chief operating officer. Prior to that, Mackay held a number of other leadership positions at Kellogg, including roles at Kellogg Australia, United Kingdom and Republic of Ireland. He also previously served as managing director of Sara Lee Corporation in Australia and held various positions at Mars, Inc.

Other Public Company Boards:
Mackay is a director of Fortune Brands Home and Security (September 2011 to present). Mackay previously served as a director of Keurig Green Mountain, Inc. (December 2012 to March 2016).

Nonprofit/Other Boards:
Mackay serves on the boards of FSHD Global Research Foundation Ltd., Facio Therapies, and Tropic Sport LLC.

Director Qualifications:
Mackay brings significant strategic leadership and operational experience to the Board. His extensive consumer products background and his international experience allow him to contribute valuable insights regarding the Company’s industry, operations and international businesses. In addition, his previous leadership roles provide him with expertise in executive compensation and succession planning matters. Age: 66.

Committee Membership:
Audit Committee; Management Development and Compensation Committee.

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Proposal 1: Election of Directors

Director Since	Name, Principal Occupation, and Other Information
2020

Paul Parker
Paul Parker has served as senior vice president, strategy and corporate development for Thermo Fisher Scientific Inc. since April 2020, with responsibility for corporate strategy, mergers and acquisitions, integration management, corporate social responsibility, government relations, and digital marketing.

Parker has 35 years of M&A banking experience in multiple sectors and geographies. Prior to joining Thermo Fisher, Parker served as co-chairman of the global mergers and acquisitions group for Goldman Sachs & Co. from August 2014 to March 2020, and also served on the firm’s Partnership Committee and the Investment Banking Senior Leadership Council.

Prior to Goldman Sachs, Parker served as chairman and head of global M&A at Barclays from September 2008 to July 2014, having also assumed responsibility for global corporate finance from June 2012 to October 2013. He also served on Barclays’ Americas Management Committee. From 1995 to 2008, Parker was an investment banker at Lehman Brothers in several leadership positions, including serving as head of U.S. mergers and acquisitions from 2003 to 2008 and chairman and head of global mergers and acquisitions during 2008. At both Barclays and Lehman Brothers, Parker served on the Executive Committee for the Investment Banking Division.

Director Qualifications:
Parker brings deep financial, accounting and strategic expertise to the Board based on 35 years working in the banking and finance industries, as well as his experience leading strategy and corporate development for a major multi-national public company. His long experience in investment banking and expertise in mergers and acquisitions enable him to provide important insights to the Company on strategy and growth. His management roles in leading sustainability and digital marketing bring additional critical skills. Age: 58.

Committee Membership:
Audit Committee.

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Proposal 1: Election of Directors

Director Since	Name, Principal Occupation, and Other Information
2020

Linda Rendle
Linda Rendle is chief executive officer of the Company, a role she assumed in September 2020. Previously, she served as president of the Company from May 2020 to September 2020. Before becoming president, she served as executive vice president – Cleaning, International, strategy and operations from July 2019 to May 2020, and executive vice president – strategy and operations from January 2019 to July 2019. Previously, she was executive vice president – Cleaning and strategy from June 2018 to January 2019, and she served as senior vice president and general manager – Cleaning, from August 2016 to June 2018, with additional responsibility for Professional Products as of April 2017. She served as vice president and general manager – Home Care from October 2014 to August 2016. She began her Clorox career in 2003 in the Sales division, where she served in various positions of increasing responsibility in sales planning and supply chain, culminating in her role as vice president of sales – Cleaning, from 2012 to 2014. Before joining Clorox, Rendle worked for Procter & Gamble, where she held several positions in sales management in the Boston and Charlotte markets.

Other Public Company Boards:
Rendle is a director of Visa Inc. (November 2020 to present).

Nonprofit/Other Boards:
Rendle is a director of The Consumer Brands Association.

Director Qualifications:
Rendle’s long tenure at the Company and deep understanding of the consumer packaged goods industry, the Company’s businesses and her instrumental role in developing the Company’s IGNITE strategy enable her to provide valuable contributions with respect to strategy, growth and long-range plans. Additionally, her track record of outstanding business results and values-led leadership across many of the Company’s businesses provides her with a diverse perspective on global sales, product innovation and business strategy. Age: 43.

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Director Since	Name, Principal Occupation, and Other Information
2018

Matthew J. Shattock
Matthew Shattock is the independent chair of the Company’s board of directors. He previously served as non-executive chairman of the board of Beam Suntory Inc., the world’s third largest premium spirits company, from April 2019 to December 2020. He previously served as chairman and CEO of Beam Suntory, having joined Beam in March 2009 as president and CEO and led the company’s successful growth strategy transformation and subsequent integration of the Beam and Suntory spirits businesses following Beam’s acquisition by Suntory in 2014. Prior to joining Beam, he spent six years at Cadbury plc, an international confectionary manufacturer, where he led its businesses first in The Americas and then in the Europe, Middle East and Africa region. Prior to Cadbury, Shattock spent 16 years at Unilever, an international manufacturer of food, home care and personal care products, in various leadership roles, culminating in his role as chief operating officer of Unilever Best Foods North America.

Other Public Company Boards:
Shattock serves as a director of VF Corporation (February 2013 to present) and Chairman of Domino’s Pizza Group plc (UK) (March 2020 to present).

Nonprofit/Other Boards:
Shattock serves as a director of Cooler Screens Inc., Tropicale Foods Inc., Reliefband Technologies LLC, Kendra Scott Design, Inc., The Boys and Girls Club of Lake County, Illinois and Teacher’s Retirement System of the State of Illinois.

Director Qualifications:
Shattock brings significant operational and executive leadership experience in the consumer packaged goods industry to the Board. His current and prior leadership roles, including overseeing the successful growth, integration and strategic transformation of a global spirits company as CEO, enable him to provide valuable insights to the Company’s business. Shattock has a strong track record of driving growth through innovation, brand communication and operational excellence. Age: 59.

Committee Membership:
Nominating Governance and Corporate Responsibility Committee.

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Proposal 1: Election of Directors

Director Since	Name, Principal Occupation, and Other Information
2020

Kathryn Tesija
Kathryn (Kathee) Tesija has served as a senior adviser and consultant at Simpactful LLC, a consumer packaged goods and retail consultancy firm, since April 2016. Previously, she served as executive vice president and chief merchandising and supply chain officer for Target Corporation, the second-largest discount retailer in the United States, from 2008 to 2015. In this role, she oversaw all functions of product design and development, sourcing, merchandising, presentation, inventory management, operations, and global supply chain for Target.com and nearly 1,800 retail stores. During her tenure at Target beginning in 1986, she served in numerous positions of responsibility, including director, merchandise planning and senior vice president, merchandising. She continued to serve Target as a strategic adviser from July 2015 to March 2016.

Other Public Company Boards:
Tesija serves on the board of Woolworths Group Limited (May 2016 to present). She previously served on the board of Verizon Communications (December 2012 to May 2020).

Director Qualifications:
Tesija brings to Clorox large-scale global merchandising and supply chain experience as well as operational and strategic planning expertise. Her tenure as a retail industry executive allows her to provide insights into customer and consumer behavior. This experience, together with her expertise in digital, innovation and marketing, allows her to provide valuable perspective on the Company’s strategic priorities to innovate brand and shopping experiences. Age: 58.

Committee Membership:
Management Development and Compensation Committee; Nominating Governance and Corporate Responsibility Committee.

2017

Russell J. Weiner
Russell J. Weiner has served as chief operating officer for Domino’s Pizza, Inc., a restaurant chain, since July 2018, and president of Domino’s US since July 2020, having also served as president of the Americas from July 2018 to July 2020. Before assuming this position, he served as president of Domino’s USA from September 2014 through June 2018. Prior to his role as president of Domino’s USA, he served as the company’s executive vice president, chief marketing officer, starting in 2008. Before joining Domino’s, he was vice president of marketing, Colas at Pepsi-Cola North America from 2005 to 2008. During his tenure at Pepsi-Cola North America, which commenced in 1998, Weiner held a number of leadership roles in marketing and brand management.

Nonprofit/Other Boards:
Weiner is a director of GENYOUth Foundation.

Director Qualifications:
Weiner’s executive leadership experience in the food and consumer packaged goods industries enables him to contribute his deep knowledge of brand building, marketing, operations and consumer insights. In addition, his experience in digital innovation enables him to help the Company maintain its leadership position in digital technology within the consumer packaged goods industry. Age: 53.

Committee Membership:
Management Development and Compensation Committee.

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Director Since	Name, Principal Occupation, and Other Information
2015

Christopher J. Williams
Christopher Williams is chairman of Siebert, Williams, Shank & Co., LLC, an investment banking and financial services company. Previously, Williams was chairman and chief executive officer of The Williams Capital Group, L.P. and Williams Capital Management, LLC (Williams Capital), an investment banking and financial services firm, since the company’s formation in 1994 until it merged with Siebert Cisneros Shank to form Siebert, Williams, Shank & Co. in November 2019. Prior to founding Williams Capital, Williams managed the derivatives and structured finance division of Jefferies & Company. He previously worked at Lehman Brothers, where his roles included managing groups in the corporate debt capital markets and derivatives structuring and trading.

Other Public Company Boards:
Williams is a director of Ameriprise Financial, Inc. (September 2016 to present) and of Union Pacific Corporation (November 2019 to present). He previously served on the boards of Caesars Entertainment Corporation (April 2008 to March 2019) and Wal-Mart Stores Inc. (June 2004 to June 2014).

Nonprofit/Other Boards:
Williams serves on the boards of Cox Enterprises Inc. and Lincoln Center for the Performing Arts.

Director Qualifications:
Williams brings a wealth of financial, accounting, and strategic expertise to the Board with his years of experience in investment banking and finance, and as the former chair of the audit committee of a Fortune 100 company. He also contributes important executive management and leadership experience as the chairman and chief executive officer of an investment management firm. As a current and former director of several public and private companies, he brings a valuable perspective for the Company’s strategy and operations as well as extensive customer insights. Age: 63.

Committee Membership:
Audit Committee (Chair).

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Proposal 1: Election of Directors

Shareholder Engagement

Shareholder Outreach and Communications

We maintain active, year-round engagement with our shareholders and aim to meet with our larger institutional shareholders in-person (conditions permitting), via conference calls, virtually (via video) or at investor conferences. We also routinely respond to inquiries and consider feedback received from individual shareholders and other stakeholders throughout the course of the fiscal year.

During the past fiscal year, our corporate secretary team, management and investor relations team, in addition to our NGCRC chair and independent chair, met with many of our investors to discuss key corporate governance, executive compensation, corporate responsibility, culture and other important ESG topics. These meetings enable two-way dialogue between our shareholders and the Company and provide a forum for our leadership to listen to our shareholders’ perspectives, answer any questions and engage in dialogue on any feedback they may have. Through these engagements, we seek to ensure our corporate governance framework remains responsive to the priorities of our stakeholders, while also enabling our business and strategic priorities.

The Board considers shareholder feedback from these meetings, along with emerging best practices, market standards, and policies at other companies in its deliberations and decision-making as well as our disclosures and commitments.

For example, after a comprehensive review and consideration of feedback from shareholders, in conjunction with our strategic and business priorities, our Board has effected changes in key areas relating to the Company’s compensation plan design and metrics, including by updating our executive compensation clawback policy and by expanding the factors considered in executive compensation award determinations. In February 2021, the MDCC updated its clawback policy to allow for recoupment of incentive compensation granted to current and former executive officers if the executive engages in conduct that is materially detrimental to Clorox. See Executive Compensation Governance in the Compensation Discussion and Analysis section of this proxy statement for more information. Further, for fiscal year 2022 and onwards, certain ESG components of our IGNITE scorecard – such as management of environmental risks and human capital, including diversity and inclusion –

will be embedded in each executive’s fiscal year priorities, and those scorecard results will be factored into the MDCC’s evaluation of each executive’s performance for their annual incentive awards. See the IGNITE Strategy Guided by ESG Principles section of this proxy statement for more information about the IGNITE scorecard.

In 2020, we also expanded our disclosures regarding diversity and inclusion by providing EEO-1 data along the same categories that we report to the EEOC on an annual basis. This year, in response to further shareholder feedback, we have elected also to provide the EEO-1 report that we submitted to the EEOC in December 2020. This EEO-1 information is available on the Company’s website at https://www.thecloroxcompany.com. We also further enhanced our disclosures by including representation data by Clorox job category over a three-year period in our 2021 Integrated Annual Report.

In September 2021, we announced new science-based targets as part of our climate strategy, which will put the Company on a path to net zero emissions across Scopes 1, 2 and 3 by 2050. These targets underscore our ongoing commitment to climate action, as we accelerate our IGNITE strategy for long-term value creation for all of our stakeholders. This is also an important priority for our shareholders, and shareholder and stakeholder feedback factored into the development of our commitment.

Shareholder Recommendations and Nominations of Director Candidates

The NGCRC considers recommendations from many sources, including shareholders, regarding possible candidates for director. Such recommendations, together with biographical and business experience information (similar to that required to be disclosed under the applicable Securities and Exchange Commission (SEC) rules and regulations) regarding the candidate, should be submitted to The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888. The NGCRC evaluates all candidates for the Board in the same manner, including those suggested by shareholders.

In addition, our bylaws permit a shareholder or group of up to 20 shareholders who have owned at least 3% of the outstanding shares of the Company’s common stock for at least three years to submit director nominees

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(up to 20% of the Board) for inclusion in the Company’s proxy statement and form of proxy used in connection with the Annual Meeting (proxy materials) if the shareholder(s) provide(s) timely written notice of such nomination(s) and the shareholder(s) and the nominee(s) satisfy the requirements specified in the Company’s Bylaws. Shareholders who wish to nominate directors for inclusion in the Company’s proxy materials or directly at an annual meeting of shareholders in accordance with the procedures in our Bylaws should follow the instructions under the Shareholder Proposals and Director Nominations for the 2021 Annual Meeting section of this proxy statement.

Director Communications

Shareholders and interested parties may direct communications to individual directors, including the independent chair, to a Board committee, to the independent directors as a group, or to the Board as a whole, by addressing the communications to the appropriate party and sending them to The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888. The Corporate Secretary will review all communications so addressed and will forward to the addressee(s) all communications determined to bear substantively on the business, management, or governance of the Company.

How We Identify, Evaluate and Nominate Our Directors

The NGCRC engages in continuous Board succession planning and evaluation of Board composition, working closely with our Board in determining the skills, experiences, and characteristics desired for the Board as a whole and for its individual members, and also screening and recommending candidates for nomination by the full Board.

While the Board has not established any specific minimum qualifications that a potential nominee must possess, director candidates, including incumbent directors, are assessed based upon criteria established by the NGCRC in light of the Company’s long-term strategy, the skills and backgrounds currently represented on the Board, and any specific needs identified in the NGCRC’s evaluation of Board composition.

Criteria include:

●	Broad-based leadership and relevant business skills and experiences
●	Prominence and reputation in their professions
●	Global business and social perspective
●	Ability to effectively represent the long-term interests of our shareholders and other stakeholders
●	Ability to devote sufficient time to the Company’s affairs
●	Personal integrity and judgment
●	Diversity of thought, background and experience

The Board also adopted a Board Diversity Policy during fiscal year 2020, which requires the NGCRC to include, and to have any search firm they engage include, diverse candidates who meet the Board membership criteria set forth in the Governance Guidelines, in any pool from which the NGCRC selects director candidates. See Board Diversity Policy below for more information.

The NGCRC focuses on achieving the right balance of tenure of our directors to obtain a Board with a combination of fresh perspectives and the institutional memory of longer-tenured directors who have seen issues arise over time and have worked with different CEOs and management teams to guide the Company.

The ability of incumbent directors to continue to contribute to the Board and the Company’s evolving needs is also carefully considered in connection with the renominating process. Further, under the Governance Guidelines, non-management directors whose personal circumstances change in a manner that affects their ability to contribute to the Company, including a change in their principal position, primary job responsibilities, or situation, must offer their resignation for the Board’s consideration, to ensure that the individual is still qualified to perform their duties as a director of the Company.

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Proposal 1: Election of Directors

Director Skills & Experience

The following experience and skills, among others, have been specifically identified by the NGCRC as being important in creating a diverse and well-rounded Board:

Brand-building/marketing/digital/e-commerce experience
Consumer packaged goods or relevant technology knowledge
Cybersecurity/information technology knowledge
Emerging technology/innovation experience
ESG experience (sustainability, social responsibility, public issues expertise)
Experience in product development or supply chain management
Human capital and culture experience
International experience
Operational experience
Regulatory, scientific or R&D experience
Retail/customer experience
Risk Management Oversight
Significant M&A/financial/accounting expertise

●	Brand Building / Marketing Experience. Organic sales growth is one of our key financial metrics, and directors with experience in developing strategies to grow sales and market share and build brand awareness and equity, in addition to digital and social media and e-commerce experience, provide important perspectives on fueling growth, one of the core strategic choices of our IGNITE strategy.
●	Consumer Packaged Goods or Relevant Industry Expertise. As a company that relies on the strengths of our branded consumer products, we seek directors who are familiar with the consumer packaged goods and health and wellness industries. They are able to provide guidance on the Company’s strategy and position in our industry, in addition to providing market insights.
●	Cyber and Data Security Knowledge. Cyber and data security are vital to the Company’s operations, and experience and knowledge in the areas of digital technology, and cybersecurity allow directors to effectively oversee and advise on our risk management programs.
●	Emerging Technology and Innovation Experience. Directors with technology and innovation experience and knowledge (including digital and social media, e-commerce and the sharing economy) are able to identify and understand emerging technologies; have a deeper perspective on the disruptive forces in our industry; and can support the development and execution of our business strategy, including with respect to innovation.
●	ESG Experience. Our ESG pillars, which we refreshed in fiscal year 2021, are organized around our most strategic opportunities to make positive societal impact and are integrated with our IGNITE strategy. Accordingly, we seek directors with social responsibility, environmental/climate, sustainability and public issues experience, allowing them to appropriately consider and address business, social and environmental challenges, while also mitigating risks and creating value for all stakeholders.
●	Experience in Supply Chain Management. Innovation and supply chain management are critical areas for the Company in helping us continue to successfully develop and manufacture products to satisfy consumer demand and preferences.
●	Human Capital Management and Culture Experience. Experience in attracting, developing and retaining qualified personnel and fostering a corporate culture that reflects our values and encourages inclusion, diversity and performance is especially valuable to Clorox, especially within the context of the highly competitive talent market in which we operate and as we continue to reimagine work, a core strategic choice of our IGNITE strategy.
●	International Experience. Directors with global experience and perspective help us make key strategic and operational decisions in international markets, and help us market and sell to our diverse consumer base.

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●	Operational Experience. Directors who have served in senior management roles can contribute insight into strategy and operations, and provide market insights that can help deliver cost savings and fuel growth.
●	Regulatory, Scientific or Research & Development Experience. We seek directors who have knowledge and experience in navigating regulatory environments both in the U.S. and globally, especially in health and wellness and other relevant regulated sectors.
●	Retail or Customer Experience. Innovating brand and shopping experiences is another core strategic choice of our IGNITE strategy, and directors with insights on consumer engagement and industry trends will be key in supporting our execution of this strategy.
●	Risk Management Oversight. Directors with risk management experience guide the Board in executing its responsibility to understand and oversee the various risks facing the Company and ensure there are appropriate mechanisms and policies in place to mitigate and manage those risks.
●	Significant Mergers and Acquisitions / Strategy Experience and Financial / Accounting Expertise. M&A, partnerships, strategy, accounting and financial reporting experience enable a director to provide perspective on the Company’s strategic transactions and to oversee the Company’s financial reporting and compliance.

Director Continuing Education and New Director Orientation

To enhance and expand on the key skills and experiences relevant to the Company’s industry, we provide our directors with continuing education and presentations developed by both internal and external expert speakers. Additionally, we encourage our directors to participate in external continuing director education programs. New directors also participate in comprehensive orientation sessions that provide them with a thorough understanding of their fiduciary duties as well as a robust overview of the Company’s business and strategies, which allows new directors to begin making contributions to the Board at the start of their service.

Diverse Backgrounds & Experiences

Our director nominees represent diverse perspectives and experiences, and we regularly assess our Board to ensure that we have a mix of tenures balancing fresh perspectives with institutional memory of longer-tenured directors who have seen issues arise over time and have worked with different CEOs and management teams to guide the Company.

4/11 WOMEN*	3/11 PEOPLE OF COLOR**	10/11 INDEPENDENT	5.3 YRS. AVG. TENURE

*	The women on our Board are Ms. Banse, Ms. Lee, Ms. Rendle, and Ms. Tesija.
**	Dr. Carmona identifies as Hispanic/Latino, Ms. Lee identifies as Asian-American, and Mr. Williams identifies as Black.

As highlighted in our Governance Guidelines, the Board values diversity and recognizes the importance of having unique and complementary backgrounds and perspectives in the boardroom. The Board also actively seeks refreshment of the Board with directors who can add strong and unique value to our ever-evolving business through skills highly relevant to our corporate strategy.

The Board believes that setting the tone at the top – that people of all backgrounds are welcome and empowered – helps the Company attract and retain the best talent and also helps lead to a better business strategy and execution. The Board endeavors to bring together diverse skills, professional experience, perspectives, age, race, ethnicity, gender, sexual identity and orientation, and cultural backgrounds that reflect the Company’s diverse stakeholders. The NGCRC assesses the effectiveness of these efforts by examining the overall composition of the Board, assessing how individual director candidates, including incumbent directors, can contribute to the overall success of the Board, and reviewing individual, committee, and Board evaluation results. Furthermore, we are very proud that our commitment to diversity does not end with just representation; diverse directors hold key leadership roles on our Board – our NGCRC chair is an Asian woman, and our Audit Committee Chair is Black.

Clorox’s commitment to inclusion and diversity also forms a key part of our IGNITE strategy. As of June 30, 2021, people of color represent 38% of our nonproduction employees and 31% of our nonproduction managers in the US, and women represent 52% of our nonproduction

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Proposal 1: Election of Directors

employees and 46% of our nonproduction managers globally. We are committed to inclusion and diversity because we fundamentally believe that diversity leads to better outcomes for our business. We have also seen the value of diversity during times of uncertainty when different ways of thinking enables us to be nimble, creative, and step up to meet challenges.

Board Diversity Policy

The Board regards diversity as an important consideration for determining the optimal Board composition and adopted a Board diversity policy during fiscal year 2020, formalizing and reinforcing the NGCRC’s long-existing practice of considering diversity as an important factor in the director selection process in accordance with our Board membership criteria.

The NGCRC has oversight of the implementation and delivery of the Board Diversity Policy, which guides and helps drive the Board’s commitment to actively seek out diverse director candidates. This policy requires that women and people of color who meet the Board membership criteria set forth in the Company’s Corporate Governance Guidelines (Governance Guidelines) are included in each slate of potential directors the Board considers in director searches. The policy recognizes that in considering director candidates for the Board, the NGCRC considers many forms of diversity, such as, diversity of skills, professional experience, perspective, age, race, ethnicity, gender, sexual identity and orientation and cultural backgrounds, and considers whether the diversity of the Board is appropriately reflective of the diversity of the Company’s stakeholders.

The Board believes this policy supports the Company’s commitment to inclusion and diversity and its ability to adapt to ever-changing business and policy environments.

Board Leadership Structure

As part of our ongoing, proactive efforts to implement effective and progressive corporate governance practices, the NGCRC regularly reviews the leadership structure of the Board, taking into account the Company and its needs, market practices, board skills and experiences, investor feedback, and corporate governance perspectives, among other things. The Board believes it is in the best interests of the Company and its shareholders for the Board to have flexibility in determining the Board leadership structure of the Company based on these factors. Accordingly, over the years, the Board has had a variety of leadership structures.

In February 2021, our executive chair and former CEO Benno Dorer stepped down from his role, and Matthew Shattock was appointed to the role of independent chair. Mr. Shattock brings strong board and executive leadership experience to the role having previously served as a non-executive board chair and as a former public company CEO. Mr. Shattock leads the Board in its fundamental role of advising and overseeing management.

In this role, the independent chair:

●	presides at all meetings of the Board and all executive sessions of independent directors;
●	has the authority to call additional meetings of the independent directors;
●	reviews and approves Board meeting materials and advises the CEO and other members of management accordingly;
●	reviews and approves meeting agendas and schedules to ensure sufficient time for discussion of all agenda items;
●	is available for consultation and direct communication with major shareholders, if requested; and
●	monitors and evaluates the CEO’s performance, along with the members of the MDCC and the other independent directors.

As CEO, Ms. Rendle is responsible for developing and overseeing the Company’s business strategy and culture as well as managing the day-to-day operations of the Company and the Company’s relationships with stakeholders.

Lastly, the Board is guided by strong, independent committee chairs, with Ms. Lee leading the NGCRC, Mr. Fleischer leading the MDCC, and Mr. Williams serving as the Audit Committee chair.

Other than Ms. Rendle, all of the Company’s directors are “independent” as defined by the NYSE rules. The Board believes that this structure promotes effective governance and that the leadership structure described above is in the best interests of the Company and its shareholders, in light of current circumstances.

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Annual Board and Director Evaluation Process

In addition to regularly reviewing its leadership structure, the Board, the Board committees and each individual director conduct an annual self-assessment of their performance, a process that is overseen by the NGCRC.

The NGCRC chair meets with each director to gather feedback on the Board and to discuss each director’s self-assessment and peer evaluation. Directors have the opportunity to provide feedback on a number of issues designed to assess Board performance, including Board composition, structure, information received, accountability, oversight, and effectiveness, among other topics. The NGCRC chair then summarizes the results and any related recommendations, and the Board reviews and discusses the findings. Each Board committee also conducts a separate self-evaluation that is designed to assess committee performance and effectiveness.

This multi-step evaluation process generates robust comments and discussion at all levels of the Board, and these evaluations have led to changes designed to increase Board effectiveness and efficiency, including, for example:

●	Adjusting the Board meeting format to facilitate continued deep engagement on key strategic areas;

●	Providing further information between Board meetings to share Company, people and industry updates;
●	Adding regular cyber and data security updates to each quarterly Audit Committee meeting agenda many years ago;
●	Adding new topics or devoting more time to particular topics and businesses of interest;
●	Incorporating external speakers when helpful and appropriate;
●	Meeting with high potential employees below the executive level to develop relationships and become familiar with the potential internal management succession pipeline;
●	Revising the format and focus of Board materials;
●	Adding periodic updates that continue focusing on digital engagement and corporate development topics; and
●	Identifying the skills and expertise desired for future director candidates.

Vote Required

The Company’s Bylaws require each director to be elected by a majority of the votes cast with respect to such director in uncontested elections—the number of shares voted FOR a director must exceed the number of shares voted AGAINST that director.

The people designated in the proxy and voting instruction card intend to vote your shares represented by proxy FOR the election of each of these nominees, unless you include instructions to the contrary. In the event any director nominee is unable to serve or for good cause will not serve, the persons named as proxies may vote for a substitute nominee recommended by the Board, or the Board may reduce the size of the Board or leave a vacancy.

Under the Company’s Bylaws, any director who fails to be elected by a majority of the votes cast in an uncontested election must tender their resignation to the Board. The NGCRC would then make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board would act on the NGCRC’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. A director who tenders their resignation would not participate in the Board’s decision.

Board’s Recommendation

The Board unanimously recommends a vote FOR each of the Board’s 11 nominees for director listed above. The Board believes that each nominee listed above is highly qualified and has the background, skills, experience, and attributes that qualify each nominee to serve as a director of the Company. See each nominee’s biographical information and the

How We Identify, Evaluate and Nominate our Directors section above for more information. The Board’s recommendation is based on its carefully considered judgment that the background, skills, experience, and attributes of the nominees make them the best candidates to serve on the Board.

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Proposal 1: Election of Directors

How Our Directors Govern

The Clorox Company Governance Guidelines

The Board has adopted Governance Guidelines to reflect the Board’s views and the Company’s policies regarding significant corporate governance matters, which the Board believes are best practice. The Governance Guidelines present a framework for the governance of the Company by setting forth the Board’s and the Board committees’ responsibilities, qualifications, and operational matters and describing key matters. The NGCRC reviews the Governance Guidelines on an annual basis and recommends changes to the Board based on current corporate governance best practices.

The Governance Guidelines can be found in the Corporate Governance section on the Company’s website at https://www.thecloroxcompany.com/who-we-are/ corporate-governance/governance-guidelines/, and are available in print to any shareholder who requests them from The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888.

Our Corporate Governance Process

We believe that a critical component of meaningful corporate governance is a robust annual process that includes active and transparent shareholder engagement.

Our annual engagement process typically includes the following:

●	Meeting with many large investors to seek feedback on ESG topics, with our independent chair, NGCRC chair and CEO participating in some of these meetings
●	Director assessment of board and committee composition and succession
●	Publication of proxy statement and integrated annual report
●	Annual director self-assessment process. The chair of the NGCRC meets with each director to receive feedback on the Board´s performance and to discuss each director´s self-assessment and peer evaluation.
●	Hosting shareholders (virtually or in person) at our annual meeting of shareholders
●	Board review of key governance policies
●	Annual committee self-assessment process
●	Multi-day Board strategy meeting, focusing on talent, diversity, succession planning, ESG strategy and enterprise risks
●	In addition to our regularly scheduled governance cadence described below, our Board reviews, considers, and acts, as necessary, upon ESG matters throughout the year.

The Board’s Role in Risk Management and Culture Oversight

While the Company’s management is responsible for the day-to-day risk management process, the Board has ultimate responsibility for the oversight of the Company’s risk management, shaping effective corporate governance, and setting the right tone for integrity, ethics and culture, including matters around inclusion and diversity. The Board exercises direct oversight of strategic risks to the Company and the risk management process to ensure that it is properly designed, well-functioning and consistent with our overall corporate strategy, and also delegates certain risk areas to each of the Board committees, as further described below.

Enterprise Risk Management. The Company has instituted a robust, comprehensive enterprise risk management program, which involves Board oversight, and an Enterprise Risk Management Steering Committee (ERM Committee), which consists of a cross-functional team of senior leaders and key executives. The ERM Committee oversees the annual key risk identification process, which identifies the top risks that the Company faces with respect to its business, operations, strategy, and other factors, including cybersecurity and climate-related risks, as well as key mitigation strategies and risk owners. Our management reports and discusses identified risks and risk mitigation and management efforts with the Board, at minimum, on an annual basis and typically in connection with the Board’s annual strategy meeting.

Cybersecurity Risk Management and Preparedness. The Company’s cyber preparedness team, led by our chief information and enterprise analytics officer and overseen by our information security officer, leverages various frameworks from the National Institute of Standards and Technology (NIST) for managing cybersecurity risks and seeks to employ cybersecurity best practices, including implementing new technologies to proactively monitor new vulnerabilities and reduce risk, enhancing governance, risk and compliance management, maintaining security policies and standards, continuously updating our response planning and protocols, and has a cybersecurity insurance policy in place. Additionally, the Company’s internal audit function performs a cybersecurity program maturity assessment every two years and conducts regular phishing and cyber hygiene training of all of its employees that have access to company email and connected devices.

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Proposal 1: Election of Directors

Additionally, our chief information and enterprise analytics officer, information security officer and chief legal officer report to the Audit Committee regularly, and at least quarterly, on topics related to information security and cyber risks and readiness. Additional information security and cybersecurity risks are presented to the full Board at least annually as part of the full Board’s oversight of enterprise risk management. The Audit Committee includes directors with knowledge, skills and experience in security, privacy, IT governance, and cyber risk, and management consults regularly with external specialists and advisors on enhancements and opportunities for regular and continued strengthening of our cyber practices and policies.

ESG Matters. Although the NGCRC has oversight over ESG matters, the Board also reviews ESG issues, as it has a standing agenda item at each quarterly meeting to hear from the key executives that have oversight of these matters. This review and discussion of ESG initiatives, challenges and opportunities, in addition to priorities and progress fosters appropriate Board oversight of ESG matters.

Culture. In overseeing culture, the Board also receives information through a number of channels, including updates from the chief people officer and the vice president for inclusion and diversity on data and metrics from periodic pulse surveys, our annual employee engagement survey which gauges employee perception of the Company as a place to work as well as their sense of inclusion, as well as the activities of our employee resource groups. The chief legal officer also updates the Board on any significant compliance, discrimination and harassment complaints.

Reporting Protocol. The Company also has formalized governance structure and reporting channel policies that require management to notify the Board of, among other things, any instances of significant threatened or actual litigation, significant governmental or regulatory inquiry or proceeding, and any events or occurrences that could materially impact the Company’s reputation, including any cybersecurity-related issues that could involve the significant misappropriation of personal or sensitive/valuable Company data, or that may have significant operational, financial, legal or reputational impacts.

Risk Oversight by Board Committees

As part of executing its risk oversight responsibility, the Board delegates specific oversight duties to each Board committee based on expertise, as set forth below. These committees report on risk exposure on these delegated areas during its regular reports to the full Board to facilitate proper risk oversight by the full Board.

Audit Committee

●	Integrity of the financial statements
●	Accounting and financial reporting matters and controls, including independent and internal auditors
●	Risk management policies and compliance relating to accounting and financial reporting matters
●	Information security risk profile, including cybersecurity and data privacy, and information security program
●	Quarterly cyber and data security updates from our chief information and enterprise analytics officer and chief security officer

NGCRC

●	Corporate governance practices, director nominations, Board, committee, director and peer evaluations
●	ESG issues, including corporate responsibility, sustainability and political contribution matters
●	Compliance and ethics program

MDCC

●	Management development, retention and succession planning processes
●	Compensation for executive officers and various benefit plans for the Company as a whole to offer performance incentives while discouraging excessive risk-taking

Executive Compensation

The MDCC periodically reviews the Company’s compensation policies and programs to ensure that compensation offers performance incentives to employees and executives, while mitigating excessive risk-taking. The overall executive compensation program contains various provisions that mitigate against excessive risk-taking, including:

●	Balancing cash compensation under the Company's Annual Incentive Plan (AIP) and equity compensation;
●	Capping the payouts under our incentive plans, which protect against executives taking short-term actions to maximize bonuses that are not supportive of long-term objectives;
●	Utilizing weighted financial metrics under the Annual Incentive Plan that are intended to discourage revenue generation at the expense of profitability and profitable growth, and vice versa;
●	Using different financial metrics under our Annual Incentive Plan and long-term performance shares;

THE CLOROX COMPANY - 2021 Proxy Statement	23

Proposal 1: Election of Directors

●	Including clawback provisions that allow the recapture of compensation paid to current and former executives, including in the event of a restatement of the Company’s financial statements or if the individual engages in conduct materially detrimental to the Company, which serve as a deterrent to inappropriate risk-taking activities; and
●	Implementing and enforcing stock ownership guidelines that require executive officers to accumulate meaningful levels of equity ownership in the Company, which align executives’ short- and long-term interests with those of the Company’s shareholders.

Based on its review and the analysis provided by its independent compensation consultant, Frederic W. Cook & Co., Inc. (FW Cook), the MDCC has determined that the risks arising from the Company’s compensation policies and practices for its employees, including executive officers, are not reasonably likely to have a material adverse effect on the Company.

Board Meeting Attendance

The Board held eight meetings during fiscal year 2021. All incumbent directors attended at least 75% of the meetings of the Board and committees of which they were members during fiscal year 2021 during the period in which they served on the Board. All members of the Board are expected to attend the Annual Meeting. Each of the 12 members of the Board at the time of the Company’s 2020 Annual Meeting of Shareholders attended that meeting.

Director Independence

The Governance Guidelines provide that a substantial majority of the Board must consist of independent directors. The Board determines whether individual

Board members are independent, as defined by the New York Stock Exchange (NYSE). The Board has adopted director independence standards, which are set forth in the Governance Guidelines, to assist it in assessing the independence of directors. The Board makes an affirmative determination regarding the independence of each director annually, based upon the recommendation of the NGCRC.

The Board has determined that each of our directors (Messrs. Fleischer, Mackay, Parker, Shattock, Weiner, and Williams, Mmes. Banse, Lee, and Tesija, and Dr. Carmona) are independent under the NYSE listing standards and the independence standards set forth in the Governance Guidelines, except for Ms. Rendle since she is an employee of the Company. The Board considered the impact of tenure on a director’s independence, particularly with respect to directors with 10 or more years of Board service, and the Board concluded that such longer-tenured directors have demonstrated their independence from management, based on their communications and interactions with management, their decisions, and their adherence to their fiduciary duties to shareholders.

The independent directors generally meet in executive session at each regularly scheduled Board meeting without the presence of management directors or employees of the Company to discuss various matters related to the oversight of the Company, the management of the Board’s affairs, and the CEO’s performance. The independent chair presides over the independent executive sessions.

Related Person Transaction and Conflict of Interest Policies and Procedures

The Company has a written policy regarding review and approval of any Interested Transactions (as defined below) by the Audit Committee. An “Interested Transaction” is any transaction, arrangement, or relationship or series of similar transactions, arrangements, or relationships (including any debt or guarantee of debt) in which:

●	the aggregate amount will or may be expected to exceed $120,000,
●	the Company or any of its subsidiaries is a participant, and

●	any executive officer, director or director nominee; beneficial owner of 5% or more of our stock; or any immediate family member of the foregoing individuals (Related Person) has or will have an interest (other than solely as a result of being a director or a less than 10% beneficial owner of an equity interest in another entity).

The policy also contains categories of preapproved transactions that the Board has identified as not having a significant potential for an actual or potential conflict of interest or improper benefit.

24	THE CLOROX COMPANY - 2021 Proxy Statement

Proposal 1: Election of Directors

In reviewing any Interested Transaction, the Audit Committee will consider whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction. There have been no transactions considered to be an Interested Transaction since the beginning of the Company’s 2020 fiscal year.

Additionally, the Company’s Code of Conduct has a detailed provision prohibiting its directors, officers, and employees from entering into transactions that are an actual or potential conflict of interest and is available on the Company’s website at https://www.thecloroxcompany.com/who-we-are/ corporate-governance/codes-of-conduct.

Code of Conduct

The Company has adopted a Code of Conduct, which sets forth the ethical and legal standards of behavior and business practices that are required of all our directors, executives and global employees and can be found in the Corporate Governance section of the Company’s website, https://www.thecloroxcompany.com/who-we-are/corporate-governance/codes-of-conduct, or can be obtained in print by contacting The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888.

We require that all Board members and employees complete training and certify compliance with the Code of Conduct annually. We also perform an annual audit of internal compliance with our Code of Conduct.

We also have established a separate Business Partner Code of Conduct outlining our standards and expectations of our suppliers and other business partners, which can also be found at https://www. thecloroxcompany.com/who-we-are/corporate-governance/codes-of-conduct.

Board Committees

The Board has established three standing committees: the Audit Committee, the NGCRC, and the MDCC. Each of these committees consists only of non-management directors whom the Board has determined are independent under the NYSE listing standards and the Board’s independence standards set forth in the Company’s Governance Guidelines. Directors who serve on the Audit Committee and the MDCC must meet additional, heightened independence and qualification criteria applicable to directors serving on these committees under the NYSE listing standards. The charters for these committees are available in the Corporate Governance section of the Company’s website at https://www.thecloroxcompany.com/who-we-are/ corporate-governance/committee-charters, or in print by contacting The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888.

The table below indicates the current members of each standing Board committee as of the date of the Annual Meeting:

Director	Audit	NGCRC	MDCC
Amy Banse	●
Richard H. Carmona		●	●
Spencer C. Fleischer			Chair
Esther Lee		Chair
A.D. David Mackay	●		●
Paul Parker	●
Linda Rendle
Matthew J. Shattock		●
Kathryn Tesija		●	●
Russell J. Weiner			●
Christopher J. Williams	Chair
Number of meetings in fiscal year 2021	10	5	7

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Proposal 1: Election of Directors

Audit Committee. The Audit Committee is the principal link between the Board and the Company’s independent registered public accounting firm. The Audit Committee has the functions and duties set forth in its charter, including:

●	representing and assisting the Board in overseeing:
●	the integrity of the Company’s financial statements;
●	the independent registered public accounting firm’s qualifications, independence, and performance;
●	the performance of the Company’s internal audit function and independent registered public accounting firm;
●	the Company’s systems of disclosure controls and procedures and internal control over financial reporting that management has established;
●	the Company’s compliance with legal and regulatory requirements relating to accounting and financial reporting matters;
●	the Company’s framework and guidelines with respect to risk assessment and risk management; and
●	the Company’s material financial policies and actions.
●	preparing the report required by the SEC proxy rules to be included in the Company’s annual proxy statement.

The Board has determined that, with respect to fiscal year 2021, director Mr. Williams is an audit committee financial expert, as defined by SEC rules, and each member of the Audit Committee is financially literate, as defined by NYSE rules.

Nominating, Governance and Corporate Responsibility Committee. The NGCRC has the functions and duties set forth in its charter, including:

●	identifying and recruiting individuals qualified to become Board members and recruiting them for membership on the Board;
●	recommending to the Board individuals to be selected as director nominees for the annual meeting of shareholders and any individuals to be elected by the Board between annual meetings;
●	reviewing and recommending to the Board changes in the Governance Guidelines and the Code of Conduct;
●	overseeing the Company’s ethics and compliance program, including the Company’s compliance with legal and regulatory requirements relating to matters other than accounting and financial reporting matters;
●	performing a leadership role in shaping the Company’s corporate governance and overseeing the evaluation of the Board and its committees;
●	assisting the Board in overseeing the Company’s corporate responsibility and sustainability program; and
●	assisting the Board in overseeing the Company’s engagement efforts with shareholders and other key stakeholders.

Management Development and Compensation Committee. The MDCC has the functions and duties set forth in its charter, including:

●	assisting the Board in discharging its responsibilities relating to compensation of the CEO and other executive officers;
●	reviewing and approving the Company’s compensation policies, plans and goals and objectives for the executive officers and directors;
●	overseeing the Company’s management development succession planning processes; and
●	evaluating, making recommendations and taking appropriate action in response to the shareholders’ advisory “say on pay” vote.

How Our Directors Are Paid

Only our non-employee directors receive compensation for their service as directors. The Company’s non-employee director compensation program is comprised of cash compensation and an annual grant of deferred stock units.

The MDCC has the responsibility for making recommendations regarding non-employee director compensation. The MDCC reviews the form and amount of compensation of non-employee directors at least once a year to ensure that the Company’s non-employee directors are compensated appropriately relative to peer companies. The MDCC retains the services of an independent compensation consulting firm to assist it in the performance of its duties. During fiscal year 2021, the MDCC used the services of Frederic W. Cook & Co., Inc. (FW Cook). FW Cook’s work with the MDCC included data analysis and guidance and recommendations regarding compensation levels relative to our compensation peer group (see discussion regarding the peer group in the Compensation Discussion and Analysis section below) as well as trends and recent developments in the area of non-employee director compensation. Clorox generally aims to compensate non-employee directors at or near the median of the compensation peer group.

26	THE CLOROX COMPANY - 2021 Proxy Statement

Proposal 1: Election of Directors

The following table sets forth information regarding compensation for each of the Company’s non-employee directors during fiscal year 2021.

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Amy Banse	103,000	157,000	260,000
Richard H. Carmona	112,375	157,000	269,375
Spencer C. Fleischer	123,000	157,000	280,000
Esther Lee	108,625	157,000	265,625
A. D. David Mackay	103,000	157,000	260,000
Robert W. Matschullat(1)	39,185	39,250	78,435
Paul Parker	63,815	78,500	142,315
Matthew J. Shattock	168,625	157,000	325,625
Kathryn Tesija	103,000	157,000	260,000
Pamela Thomas-Graham	134,250	157,000	291,250
Russell J. Weiner	103,000	157,000	260,000
Christopher J. Williams	128,000	157,000	285,000
(1)	Mr. Matschullat retired from the Board effective November 18, 2020.
(2)	The amounts reported in the “Fees Earned or Paid in Cash” column reflect the total annual cash retainer and other cash compensation earned by each director in fiscal year 2021 and include amounts deferred into cash or deferred stock units and/or amounts issued in common stock in lieu of cash, as elected by the director. The annual cash retainer is paid to each director in quarterly installments.
(3)	The amounts reported reflect the grant-date fair value for financial statement reporting purposes of the annual grant of deferred stock units. Deferred stock units are shares of the Company’s common stock that the director receives only upon terminating their service with the Company. Awards are granted on an annual basis at the end of each calendar year. Refer to Note 14 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, for a discussion of the relevant assumptions used in calculating the grant-date fair value under applicable accounting guidance. As of June 30, 2021, the following directors had the indicated aggregate number of deferred stock units accumulated in their deferred accounts for all years of service as a director, which includes deferrals of cash compensation used to acquire deferred stock units, annual awards of deferred stock units made by the Company, and additional deferred stock units credited as a result of dividend equivalents earned with respect to the deferred stock units: Ms. Banse – 4,295; Dr. Carmona – 23,147; Mr. Fleischer – 9,560; Ms. Lee – 8,250; Mr. Mackay – 4,295 units; Mr. Matschullat – 64,647; Mr. Shattock – 4,220; Ms. Tesija – 982; Ms. Thomas-Graham – 27,705; Mr. Weiner – 6,638; and Mr. Williams – 10,425.

Cash Compensation

Directors receive cash compensation, which consists of annual cash retainer amounts and any special assignment fees. The following table lists the various retainers paid for Board service and service in the positions set forth below during fiscal year 2021.

Annual director retainer	$103,000
Independent chair retainer	175,000
Lead independent director retainer	50,000
Committee chair retainers:
Nominating, Governance and Corporate Responsibility Committee	15,000
Audit Committee	25,000
Management Development and Compensation Committee	20,000

Directors who serve as a Board member, independent chair, lead independent director, or committee chair for less than the full fiscal year receive pro-rated retainer amounts based on the number of days they served in such position during the fiscal year. In fiscal year 2021, Matthew Shattock began receiving a retainer for his service as independent chair, and Pamela Thomas-Graham stopped receiving a retainer for her service as lead independent director, beginning on February 15, 2021. In addition to the retainer amounts, each non-

employee director is entitled to receive a fee of $2,500 per day for any special assignment requested by the Board. No special assignment fees were paid in fiscal year 2021.

Payment Elections. Under the Company’s Independent Directors’ Deferred Compensation Plan, a director may annually elect to receive all or a portion of their cash compensation in the form of cash, common stock, deferred cash, or deferred stock units.

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Proposal 1: Election of Directors

Payment in Stock. Directors who elect to receive cash compensation amounts in the form of common stock are issued shares of common stock based on the fair market value of the common stock as determined by the closing price of the common stock on the last trading day of the quarter for which the fees were earned.

Elective Deferral Program: Deferred Cash. For directors who elect deferred cash, the amount deferred is credited to an unfunded cash account that is credited with interest at an annual interest rate equal to Wells Fargo Bank, N.A.’s prime lending rate in effect on January 1 of each year. Upon termination of service as a director, the amounts credited to the director’s deferred cash account are paid out in five annual cash installments or in one lump-sum cash payment, as elected by the director.

Elective Deferral Program: Deferred Stock Units. For directors who elect deferred stock units, the amount deferred is credited to an unfunded account in the form of units equivalent to the fair market value of the common stock on the last trading day of the quarter for which the fees were earned. When dividends are declared, additional deferred stock units are allocated to the director’s deferred stock unit account in amounts equivalent to the dollar amount of common stock dividends paid by the Company divided by the fair market value of the common stock on the date the dividends are paid. Upon termination of service as a director, the amounts credited to the deferred stock unit account, which include any elective deferrals and the annual deferred stock unit grants described above, are paid out in shares of common stock in five annual installments or in one lump sum, as elected by the director. Deferred stock units may only be settled in shares of common stock.

Equity Compensation

Each non-employee director receives a majority of their annual compensation in the form of deferred stock units. Deferred stock units are shares of the Company’s common stock that the director receives only upon terminating their service with the Company. Each non-employee director receives an annual grant of deferred stock units. The aggregate value of the deferred stock unit award amount earned by a non-employee director serving for the full fiscal year 2021 was $157,000. Awards are made as of the last business day in the calendar year and represent payment for services provided during such calendar year.

The Company believes that the use of deferred stock units provides a stronger alignment between directors and the Company’s shareholders compared to outright stock ownership since directors have no ability to sell the deferred stock units while they remain on the Board. The Company has maintained the deferred stock unit program for its directors for over 20 years.

Directors who serve as non-employee Board members for less than the full calendar year receive pro-rated awards based on the number of full fiscal quarters they served as a non-employee Board member during the calendar year. Deferred stock units accrue dividend equivalents, and the balance of a director’s deferred stock unit account is paid out in common stock only following the director’s termination of service, as described in greater detail under Payment Elections above.

Fiscal Year 2022 Compensation Changes

As discussed above, the MDCC reviews the form and amount of compensation of non-employee directors at least once a year to ensure that the Company’s non-employee directors are being compensated appropriately relative to peer companies. The MDCC again reviewed non-employee director compensation in September 2021. As part of its review, the MDCC considered the data provided by FW Cook as well as its guidance and recommendations regarding compensation levels relative to our compensation peer group as well as trends and recent developments in the area of non-employee director compensation. After taking all of this information into account, the MDCC recommended, and the Board agreed, not to increase director compensation or make other changes to the director compensation program. In addition, if approved by the shareholders (see Proposal 4: Approval of Amended and Restated 2005 Stock Incentive Plan of this proxy statement), the amended and restated SIP will cap the cash and equity compensation payable in a fiscal year to each of our non-employee directors.

Stock Ownership Philosophy and Guidelines for Directors

The Board believes that the alignment of directors’ interests with those of shareholders is strengthened when Board members are also shareholders. The Board therefore requires that each non-employee director, within five years of first being elected, own common stock or deferred stock units that are settled only in common stock having a market value of at least five times their annual cash retainer. This program is designed to ensure that directors acquire a meaningful and significant ownership interest in the Company during their tenure on the Board. Furthermore, as directors must hold the deferred stock units until termination of their service on the Board, they have aligned interests and appropriate incentives to promote long-term value for shareholders during their service as a director. As of August 31, 2021, each non-employee director was in compliance with the guidelines, and in fact, the majority of our directors held common stock or deferred stock units with value far in excess of this amount.

28	THE CLOROX COMPANY - 2021 Proxy Statement

Our Company

Clorox is a leading multinational manufacturer and marketer of consumer and professional products with fiscal year 2021 net sales of $7.3 billion and about 9,000 employees worldwide as of June 30, 2021. Clorox sells its products primarily through mass retailers; grocery outlets; warehouse clubs; dollar stores; home hardware centers; drug, pet stores, and military stores; third-party and owned e-commerce channels; and distributors. Clorox markets some of the most trusted and recognized consumer brand names, including its namesake bleach and cleaning products; Pine-Sol® cleaners; Liquid-Plumr® clog removers; Poett® home care products; Fresh Step® cat litter; Glad® bags and wraps; Kingsford® grilling products; Hidden Valley® dressings, dips, seasonings and sauces; Brita® water-filtration systems and filters; Burt’s Bees® natural personal care products; and RenewLife®, Rainbow Light®, Natural Vitality® and NeoCell® vitamins, minerals and supplements. The Company also markets industry-leading products and technologies for professional customers, including those sold under the CloroxPro™ and Clorox Healthcare® brand names. More than 80% of the Company’s sales are generated from brands that hold the No. 1 or No. 2 market share positions in their categories. The Company was founded in Oakland, California, in 1913 and is incorporated in Delaware.

Our Purpose and Values

Purpose

As a health and wellness company at heart, our purpose — we champion people to be well and thrive every single day — reflects our belief that we make a meaningful and positive impact on the world around us.

Championing people starts with the health and safety of our employees. It means building workplace culture that celebrates diversity and enables everyone to stretch, grow and do their best work. We have built a culture where everyone can bring their authentic, whole self to work every day.

Championing people to be well and thrive applies to the consumers we serve. Our products make the world around us and the spaces inside and outside our homes healthier, cleaner and safer. They strengthen bodies and minds, and help people care for themselves and the people and pets they love. Our brands bring people together and make life a little more joyful. It’s why people love us. When our consumers are well and thriving, we are.

Our purpose drives us to champion the people in our communities. It’s why we’re committed to bringing our communities together, to raise them up by supporting equality, equal opportunity and equal justice. And we want to make the planet healthier for everyone, in every corner of the world, with clean air, pure water, and unpolluted places where we live, work and play.

Values

As a company, we are guided by beliefs that represent who we are, how we conduct our business, and our expectations for our people and business partners. Our values also reinforce our focus on delivering growth and inform how we treat and care for our employees.

Do the Right Thing. It’s bigger than any one of us, yet it starts with each of us. We lead with integrity, and we earn trust – in every moment and with every choice. We are hungry to grow our business and believe that winning only counts if it’s done in the right way.

Put People at the Center. We genuinely care about people. So, we understand the impact of our words and actions and feel a responsibility to deliver for our consumers, customers, teammates and communities. We meet our commitments, put health and safety first, and strive for a just and inclusive world.

Play to Win. We set the pace for growth in each of our categories. We reimagine the game and are each hungry to do more, think bigger, and execute better. It feels like a punch to the gut when we lose. We have high aspirations and the grit to take on big challenges, so we move forward together with courage and resilience in the face of obstacles.

THE CLOROX COMPANY - 2021 Proxy Statement	29

Our Company

Fiscal Year 2021 Performance

In fiscal year 2021, Clorox delivered net sales growth of 9% in a macroeconomic environment that continued to be dominated by elevated demand for essential household products, especially cleaning and disinfecting products, as a result of COVID-19. Diluted net earnings per share decreased by 24% in a challenging environment that included high levels of competition in select categories and macroeconomic factors relating to supply challenges, uncertainty related to the global pandemic, persistently high manufacturing and logistics costs, and rising commodity costs.

Our focus on taking care of our employees, consumers and other stakeholders continued to earn us high marks among rankings and ratings organizations in fiscal year 2021. We were included on Barron’s Most Sustainable Companies list, 2021 Bloomberg Gender-Equality Index, the Human Rights Campaign’s 2021 Corporate Equality Index and the 2021 Parity.org Best Places for Women to Advance list, among others.

IGNITE Strategy Guided by ESG Principles

Our IGNITE strategy has the objective of maximizing economic profit while maintaining a commitment to purpose-driven growth. Under IGNITE, we laid out four strategic choices integrated with our ESG goals to sustain that growth. Regardless of the forces impacting our business – such as the global pandemic, shifting consumer preferences, or changing economic conditions – our IGNITE strategy guides our decision-making and allows us to make the right choices that will position us for success over the long term.

IGNITE Strategic Choices

IGNITE is centered around four strategic choices and integrated ESG pillars, which are intended to collectively drive purpose-driven growth.

●	Fuel Growth
●	Innovate Experiences
●	Reimagine Work
●	Evolve Portfolio

More information regarding these strategic choices is available at https://www.thecloroxcompany.com/company/ignite-strategy/.

We measure achievement against our IGNITE strategy and ESG goals through a scorecard of metrics overseen by the Board, which is updated annually to reflect progress to date and near-term areas of focus. The IGNITE scorecard highlights progress toward objectives that support our IGNITE strategy at each Board meeting and provides a balanced picture of accomplishments and areas of opportunity.

IGNITE ESG Pillars

Our ESG pillars are organized around our most strategic opportunities in order to make a positive societal impact. Refreshed in fiscal year 2021, these pillars—Healthy Lives, Clean World and Thriving Communities—are supported by a foundation of Strong Governance. They are integrated with the four strategic choices described above to guide the Company in pursuing innovative ways to meet consumer needs, address some of the planet’s most pressing environmental challenges and society’s pervasive inequities, and create value for all stakeholders.

30	THE CLOROX COMPANY - 2021 Proxy Statement

Our Company

Healthy Lives: Improving people’s health and well-being.

Employee health and well-being. Putting people at the center of everything we do starts with keeping our employees safe and investing in their total well-being. In fiscal year 2021, we continued to support our employees through programs to promote occupational safety and physical, mental and financial health and well-being. In fiscal year 2021, our recordable incident rate was 0.26, which is significantly lower than the 3.3 average for U.S. manufacturing companies and our goal of less than 1.0.

Ingredient management. We know consumers care about what is in their products – and what is not in their products. In December 2020, we publicly disclosed a restricted substances list (RSL) for our domestic retail cleaning products and committed to disclosing restricted substances information for additional products by the end of fiscal year 2022.

Clean World: Taking climate action and reducing plastic and other waste.

Virgin packaging reduction. As of the end of calendar year 2020, we achieved a combined reduction in virgin plastic and fiber packaging of 21% compared to our goal of 50% by 2030. The reduction was due primarily to the transitioning of Glad products to 100% post-consumer recycled cartons and selling more cleaning products with less packaging.

Zero waste to landfill. 44% of our plants are currently zero waste to landfill, with a goal of 100% of global plants achieving zero-waste-to-landfill status by 2025 and 100% of global facilities by 2030.

Renewable energy. As part of our IGNITE strategy, we committed to achieving 100% renewable electricity in our operations in the US and in Canada, which we achieved in January 2021.

Greenhouse gas emission reduction. We have set science-based targets for reducing greenhouse gases – approved by the Science Based Targets initiative (SBTi) – and committed to achieving net zero emissions by 2050. By 2030, we aim to reduce emissions across our operations (Scopes 1 and 2) by 50 percent and reduce value chain emissions (Scope 3) from purchased goods and services and use of sold products by 25 percent, all on an absolute basis against a 2020 baseline. Our Scopes 1 and 2 targets are consistent with reductions required to keep warming to 1.5 degrees Celsius, the most ambitious goal of the Paris Agreement. Our Scope 3 target meets the SBTi’s criteria for ambitious value chain goals, meaning they are in line with current best practice.

Sustainability reporting. As part of our commitment to trust and transparency, in our integrated annual report we have chosen to report our ESG performance in alignment with voluntary frameworks and standards – namely, the Sustainability Accounting Standards Board (SASB), Task Force on Climate-Related Financial Disclosures (TCFD), the United Nations Sustainable Development Goals (SDGs) and the United Nations Global Compact’s (UNGC) Ten Principles.

THE CLOROX COMPANY - 2021 Proxy Statement	31

Our Company

Thriving Communities: Investing in our people and communities to contribute to a more equitable world.

Inclusion and diversity. One of our corporate values is to put people at the center. We understand that our people are critical to our efforts to drive growth and deliver value for shareholders. One of the ways we put people at the center is by continuing to work toward a more inclusive and diverse workplace where each person feels respected, valued and seen and can be the best version of themselves – from women and people of color to LGBTQ+ and veterans, among others. We believe that fostering diversity at all levels of the organization is the right thing to do and also ultimately helps us better address consumer needs.

We took a number of proactive steps in fiscal year 2021 to achieve greater diversity and inclusive leadership among our global workforce. For example, we continued to expand our unconscious bias education to better recognize, acknowledge and minimize any potential blind spots we each may have. Our neuroscience-backed “Breaking Bias” and “Courageous Conversations” programming aims, collectively, to lessen the influence of bias in order to consider diverse perspectives and make better people- and business-related decisions, and also to equip our employees with practical tools for difficult conversations and managing conflict while building trust and putting people at the center of everything we do.

Our board and executive committee are also highly diverse by race, ethnicity, gender and other protected categories. Our CEO is one of only 41 women serving in that role among the Fortune 500, and two of our three Board committee chairs are people of color. As of the Annual Meeting date, women comprise 36% of our director nominees and 46% of our executive committee, and 27% of our director nominees and 23% of our executive committee are people of color. Two of our executive committee members openly identify as LGBTQ.

Our approximately 9,000 employees come from diverse backgrounds – as of June 30, 2021, 31% of our nonproduction managers and 38% of our nonproduction employees in the U.S. are people of color, and globally 46% of our nonproduction managers and over half of our nonproduction employees are women. In 2021, Clorox was named to Parity.org’s Best Companies for Women to Advance list and Diversity MBA magazine’s 50 Out Front list of the Best Places for Women and Diverse Managers to Work.

As part of our continued commitment to transparency and progress in our inclusion and diversity efforts, in 2020, we published EEO-1 data in our annual report, and this year, we have shared this data, along with our latest EEO-1 report that we submitted to the EEOC. This EEO-1 information is available on the Company’s website at https://www.thecloroxcompany.com. We also disclose representation by Clorox job category over a three-year period in our 2021 Integrated Annual Report.

Employee engagement. We have implemented an ongoing listening strategy that includes an annual engagement survey and periodic pulse surveys. During fiscal year 2021, we again had high employee engagement – 87% of our employees reported that they have pride in the Company, intend to stay, get intrinsic motivation from their work and would refer to the Company as a good place to work, putting us at the top quartile for Fortune 500 companies according to our engagement survey provider Perceptyx.

Community investment. During fiscal year 2021, Clorox donated approximately $20 million foundation and corporate cash grants, U.S. product donations, and U.S. cause marketing, supporting COVID-19 relief, racial justice initiatives and community building where we have facilities and our employees live and work.

Standing up for justice. As the U.S. experienced social upheaval in 2020, we made a number of commitments to create a more just and inclusive world. In fiscal year 2021, we delivered on those commitments and more, including $2.5 million in grants focusing on racial justice, with a focus on Oakland and Atlanta, where we have the most employees. We have also developed guidelines to determine when and how we speak out as a company on social issues, in consultation with our Board and senior management. It is important to us that when Clorox or our brands choose to take a public stance on a social issue, it demonstrates one of our values, Do the Right Thing, is undertaken with our strategic goals in mind and is impactful to our business interests.

32	THE CLOROX COMPANY - 2021 Proxy Statement

Our Company

Strong Governance: Enhancing our leadership in ESG through an unwavering commitment to strong corporate governance and ESG performance overseen by the Board.

●	The NGCRC has primary responsibility for oversight of ESG matters, although many ESG matters are reviewed by the full Board.
●	In December 2020, we announced that certain key executives would have oversight of ESG matters – our chief growth officer oversees our Environmental initiatives; our chief people officer oversees our Social efforts; and our chief legal officer oversees our Governance matters. These three executives meet regularly to discuss cross-cutting issues and advance ESG priorities.
●	ESG risks, including climate risks, are a key part of the Board’s enterprise risk management oversight responsibilities, and at each Board meeting, ESG executives meet with the full Board or a committee to review and discuss ESG initiatives, challenges and opportunities, in addition to priorities and progress, which allows appropriate oversight of these matters.
●	This process also incorporates feedback from shareholders and other key stakeholders on ESG priorities, progress and reporting that we gather during our year-round engagement activities.

We believe that this structure reflects our long-standing values and commitment to best practices in ESG.

Our Governance Guidelines, Code of Conduct and other company policies, consistent with our focus on purpose-driven growth, also establish a framework to guide our decisions and lead with our actions. Our governance profile includes these features:

Board Structure and Independence

✓	All of our director nominees are independent, except for our CEO
✓	Split chair and CEO roles – with independent chair
✓	100% independent Board committee members
✓	Independent chair can call special meetings of the independent directors and actively supervises meeting materials, agendas and schedules
✓	Robust Code of Conduct applicable to directors, officers and employees

Board Oversight

✓	Robust processes for overseeing key risks
✓	Board receives regular updates on key ESG topics
✓	Strong Board and management succession planning process

Director and Executive Compensation

✓	Rigorous stock ownership guidelines for directors and executives
✓	Directors and officers prohibited from hedging our stock, and Section 16 insiders are prohibited from pledging our stock under our insider trading policy
✓	Both our annual and long-term incentive plans include clawback provisions

Shareholder Rights and Accountability

✓	Special meeting right for shareholders
✓	Annual election of all directors
✓	Proactive shareholder engagement
✓	Proxy access right for shareholders

Board Composition

✓	Diverse Board with effective mix of skills, experiences and perspectives
✓	Diverse Board leadership on committees
✓	Adopted formal Board diversity policy in fiscal year 2020
✓	Active Board refreshment – average Board tenure is approximately 5.3 years (as of the Annual Meeting date)
✓	Effective annual Board, Board committee, and individual director evaluation process
✓	Majority voting and director resignation policy in uncontested director elections

THE CLOROX COMPANY - 2021 Proxy Statement	33

Stock Ownership Information

Beneficial Ownership of Voting Securities

The following table shows the holdings of common stock (as of August 31, 2021, except as indicated below) by (i) any entity or person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) the NEOs named in the Summary Compensation Table, and (iii) all directors and executive officers of the Company as a group.
As discussed in the Director Compensation section of this proxy statement, the majority of director compensation is delivered in the form of deferred stock units, which are paid out in common stock following a director’s termination of service. Because the directors cannot dispose of those shares while they serve on the Board, they are not reflected in this table. See footnote 2 below.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)
The Vanguard Group, Inc.(4) 100 Vanguard Blvd. Malvern, PA 19355	15,320,366	12.48
BlackRock, Inc.(5) 55 East 52nd Street New York, NY 10055	11,996,765	9.77
State Street Corporation(6) One Lincoln Street Boston, MA 02111	7,426,780	6.05
Amy Banse(2)	0	*
Richard H. Carmona(2)	0	*
Benno Dorer(7)	327,482	*
Spencer C. Fleischer(2)	944	*
Kevin Jacobsen	59,370	*
Esther Lee(2)	0	*
A. D. David Mackay(2)	1,600	*
Kirsten Marriner	47,485	*
Tony Matta	9,647	*
Paul Parker	68	*
Linda Rendle	90,837	*
Eric Reynolds	68,803	*
Matthew J. Shattock(2)	0	*
Kathryn Tesija(2)	0	*
Pamela Thomas-Graham(2)(8)	1,778	*
Russell J. Weiner(2)	0	*
Christopher J. Williams(2)	0	*
All directors and executive officers as a group (23 persons)(9)	717,962	*

*	Does not exceed 1% of the outstanding shares.
(1)	Unless otherwise indicated, each beneficial owner listed has sole voting and dispositive power concerning the shares indicated. These totals include the following numbers of shares of common stock that such persons have the right to acquire through stock options exercisable within 60 days of August 31, 2021, or with respect to which such persons have shared voting or dispositive power: Mr. Dorer – 319,157 options; Mr. Jacobsen – 47,322 options and shared voting and dispositive power with respect to 3,145 shares held in family trust; Ms. Marriner – 34,226 options; Mr. Matta – 1,518 options; Ms. Rendle – 80,228 options; Mr. Reynolds – 60,773 options; and all directors and executive officers as a group – 624,177 options. The numbers in the table above do not include the following numbers of shares of common stock that the executive officers have the right to acquire at a later date that were deferred at the executive officers’ election: Mr. Dorer – 3,120; Mr. Jacobsen – 6,928; Ms. Rendle – 8,679; Mr. Reynolds – 7,096; and all executive officers as a group – 35,520.

34	THE CLOROX COMPANY - 2021 Proxy Statement

Stock Ownership Information

(2)	The numbers in the table above do not include the following numbers of shares of common stock that the non-management directors have the right to acquire upon the termination of their service as directors pursuant to deferred stock units granted under the Independent Directors’ Stock-Based Compensation Plan: Ms. Banse – 4,295; Dr. Carmona – 23,147; Mr. Fleischer – 9,560; Ms. Lee – 8,250; Mr. Mackay – 4,295; Mr. Shattock – 4,220; Ms. Tesija – 982; Ms. Thomas-Graham – 27,705; Mr. Weiner – 6,638; and Mr. Williams – 10,425. Deferred stock units are shares of the Company’s common stock that the director receives only upon terminating their service with the Company. Please refer to the Director Compensation section in this proxy statement for further details on the deferred stock units held by non-management directors. The total financial commitment of each non-management director in the Company’s common stock is more fully appreciated if the number of shares of common stock listed above in the column entitled “Amount and Nature of Beneficial Ownership” is added to the number of deferred stock units set forth in this footnote.
(3)	On August 31, 2021, there were 122,753,548 shares of common stock outstanding.
(4)	Based on information contained in a report on Schedule 13G/A filed with the SEC on February 10, 2021, The Vanguard Group reported, as of December 31, 2020, sole dispositive power with respect to 14,746,336 shares, shared voting power with respect to 229,734 shares and shared dispositive power with respect to 574,030 shares.
(5)	Based on information contained in a report on Schedule 13G/A filed with the SEC on January 29, 2021, BlackRock, Inc. reported, as of December 31, 2020, sole voting power with respect to 10,262,810 shares and sole dispositive power with respect to all shares reported.
(6)	Based on information contained in a report on Schedule 13G filed with the SEC on February 12, 2021, State Street Corporation reported, as of December 31, 2020, shared voting power with respect to 5,937,245 shares and shared dispositive power with respect to 7,401,658 shares.
(7)	Effective February 15, 2021, Mr. Dorer, our executive chair and former CEO, stepped down from his role.
(8)	Pamela Thomas-Graham is not standing for re-election when her term expires at the Annual Meeting.
(9)	Pursuant to Rule 3b-7 of the Securities Exchange Act of 1934, as amended (Exchange Act), executive officers include the Company’s CEO and all executive vice presidents and senior vice presidents.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and SEC regulations require the Company’s directors, certain officers, and holders of more than 10% of the Company’s common stock to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. The reporting directors, officers, and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of copies of such reports received and written representations from its directors and such covered officers, the Company believes that its directors and officers complied with all applicable Section 16(a) filing requirements during fiscal year 2021, with the exception of an amended Form 4 to report one transaction for Kevin Jacobsen (fiscal year 2021) and two late Form 4s to report one transaction each for Eric Reynolds (fiscal year 2022) and Matt Gregory (fiscal year 2022), all of which were not reported in a timely manner due to an administrative oversight.

THE CLOROX COMPANY - 2021 Proxy Statement	35

Executive Compensation

Proposal 2: Advisory Vote to Approve Executive Compensation

We are seeking a non-binding, advisory vote from our shareholders to approve the compensation of our NEOs that are listed in the Compensation Discussion and Analysis section of this proxy statement. This proposal gives our shareholders the opportunity to express their views on the Company’s executive compensation, and is commonly referred to as a “say-on-pay” proposal. This vote is only advisory and will not be binding upon the Company or the Board. However, the MDCC, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders and encourages all shareholders to vote their shares on this matter.

As discussed in the Compensation Discussion and Analysis section of this proxy statement, which begins on page 37, the Company’s compensation programs are designed to align pay with short- and long-term financial and strategic objectives to build shareholder value, while providing a competitive level of compensation to recruit, retain, and motivate talented executives. The Board urges you to consider the factors discussed in the Compensation Discussion and Analysis section when deciding how to vote on this Proposal 2.

At our 2020 Annual Meeting of Shareholders, our shareholders overwhelmingly approved our executive compensation policies, with approximately 91% of votes cast in favor of our proposal. We value this positive endorsement by our shareholders and believe that the outcome signals our shareholders’ support of our compensation program, and we continued our general approach to compensation for fiscal year 2021. We provide our shareholders the opportunity to vote on the compensation of our named executive officers every year. It is expected that the next vote on executive compensation will be at the 2022 Annual Meeting of Shareholders.

Board’s Recommendation

The Board unanimously recommends a vote FOR the advisory vote to approve executive compensation. The Company is asking its shareholders to support the compensation of the named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers in fiscal year 2021 and the philosophy, policies, and practices underlying that compensation, which are described in this proxy statement. The Board believes that the Company’s overall compensation process effectively implements its compensation philosophy and achieves its goals.

Accordingly, the Board recommends a vote FOR the adoption of the following advisory resolution, which will be presented at the Annual Meeting:

“RESOLVED, that the shareholders of The Clorox Company approve, on an advisory basis, the compensation of the named executive officers, as disclosed in The Clorox Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure.”

Vote Required

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote on the matter is required to approve this proposal.

This vote is advisory, and therefore not binding on the Company, the Board, or the MDCC. However, the Board and the MDCC value the opinions of the Company’s shareholders and, to the extent there is any significant vote against the named executive officers’ compensation as disclosed in the proxy statement, we will consider such shareholders’ concerns, and the MDCC will evaluate whether any actions are necessary to address those concerns.

The people designated in the proxy and voting instruction card will vote your shares FOR approval unless you include instructions to the contrary.

36	THE CLOROX COMPANY - 2021 Proxy Statement

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (CD&A) describes our executive compensation philosophy and program, the compensation decisions made under this program, and the specific factors we considered in making those decisions. This CD&A focuses on the compensation of our “named executive officers” (NEOs) for fiscal year 2021, who were:

Name	Title
Linda Rendle(1)	Chief Executive Officer
Benno Dorer(2)	Former Executive Chair of the Board and Chief Executive Officer
Kevin B. Jacobsen	Executive Vice President and Chief Financial Officer
Eric Reynolds(3)	Executive Vice President and Chief Operating Officer
Tony Matta(4)	Executive Vice President and Chief Growth Officer
Kirsten Marriner(5)	Executive Vice President and Chief People & Corporate Affairs Officer
(1)	Ms. Rendle was appointed as Chief Executive Officer (CEO) and elected to the Board effective September 14, 2020. Prior to her promotion, Ms. Rendle served as President.
(2)	Mr. Dorer began serving as Executive Chair of the Board effective September 14, 2020. Prior to his assumption of this role, Mr. Dorer served as CEO. Mr. Dorer retired effective February 15, 2021.
(3)

Mr. Reynolds was named Executive Vice President and Chief Operating Officer effective September 14, 2020. Prior to his promotion, Mr. Reynolds served as Executive Vice President, Household and Lifestyle.

(4)	Mr. Matta was hired on October 5, 2020.
(5)

Ms. Marriner was named Executive Vice President and Chief People & Corporate Affairs Officer effective December 14, 2020. Prior to her promotion, Ms. Marriner served as Executive Vice President and Chief People Officer.

THE CLOROX COMPANY - 2021 Proxy Statement	37

Compensation Discussion and Analysis

Executive Summary

Overview

●

Clorox continued to experience an unprecedented business environment in fiscal year 2021. In fiscal year 2020, the COVID-19 pandemic caused significant economic and social disruptions and uncertainties, and events during fiscal year 2021 continued that trend. After breakout results for both sales and net earnings in fiscal year 2020, fiscal year 2021 results were mixed, with continued year-over-year strength in net sales and a decrease in net earnings.

●

Our incentive plan results reflect Company performance. Our slightly below-target payouts on both short- and long-term incentives align to the offsetting business outcomes of significant sales growth, over a similarly high-growth prior fiscal year, offset by declines in gross margin and net earnings.

●

The Company performance portion of our short-term incentive for fiscal year 2021 was funded at 98%. This result reflected the mixed outcomes in fiscal year 2021 for our underlying metrics: net sales, net earnings attributable to Clorox, and gross margin.

●

The Company performance portion of our long-term incentive award vesting in 2021 paid out at 94%. The performance-based award vesting in fiscal year 2021 was based on economic profit (EP) growth during fiscal years 2019 through 2021, covering two years of lower-than-expected EP growth and one breakout year with extremely high EP growth.

●

The MDCC continues to evolve our program. As we look ahead to fiscal year 2022, anticipating record cost inflation and rapidly changing consumer demand, we remain committed to our philosophy of pay for performance. Our incentive plans will be updated based on market benchmarks, changes in our business environment, and areas where we are committed to ensuring alignment of pay and performance, such as ESG achievement.

Fiscal 2021 Net Sales

$7,341M

+9% from prior fiscal year

Fiscal 2021 Net Earnings Attributable to Clorox

$710M

-24% from prior fiscal year

Fiscal 2021 Gross Margin

43.6%

-200 basis points from prior fiscal year

Three-Year Total Shareholder Return1

14.1%

Our Company

Clorox is a leading multinational manufacturer and marketer of consumer and professional products with about 9,000 employees worldwide as of June 30, 2021. Clorox markets some of the most trusted and recognized consumer brand names including its namesake bleach and cleaning products; Pine-Sol® cleaners; Liquid-Plumr® clog removers; Poett® home care products; Fresh Step® cat litter; Glad® bags and wraps; Kingsford® grilling products; Hidden Valley® dressings, dips, seasonings and sauces; Brita® water-filtration systems and filters; Burt’s Bees® natural personal care products; and RenewLife®, Rainbow Light®, Natural Vitality® and NeoCell® vitamins, minerals and supplements. Clorox also markets industry-leading products and technologies for professional customers, including those sold under the CloroxPro™ and Clorox Healthcare brand names. More than 80% of Clorox’s sales are generated from brands that hold the No. 1 or No. 2 market share positions in their categories.

In fiscal year 2021, the COVID-19 pandemic caused massive economic and societal disruptions. Throughout this time of extreme uncertainty, Clorox remained guided by its IGNITE strategy and focused on innovation in key areas to drive growth and deliver value for both our shareholders and society. See the IGNITE Strategy Guided by ESG Principles section of this proxy statement for more information. With a strong commitment to creating value for all stakeholders, Clorox is well positioned for the future.

____________________
[1]	Overall change in price per share, plus dividends, during the three fiscal years beginning July 1, 2018 and ending June 30, 2021.

38	THE CLOROX COMPANY - 2021 Proxy Statement

Compensation Discussion and Analysis

Fiscal Year 2021 Business Highlights

●

In fiscal year 2021, Clorox delivered net sales growth of 9% in a business environment that continued to be dominated by elevated demand for essential household products, especially cleaning and disinfecting products, as a result of COVID-19. Diluted net earnings per share (EPS) decreased by 24% in a challenging environment that included high levels of competition in select categories, supply challenges, uncertainty related to the global pandemic, persistently high manufacturing and logistics costs, and rising commodity costs.

●

Clorox launched new products in many categories in fiscal year 2021, including Clorox disinfecting wet mopping cloths; Clorox disinfecting all-purpose spray cleaner; Clorox Turbo handheld power sprayers and disinfectant cleaners; Glad with Clorox trash bags; Kingsford wood pellets; Brita Longlast+ water filters; Brita water bottles in new colors; Fresh Step with Gain original scent cat litter with the power of Febreze; Fresh Step Clean Paws Simply Unscented cat litter; Hidden Valley Secret Sauce golden flavor; Hidden Valley Original Ranch Plant Powered topping and dressing; and Burt’s Bees Squeezy tinted balm.

●

We relaunched production of some innovations that had been temporarily suspended during the pandemic, such as Clorox compostable cleaning wipes and Clorox Scentiva products, toward the end of the fiscal year.

●

In international markets, Clorox delivered volume and sales growth, largely resulting from sustained demand for cleaning and disinfecting products as well as other essential household products as a result of COVID-19. Supported by a dedicated supply chain, Clorox expanded its disinfecting wipes business geographically in international markets during fiscal year 2021.

●	In June 2021, Clorox announced an increase of 5% in its quarterly dividend. In fiscal year 2021, we paid $558 million in dividends to stockholders.
●

In fiscal year 2021, Clorox continued to make progress on its ESG goals, which are integrated into the IGNITE strategy and throughout the business. See the IGNITE Strategy Guided by ESG Principles section of this proxy statement for more information.

●

Clorox has been broadly recognized for its corporate responsibility efforts, included on the Barron’s 2021 100 Most Sustainable Companies list, 2021 Bloomberg Gender-Equality Index, the Human Rights Campaign’s 2021 Corporate Equality Index and the 2021 Parity.org Best Places for Women to Advance list, among others.

Looking Ahead

With a business that is significantly larger than before the pandemic and a portfolio of trusted brands, we are accelerating our strategy to take advantage of the strong consumer loyalty we have built during the last eighteen months. We will emphasize innovation, create personalized experiences with our brands and drive our growth runways—all with the goal of growing market share.

In fiscal year 2022, we anticipate ongoing challenges that may impact sales and margins, including continued uncertainty related to the COVID-19 pandemic, elevated commodity costs, and high manufacturing and logistics costs. We are laser-focused on a holistic approach to rebuilding our margins over time.

We are also laying the groundwork for our future through planned investments of approximately $500 million over the next five years to enhance our digital capabilities and transform our culture to significantly improve the Clorox experience for our employees. With the replacement of our global enterprise resource planning system at the heart of this investment, we expect to enhance our supply chain to better position Clorox to meet customer needs, generate efficiencies, and support our digital commerce, innovation, and brand-building efforts.

Finally, we will continue to advance our integrated ESG goals because we believe our societal impact is connected to long-term value creation.

THE CLOROX COMPANY - 2021 Proxy Statement	39

Compensation Discussion and Analysis

Our Executive Compensation Program

Executive Compensation Philosophy

A core principle of our compensation philosophy is to align pay with performance. We do so by delivering the majority of executive pay through “at-risk” incentive awards that help ensure realized pay is tied to attainment of critical operational goals and sustainable appreciation in shareholder value. This approach is designed to accomplish the following:

Objective	How we achieve this
Pay for Performance	We reward performance that drives achievement of Clorox’s short- and long-term goals and, ultimately, shareholder value.
Align Management and Shareholder Interests	We provide long-term, equity-based incentives and encourage a culture of ownership with stock retention guidelines. We reward executive officers for sustained company performance as measured by operating results and total shareholder return.
Attract, Retain, and Motivate Talented Executives	We maintain market-based pay targets and a program design that allows Clorox to be a magnet for high-performing executives.
Address Risk- Management Considerations

We motivate our executives to create long-term shareholder value and discourage behavior that could lead to unnecessary or excessive risk-taking by providing a balance of fixed and at-risk pay, with short-term and long-term performance horizons, using a variety of metrics tied to key drivers of sustainable value creation.

Support Financial Efficiency	We ensure that cash- and equity-based incentive payouts are appropriately supported by performance, and design awards to minimize unnecessary accounting charges.

How We Make Compensation Decisions

Roles and Responsibilities in Setting Executive Compensation

Management Development and Compensation Committee

The MDCC regularly reviews the design and implementation of our executive compensation program and reports on its discussions and actions to the Board. The MDCC oversees our executive compensation program; approves the performance goals and strategic objectives for our NEOs and evaluates results against those targets each year; determines and approves the compensation of our CEO (after consulting with the other independent members of the Board), our other NEOs, and other executive officers, including those covered by Section 16 of the Exchange Act; and makes recommendations to the Board with respect to the structure of overall incentive and equity-based plans.

The MDCC makes its determinations regarding executive compensation after consulting with management and the MDCC’s independent compensation consultant, and its decisions are based on a variety of factors, including Clorox’s performance, individual executives’ performance, peer group data, and input and recommendations from the independent compensation consultant.

The MDCC evaluates individual performance based on the performance of the business or operations for which the executive is responsible, the individual’s skill set relative to industry peers, overall experience and time in the position, the critical nature of the individual’s role, difficulty of replacement, expected future contributions, readiness for promotion to a higher level, and role relative to that of other executive officers.

In determining the compensation package for each of our NEOs other than our CEO, the MDCC receives input and recommendations from our CEO and our Executive Vice President and Chief People & Corporate Affairs Officer. NEOs do not have a role in the determination of their own compensation.

40	THE CLOROX COMPANY - 2021 Proxy Statement

Compensation Discussion and Analysis

Board of Directors

The independent members of the Board undertake a thorough process during which they review our CEO’s annual performance, and each independent director provides candid feedback and observations that are shared in aggregate with our CEO. The Board considers a variety of substantive factors it has identified as being most important for effective CEO performance, with a focus on strategy, people, and operations. The full Board discusses the evaluations of our CEO’s performance against these factors and then provides its input on CEO compensation to the MDCC.

The MDCC, after evaluating input from the Board and its independent compensation consultant, makes a final determination on our CEO’s compensation. Our CEO does not have a role in her own compensation determination other than participating in a discussion with the Board regarding her performance relative to specific targets and strategic objectives set at the beginning of the fiscal year, which the Board considers in both its compensation determination and when setting performance targets for the upcoming fiscal year.

Independent Compensation Consultant

The MDCC retains the services of an independent compensation consulting firm to assist it in the performance of its duties. During fiscal year 2021, the MDCC used the services of Frederick W. Cook & Co., Inc. (FW Cook). FW Cook’s work with the MDCC included data analysis and guidance and recommendations on the following topics: compensation levels relative to our peers, market trends in incentive plan design, risk and reward structure of executive compensation plans, and other policies and practices, including the policies and views of third-party proxy advisory firms.

FW Cook has provided the MDCC with appropriate assurances and confirmation of its independent status in accordance with the MDCC’s charter and other considerations, including factors specified in the NYSE listing standards. The MDCC believes that FW Cook has been independent throughout its service to the MDCC and that there is no conflict of interest between FW Cook or individuals at FW Cook and the MDCC, Clorox’s executive officers, or Clorox. FW Cook does no work for Clorox apart from its services to the MDCC.

Chief Executive Officer

Our CEO makes compensation recommendations to the MDCC for all executive officers other than herself. In making these recommendations, our CEO evaluates the performance of the executive officers and considers their responsibilities as well as the compensation analysis provided by the independent compensation consultant.

Other Members of Management

Senior human resources management provides analyses regarding competitive practices and pay ranges, compensation and benefit plans, policies and procedures for equity awards, perquisites, general compensation, and benefits philosophy. Senior human resources, legal, and finance executives attend non-executive sessions of the MDCC meetings to provide additional perspective and expertise.

THE CLOROX COMPANY - 2021 Proxy Statement	41

Compensation Discussion and Analysis

Say-on-Pay Vote and Shareholder Engagement

At our 2020 Annual Meeting of Shareholders, we asked our shareholders to approve, on an advisory basis, our fiscal year 2020 compensation awarded to our NEOs, commonly referred to as a “say-on-pay” vote. Our shareholders overwhelmingly approved the compensation to our NEOs, with approximately 91% of votes cast in favor of our proposal. We believe this outcome signals our shareholders’ support of our compensation program. We continued our general approach to compensation for fiscal year 2021, specifically our pay-for-performance philosophy and our efforts to attract, retain, and motivate our NEOs. We value the opinions of our shareholders and will continue to consider the results from advisory votes on executive compensation, as well as feedback received from our shareholders throughout the year, when making compensation decisions for our NEOs.

Use of Market Data

The MDCC uses a peer group of consumer products companies (the compensation peer group) to help determine competitive compensation rates for our executive officers, including the NEOs. The compensation peer group was selected by the MDCC, with input from FW Cook. The compensation peer group is used to evaluate both the levels of executive compensation and compensation practices within the consumer products industry.

The MDCC reviews and adjusts the compensation peer group annually, to ensure the companies included continue to meet relevant criteria. To determine the compensation peer group for each year, the MDCC considers companies that:

●	Hold leadership positions in branded consumer products.
●	Are of reasonably similar size based on market capitalization and revenue.
●	Compete with Clorox for executive talent.
●	Have executive positions similar in breadth, complexity, and scope of responsibility to those of Clorox.

For fiscal year 2021, the compensation peer group was composed of the following 18 companies:

Campbell Soup Company	General Mills, Inc.	McCormick & Company, Inc.
Church & Dwight Co., Inc.	The Hershey Company	Newell Brands Inc.
Colgate-Palmolive Company	Hormel Foods Corporation	Post Holdings
Conagra Brands	The J.M. Smucker Company	Revlon, Inc.
Edgewell Personal Care	Kellogg Company	Reynolds Consumer Products
The Estée Lauder Companies Inc.	Keurig Dr. Pepper	S.C. Johnson & Son, Inc.

As of June 30, 2021, Clorox was at the 35th percentile for revenue and 58th percentile for market capitalization compared with the compensation peer group in effect for the fiscal year 2021 compensation analysis.

Management engaged Aon Hewitt to obtain and aggregate compensation data for the compensation peer group in fiscal year 2021. This data was used to advise the MDCC on setting target compensation for our NEOs for fiscal year 2021. FW Cook reviewed this information and performed an independent compensation analysis of the compensation peer group data to advise the MDCC. Although each individual component of executive compensation is reviewed, particular emphasis is placed on targeting total direct compensation competitive with the median target total direct compensation of the compensation peer group. Other factors, such as an executive’s level of experience, may result in target total direct compensation for individual NEOs being set above or below this median range.

42	THE CLOROX COMPANY - 2021 Proxy Statement

Compensation Discussion and Analysis

Executive Compensation Governance

We are focused on creating an effective compensation program that successfully aligns our key strategic objectives with the interests of our shareholders. We believe our executive pay is reasonable and provides appropriate incentives to our executive officers to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions. To reinforce this, we have adopted policies that guide our compensation practices as summarized below.

We Do…	We Do Not…
✓Vary our incentive plans | We use different metrics and performance horizons for the goals within our annual and long-term incentive plans.
✓Focus on financial measures relevant to shareholder value | We use economic profit as a rigorous long-term incentive metric and net sales, net earnings, and gross margin for our annual incentive metrics.
✓Require meaningful ownership | We apply stringent stock ownership and retention guidelines for all our executives.
✓Operate clawback provisions | Both our annual and long-term incentive plans include clawback provisions.
✓Use a double-trigger | Change-in-control provisions for all equity awards require both change in control and termination.
✓Engage with shareholders | We have ongoing discussions with key institutional investors, including on the topic of compensation.
✓Engage an independent consultant | The MDCC engages a consultant and assesses independence annually.

✕Provide employment contracts | All executives are employed at-will.
✕Reprice stock options | Any stock option re-pricing would require shareholder approval in advance.
✕Pay unearned dividends | No dividends or dividend equivalents are paid on unvested equity awards.
✕Pay tax gross-ups | No tax gross-ups are provided by Clorox to executives, under any circumstances.
✕Provide excessive benefits or perquisites | Benefits and perquisites are limited, reflecting market benchmarks.
✕Permit hedging or pledging | Our policy prohibits hedging and pledging of Clorox stock.
✕Encourage inappropriate risk-taking | The MDCC and its independent consultant annually review incentive design for unintended consequences.

Tally Sheets. To help ensure our executive compensation design is aligned with our overall compensation philosophy of pay for performance and total compensation levels are appropriate, the MDCC annually reviews compensation tally sheets for each of our NEOs. These tally sheets outline current target total compensation, the potential wealth creation of long-term incentive awards granted to our officers under various potential stock prices, and the potential value of payouts under various termination scenarios. These tally sheets help provide the MDCC with a comprehensive understanding of all elements of our compensation program and enable the MDCC to consider changes to our compensation program, arrangements, and plans considering best practices and emerging trends.

Stock Award Granting Practices. Clorox grants long-term incentive awards each September at a regularly-scheduled MDCC meeting, which typically occurs during the third week of the month. The meeting date is the effective grant date for the awards, and the exercise/grant price is equal to the closing price of our common stock on that date.

The MDCC may also occasionally grant stock options and other equity-based awards at other times to recognize, retain, or recruit executive officers.

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Compensation Discussion and Analysis

Executive Stock Ownership Guidelines. To maintain alignment of the interests of our executive officers and our shareholders, all executive officers are expected to build and maintain a significant level of direct stock ownership. Ownership levels may be achieved over time in a variety of ways, such as by retaining stock received upon the exercise of stock options or the vesting of stock awards or by purchasing stock in the open market. At a minimum, executive officers are expected to establish and maintain direct ownership of common stock having a value equal to a multiple of each executive officer’s annual base salary: six times base salary for the CEO, three times base salary for NEOs and non-NEO members of the Clorox Executive Committee, and two times base salary for other executives.

The following table reflects the guidelines and our NEOs’ ownership requirement status, as of August 31, 2021:

Name	Ownership Guideline (Salary Multiple)	Guideline Met
Ms. Rendle(1)	6x	No
Mr. Jacobsen	3x	Yes
Mr. Reynolds	3x	Yes
Mr. Matta(2)	3x	No
Ms. Marriner	3x	Yes
(1)	Ms. Rendle became subject to a higher ownership requirement upon her appointment to CEO effective September 14, 2020 (from three times to six times base salary).
(2)	Mr. Matta was hired on October 5, 2020, and the ownership requirement of 3 times base salary became effective immediately.

Ownership levels are based on shares of common stock owned by the NEO or held pursuant to Clorox plans, including performance share units that have vested and been deferred for settlement. Unexercised stock options and shares that have not vested due to time or performance restrictions are excluded from the ownership calculations.

Retention Requirements. Executive officers are required to retain a certain percentage of shares obtained upon either the exercise of stock options or the release of restrictions on performance share units and restricted stock units. All executive officers are expected to retain 75% of net shares acquired after tax withholding until the minimum ownership level is met. After attaining the minimum ownership level, our CEO must retain 50% of net shares acquired after tax withholding until retirement or termination, and other executive officers must retain 25% of net shares acquired after tax withholding for one year after receipt.

Securities Trading Policy and Prohibition on Hedging and Pledging. To ensure alignment of the interests of our shareholders with all of our directors, officers, employees, and consultants, our Insider Trading Policy does not permit any director, officer, employee, or consultant of Clorox either (1) to trade in the stock or other securities of any company when aware of material nonpublic information about that company, including Clorox as well as any customers or suppliers of Clorox or firms with which Clorox may be negotiating a major transaction, or (2) to engage in short-term or speculative transactions or derivative transactions involving Clorox stock. This policy includes prohibitions on options trading and hedging and restrictions and cautions on pledging Clorox stock as collateral.

The Insider Trading Policy’s prohibition on engaging in hedging transactions in Clorox securities covers the purchase of a financial transaction instrument, or otherwise engaging in a transaction that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of Clorox’s equity securities that were granted as part of the individual’s compensation or that the individual holds directly or indirectly. The following transactions are expressly prohibited by this policy:

●	Short sales (selling Clorox securities you do not own).
●	Transactions involving publicly traded options or other derivatives whose value is tied to Clorox securities, including trading in or writing puts or calls on Clorox securities.
●	Pre-paid forward contracts.
●	Collars.

Directors, executive officers, the principal accounting officer, and 10% beneficial owners of Clorox common stock are also prohibited from borrowing against the value of any Clorox stock that they own using a margin account or other pledge of Clorox stock as collateral.

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Compensation Discussion and Analysis

Trading of Clorox’s securities by directors, executive officers and certain other employees who are so designated from time to time (collectively, Insiders) is permitted only during announced trading periods or in accordance with a previously established trading plan that meets SEC requirements. At all times, including during announced trading periods, Insiders are required to obtain preclearance from our Chief Legal Officer or corporate secretary prior to executing any transactions in Clorox securities, unless those sales occur in accordance with a previously established trading plan that meets SEC requirements.

Clawback Provisions. Effective February 9, 2021, the MDCC adopted a Clawback Policy related to incentive compensation granted, promised, or paid to certain current and former executive officers (and others as the MDCC may determine) on or after the effective date. Under the terms of the Clawback Policy:

●	In the event a covered individual engages in conduct materially detrimental to Clorox (including, but not limited to, the name, business interests, or corporate, brand, business, or other reputation of Clorox), the MDCC may recoup incentive compensation paid to such individual at any time up to three years after the end of the year in which it vested or was paid.
●	In the event of a restatement of Clorox financial statements, the MDCC may recoup incentive compensation paid to a covered individual during the three-year period preceding the announcement of the restatement that would not have been paid based upon the restated results if the covered individual’s fraud or intentional misconduct was a significant contributing factor to the restatement.

Certain of our existing compensation plans and agreements, including the AIP and our long-term incentive plan award agreements, contain a provision providing for clawback of the incentive compensation following a restatement of Clorox financial statements. The Clawback Policy incorporates such existing clawback provisions without any material changes, to include all clawback provisions for covered individuals in the Clawback Policy.

Tax Deductibility Limits on Executive Compensation. Section 162(m) of the Internal Revenue Code (IRC) limits the federal income tax deductibility of compensation paid to our covered employees to $1 million per year. In setting executive compensation, the MDCC does not take this limit on deductibility into account.

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Compensation Discussion and Analysis

Executive Compensation Framework

A substantial portion of our target total direct compensation for our executives is variable, with 87% of compensation at risk for our CEO and 80% of compensation at risk on average for our other NEOs. Base salary is the only fixed component of direct compensation.

Component and Rationale	CEO Proportion(1)	NEO(2) Proportion(1)	Performance Measures	Performance Period	Characteristics
Base Salary Fixed pay to attract and retain talent, based on role, level of responsibilities, and individual performance.			●N/A	N/A	Fixed cash
Annual Incentives Variable pay to incent and recognize performance in areas of short-term strategic importance.			●Annual net sales (50%) ●Net earnings (30%) ●Gross margin (20%) ●Individual performance goals	One Year	Performance-based cash
Long-Term Incentives Equity-based pay to incent and recognize performance in areas of long-term strategic importance, promote retention and stability, and align executives with shareholders.			●Three-year annual economic profit growth rate ●Variation in underlying stock price due to overall business results	Three Years	Performance share units, stock options, and restricted stock units
(1)	Proportion represents the actual base salary, target annual incentive award, and grant date fair market value of actual long-term incentive awards granted in fiscal year 2021 (with performance share units measured at target). Refer to the Summary Compensation Table for further details on actual compensation.
(2)	Represents the average of all NEOs active on June 30, 2021, other than the CEO. Percentages are rounded.

Additional elements of our executive compensation program include retirement plans, post-termination compensation, and perquisites as appropriate to support our executive compensation philosophy.

Fiscal Year 2021 Compensation of Our Named Executive Officers

Base Salary

The MDCC generally seeks to establish base salaries for our NEOs competitive with the median of the compensation peer group. Salaries vary in relation to each executive’s specific role, level of experience, and performance over time. For fiscal year 2021, base salary changes within this target pay range were approved by the MDCC in September 2020 and went into effect in September 2020.

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Compensation Discussion and Analysis

Name	FY 2021 Base Salary(1)	Increase in FY 2021(2)
Ms. Rendle(3)	$1,075,000	34.4%
Mr. Dorer	$1,230,000	—
Mr. Jacobsen(4)	$700,000	16.7%
Mr. Reynolds	$700,000	—
Mr. Matta(5)	$625,000	—
Ms. Marriner(6)	$625,000	17.9%
(1)	Annualized salary as of June 30, 2021, or date of termination if applicable.
(2)	Increase relative to salary as of June 30, 2020.
(3)	Salary increased from $800,000 to $1,075,000 effective September 14, 2020 in association with promotion.
(4)

Salary increased from $600,000 to $650,000 effective September 21, 2020 in association with annual merit review. Salary increased from $650,000 to $700,000 effective December 14, 2020 in association with the expansion of his role.

(5)	Salary upon hire, effective October 5, 2020.
(6)

Salary increased from $530,000 to $575,000 effective September 21, 2020 in association with annual merit review. Salary increased from $575,000 to $625,000 effective December 14, 2020 in association with promotion.

In addition to his annual salary, Mr. Matta received a one-time cash sign-on bonus of $500,000 as part of his hire, subject to clawback upon resignation or termination for cause prior to completing one year of employment, to compensate for a portion of expected cash compensation he would otherwise have received from his former employer had he not terminated his employment there to join Clorox.

Annual Incentives

Clorox provides annual incentive awards to our NEOs under the Annual Incentive Plan (AIP). Payouts under the AIP are based on the level of achievement of company performance goals set annually by the MDCC, subject to shareholder-approved maximums. These performance goals are tied to Board-approved corporate financial performance goals and individual objectives.

The AIP balances financial performance with the individual performance of each of our NEOs. The amounts paid under the AIP are based on the following factors:

(1)	A target value for each NEO, which is base salary multiplied by an annual incentive target (Target Award).
(2)

Clorox’s performance measured against pre-established corporate financial goals (Company Multiplier). The Company Multiplier can range from 0% to 200% based on an objective assessment of company performance versus goals established by the MDCC at the beginning of the year.

(3)

Performance of the operations or functions under the NEO’s responsibility (Individual Multiplier). The Individual Multiplier can range from 0% to 150%. The Individual Multiplier is determined by the MDCC and typically has a narrow range, which makes its impact on the total payout significantly smaller than the Company Multiplier: Over the past three years, the range for Individual Multipliers for the NEOs was 90 to 115%, compared to 67 to 200% for the Company Multiplier during the same period.

Target Award. Each year, the MDCC sets an annual incentive target level for each NEO as a percentage of their base salary, based on an assessment of median bonus targets in the compensation peer group and other factors such as individual experience. The annual incentive target level is typically set near the median of bonus targets for comparable positions in the compensation peer group.

Company Multiplier. At the beginning of each fiscal year, the MDCC sets financial goals for the AIP based on targets approved by the Board. At the end of the year, the MDCC reviews Clorox’s results against the goals set at the beginning of the year and approves the final Company Multiplier.

For fiscal year 2021, the MDCC established goals for net sales, net earnings, and gross margin to drive sustainable, profitable growth and short- and long-term total shareholder returns. This combination of metrics effectively balances a focus on both top-line and bottom-line performance. Fiscal year 2021 goals for net sales, net earnings, and gross margin were set above the prior year’s actual results, in spite of our breakout results in fiscal year 2020, reflecting our focus on strategic business choices and a drive toward operational efficiencies.

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Compensation Discussion and Analysis

Fiscal year 2021 financial goals for the AIP, the potential range of payouts for achieving those goals, and the actual results as determined by the MDCC were as follows:

2021 Annual Incentive Financial Goals (in millions)	Weight	Threshold (0%)	Target (100%)	Maximum (200%)	Actual(1)
Net Sales	50%	$6,558	$6,977	$7,395	$7,300
Net Earnings	30%	$852	$969	$1,085	$684
Gross Margin	20%	41.7%	45.7%	49.7%	43.6%
(1)

Results exclude the fiscal year 2021 net impact of the following items on net sales, net earnings, and gross margin: accounting guidelines for equity-based compensation (Accounting Standards Update 2016-09), acquisition of a majority share in a joint venture in the Kingdom of Saudi Arabia, divestiture of our Healthlink business, an insurance settlement for hurricanes during fiscal year 2018, closure of our Dominican Republic business, and foreign exchange.

Individual Multiplier. Consistent with our pay-for-performance philosophy, AIP payouts are determined by the Company Multiplier and an Individual Multiplier. Based on its evaluation of individual performance, the MDCC reviewed and approved the Individual Multiplier for each NEO to reflect the officer’s individual contributions in fiscal year 2021. In determining the multiplier for individual performance, the MDCC carefully evaluates several performance factors against objectives established at the beginning of the year.

Individual performance for each of our NEOs is evaluated holistically and for 2021 included how each executive addressed continuing challenges posed by COVID-19; ESG-related achievements such as management of human capital including diversity and inclusion and management of environmental risks; contributions to company operations and strategy; and position-specific business outcomes. A performance summary for each NEO for fiscal year 2021 is provided in the table below.

Name	Individual Multiplier	Performance Summary
Ms. Rendle	100%	Outstanding leadership in a dynamic year. Smooth transition into CEO role, delivering record top-line growth and significant cash generation but with lower-than-expected bottom line results reflecting significant inflationary pressure driving increased costs. Excellent people-related results (e.g., health, safety, inclusion & diversity, engagement) and material progress against our IGNITE strategy including superior consumer value and net sales from innovation as well as continued strong cost savings and progress toward the company’s long-term ESG goals (e.g., climate action, packaging, product stewardship and pay equity, among others).
Mr. Dorer	100%	Provided strong leadership through the first quarter as CEO and facilitated a seamless CEO transition in early Q2 and through his tenure as Executive Chair until his retirement in February 2021.
Mr. Jacobsen	100%

Provided strong stewardship for our financial results and cost savings and drove strong tax and treasury outcomes including extending supplier payment terms and execution on share buyback program. Led progress on our M&A roadmap, process and capabilities. Materially contributed to our progress on renewable energy.

Mr. Reynolds	105%

Led development of our digital transformation plan, positioning the company to deliver on our long-term growth aspirations. Navigated significant complexity on the business to deliver a record year for top-line growth in the midst of a dynamic external environment and unprecedented costs. Served as chair of I&D committee and as executive sponsor of two employee resource groups (ERGs).

Mr. Matta	95%

Joined the company in Q2. Provided leadership for discovery with key growth runways, with results expected in the coming fiscal year. Began deepening targeted strategic capabilities required to deliver on IGNITE. Provides executive leadership for our sustainability center, which generated strong progress toward our long-term ESG goals (e.g., related to product and packaging).

Ms. Marriner	110%

Provided strong contributions toward a seamless CEO transition in Q1 and subsequent senior talent transitions. Provided leadership through the pandemic on global people priorities with outstanding health & safety and I&D (e.g., representation, pay equity) outcomes for the company as well as upper quartile employee engagement results.

Beginning in fiscal year 2022, as part of the holistic assessment of each NEO's performance, the MDCC will leverage ESG-related metrics from our IGNITE scorecard. The ESG metrics from the IGNITE scorecard that are relevant to each NEO's role will be embedded in the

NEOs' fiscal year 2022 priorities, and those scorecard results will be factored into the MDCC's evaluation of each individual's performance. See the IGNITE Strategy Guided by ESG Principles section of this proxy statement for more information about the IGNITE scorecard.

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Final AIP payouts. We funded the AIP at a 98% Company Multiplier, reflecting our achievement on each of the three performance metrics.

NEO	Base Salary	Annual Incentive Target (% of Salary)	Company Multiplier	Individual Multiplier	Final Annual Incentive Plan Payout
Ms. Rendle(1)	$1,075,000	150%	98%	100%	$1,526,132
Mr. Dorer(2)	$1,230,000	150%	98%	100%	$1,139,351
Mr. Jacobsen	$700,000	90%	98%	100%	$617,400
Mr. Reynolds	$700,000	100%	98%	105%	$720,300
Mr. Matta(3)	$625,000	85%	98%	95%	$364,509
Ms. Marriner(1)	$625,000	75%	98%	110%	$489,992
(1)

Ms. Rendle’s annual incentive target increased from 125% to 150% effective upon her September 14, 2020 promotion, and Ms. Marriner’s annual incentive target increased from 70% to 75% effective upon her December 14, 2020 promotion. Their award calculations include proration of the targets for the portion of fiscal year 2021 in which each target was effective.

(2)	Mr. Dorer is eligible for a pro-rata AIP payment for fiscal year 2021, calculated through the date of his retirement on February 15, 2021.
(3)	Mr. Matta’s AIP payment for fiscal year 2021 is pro-rated based on his hire date of October 5, 2020.

Long-Term Incentives

We provide long-term, equity-based incentive compensation to our NEOs, which aligns Clorox performance and executive officer compensation with the interests of our shareholders. These incentive awards also support the achievement of our long-term corporate financial goals.

The MDCC annually reviews the costs of, and potential shareholder dilution attributable to, our long-term incentive program to ensure that the overall program is financially efficient and aligned with those of our compensation peer group. The MDCC also seeks to calibrate the long-term incentive program design to drive performance and deliver awards that are competitive with the median of the compensation peer group. Actual long-term incentive award targets for individual NEOs may vary from the median based on a variety of factors, such as the NEO’s performance over time, individual experience, critical nature of their role, and expected future contributions.

Name	Target Value
Ms. Rendle	$5,000,000
Mr. Dorer(1)	$500,000
Mr. Jacobsen	$1,700,000
Mr. Reynolds	$2,100,000
Mr. Matta(2)	$2,500,000
Ms. Marriner	$1,200,000
(1)

On August 1, 2020, the MDCC approved a target cash compensation package for Mr. Dorer that did not include a normal LTI award, due to his pending transition to Executive Chair of the Board. In lieu of the normal LTI award, Mr. Dorer received a restricted stock unit award of $500,000 in recognition of his reduced responsibility stepping out of the CEO role and his expected short-term tenure as Executive Chair of the Board.

(2)

Represents Mr. Matta’s new hire annual long-term incentive award of $1,000,000 and a one-time restricted stock unit award of $1,500,000, reflecting a buyout of existing equity awards Mr. Matta forfeited upon termination of his prior employment.

Like annual incentive awards, actual long-term incentive award payouts vary from the target based on how Clorox performs against pre-established targets. The value of payouts also varies based on changes in the market price of our common stock.

For fiscal year 2021, the MDCC determined that our NEOs would receive 60% of the value of their total annual long-term incentive award granted in performance share units, 20% in stock options, and 20% in restricted stock units, as opposed to the prior fiscal year’s 50/50 split between performance share units and stock options. This new equity mix provides balance in the long-term incentive program, improving retention value and aligning to peers’ weighting for stock options while continuing to reinforce long-term company performance.

From time to time, we grant additional time-based restricted stock units for special purposes for both executive and non-executive officers, such as in

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Compensation Discussion and Analysis

connection with a promotion or as a replacement for compensation forfeited by an externally recruited executive at a prior employer, as in the case of Mr. Matta’s fiscal year 2021 one-time restricted stock unit award.

Performance share units (PSUs). PSUs align the interests of our NEOs with the interests of our shareholders because the number of shares earned and the shares’ potential value are tied to the achievement of performance targets, as well as changes in Clorox stock price. PSUs pay out after a three-year performance period, only if Clorox meets pre-established financial performance goals.

The performance target for the awards granted in September 2020 is a three-year annual economic profit (EP) growth rate during the performance period of July 2020 through June 2023. This metric directly supports our corporate strategy and long-term financial goals and correlates to stock price performance. EP performance is measured relative to a three-year average annual growth rate that is established at the beginning of the cycle and held constant. Solely for purposes of the PSU performance metric, EP is defined as earnings before interest and taxes, adjusted for non-cash restructuring charges, times one minus the tax rate, less capital charge. The payout percentage ranges from 0%, if threshold EP growth is not achieved, to a maximum of 200% of the target number of shares. A payout percentage is calculated for each fiscal year during the performance period, and the three annual payout percentages are averaged to determine the final payout percentage.

For the awards granted in September 2018, the MDCC approved payout levels tied to a 2.7% average annual EP growth target for the three-year performance period from July 2018 through June 2021. In August 2021, the MDCC certified a final payout for the 2018 awards of 94% of target, based on the average of the annual payout percentages for the three fiscal years in the performance period.

	Annual EP Growth			Adjusted(1) Actual EP Growth	Payout
Performance share units	Threshold (0%)	Target (100%)	Maximum (200%)
FY2019 Economic Profit Growth Rate	-7.3%	2.7%	10.2%	-2.8%	45%
FY2020 Economic Profit Growth Rate	-7.3%	2.7%	10.2%	17.9%	200%
FY2021 Economic Profit Growth Rate	-7.3%	2.7%	10.2%	-3.7%	36%
Three-Year Average Annual Economic Profit Growth Rate	-7.3%	2.7%	10.2%		94%
(1)

In accordance with predetermined criteria established by the MDCC at the time initial awards were approved, annual growth rates were adjusted for the impacts of the following Events (as defined in the 2018 PSU award agreements): a fiscal year 2021 non-cash impairment charge in the Better Health Vitamins, Minerals and Supplements business; a fiscal year 2021 non-cash charge related to investments and arrangements made with a Professional Products business unit supplier; acquisition of a majority share in a joint venture in the Kingdom of Saudi Arabia in July 2020; the fiscal year 2021 net impact of an insurance settlement for hurricanes during fiscal year 2018; the fiscal year 2021 closure of our Dominican Republic business; the adoption of Accounting Standard Codification 842 – Leases; and certain net adjustments related to trade expenses.

Stock options. Stock options align the interests of our NEOs with those of our shareholders because the options only have value if the price of Clorox stock increases after the stock options are granted. Stock options vest in 25% increments over a four-year period, beginning one year from the date of grant, and expire ten years from the date of grant.

Restricted stock units (RSUs). RSUs align the interests of our NEOs with those of our shareholders because the value of RSUs increases or decreases as the price of Clorox stock changes. RSUs vest in 25% increments over a four-year period, beginning one year from the date of grant.

Retirement Plans

Our NEOs participate in the same tax-qualified retirement benefit programs available to all other United States-based salaried and hourly employees not subject to collective bargaining agreements. Our retirement plans are designed to provide replacement income upon retirement and to be competitive with programs offered by our peers.

Because the Internal Revenue Code (IRC) limits the benefit value that may be contributed to and paid from a tax-qualified retirement plan, Clorox also provides our executive officers, including our NEOs, with additional retirement benefits intended to restore amounts that would otherwise be payable under our tax-qualified retirement plans if the IRC did not have limits on includable compensation and maximum benefits. We call these plans “restoration plans” because they restore total executive retirement benefits to the same percentage level provided to our salaried employees who are not limited by IRC restrictions.

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Compensation Discussion and Analysis

Below are brief descriptions of each of our retirement programs. Each of our NEOs participates in these retirement programs, except for the Clorox Company Pension Plan and the Supplemental Executive Retirement Plan.

The Clorox Company Pension Plan. The Clorox Company Pension Plan (the Pension Plan) is a cash balance pension plan that was frozen effective June 30, 2011. This freeze did not affect benefits previously accrued under the Pension Plan, which remain fully funded.

The Clorox Company 401(k) Plan. After the Pension Plan was frozen in June 2011, the Clorox Company 401(k) Plan (the 401(k) Plan) became the primary retirement plan for Clorox. Clorox makes an annual fixed contribution of 6% of eligible pay and a matching contribution of up to 4% of eligible pay to eligible employees.

Nonqualified Deferred Compensation Plan. Under the Nonqualified Deferred Compensation Plan (the NQDC), eligible employees may voluntarily defer receipt of up to 50% of base salary and up to 100% of their annual incentive awards. In fiscal year 2021, deferred amounts could be invested in a manner that generally mirrored the funds available in the 401(k) Plan. The NQDC permits Clorox to contribute amounts that exceed the IRC compensation limits in the tax-qualified plan through a 401(k) restoration provision for those employees deferring at required levels in the plan.

Supplemental Executive Retirement Plan. The Supplemental Executive Retirement Plan (the SERP), a defined benefit plan, was closed to new participants in April 2007 and, effective June 30, 2011, was frozen for pay and offsets, while still accruing age and service credits. Benefits under the SERP have historically been calculated as an annuity based on a percentage of average compensation adjusted by age and years of service and offset by the annuity value of Clorox contributions to the tax-qualified retirement plans and by Social Security. Effective July 1, 2011, the SERP was replaced by the Executive Retirement Plan (the ERP), described below. Moving from the SERP to the ERP created a defined-contribution structure that is more closely aligned with the benefits provided by our compensation peer group. In March 2018, the SERP was amended to provide that designated participants whose service as an executive of Clorox is succeeded by service as a consultant or advisor will be entitled to receive age and service credits while serving as a consultant or advisor for purposes of accruing an early retirement benefit under the SERP, provided that they have attained a minimum of 25 years of service and are at least 50 years old at the time that service as a consultant or advisor commences. Except for Mr. Dorer, none of our NEOs is eligible for the SERP.

Executive Retirement Plan. Our executive officers participate in the ERP. Under the ERP, Clorox makes an annual contribution of 5% of an eligible participant’s base salary and annual incentive award into the plan.

Further details about the provisions of the Pension Plan, NQDC, SERP, and ERP are provided in the Overview of Pension Benefits and the Overview of the Nonqualified Deferred Compensation Plans sections below.

Post-Termination Compensation

Clorox has a severance plan (the Severance Plan) that provides our NEOs with post-termination payments if the NEOs’ employment is terminated by Clorox other than for cause. These payments are intended to provide a measure of financial security following the loss of employment, which is important to attract and retain executives. The severance benefits are designed to be competitive with the compensation peer group and external market practices.

Clorox also has an Executive Change in Control Severance Plan (the CIC Plan), which provides severance benefits to certain eligible executives of Clorox, including all NEOs, if their employment with Clorox is involuntarily terminated in connection with a change in control of Clorox. In addition to helping mitigate the financial impact associated with termination after a change in control, these benefits further align the interests of our executive officers with the interests of our shareholders by providing incentives for retention, for business continuity purposes. Under the CIC Plan, NEOs are eligible for change in control severance benefits if their employment is terminated in connection with a change in control, either by Clorox without cause or by the NEO for good reason. See the Potential Payments Upon Termination or Change in Control section for additional information.

Perquisites

We provide our NEOs with other limited benefits competitive with the compensation peer group and consistent with our overall executive compensation program: an annual executive physical exam, reimbursement for health club membership, a company car or car allowance, paid parking at our headquarters, and financial planning services. These perquisites are market-competitive and beneficial to Clorox by enabling our NEOs to proactively manage their health, work more efficiently, and optimize the value received from our compensation and benefits programs.

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Compensation Discussion and Analysis

The Management Development and Compensation Committee Report

As detailed in its charter, the Management Development and Compensation Committee of the Board oversees Clorox’s executive compensation program and policies. As part of this function, the MDCC discussed, and reviewed with management, the CD&A. Based on this review and discussion, we have recommended to the Board that the CD&A be included in the proxy statement.

THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

Spencer C. Fleischer, Chair
Richard H. Carmona
David Mackay
Kathryn Tesija
Russell J. Weiner

Compensation Committee Interlocks and Insider Participation

Dr. Carmona, Messrs. Fleischer, Mackay, and Weiner, and Ms. Tesija each served as a member of the MDCC during part or all of fiscal year 2021. None of the members was an officer or employee of Clorox or any of its subsidiaries during fiscal year 2021 or in any prior fiscal year. No executive officer of Clorox served on the Board or compensation committee of any other entity that has or had one or more executive officers who served as a member of the Board or MDCC during fiscal year 2021.

52	THE CLOROX COMPANY - 2021 Proxy Statement

Compensation Discussion and Analysis Tables

Summary Compensation Table – Fiscal Year 2021

The following table sets forth the compensation earned, paid, or awarded to our NEOs for the fiscal years ended June 30, 2021, 2020, and 2019.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Linda Rendle(7) Chief Executive Officer	2021	1,006,250	—	3,999,753	1,000,180	1,526,132	833	366,161	7,899,309
	2020	523,965	—	600,194	600,006	291,182	1,572	144,820	2,161,739
	2019	435,923	—	563,379	312,577	271,900	1,401	117,181	1,702,362
Benno Dorer Former Executive Chair of the Board and Chief Executive Officer	2021	1,014,750	—	499,943	—	1,139,351	—	712,166	3,366,210
	2020	1,269,231	—	2,949,972	2,950,287	3,690,000	1,161,950	402,459	12,423,899
	2019	1,166,346	—	2,874,521	2,874,816	1,206,000	859,528	381,504	9,362,715
Kevin Jacobsen Executive Vice President and Chief Financial Officer	2021	654,038	—	1,361,356	340,450	617,400	7,423	277,187	3,257,854
	2020	609,615	—	699,930	700,059	1,020,000	5,999	154,644	3,190,247
	2019	536,539	—	649,918	649,958	331,650	4,612	122,077	2,294,753
Eric Reynolds(8) Executive Vice President and Chief Operating Officer	2021	700,000	—	1,679,713	420,084	720,300	2,245	286,907	3,809,250
	2020	601,923	—	649,846	650,049	1,028,350	—	110,378	3,040,546
	2019	462,788	—	450,587	450,016	231,071	3,120	119,035	1,716,617
Tony Matta Executive Vice President and Chief Growth Officer	2021	432,692	500,000	2,299,792	199,951	364,509	—	26,500	3,823,443

Kirsten Marriner Executive Vice President and Chief People and Corporate Affairs Officer	2021	587,885	—	959,958	240,048	489,992	—	250,310	2,528,192

(1)	Reflects actual salary earned for fiscal years 2021, 2020, and 2019.
(2)

Mr. Matta received a one-time cash sign-on bonus at hire, to compensate for a portion of expected cash compensation he would otherwise have received from his former employer had he not terminated his employment there to join Clorox.

(3)

The amounts reflected in these columns are the values determined under FASB ASC Topic 718 for the awards granted in the fiscal years ended June 30, 2021, 2020, and 2019, in accordance with the applicable accounting standard. The assumptions made in valuing stock awards and option awards reported in these columns are discussed in Note 1, Summary of Significant Accounting Policies under subsection “Stock-Based Compensation”, and in Note 16, Stock-Based Compensation Plans, to the Clorox consolidated financial statements for the three years in the period ended June 30, 2021, included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021. Additional information regarding the stock awards and option awards granted to our NEOs during fiscal year 2021 is set forth in the Grants of Plan-Based Awards--Fiscal Year 2021 table.

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Compensation Discussion and Analysis Tables

(4)

The grant date fair value of the PSU awards reflected in this column is the target payout based on the probable outcome of the performance-based conditions, determined as of the grant date. The maximum potential payout of the PSU awards would be 200% of the target shares awarded on the grant date. The maximum value of the PSU award for 2021 determined as of the date of grant for each respective NEO is presented in the following table. See the Grants of Plan-Based Awards - Fiscal Year 2021 table for more information about the PSUs granted under the 2005 Stock Incentive Plan.

	Linda Rendle	Benno Dorer	Kevin Jacobsen	Eric Reynolds	Tony Matta	Kirsten Marriner
Maximum PSU Value	$5,999,735	—	$2,042,246	$2,519,676	$1,199,873	$1,439,936
(5)

Reflects annual incentive awards earned for fiscal years 2021, 2020, and 2019 and paid out in September 2021, September 2020, and September 2019, respectively, under the AIP. Information about the AIP is set forth in Compensation Discussion and Analysis under Annual Incentives.

(6)

The amounts reflect the aggregate change in the present value of accumulated benefits during fiscal years 2021, 2020, and 2019 under the SERP, the Pension Plan, and the cash balance restoration benefit of the NQDC. The SERP, the Pension Plan, and the cash balance restoration benefit of the NQDC are all frozen benefits; refer to the Pension Benefits--Fiscal Year 2021 table for further information. Each plan amount in fiscal year 2021 is set forth in the following table:

	Linda Rendle	Benno Dorer	Kevin Jacobsen	Eric Reynolds	Tony Matta	Kirsten Marriner
The Pension Plan	$833	$843	$2,196	$1,629	—	—
SERP	—	(18,035)	—	—	—	—
Cash Balance Restoration Benefit	—	11,542	5,227	616	—	—
Total	$833	$(5,650)	$7,423	$2,245	$0	$0
(7)

The amounts shown in the All Other Compensation column represent (i) actual Clorox contributions under the 401(k) Plan, (ii) nonqualified contributions under the NQDC and ERP, and (iii) perquisites provided to our NEOs:

	Linda Rendle	Benno Dorer	Kevin Jacobsen	Eric Reynolds	Tony Matta	Kirsten Marriner
The Clorox Company 401(k) Plan	$30,088	$26,683	$27,483	$18,123	$0	$28,702
Nonqualified Deferred Compensation Plan	300,977	658,865	220,334	227,035	6,010	184,160
Company Paid Perquisites	35,097	26,618	29,370	41,749	20,490	37,449
Total	$366,161	$712,166	$277,187	$286,907	$26,500	$250,310

The following table sets forth the perquisites provided to our NEOs and the cost to Clorox for providing these perquisites during fiscal year 2021. The amounts shown in the Other Perquisites row consist of paid parking at our Oakland headquarters, health club reimbursement, and an annual executive physical.

	Linda Rendle	Benno Dorer	Kevin Jacobsen	Eric Reynolds	Tony Matta	Kirsten Marriner
Executive Automobile Program	$13,200	$8,800	$6,219	$13,200	$9,900	$13,200
Basic Financial Planning	16,627	12,499	16,627	20,875	6,510	15,719
Other Perquisites	5,270	5,319	6,524	7,674	4,080	8,530
Total	$35,097	$26,618	$29,370	$41,749	$20,490	$37,449

54	THE CLOROX COMPANY - 2021 Proxy Statement

Compensation Discussion and Analysis Tables

Grants of Plan-Based Awards – Fiscal Year 2021

This table shows grants of plan-based awards to the NEOs during fiscal year 2021.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Linda Rendle
Annual Incentive Plan(1)		—	1,557,278	4,671,833
Performance Share Units(2)	9/22/2020				—	14,125	28,250				2,999,868
Restricted Stock Units(3)	9/22/2020							4,708			999,885
Stock Options(4)	9/22/2020								32,316	212.38	1,000,180
Benno Dorer
Annual Incentive Plan(1)		—	1,162,603	3,487,808
Performance Share Units(2)					—	—	—				—
Restricted Stock Units(3)	9/22/2020							2,354			499,943
Stock Options(4)									—		—
Kevin Jacobsen
Annual Incentive Plan(1)		—	630,000	1,890,000
Performance Share Units(2)	9/22/2020				—	4,808	9,616				1,021,123
Restricted Stock Units(3)	9/22/2020							1,602			340,233
Stock Options(4)	9/22/2020								11,000	212.38	340,450
Eric Reynolds
Annual Incentive Plan(1)		—	700,000	2,100,000
Performance Share Units(2)	9/22/2020				—	5,932	11,864				1,259,838
Restricted Stock Units(3)	9/22/2020							1,977			419,875
Stock Options(4)	9/22/2020								13,573	212.38	420,084
Tony Matta
Annual Incentive Plan(1)		—	391,524	1,174,571
Performance Share Units(2)	10/5/2020				—	2,869	5,738				599,937
Restricted Stock Units(3)	10/5/2020							8,129			1,699,855
Stock Options(4)	10/5/2020								6,072	209.11	199,951
Kirsten Marriner
Annual Incentive Plan(1)		—	454,538	1,363,613
Performance Share Units(2)	9/22/2020				—	3,390	6,780				719,968
Restricted Stock Units(3)	9/22/2020							1,130			239,989
Stock Options(4)	9/22/2020								7,756	212.38	240,048
(1)

Represents estimated possible payouts of annual incentive awards for fiscal year 2021 under the AIP for each of our named executive officers. The AIP is an annual cash incentive opportunity and, therefore, awards are earned in the year of grant. The target amounts represent the potential payout if both Clorox performance, including financial and strategic metrics, and individual performance are at target levels. The maximum amount represents maximum payout in the AIP utilizing a Company Multiplier of 200% and an Individual Multiplier of 150% for all executive officers. See the Summary Compensation Table for the actual payout amounts in fiscal year 2021 under the AIP. See Annual Incentives in Compensation Discussion and Analysis for additional information about the AIP.

(2)

Represents possible future payouts of Clorox common stock underlying PSUs awarded in fiscal year 2021 to each of our currently active named executive officers as part of their participation in the 2005 Stock Incentive Plan. These awards will vest upon the achievement of performance measures based on average annual economic profit growth over a three-year period, with the threshold, target, and maximum awards equal to 0%, 100%, and 200%, respectively, of the number of PSUs granted. If the minimum financial goals are not met at the end of the three-year period, no PSU awards will be paid out under the 2005 Stock Incentive Plan. See Long-Term Incentives in Compensation Discussion and Analysis for additional information.

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Compensation Discussion and Analysis Tables

(3)

Represents RSUs awarded to each of our named executive officers under the 2005 Stock Incentive Plan. All RSUs vest in equal installments on the first, second, third, and fourth anniversaries of the grant date other than the one-time off-cycle award of 7,173 RSUs granted to Mr. Matta when he was hired as Executive Vice President and Chief Growth Officer, which vest in equal installments on the first, second and third anniversaries of the grant date.

(4)

Represents stock options awarded to each of our named executive officers under the 2005 Stock Incentive Plan. All stock options vest in equal installments on the first, second, third, and fourth anniversaries of the grant date.

Outstanding Equity Awards at Fiscal Year-End – 2021

The following equity awards granted to our NEOs were outstanding as of the end of fiscal year 2021.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options- Exercisable (#)	Number of Securities Underlying Unexercised Options- Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Linda Rendle
Stock Options(2)	1,697	—		72.11	9/11/2022
	2,935	—		84.45	9/17/2023
	7,850	—		89.82	9/17/2024
	12,360	—		111.60	9/15/2025
	14,560	—		123.09	9/13/2026
	15,352	5,118	(3)	135.57	9/12/2027
	9,520	9,520	(4)	151.85	9/18/2028
	3,466	3,466	(5)	154.88	1/7/2029
	12,488	37,467	(6)	155.54	9/17/2029
	—	32,316	(7)	212.38	9/22/2030
Performance Share Units(2)									2,632	(10)	473,523
									1,062	(11)	191,100
									6,429	(12)	1,156,641
									14,125	(13)	2,541,229
Restricted Stock Units(2)						4,708	(15)	847,016
Benno Dorer
Stock Options(2)	42,990	—		135.57	2/15/2026
	128,800	—		151.85	2/15/2026
	147,367	—		155.54	2/15/2026
Performance Share Units(2)									15,817	(10)	2,845,705
									10,537	(12)	1,895,712
Restricted Stock Units(2)						2,354	(15)	423,508

56	THE CLOROX COMPANY - 2021 Proxy Statement

Compensation Discussion and Analysis Tables

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options- Exercisable (#)	Number of Securities Underlying Unexercised Options- Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Kevin Jacobsen
Stock Options(2)	—	2,458	(3)	135.57	9/12/2027
	2,790	2,790	(8)	128.69	4/2/2028
	14,560	14,560	(4)	151.85	9/18/2028
	8,742	26,226	(6)	155.54	9/17/2029
	—	11,000	(7)	212.38	9/22/2030
Performance Share Units(2)									4,023	(10)	723,814
									4,500	(12)	809,595
									4,808	(13)	865,007
Restricted Stock Units(2)						1,602	(15)	288,216
Eric Reynolds
Stock Options(2)	15,210	—		111.60	9/15/2025
	15,470	—		123.09	9/13/2026
	12,285	4,095	(3)	135.57	9/12/2027
	6,720	6,720	(4)	151.85	9/18/2028
	2,971	2,971	(5)	154.88	1/7/2029
	8,117	24,353	(6)	155.54	9/17/2029
	—	13,573	(7)	212.38	9/22/2030
Performance Share Units(2)									1,861	(10)	334,848
									910	(11)	163,704
									4,178	(12)	751,664
									5,932	(13)	1,067,226
Restricted Stock Units(2)						1,977	(15)	355,682
Tony Matta
Stock Options(2)	—	6,072	(9)	209.11	10/5/2030
Performance Share Units(2)									2,869	(14)	516,162
Restricted Stock Units(2)						7,173	(16)	1,290,494
						956	(15)	171,994
Kirsten Marriner
Stock Options(2)	—	6,143	(3)	135.57	9/12/2027
	9,520	9,520	(4)	151.85	9/18/2028
	5,932	17,796	(6)	155.54	9/17/2029
	—	7,756	(7)	212.38	9/22/2030
Performance Share Units(2)									2,632	(10)	473,523
									3,053	(12)	549,265
									3,390	(13)	609,895
Restricted Stock Units(2)						1,130	(15)	203,298
(1)	Represents unvested “target” number of PSUs under the 2005 Stock Incentive Plan multiplied by the closing price of our common stock on June 30, 2021, except as noted below in footnotes (10) and (11). The ultimate value will depend on whether performance criteria are met and the value of our common stock on the actual vesting date.

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Compensation Discussion and Analysis Tables

(2)	Awards were granted under the 2005 Stock Incentive Plan.
(3)	Represents the unvested portion of stock options that vest in four equal installments beginning one year from the grant date of September 13, 2017.
(4)	Represents the unvested portion of stock options that vest in four equal installments beginning one year from the grant date of September 12, 2018.
(5)	Represents the unvested portion of off-cycle stock options granted to Ms. Rendle and Mr. Reynolds when they were promoted to Executive Vice President, Strategy and Operations and Executive Vice President, Cleaning and Burt’s Bees, respectively, effective January 7, 2019. Options vest in four equal installments beginning one year from the grant date of January 7, 2019.
(6)	Represents the unvested portion of stock options that vest in four equal installments beginning one year from the grant date of September 18, 2019.
(7)	Represents the unvested portion of stock options that vest in four equal installments beginning one year from the grant date of September 22, 2020.
(8)	Represents the unvested portion of off-cycle stock options granted to Mr. Jacobsen when he was promoted to Senior Vice President, Chief Financial Officer, effective April 1, 2018. Options vest in four equal installments beginning one year from the grant date of April 2, 2018.
(9)	Represents the unvested portion of stock options that vest in four equal installments beginning one year from the grant date of October 5, 2020.
(10)	Represents the actual number of PSUs that were paid out under our 2005 Stock Incentive Plan. The awards from the plan have a three-year performance period (fiscal years 2019 through 2021). Performance is based on achievement of average annual economic profit growth. After completion of fiscal year 2021, the Committee determined whether the performance measures had been achieved and based on the results, on August 12, 2021, the Committee approved the payout of this award at 94% of target.
(11)	Represents the actual number of PSUs that were paid out under our 2005 Stock Incentive Plan. The off-cycle awards from the plan, which were granted to Ms. Rendle and Mr. Reynolds when they were promoted to Executive Vice President, Strategy and Operations and Executive Vice President, Cleaning and Burt’s Bees, respectively, effective January 7, 2019, have a three-year performance period (fiscal years 2019 through 2021). Performance is based on achievement of average annual economic profit growth. After completion of fiscal year 2021, the Committee determined whether the performance measures had been achieved and based on the results, on August 12, 2021, the Committee approved the payout of this award at 94% of target.
(12)	Represents the “target” number of PSUs that can be earned under our 2005 Stock Incentive Plan. The awards from the plan have a three-year performance period (fiscal years 2020 through 2022). Performance is based on achievement of average annual economic profit growth. The Committee will determine whether the performance measures have been achieved after the completion of fiscal year 2022.
(13)	Represents the “target” number of PSUs that can be earned under our 2005 Stock Incentive Plan. The awards from the plan have a three-year performance period (fiscal years 2021 through 2023). Performance is based on achievement of average annual economic profit growth. The Committee will determine whether the performance measures have been achieved after the completion of fiscal year 2023.
(14)	Represents the “target” number of PSUs that can be earned under our 2005 Stock Incentive Plan. The off-cycle award from the plan, which was granted to Mr. Matta effective October 5, 2020, when he was hired to Executive Vice President and Chief Growth Officer, has a three-year performance period (fiscal years 2021 through 2023). Performance is based on achievement of average annual economic profit growth. The Committee will determine whether the performance measures have been achieved after the completion of fiscal year 2023.
(15)	Represents unvested portion of RSUs that vest in four equal installments beginning one year from the grant date of September 22, 2020.
(16)	Represents unvested one-time off-cycle RSUs granted to Mr. Matta when he was hired as Executive Vice President and Chief Growth Officer, effective October 5, 2020. RSUs vest in three equal installments beginning one year from the grant date of October 5, 2020.

58	THE CLOROX COMPANY - 2021 Proxy Statement

Compensation Discussion and Analysis Tables

Option Exercises and Stock Vested – Fiscal Year 2021

This table shows stock options exercised and stock vested for the NEOs during fiscal year 2021.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Linda Rendle	—		—	5,112	(4,5)	952,376
Benno Dorer	467,220	(3)	36,772,432	26,268	(6)	5,996,984
Kevin Jacobsen	35,282	(3)	3,244,819	1,505	(6)	286,951
Eric Reynolds	—		—	2,495	(6)	569,609
Tony Matta	—		—	—		—
Kirsten Marriner	65,367	(3)	5,371,426	3,758	(7)	857,951
(1)	The dollar value realized reflects the difference between the market price of Clorox common stock upon exercise and the stock option exercise price.
(2)	The dollar value realized reflects the market value of the vested shares and dividend equivalent units based on the closing price of Clorox common stock on the vesting date. For deferred shares, the dollar value realized reflects the market value of the vested shares and dividend equivalent units based on the closing price of Clorox common stock on June 30, 2021. Amount includes income related to deferred dividends from fiscal year 2020 recognized in fiscal year 2021 for Ms. Rendle ($35,158) and Mr. Jacobsen ($16,894). No other NEO had such deferred dividends in fiscal year 2020.
(3)	The number of shares represents the exercise of nonqualified stock options granted in previous years under Clorox’s 2005 Stock Incentive Plan.
(4)	The number of shares represents the vesting of RSUs, PSUs, and dividend equivalent units granted through participation in Clorox’s 2005 Stock Incentive Plan.
(5)	3,133 of these shares have been deferred and will be distributed over 5 annual installments after separation.
(6)	The number of shares represents the vesting of PSUs and dividend equivalent units granted through participation in Clorox’s 2005 Stock Incentive Plan.
(7)	These shares have been deferred and will be distributed over 5 annual installments after separation.

Pension Benefits – Fiscal Year 2021

Name(1)	Plan Name	Number of Years of Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)
Linda Rendle	The Clorox Company Pension Plan(4)	18	53,435	—
Benno Dorer	The Clorox Company Pension Plan(4)	16	—	59,168
	Supplemental Executive Retirement Plan(5)	16	4,604,358	—
	Cash Balance Restoration(6)	16	182,769	—
Kevin Jacobsen	The Clorox Company Pension Plan(4)	25	141,008	—
	Cash Balance Restoration(6)	25	58,154	—
Eric Reynolds	The Clorox Company Pension Plan(4)	22	104,581	—
	Cash Balance Restoration(6)	22	2,591	—
Tony Matta	The Clorox Company Pension Plan(4)	—	—	—
Kirsten Marriner	The Clorox Company Pension Plan(4)	—	—	—
(1)	Only Mr. Dorer participates in the SERP. Only Messrs. Dorer, Jacobsen, and Reynolds participate in the Cash Balance Restoration plan. Mr. Matta and Ms. Marriner do not participate in any of the pension plans.
(2)	Number of years of credited service is rounded down to the nearest whole number.
(3)	Present value of the accumulated benefit was calculated using the following assumptions: MILES-CGFD mortality table; 2.50% discount rate; and age as of June 30, 2021.
(4)	The Pension Plan was frozen effective July 1, 2011. Participants keep their accumulated pay credits and receive only quarterly interest credits after that date.

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Compensation Discussion and Analysis Tables

(5)	The SERP was frozen regarding pay and offsets effective June 30, 2011. Age and service credits continue to accrue. Mr. Dorer is the only NEO eligible for the SERP.
(6)	The cash balance restoration provision in the NQDC was eliminated effective July 1, 2011, when the Pension Plan was frozen. Participants keep their accumulated pay credits but no contributions were made under this provision after July 1, 2011.

Overview of Pension Benefits

Historically, pension benefits have been paid to the NEOs under the following plans: (1) the Pension Plan, (2) the cash balance restoration provision in the NQDC, and (3) the SERP. Effective June 30, 2011, the Pension Plan and the cash balance restoration provision under the NQDC were frozen. The SERP was also frozen as of June 30, 2011, for pay and offsets, while still allowing age and service credits, as most recently amended in March 2018, as described in the Retirement Plans section of the CD&A.

Nonqualified Deferred Compensation – Fiscal Year 2021

The following table provides information regarding the accounts of the NEOs under the NQDC and ERP in fiscal year 2021.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)(4)(5)
Linda Rendle	93,981	300,977	295,265	1,323,915
Benno Dorer	180,905	658,865	69,484	5,508,013
Kevin Jacobsen	297,923	220,334	239,559	1,892,213
Eric Reynolds	60,027	227,035	176,966	972,548
Tony Matta	11,538	6,010	1,284	18,832
Kirsten Marriner	45,890	184,160	177,213	766,571
(1)	Amounts represent the annual base salary and incentive award that each executive deferred during fiscal year 2021. Deferred base salary is also reported in the Summary Compensation Table – Salary. Deferred annual incentive awards are also reported in the Summary Compensation Table – Non-Equity Incentive Plan Compensation.
(2)	Represents that portion of the Clorox 401(k) match and annual contribution of up to 10% of eligible compensation that is in excess of IRC compensation limits, pursuant to the 401(k) restoration provision of the NQDC and the Clorox contribution under the ERP. These contributions are also reported in the Summary Compensation Table – All Other Compensation and are included under the caption Nonqualified Deferred Compensation Plan in footnote (7) to the Summary Compensation Table.
(3)	Earnings are based on an array of investment options that generally mirror the 401(k) Plan. Earnings vary based on participant investment elections.
(4)	Reflects aggregate balances under the restoration provision of the NQDC, ERP contributions, and any deferred base salary and annual incentive awards, plus earnings, as of the end of fiscal year 2021.
(5)	The executive and registrant contribution total amounts in the table below are also reported as compensation in the Summary Compensation Table in the years indicated:

Fiscal Year	Linda Rendle	Benno Dorer	Kevin Jacobsen	Eric Reynolds	Tony Matta	Kirsten Marriner
2021	$394,957	$839,770	$518,257	$287,062	$17,548	$230,049
2020	104,278	334,391	98,548	83,960
2019	$83,562	$329,899	$68,694	$63,278

Overview of Nonqualified Deferred Compensation Plans

Executive Retirement Plan

Our executive officers are eligible for participation in the ERP. The ERP provides that Clorox will make an annual contribution of 5% of an eligible participant’s base salary plus annual incentive payment into the ERP.

Clorox contributions vest over a three-year period and individuals are considered retirement-eligible under the ERP upon attainment of age 62 with 10 years of service with Clorox. An eligible participant may elect distribution in a lump sum or up to 15 annual installments upon a qualifying payment event.

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Nonqualified Deferred Compensation Plan

Under the NQDC, participants may voluntarily defer the receipt of up to 50% of their base salary and up to 100% of their annual incentive award. In addition, the NQDC offers a 401(k) restoration provision for those who defer at a required level. All Clorox retirement contributions are made in the form of (i) a fixed 6% employer annual contribution and (ii) an employer match of up to 4% of pay into the 401(k) Plan, subject to IRC limits. Contributions on eligible compensation that exceed the IRC limits are contributed into a participant’s NQDC account under the 401(k) restoration provision.

Participants in the NQDC may elect to receive benefits from the NQDC either in a lump sum or up to 15 annual payments upon a qualifying payment event. Participants may choose from an array of investment crediting rates that generally mirror the investment fund options available in the 401(k) Plan. The NQDC uses the same benefit formulas, types of compensation to determine benefits, and vesting requirements as the 401(k) Plan. The responsibility to pay benefits under the NQDC is an unfunded and unsecured obligation of Clorox.

Potential Payments Upon Termination or Change in Control – Fiscal Year 2021

The following table reflects the estimated amount of compensation payable to each of our NEOs upon termination of the NEO’s employment under various scenarios. The amounts exclude earned amounts such as vested or accrued benefits.

The amounts shown are calculated using an assumed termination date effective as of, and the closing trading price of our common stock of $179.91 on, the last business day of fiscal year 2021 (June 30, 2021). Although the calculations are intended to provide reasonable estimates of the potential compensation payable upon termination, they are based on assumptions outlined in the footnotes of the table and may not represent the actual amount the NEO would receive if an eligible termination event were to occur.

The table does not include compensation or benefits provided under plans or arrangements that are generally available to all salaried employees. Amounts reflected for change in control assume that each NEO is involuntarily terminated by Clorox without cause or voluntarily terminates for good reason within two years after a change in control.

Name and Benefits	Involuntary Termination Without Cause ($)		Involuntary Termination After Change In Control ($)		Resignation or Retirement ($)		Disability or Death ($)
Linda Rendle
Cash Payment	6,181,250	(1)	9,675,000	(2)	—	(3)	—	(4)
Stock Options	4,180,879	(5)	5,674,743	(6)	—		5,879,968	(7)
Restricted Stock Units	—		847,016	(8)	—		847,016	(8)
Performance Share Units	—		4,545,288	(9)	—		4,545,288	(10)
Retirement Plan Benefits	—		—		—		—
Health & Welfare Benefits	36,720	(11)	55,080	(12)	—		—
Financial Planning	—		16,500	(13)	—		—
Total Estimated Value	10,398,849		20,813,626		—		11,272,272
Kevin Jacobsen
Cash Payment	2,030,000	(14)	3,290,000	(15)	—	(3)	—	(4)
Stock Options	2,866,651	(5)	2,866,651	(6)	2,866,651	(5)	2,866,651	(7)
Restricted Stock Units	288,216	(16)	288,216	(8)	288,216	(16)	288,216	(8)
Performance Share Units	1,675,754	(17)	2,544,395	(9)	1,675,754	(17)	2,544,395	(10)
Retirement Plan Benefits	—		—		—		—
Health & Welfare Benefits	37,944	(11)	37,944	(12)	—		—
Financial Planning	—		16,500	(13)	—		—
Total Estimated Value	6,898,565		9,043,705		4,830,621		5,699,261

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Compensation Discussion and Analysis Tables

Name and Benefits	Involuntary Termination Without Cause ($)		Involuntary Termination After Change In Control ($)		Resignation or Retirement ($)		Disability or Death ($)
Eric Reynolds
Cash Payment	2,100,000	(14)	3,500,000	(15)	—	(3)	—	(4)
Stock Options	4,540,372	(5)	4,540,372	(6)	4,540,372	(5)	4,540,372	(7)
Restricted Stock Units	355,682	(16)	355,682	(8)	355,682	(16)	355,682	(8)
Performance Share Units	1,448,184	(17)	2,434,004	(9)	1,448,184	(17)	2,434,004	(10)
Retirement Plan Benefits	—		—		—		—
Health & Welfare Benefits	13,284	(11)	13,284	(12)	—		—
Financial Planning	—		16,500	(13)	—		—
Total Estimated Value	8,457,522		10,859,842		6,344,238		7,330,058
Tony Matta
Cash Payment	1,648,438	(14)	2,452,885	(15)	—	(3)	—	(4)
Stock Options	—		—	(6)	—		32,248	(7)
Restricted Stock Units	—		1,462,488	(8)	—		1,462,488	(8)
Performance Share Units	—		525,716	(9)	—		525,716	(10)
Retirement Plan Benefits	—		—		—		—
Health & Welfare Benefits	26,274	(11)	26,274	(12)	—		—
Financial Planning	—		16,500	(13)	—		—
Total Estimated Value	1,674,712		4,483,863		—		2,020,451
Kirsten Marriner
Cash Payment	1,601,563	(14)	2,656,250	(15)	—	(3)	—	(4)
Stock Options	411,694	(5)	1,384,894	(6)	—		1,519,452	(7)
Restricted Stock Units	—		203,298	(8)	—		203,298	(8)
Performance Share Units	—		1,729,829	(9)	—		1,729,829	(10)
Retirement Plan Benefits	—		—		—		—
Health & Welfare Benefits	36,960	(11)	36,960	(12)	—		—
Financial Planning	—		16,500	(13)	—		—
Total Estimated Value	2,050,217		6,027,731		—		3,452,579
(1)

This amount reflects two times Ms. Rendle’s current base salary plus two times 75% of her target AIP award. In addition, the amount includes 100% of her current year target AIP award, pro-rated to the date of termination.

(2)

This amount represents three times Ms. Rendle’s current base salary, plus three times her target AIP award, plus her current-year AIP award, pro-rated to the date of termination, subject to the excise tax cutback provision in the CIC Plan.

(3)

Messrs. Jacobsen and Reynolds are eligible for retirement, including a pro-rata AIP award upon retirement. Mses. Rendle and Marriner and Mr. Matta are not eligible for retirement, nor for a pro-rata annual incentive award upon retirement. However, all bonus-eligible employees active as of June 30, 2021 are eligible to receive an annual incentive award, so a pro-rata AIP award would not be applicable based on the assumed termination date of June 30, 2021, regardless of retirement eligibility.

(4)

NEOs whose termination is the result of disability or death are eligible to receive a pro-rata AIP award through the date of termination. However, all bonus-eligible employees active as of June 30, 2021 are eligible to receive an annual incentive award, so a pro-rata AIP award would not be applicable based on the assumed termination date of June 30, 2021.

(5)

For Messrs. Jacobsen and Reynolds, who are retirement-eligible, this amount represents the expected value of the accelerated vesting of all outstanding stock options, and assumes a five-year expected life or the remaining original term, whichever is shorter. For Mses. Rendle and Marriner and Mr. Matta, this amount represents the intrinsic value of vested stock options at termination, based on the provision that non-retirement eligible executives exercise stock options within 90 days of termination, calculated as the difference between the June 30, 2021 closing Clorox common stock price of $179.91 and the exercise price for each option.

(6)

For Messrs. Jacobsen and Reynolds, who are retirement-eligible, this amount represents the expected value of the accelerated vesting of all outstanding stock options, and assumes a five-year expected life or the remaining original term, whichever is shorter. For Mses. Rendle and Marriner and Mr. Matta, this amount represents the intrinsic value of the accelerated vesting of all outstanding stock options, based on the provision that non-retirement eligible executives exercise stock options within 90 days of termination, calculated as the difference between the June 30, 2021 closing Clorox common stock price of $179.91 and the exercise price for each option.

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(7)

For Messrs. Jacobsen and Reynolds, who are retirement-eligible, this amount represents the expected value of the accelerated vesting of all outstanding stock options upon the NEO’s termination of employment due to disability or death, and assumes a five-year expected life or the remaining original term, whichever is shorter. For Mses. Rendle and Marriner and Mr. Matta, this amount represents the expected value of the accelerated vesting of all outstanding stock options, based on the provision that non-retirement eligible executives exercise stock options within one year of disability or death, calculated as the difference between the June 30, 2021 closing Clorox common stock price of $179.91 and the exercise price for each option.

(8)	This amount represents the value of the accelerated vesting of RSUs upon change in control, disability, or death.
(9)

PSUs will vest based on performance through the date of the change in control. This amount assumes a pro-rated target payout and is valued at the closing price of Clorox common stock on June 30, 2021 of $179.91.

(10)

This amount represents the value of the accelerated vesting of PSUs upon a disability or death, assuming a target payout and valued at the closing price of Clorox common stock on June 30, 2021 of $179.91. Upon termination for disability or death, the entire PSU award will vest. The actual payout will not be determined until the end of the performance period.

(11)	This amount represents the estimated cost to Clorox of providing welfare benefits, including medical, dental, and vision, for the two-year period following termination.
(12)

This amount represents the estimated cost to Clorox of providing welfare benefits, including medical, dental, and vision, for the two-year period (three-year period for Ms. Rendle) following a qualifying termination after a change in control.

(13)	This amount represents the cost of providing financial planning for the year of termination.
(14)

This amount reflects two times the NEO’s current base salary. In addition, for Messrs. Jacobsen and Reynolds, who are eligible for retirement, this amount includes 100% of their current year target AIP award, pro-rated to the date of termination. For Mses. Rendle and Marriner and Mr. Matta, this amount includes 75% of their current year’s target AIP award, pro-rated to the date of termination.

(15)

This amount represents two times the named executive officer’s current base salary, plus two times the target AIP award, subject to the excise tax cutback provision in the CIC Plan. For Messrs. Jacobsen and Reynolds, who are eligible for retirement, this amount also includes 100% of their current year target AIP award, pro-rated to the date of termination. For Mses. Rendle and Marriner and Mr. Matta, this amount includes the target AIP award, pro-rated to the date of termination.

(16)

Messrs. Jacobsen and Reynolds are retirement-eligible and all unvested RSUs held longer than six months will continue to vest after termination. This amount represents the expected value of the continued vesting of such RSUs.

(17)

Messrs. Jacobsen and Reynolds are eligible for retirement and are entitled to receive a pro-rata portion of all PSUs for the September 2018, 2019 and 2020 awards. This value represents the full vesting of eligible shares from the September 2018 award, since they would have completed the entire performance period as of the assumed termination date of June 30, 2021, and the pro-rata vesting of the eligible shares from the September 2019 and 2020 awards, assuming a target payout and valued at the closing price of Clorox common stock on June 30, 2021 of $179.91. The actual payout of the shares will not be determined until the end of the performance period. NEOs who are not retirement-eligible forfeit shares upon termination under these scenarios.

Retirement Payments to Former NEO

On February 15, 2021, Mr. Dorer retired from employment with Clorox. As a result, Mr. Dorer received benefits consistent with a retirement as described below. The value of benefits received due to such separation, calculated as of February 15, 2021, in a manner consistent with the calculations for resignation in the “Potential Payments” table, was $18,573,973.

Potential Payments Upon Termination

Severance Plan

Under the terms of the Severance Plan, our NEOs are eligible to receive benefits if their employment is terminated by Clorox without cause, other than in connection with a change in control. No benefits are payable under the terms of the Severance Plan if Clorox terminates the employment of the NEO for cause or if the NEO voluntarily resigns.

Regardless of the nature of any NEO’s termination, NEOs retain amounts earned over the course of their employment prior to the termination event, such as balances under the NQDC, vested and accrued retirement benefits, and previously vested stock options, except as outlined below under Termination for Misconduct. For further information about amounts previously earned, see the Summary Compensation Table, Outstanding Equity Awards at Fiscal 2020 Year-End Table, Option Exercises and Stock Vested Table, Pension Benefits Table, and Nonqualified Deferred Compensation Table.

Under the Severance Plan, each NEO agrees to return and not to use or disclose proprietary information of Clorox and, for two years following any such termination, the NEO is also prohibited from soliciting for employment any employee of Clorox.

Termination benefits under the Severance Plan for our NEOs are as follows:

Involuntary Termination Without Cause. If Clorox terminates the employment of a NEO other than the CEO without cause, the Severance Plan entitles the NEO to receive a lump-sum severance payment after termination equal to two times the NEO’s then-current base salary. In the case of the CEO, the severance amount is equal to the sum of (i) two times the CEO’s base salary and (ii) two times the CEO’s target annual bonus for that fiscal year, multiplied by 75%.

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Compensation Discussion and Analysis Tables

Under the Severance Plan, NEOs other than the CEO are also entitled to an amount equal to 75% of their AIP awards for the fiscal year in which they are terminated. The CEO is entitled to an amount equal to 100% of her AIP award for the fiscal year in which she was terminated. In each case, the AIP award calculation uses the actual Company Multiplier for the fiscal year in which the executive is terminated, assumes an Individual Multiplier of 100%, and is prorated to the date of termination.

NEOs who are retirement-eligible under the terms of the AIP are eligible for either the treatment under the Severance Plan (75%) or retirement treatment (100%) for purposes of the AIP award payout. The MDCC decides which treatment to apply; in either case, the AIP award payout would remain prorated to the date of termination.

The Severance Plan provides that a NEO is entitled to continue to participate in our medical, vision, and dental insurance programs for up to two years following termination on the same terms as active employees. In addition, at the end of this coverage, a NEO will be eligible to participate in any combination of our medical, vision, and dental plans offered to former employees who retire at age 55 or older, on the same terms as such other former employees, provided the NEO has completed at least 10 years of service. Where applicable, this coverage continues until the NEO turns age 65. Thereafter, the NEO may participate in our general retiree health plan as it may exist in the future, if otherwise eligible. If the NEO will be age 55 or older and will have completed at least 10 years of service at the end of, and including, the two-year period following termination, the NEO will be deemed to be age 55 and to have 10 years of service under any pre-65 retiree health plan as well as the SERP.

Severance-related benefits are provided only if the NEO executes a general release prepared by Clorox.

Termination Due to Retirement. Under Clorox’s policy applicable to all employees, upon retirement NEOs are entitled to their salary through the last day of employment and are eligible for a pro-rata portion of the AIP award for the fiscal year in which their retirement occurs. Based on the provisions of the respective plans, they also will be eligible to receive SERP, ERP, and other benefits under applicable Clorox retirement plans. In addition to the amounts that the NEO has earned or accrued over the course of their employment under our qualified and nonqualified plans, a NEO who is at least age 55 with 10 years of service or who has 20 years of service regardless of age is eligible to receive retirement-related benefits under the long-term incentive program. Stock options held for longer than six months will vest in full in accordance with the original vesting schedule and remain exercisable for five years following the NEO’s retirement or until the expiration date, whichever is sooner, and PSUs will be paid out on a pro-rata basis at the end of the relevant performance period based on the actual level of performance achieved during that period. Beginning with the fiscal year 2021 awards, RSUs held for longer than six months will vest in full in accordance with the original vesting schedule.

Termination Due to Disability or Death. If a NEO begins to receive benefits under our long-term disability plan, Clorox may terminate the NEO’s employment at any time, in which case the NEO will receive their salary through the date of their termination and will also be entitled to a pro-rata portion of their actual AIP award for the fiscal year of termination. Stock options will vest in full, and all vested options will remain exercisable for an additional year following the NEO’s disability or until the expiration date, whichever is earlier, and all PSUs will be paid out at the end of the relevant performance period based on the actual level of performance achieved during that period.

Under Clorox’s policy applicable to all employees, if a NEO’s employment is terminated due to death, the NEO’s beneficiary or estate is entitled to (i) the NEO’s salary through the date of death, (ii) a pro-rata portion of the NEO’s actual AIP award for the fiscal year of death, (iii) a pro-rata portion of the NEO’s 6% annual contribution to the 401(k) plan for the fiscal year of death, and (iv) benefits pursuant to our life insurance plan. Stock options and RSUs will vest in full, and all vested options remain exercisable for an additional year following the NEO’s death or until the expiration date, whichever is earlier, and all PSUs will be paid out at the end of the relevant performance period based on the actual level of performance achieved during that period.

Termination for Misconduct. Clorox may terminate a NEO’s employment for misconduct at any time without notice. Upon the NEO’s termination for misconduct, the NEO is entitled to their salary through the date of their termination but is not entitled to any AIP award for the fiscal year in which their termination for misconduct occurs. “Misconduct” under the Severance Plan means any act or omission of the NEO through which the NEO: (i) willfully neglects significant duties he or she is required to perform or willfully violates a material Clorox policy, and, after being warned in writing, continues to neglect such duties or continues to violate the specified Clorox

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Compensation Discussion and Analysis Tables

policy; (ii) commits a material act of dishonesty, fraud, misrepresentation or other act of moral turpitude; (iii) acts (or omits to act) with gross negligence in the course of employment; (iv) fails to obey a lawful direction of the Board or, for NEOs other than the CEO, a corporate officer to whom he or she reports, directly or indirectly; or (v) acts in any other manner inconsistent with Clorox’s best interests and values.

All outstanding stock options and RSUs awards are forfeited upon a termination for misconduct. In addition, any retirement-related benefits a NEO would normally receive related to PSUs are also forfeited upon a termination for misconduct.

Voluntary Termination. A NEO may resign from employment at any time. Upon a NEO’s voluntary resignation, the NEO is entitled to their salary through the date of termination but is not entitled to any AIP award for the fiscal year of termination. All unvested outstanding stock options, RSUs, and PSUs are forfeited upon voluntary termination.

Potential Payments Upon Change in Control

Executive Change in Control Severance Plan

Under the CIC Plan, executives are eligible for change in control severance benefits, subject to the execution of a waiver and release, if they are terminated without cause or resign for good reason as defined under the CIC Plan during (i) the two-year period following a change in control or (ii) a period of up to one year prior to the change in control in limited circumstances where the executive’s termination is directly related to or in anticipation of a change in control.

The severance benefits under the CIC Plan include (i) a lump-sum severance payment equal to two times—or, in the case of the CEO, three times—the sum of (a) the executive’s base salary and (b) average AIP award for the three completed fiscal years prior to termination, (ii) a lump-sum amount equal to the difference between the actuarial equivalent of the benefit the NEO would have been entitled to receive if their employment had continued until the second anniversary of the date of termination and the actuarial equivalent of the aggregate benefits paid or payable as of the date of termination under the qualified and nonqualified retirement plans, (iii) a payment equal to the cost of applicable healthcare benefits for a maximum of two—or, in the case of the CEO, three—years following a severance-qualifying termination, (iv) continued financial planning services for the year of termination, (v) vesting of all outstanding equity awards granted prior to the change in control, and (vi) an amount equal to the average AIP award for the three completed fiscal years preceding termination prorated for the number of days employed in the fiscal year during which termination occurred.

In addition, the CIC Plan provides for an excise tax cutback such that the excise tax under Sections 280G and 4999 of the IRC would not apply, unless the executive would receive a greater amount of severance benefits on an after-tax basis without a cutback, in which case the cutback would not apply. The CIC Plan permits the MDCC to make changes to the CIC Plan that are adverse to covered executives with 12 months’ advance notice. If a change in control of Clorox occurs during that 12-month period, then such changes would not become effective. Each participant under the CIC Plan is subject to certain restrictive covenants including confidentiality and non-disparagement provisions and a non-solicitation and non-diversion of business provision during the term of their employment and for two years thereafter.

“Cause” is generally defined as (i) willful and continued failure to substantially perform duties upon written demand or (ii) willfully engaging in illegal conduct or gross misconduct that is materially and demonstrably injurious to Clorox. A termination for cause requires a vote of 75% of the Board at a meeting after notice to the executive has been given and the executive has had an opportunity to be heard.

“Good Reason” is generally defined as (i) an assignment of duties inconsistent in any material respects with the executive officer’s position (including offices and reporting requirements), authority, duties, or responsibilities (ii) any failure to substantially comply with, or any reduction by Clorox in, any of the material provisions of compensation plans, programs, agreements, or arrangements as in effect immediately prior to the change in control, including any material reduction in base salary, cash incentive compensation target bonus opportunity, equity compensation opportunity in the aggregate, or employee benefits or perquisites in the aggregate, (iii) relocation of principal place of employment that increases the executive officer’s commuting distance by more than 35 miles, (iv) termination of employment by Clorox other than as expressly permitted by the CIC Plan, or (v) failure of a successor company to assume the CIC Plan.

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Compensation Discussion and Analysis Tables

Fiscal Year 2021 CEO Pay Ratio

Under rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), we are required to disclose the ratio of the annual total compensation of our CEO to the annual total compensation of our median compensated employee. We calculated annual total compensation for that employee using the same methodology we use for our NEOs as set forth in the Summary Compensation Table in this proxy statement.

●	Total compensation for our median employee was $69,365.
●	Our CEO to median employee pay ratio is 114:1.

The pay ratio reported here is a reasonable estimate calculated in a manner consistent with SEC rules.

To identify our median employee for purposes of this disclosure, we first determined the pool of all individuals employed by us, other than the CEO, on June 20, 2019, and reviewed total cash compensation earned by each such individual during fiscal year 2019. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation and no exclusions were used during this process. We selected our median employee from that pool in accordance with the SEC rules as explained in our proxy statement for fiscal year 2019. We believe there has been no change to our employee population and compensation arrangements, or the circumstances of the median employee used in fiscal years 2019 and 2020 that we believe would result in a significant change to our pay ratio disclosure. Accordingly, as permitted under SEC rules, we are using the same median employee to calculate our fiscal year 2021 CEO pay ratio.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies, including our compensation peer group, may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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Equity Compensation Plan Information

The following table sets out the number of shares of common stock to be issued upon exercise of outstanding options, warrants, and rights, the weighted-average exercise price of outstanding options, warrants, and rights, and the number of securities available for future issuance under equity compensation plans as of June 30, 2021.

	[a]	[b]	[c]
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (in thousands)	Weighted-average exercise price per share of outstanding options, warrants, and rights	Number of securities remaining for future issuance under non-qualified stock-based compensation programs (excluding securities reflected in column [a]) (in thousands)
Equity compensation plans approved by security holders	4,862	$139	7,888
Equity compensation plans not approved by security holders	—	—	—
Total	4,862	$139	7,888

Column [a] includes the following outstanding equity-based awards (in thousands):

●	4,020 stock options
●	353 performance shares and deferred shares
●	174 deferred stock units for non-employee directors
●	315 restricted stock unit awards

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Audit Committee Matters

Proposal 3: Ratification of Independent Registered Public Accounting Firm

The Audit Committee has the authority to appoint, retain, compensate, and oversee the Company’s independent registered public accounting firm, and the Company’s shareholders must ratify the Audit Committee’s selection and appointment. The Audit Committee has selected

Ernst & Young LLP (E&Y) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022. E&Y has been engaged since February 15, 2003.

Board’s Recommendation

The Board unanimously recommends that shareholders vote FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022. While we are not required by law to obtain such ratification from our shareholders, the Board believes it is good practice to do so. The Audit Committee and the Board believe that the continued retention of E&Y as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.

Representatives of E&Y are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement should they desire to do so.

Vote Required

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote on the matter is required to ratify the appointment of E&Y. If shareholders fail to ratify the appointment of E&Y, the Audit Committee will reconsider the appointment.

The people designated in the proxy and voting instruction card will vote your shares represented by proxy FOR ratification unless you include instructions to the contrary.

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Audit Committee Report

The Audit Committee assists the Board in its oversight of corporate governance by overseeing the quality and integrity of the accounting, auditing, and financial reporting practices of the Company, including:

●	review of reports filed by the Company on Form 10-Q and Form 10-K,
●	oversight of the financial reporting process,
●	assessment of the effectiveness of the Company’s internal control over financial reporting and the review of the performance of the internal audit function, and
●	oversight of the Company’s framework and guidelines with respect to risk assessment and risk management, including the Company’s cybersecurity and information technology risks and initiatives, and disclosure controls and procedures.

The Audit Committee operates in accordance with a written charter, which was adopted and is periodically updated by the Board. Each member of the Audit Committee is “independent,” as required by the applicable listing standards of the NYSE and the rules of the SEC.

While the Company’s management has primary responsibility for the financial statements, the reporting process and the Company’s internal control over financial reporting, the independent registered public accounting firm is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (the PCAOB). The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the Company’s independent registered public accounting firm.

The Audit Committee is responsible for the appointment, retention, compensation, and oversight of the Company’s independent registered public accounting firm, including the review of their qualifications, independence and performance, and approval of the audit fee. In this regard, the Audit Committee appointed Ernst & Young LLP (E&Y) to audit the Company’s financial statements as of and for the year ended June 30, 2021, and the effectiveness of the Company’s internal control over financial reporting as of June 30, 2021. E&Y has served as the Company’s independent registered public accounting firm since February 2003. The Audit Committee considered several factors in selecting E&Y as the Company’s independent registered public accounting firm for the year ended June 30, 2021, including the firm’s independence and internal quality controls, the overall depth of talent, their experience with the Company’s industry, and their familiarity with the Company’s businesses and internal control over financial reporting. In determining whether to reappoint E&Y as the Company’s independent registered public accounting firm for the year ending June 30, 2022, the Audit Committee again took those factors into consideration along with its evaluation of the past performance of E&Y and determined that the continued retention of E&Y as the Company’s independent registered public accounting firm is in the Company’s best interests.

The Audit Committee has a policy that requires it to consider and approve, in advance, any audit and permissible non-audit services to be performed by the independent registered public accounting firm. Among the assurance and related services provided by E&Y in fiscal year 2021, E&Y has issued reports on its review of certain corporate responsibility and sustainability metrics and information provided in the Company’s 2021 Integrated Annual Report – Executive Summary. The Audit Committee obtained from E&Y the written disclosures and the letter required by the applicable requirements of the PCAOB regarding https://www.thecloroxcompany.com/who-we-are/ corporate-governance/committee-charters communications with the Audit Committee concerning independence of the auditors and discussed with the auditors their independence. In evaluating E&Y’s independence, the Audit Committee considered whether the firm’s provision of any non-audit services impaired or compromised the firm’s independence and concluded that they did not.

Further, in conjunction with the mandated rotation of the auditing firm’s coordinating partner, the Audit Committee and its chairperson oversee and are directly involved in the selection of E&Y’s new coordinating partner. The Audit Committee periodically considers rotation of the registered independent public accounting firm.

In fulfilling its oversight responsibilities, the Audit Committee meets regularly with management and E&Y to discuss, prior to their release to the public, the Company’s financial statements and earnings releases and, as appropriate, other Company public communications containing Company financial information or performance measures. The Audit Committee’s meetings with the independent registered public accounting firm, which are both with and without management present, include discussions about the results of the independent registered public accounting firm’s examinations and evaluations of the quality of the Company’s financial statements and the Company’s internal control over financial reporting.

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Audit Committee Report

In this regard, the Audit Committee discussed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2021. This review included a discussion of the quality and the acceptability of the Company’s financial reporting and system of internal controls, including the clarity of disclosures in the financial statements, reasonableness of significant contingency accruals, reserves, allowances and other judgments, critical accounting policies and estimates, and risk assessment. In addition, the Audit Committee reviewed and discussed with the Company’s independent registered public accounting firm the scope and plans for their audit, the audited financial statements of the Company for the fiscal year ended June 30, 2021, the independent registered public accounting firm’s judgments as to the quality and acceptability of the Company’s financial reporting, E&Y’s discussion about critical audit matters in its report on the audited financial statements for the fiscal year ended June 30, 2021, the Company’s critical accounting policies and estimates, the effectiveness of the Company’s internal control over financial reporting and such other matters as are required to be discussed by the applicable requirements of the PCAOB and SEC.

In addition to the regular meetings with the independent registered public accounting firm and management noted above, the Audit Committee meets periodically with the internal audit team to discuss the scope, plans and results of their audits and holds private sessions with each of the Company’s chief legal officer, chief financial officer, and vice president of internal audit.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021, for filing with the SEC.

THE AUDIT COMMITTEE as of June 30, 2021

Christopher J. Williams, Chair
Amy Banse
A.D. David Mackay
Paul Parker

Fees of the Independent Registered Public Accounting Firm

The table below includes fees related to fiscal years 2021 and 2020 of the Company’s independent registered public accounting firm, Ernst & Young LLP:

	2021	2020
Audit Fees(1)	$5,751,000	$6,187,000
Audit-Related Fees(2)	149,000	114,000
Tax Fees(3)	182,000	63,000
All Other Fees(4)	3,000	145,000
Total	$6,085,000	$6,509,000
(1)	Consists of fees for professional services rendered for the audit of the Company’s annual financial statements and internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, included in the Company’s Annual Reports on Form 10-K for each of the fiscal years ended June 30, 2021 and 2020, and for review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q during those fiscal years.
(2)	Consists of fees for assurance and related services (including the Company’s employee benefit plans) not included in the Audit Fees listed above.
(3)	Consists of fees for tax compliance, tax advice and tax planning for the fiscal years ended June 30, 2021 and 2020. These services included advisory services on tax matters and review services for foreign subsidiaries and affiliates.
(4)	Consists of fees for all other services not included in the three categories set forth above and are primarily related to permissible strategic advisory services and subscriptions to online content for fiscal years ended June 30, 2021 and 2020.

The Audit Committee has established a policy that requires it to approve all services provided by the Company’s independent registered public accounting firm before services are provided. The Audit Committee has pre-approved the engagement of the independent registered public accounting firm for audit services, and certain specified audit-related services and tax services within defined limits. The Audit Committee has not pre-approved engagement of the independent registered public accounting firm for any other non-audit services.

70	THE CLOROX COMPANY - 2021 Proxy Statement

Additional Items to be Voted On

Proposal 4: Approval of Amended and Restated 2005 Stock Incentive Plan

The Company’s 2005 Stock Incentive Plan, as amended and restated (the Plan), provides for the grant of incentive stock options (within the meaning of Section 422 of the IRC), non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other stock-based awards to employees, directors and consultants of the Company (collectively, the participants). The Plan, as amended and restated, was adopted by the Board on September 21, 2021 and will become effective on the date that it is approved by shareholders.

The primary amendments reflected in the amended and restated version of the Plan:

●	Extend the term of the Plan, which currently expires on November 14, 2022, by 10 years with a new expiration date of November 17, 2031
●	Lower the number of shares of the Company’s common stock that may be issued for new awards granted under the Plan after the effective date, which will be 5 million shares (less the aggregate number of shares granted between June 30 and November 17, 2021, including the 2021 annual awards)
●	Cap the compensation payable in cash and equity to a non-employee director at $750,000 per fiscal year (other than any director serving in the position of executive chair of the Board)
●	Require a one-year minimum vesting period on all awards granted under the Plan after the effective date, subject to certain limited exceptions

●	Provide that any dividends with respect to unvested equity awards may be accumulated but the actual payment will remain subject to the vesting of such awards
●	Provide upon a change in control for deemed achievement of performance-based awards at the greater of actual performance and target performance (with vesting still subject to continued service for awards assumed by a successor), and for extended exercisability of stock options and stock appreciation rights upon a severance event following a change in control
●	Add a cross-reference to the Company’s Policy Regarding Clawback of Incentive Compensation (the Recoupment Policy), adopted by the MDCC in February 2021

Additionally, amendments to Section 162(m) of the IRC (Section 162(m)), which removed the “qualified performance-based compensation” exemption from the $1 million per year compensation deduction limitation for certain executive officers, became effective in 2018. As a result, the amendment and restatement removes language that was intended to ensure performance-based awards qualified for this exemption, since it is no longer relevant. However, although no longer required by Section 162(m), the Company has not eliminated (or increased) the per-participant limits on awards in the Plan discussed below.

The closing price of a share of the Company’s common stock on October 1, 2021 was $164.52.

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Proposal 4: Approval of Amended and Restated 2005 Stock Incentive Plan

Summary of Key Equity Compensation Plan Data

Share Usage

The following table sets forth information regarding stock-settled, time-vested equity awards granted, performance-based equity awards earned/vested, and stock-settled deferred stock units granted under the Plan over each of the last three fiscal years.

	FY2021(1)	FY2020	FY2019
Stock options/stock appreciation rights (SARs) granted	451,000	1,031,000	863,000
Stock-settled, time-vested restricted stock units granted	147,000	142,000	139,000
Stock-settled performance share units earned/vested(1)	105,000	209,000	330,000
Stock-settled deferred stock units granted	11,000	14,000	13,000
Weighted-average basic shares of common stock outstanding	125,570,000	125,828,000	127,734,000	3-Year Average
Share usage rate	0.6%	1.1%	1.1%	0.9%
(1)	With respect to performance shares/units in the table above, we calculate the share usage rate based on the applicable number of shares earned/vested each year. For reference, the performance shares/units granted during the foregoing three-year period at target levels of performance were as follows: 106,000 shares in FY2021; 119,000 shares in FY2020; and 216,000 shares in FY2019.

Overhang as of June 30, 2021

The following table sets forth certain information as of June 30, 2021, unless otherwise noted, with respect to the Company’s outstanding equity awards.

Stock options/SARs outstanding	4,020,000
Weighted-average exercise price of outstanding stock options/SARs	$139/share
Weighted-average remaining term of outstanding stock options/SARs	6 years
Total stock-settled full-value awards outstanding	842,000
Proposed share reserve under the Plan(1)	5,000,000
Basic shares of common stock outstanding as of the Record Date	122,854,512
(1)	As of June 30, 2021, approximately 8 million shares were available for awards under the Plan. Upon shareholder approval of the Plan, the proposed share reserve for new awards will consist of 5 million shares minus the number of shares subject to any awards granted under the Plan after June 30, 2021.

Dilution and Expected Duration

The Company recognizes the impact of dilution on our shareholders and has evaluated the proposed new share reserve under the Plan carefully in the context of our need to attract and retain talented employees, executives and directors and to motivate and reward key personnel for achieving our business objectives and strategic priorities. The total fully-diluted overhang as of June 30, 2021, inclusive of the proposed new Plan reserve, would be 7.4%. In this context, fully-diluted overhang is calculated as the sum of grants outstanding and shares available for future awards (numerator) divided by the sum of the numerator and basic shares of common stock outstanding, with all data effective as of June 30, 2021. The Company believes that the proposed share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic priorities.

We expect that the proposed share reserve under the Plan will provide an adequate number of shares of common stock to fund our equity compensation needs for approximately five years. Expectations regarding future share usage could be impacted by a number of factors such as award type mix, hiring and promotion activity, particularly at the executive level, the rate at which shares are returned to the Plan’s reserve under permitted addbacks, the future performance of our stock price, and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

Why You Should Vote to Approve the Plan

The Board recommends that the Company’s shareholders approve the Plan because it believes that the Company’s ability to grant equity-based awards continues to be crucial in promoting short- and long-term financial growth and stability, thereby enhancing shareholder value.

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Proposal 4: Approval of Amended and Restated 2005 Stock Incentive Plan

Promotion of Good Corporate Governance Practices

The Plan has been designed to include a number of provisions that the Company believes promote best practices by reinforcing the alignment between equity compensation arrangements for employees, directors and consultants and shareholders’ interests. These provisions include, but are not limited to, the following:

No Discounted Options. Stock options may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

No Repricing without Shareholder Approval. The Company will not, without the approval of shareholders, reduce the exercise price of an outstanding option or the grant price of an outstanding stock appreciation right (SAR). In addition, at any time when the exercise price of an outstanding option or the grant price of an outstanding SAR is above the fair market value of a share of common stock, no amendment will provide that any such outstanding option or outstanding SAR be cancelled and re-granted or exchanged for either cash or a new award with a lower (or no) exercise price, without the approval of shareholders.

No Dividends on Unvested Awards. The Plan prohibits the current payment of dividends or dividend equivalent rights on unvested awards. Such payments may be accumulated but will remain subject to vesting requirement(s) to the same extent as the applicable award and shall only be paid at the time or times such vesting requirement(s) are satisfied.

Minimum Vesting Requirement. The Plan imposes a one-year minimum vesting period on all new awards granted under the Plan after the effective date, subject to certain limited exceptions.

No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the Plan can be automatically replenished.

No Automatic Grants. The Plan does not provide for automatic grants to any participant.

No Tax Gross-ups. The Plan does not provide for any tax gross-ups.

Cap on Director Compensation. The Plan provides a cap of $750,000 per fiscal year on the compensation payable in cash and equity to a non-employee director (other than any non-employee director serving in the position of executive chair of the Board).

Limits on Participant Awards. The Plan contains limits on the number of Shares that may be granted to a participant in any 36-month period and a dollar cap on compensation payable pursuant to performance units in any one year.

Plan Summary

The following paragraphs provide a summary of the principal features of the Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Plan, which is attached to this proxy statement as Appendix A.

Background and Purpose. The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees, directors or consultants of the Company or its subsidiaries and to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the interests of participants in the Plan with those of the Company’s shareholders. The Plan permits the grant of the following types of incentive awards: (1) incentive and non-qualified options, (2) SARs, (3) restricted stock, (4) restricted stock units, (5) performance shares, (6) performance units, and (7) other stock-based awards.

Shares Subject to the Plan. The Plan as amended and restated provides that the maximum number of shares which may be issued under the Plan pursuant to awards that are granted after November 17, 2021 will be 5 million, less the aggregate number of shares granted between June 30 and November 17, 2021, including the 2021 annual awards (the “Share Reserve”). Under the Plan, the following shares will not be considered as having been issued under the Plan and may be added to the Share Reserve under the Plan: (i) shares that are potentially deliverable under an award that expires or is canceled, forfeited, settled in cash or otherwise settled without the delivery of shares, in each case after June 30, 2021, (ii) shares that are held back or tendered, in each case after June 30, 2021, to cover the exercise price or tax withholding obligations with respect to an award, (iii) shares that are issued pursuant to awards that are assumed, converted or substituted in connection with a merger, acquisition, reorganization or similar transaction, and (iv) shares that are repurchased in the open market with option proceeds from options exercised after June 30, 2021. For the avoidance of doubt, the issuance of shares by the Company in settlement of awards that were outstanding as of June 30, 2021 will not reduce the Share Reserve.

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Proposal 4: Approval of Amended and Restated 2005 Stock Incentive Plan

Administration. The Plan will be administered by a committee of the Board (the “Committee”). The Board has currently designated the Management Development and Compensation Committee of the Board as the Committee for the Plan. Subject to the provisions of the Plan, the Committee has the authority to: (1) select the persons to whom awards are to be granted, (2) determine whether and to what extent awards are to be granted, (3) determine the size and type of awards, (4) approve forms of agreement for use under the Plan, (5) determine the terms and conditions applicable to awards, (6) establish performance goals for any performance period and determine whether such goals were satisfied, (7) amend any outstanding award in the event of termination of employment or an event resulting in a change in control of the ownership of the Company as defined in the Plan (“Change in Control”), (8) construe and interpret the Plan and any award agreement and apply its provisions, and (9) subject to certain limitations, take any other actions deemed necessary or advisable for the administration of the Plan. Subject to applicable law, the Committee may delegate its authority under the Plan.

Eligibility to Receive Awards. The Plan provides that awards may be granted to participants, except that incentive stock options may be granted only to employees. As of June 30, 2021, the approximate number of persons eligible to participate in the Plan is 11 directors and approximately 9,000 employees. Clorox has not historically issued, and does not currently issue, awards to any consultants.

Non-Employee Director Compensation Limit. The Plan provides that the maximum number of shares subject to awards granted under the Plan during a single fiscal year to any non-employee director, taken together with any cash fees paid during the fiscal year to such director, for the director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $750,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes), subject to certain exceptions as may be approved by the independent members of the Board. This limit does not apply to any director serving in the position of executive chair of the Board.

No Dividends on Unvested Awards. The Plan prohibits the current payment of dividends or dividend equivalent rights on unvested awards. Such payments may be accumulated but will remain subject to vesting requirement(s) to the same extent as the applicable award and shall only be paid at the time or times such vesting requirement(s) are satisfied.

Minimum Vesting Requirement. The Plan imposes a one-year minimum vesting period on all new awards granted under the Plan after the effective date, subject to certain limited exceptions. These exceptions include (i) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction, (ii) shares delivered in lieu of fully vested cash obligations, (iii) awards to directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional awards granted under the Plan, up to a maximum of five percent (5%) of the Share Reserve.

No Repricing. The Company will not, without the approval of shareholders, reduce the exercise price of an outstanding option or the grant price of an outstanding SAR. In addition, at any time when the exercise price of an outstanding option or the grant price of an outstanding SAR is above the fair market value of a share of common stock, no amendment will provide that any such outstanding option or outstanding SAR be canceled and re-granted or exchanged for either cash or a new award with a lower (or no) exercise price, without the approval of shareholders, except as provided in the Plan in the event of a change in capitalization or a change in control.

Terms and Conditions of Stock Options. Each option grant will be evidenced by an award agreement that will specify the exercise price, the term of the option, the conditions of exercise, and such other terms and conditions as the Committee will determine. The Committee sets the exercise price of the shares subject to each option, provided that, subject to limited exceptions, the exercise price cannot be less than 100% of the fair market value of the shares on the option’s grant date. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if, on the grant date, the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries (a “10% Shareholder”). The means of payment for shares issued upon exercise of an option is specified in each award agreement. Payment generally may be made by cash, with other shares of common stock owned by the participant, by any other method permitted by the Committee, or by a combination of the foregoing. Each award agreement will specify the term of the option and the date when the option is to become exercisable. The Plan provides that in no event will an option granted under the Plan be exercised more than ten years after the date of grant, provided that if on the last business day

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Proposal 4: Approval of Amended and Restated 2005 Stock Incentive Plan

of the term of a nonqualified stock option (i) its exercise is prohibited by applicable law or (ii) shares may not be purchased or sold by certain participants due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the Committee may provide that the term be extended but not beyond a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement (unless the grant price of such option at the date the initial term would otherwise expire is above the fair market value or to the extent that an extension could result in any additional taxes under Section 409A of the Code). Moreover, in the case of an incentive stock option granted to a 10% Shareholder, the term of the option will be for no more than five years from the date of grant. Shares issued upon exercise will be subject to such continuing restrictions as will be provided in a recipient’s award agreement. The maximum number of shares which may be issued pursuant to incentive stock options under the Plan granted after June 30, 2021 shall be 5 million and only shares that are subject to an incentive stock option that expires or is cancelled, forfeited or settled in cash shall be treated as not having been issued for purposes of such limit.

Terms and Conditions of Stock Appreciation Rights. SAR grants may be either freestanding or in tandem with option grants. Each SAR grant will be evidenced by an award agreement that will specify the grant price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee will determine. The grant price of SARs may not be less than 100% of the fair market value of the shares subject to the award on the grant date. Tandem SARs may be exercised only with respect to the shares for which their related option is then exercisable. Upon exercise of a SAR, the holder of the SAR will be entitled to receive payment in an amount equal to the product of (i) the difference between the fair market value of a share on the date of exercise and the exercise price and (ii) the number of shares for which the SAR is exercised. At the discretion of the Committee, payment to the holder of a SAR may be in cash, shares or a combination thereof. To the extent that a SAR is settled in cash, the shares available for issuance under the Plan will not be diminished as a result of the settlement. SARs granted under the Plan expire as determined by the Committee, but in no event later than ten years from the date of grant, subject to a possible thirty (30) days extension in the event of a legal prohibition, black-out period or lock-up agreement as described above. No SAR may be exercised by any person after its expiration. Shares issued upon exercise will be subject to such continuing restrictions as will be provided in a participant’s award agreement.

Share Limit for Stock Options and SARs. No participant may be granted options and SARs to purchase more than 2,000,000 shares in any 36-month period.

Terms and Conditions of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards. Each award will be evidenced by an agreement that will specify its terms. The Committee will have the discretion to determine the number of shares subject to the award and the conditions for vesting that must be satisfied. Shares issued at the settlement date of awards will be subject to such continuing restrictions as will be provided in a participant’s award agreement.

Share Limit for Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards. No participant will be granted, in the aggregate, more than 800,000 shares of restricted stock, restricted stock units, performance shares, or other stock-based awards in any 36-month period. No participant will be granted a performance unit award providing for a payment value of more than $10,000,000 in any one fiscal year valued either in cash or the fair market value of the shares on the grant date.

Performance-Based Awards. The Committee may grant awards which are subject to the attainment of performance measures which may include, without limitation, the following measures (collectively, the “Performance Measures”): total shareholder return, stock price, net customer sales, volume, gross profit, gross margin, operating profit, operating margin, management profit, earnings from continuing operations before income taxes, earnings from continuing operations, earnings per share from continuing operations, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net operating profit after tax, net earnings, net earnings per share, return on assets, return on investment, return on equity, return on invested capital, cost of capital, average capital employed, cash value added, economic value added, economic profit, cash flow, cash flow from operations, working capital, working capital as a percentage of net customer sales, asset growth, asset turnover, market share, customer satisfaction, and employee satisfaction. Performance goals that are financial metrics may be calculated either based on generally accepted account principles (GAAP) or on a non-GAAP basis. The targeted level or levels of performance with respect to the Performance Measures may be established at such levels and on such terms as the Committee may determine, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments or functions, and in either absolute terms or

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Proposal 4: Approval of Amended and Restated 2005 Stock Incentive Plan

relative to the current and/or historical performance of one or more companies or an index covering multiple companies. Unless otherwise determined by the Committee and reflected in the terms of an award at the time of grant, measurement of performance goals with respect to the Performance Measures listed above will exclude the impact of charges for restructurings, discontinued operations, extraordinary items, other unusual or non-recurring items, and the cumulative effects of tax or accounting changes, each as determined in accordance with GAAP or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other filings with the SEC or as otherwise based on the Company’s accounting as set forth in its books and records (including business projections) and/ or in the annual budgets and/or long range plans of the Company pursuant to which such performance goals were established.

Non-Transferability of Awards. An award granted under the Plan which is an incentive stock option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. Other awards may be transferable to the extent provided in the award agreement and the rules of the SEC governing the registration of the Plan’s shares, but in no event may an award be transferred for consideration.

Adjustments Upon Changes in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any change in the corporate structure affecting the shares, such adjustment will be made in the number and kind of shares or other securities or property that may be delivered under the Plan, the individual award limits set forth in the Plan, and, with respect to outstanding awards, in the number and kind of shares or other securities or property subject to outstanding awards, the exercise price, grant price or other price, if any, of shares subject to outstanding awards, any performance conditions relating to shares, the market price of shares, or per-share results, and other terms and conditions of outstanding awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

Change in Control. Except as otherwise provided in an award agreement, in the event of a Change in Control (as defined in the Plan), if the successor corporation does not assume, convert, continue or replace an award under the Plan with an equivalent award, the award will become fully vested. Awards that are so assumed, converted, continued, or replaced will not vest upon a Change in Control; provided, however, that in the event of a participant’s termination of employment without cause (or, if applicable, the resignation of the participant under circumstances in which the participant has been constructively terminated, which the Plan calls “good reason”) within twenty-four months following consummation of a Change in Control, any such assumed, converted, continued or replaced awards will become immediately vested (and any such stock options or stock appreciation rights will generally remain exercisable until the second anniversary of such termination). Awards with vesting provisions based on performance goals will generally vest at the end of the original performance period (or, if not assumed, converted, continued or replaced as described above, as of the Change in Control) based on the Company’s performance up to the date of the Change in Control (or, if higher, target performance). Any such award that continues after the date of the Change in Control after modification as described above will vest in full upon the termination of the participant by the Company without cause prior to the end of the performance period or, if applicable, the resignation of the participant for “good reason.”

Amendment, Suspensions and Termination of the Plan. The Board may amend, suspend or terminate the Plan at any time; provided, however, that shareholder approval is required for any amendment to the extent necessary to comply with the NYSE listing standards or applicable laws. In addition, no amendment, suspension or termination may materially adversely impact an award previously granted without the consent of the participant to whom such award was granted unless required by applicable law. Unless the Board or the Committee adopt resolutions providing for an earlier date, the Plan will automatically terminate on November 17, 2031.

Recoupment Policy. Awards granted under the Plan participants who are “Covered Employees” (as defined in the Recoupment Policy) are subject to recoupment in accordance with the terms of the Recoupment Policy and pursuant to any other policy the Company may adopt as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

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Proposal 4: Approval of Amended and Restated 2005 Stock Incentive Plan

Benefits to Be Received Upon Approval. It is not possible at this time to determine awards that will be made in the future in the event that the Plan is approved by shareholders. However, it is anticipated that awards generally will be similar to those granted under the Plan in prior years.

Prior Grants under the Plan. The following table shows information, as of June 30, 2021, regarding the grants of stock-based awards under the Plan since the Plan was last approved by shareholders in November 2012 to the persons and groups identified below. No awards have been granted under the Plan to any nominee for election as a director prior to their election or to any associate of a non-employee director, nominee or executive officer.

	Stock options	Restricted stock units and Performance share units(1)	Deferred stock units
Named executive officers
Linda Rendle	169,353	43,908	0
Benno Dorer	1,143,285	162,273	0
Kevin B. Jacobsen	148,378	26,915	0
Eric Reynolds	136,815	29,377	0
Tony A. Matta	6,072	10,998	0
Kirsten Marriner	122,034	21,458	0
Current executive officers as a group	2,032,745	362,904	0
Current non-executive directors as a group	0	0	99,517
Current non-executive officer employees as a group	3,522,291	1,250,200	0
(1)	Performance Share Units are disclosed by reference to the target number of shares granted.

Federal Tax Aspects

The following paragraphs are a summary of the material U.S. federal income tax consequences under the IRC associated with awards granted under the Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

Incentive Stock Options. No taxable income is recognized when an incentive stock option is granted or exercised, although the spread on exercise is taken into account for alternative minimum tax purposes and may subject the participant to the alternative minimum tax. If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price generally will be taxed as long-term capital gain or loss. If these holding periods are not satisfied, the participant will recognize ordinary income at the time of sale or other disposition equal to the difference between the exercise price and the fair market value of the shares at the date of the option’s exercise.

Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Nonqualified Stock Options. No taxable income is recognized when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any additional gain or loss recognized upon later disposition of the shares is capital gain or loss, which may be long-term or short-term capital gain or loss depending on the holding period.

Stock Appreciation Rights. No taxable income is recognized when a SAR is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received.

Restricted Stock, Restricted Stock Units, Performance Shares, and Performance Units. A participant generally will not have taxable income upon grant of restricted stock, restricted stock units, performance shares, or performance units. Instead, the participant will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash

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Proposal 4: Approval of Amended and Restated 2005 Stock Incentive Plan

received minus any amount paid. For awards for which shares are issued at grant only, a participant instead may elect to be taxed at the time of grant.

Other Stock-Based Awards. A participant generally will recognize income upon receipt of the shares subject to award (or, if later, at the time of vesting of such shares).

Tax Effect for the Company. The Company generally will be entitled to a tax deduction subject to Section 162(m) of the Code in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option).

Other Tax Considerations. In the event of a Change in Control of the Company, certain payments in the nature of compensation to certain individuals, if contingent on the Change in Control, could be nondeductible to the Company and subject to a 20% excise tax to the recipient in addition to income taxes. Awards under the Plan that are made or that vest or become payable in connection with a Change in Control may be required to be taken into account in determining whether these penalties apply.

Section 409A. Some awards granted under the Plan may be considered non-qualified deferred compensation that is subject to special rules and may trigger additional income tax under Section 409A of the Code. It is intended that the Plan and any awards granted thereunder will comply with the requirements of Section 409A of the Code, and the Committee will generally design and administer such awards to either be exempt from or avoid the imposition of additional taxation under Section 409A of the Code. However, there is no commitment or guarantee that any federal, state or local tax treatment will apply or be available to any participant. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Board’s Recommendation

The Board unanimously recommends that the shareholders vote FOR the adoption of the following resolution, which will be presented at the Annual Meeting.

“RESOLVED, that the shareholders of the Company hereby approve and adopt the 2005 Stock Incentive Plan, as amended and restated, attached as Appendix A to the proxy statement for this meeting.”

Vote Required

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote on the matter is required to approve the Plan.

The people designated in the proxy and voting instruction card will vote your shares represented by proxy FOR ratification unless you include instructions to the contrary.

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Proposal 5: Shareholder Proposal

James McRitchie has advised the Company that he intends to present the following shareholder proposal at the Annual Meeting and has appointed John Chevedden as his agent with respect to this proposal. Mr. McRitchie has indicated that the proposal meets all requirements of Rule 14a-8 of the Exchange Act, including the stock ownership requirement. Clorox will provide the address of the proponent promptly upon a shareholder’s oral or written request. The text of the shareholder proposal and supporting statement appear exactly as received by the Company unless otherwise noted. All statements contained in the shareholder proposal and supporting statement are the sole responsibility of the proponent. The shareholder proposal may contain assertions about the Company or other matters that we believe are incorrect, but we have not attempted to refute all of those assertions.

The shareholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the proponent.

Proposal 5 - Add Value Through Worker Representation

Resolved: Clorox Company shareholders urge the board to empower its workers by establishing a ‘Policy’ of promoting significant representation of employee perspectives among directors. That Policy should require the Nominating, Governance, and Corporate Responsibility Committee to include (but not limit) its ‘Initial List’ of director candidates to current or past non-management employees. The Policy should provide that any third-party consultant asked to furnish an Initial List will be requested to include such candidates.

Whereas: Employees on corporate boards can contribute to long-term corporate sustainability. Having companies run exclusively to benefit shareholders contributes to “stagnant wages, runaway executive compensation, and underinvestment in research and innovation.”1 The Business Roundtable indicates investing in employees and communities offers “the most promising way to build long-term value.”2

The Council of Institutional Investors surveyed employee access to boards at S&P100 companies. They found growing support for explicit policies that encourage director interaction with employees as a way for boards to understand and oversee corporate culture. More than one-third (36%) of the companies detailed some process by which boards interact with employees.3

Employee representation grows long-term value in several ways. The National Bureau of Economic Research finds giving workers formal control rights increases female board representation and raises capital formation.4 Employees are also often more diverse than boards in terms of race, gender, and wealth. The German “co-determination” model of shared governance provides a check against short-term capital allocation practices.5

1	https://www.nytimes.com/2019/01/06/opinion/warren-workers-boards.html
2	https://www.businessroundtable.org/business-roundtable-redefines-the-purpose-of-a-corporation-to-promote-an-economy-that-serves-all-americans
3	https://www.ciiref.org/board-employee-interaction
4	http://economics.mit.edu/files/17273
5	https://rooseveltinstitute.org/wp-content/uploads/2020/07/RI_Policies-for-Worker-Representation-on-Corporate-Boards-Working-Paper-201910.pdf and https://papers.ssrn.com/sol3/papers.cfm?abstract_id=3684690

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Proposal 5: Shareholder Proposal

The 2018 UK Corporate Governance Code encourages boards to establish methods for gathering workforce views. Options include a director appointed from the workforce, a formal workforce advisory panel, and designating a director to liaise with workers.6

Senators Baldwin and Warren introduced legislation codifying employee representation on corporate boards, noting corporate governance should include accountability to employees.7 Polling demonstrates bipartisan public support (53%) for employee representation.8 Firms with empowered workers produce nine percent higher returns for shareholders and invest twice as much as firms without workers on boards.9

The unique perspective of hourly workers could better equip corporate boards to respond to worker concerns, including workplace safety, compensation, benefits, and other issues. Shareholder benefits include reduced turnover, as employees are more empowered to influence firm-specific investments, better-informed decision-making because employees have specialized knowledge, better monitoring of management with increased information channels, and reduced myopia since employees often take a longer-term view.10

While our Board satisfies independence requirements and strives for a culture of participation, it lacks formal representation from non-management employees, who bring a different understanding of operations than typical directors. Shareholder rights and worker rights should work together.

The Policy we propose resembles the Rooney Rule, which requires National Football League teams to interview minority candidates for head coaching and senior operations openings.

Add Value through Employee Representation
Vote for Proposal 5

Board’s Statement in Opposition

The Board unanimously recommends a vote AGAINST this proposal for the following reasons:

Clorox is led by our purpose to champion people to be well and thrive every single day. We focus our efforts on a broad set of stakeholders – from our employees, consumers and communities to our shareholders. We’re also guided by our values: do the right thing, put people at the center and play to win. One of the ways we put people at the center is by continuing to work toward a more inclusive and diverse workplace where each person feels respected, valued and seen and can be the best version of themselves. With employees, management and directors representing the diversity of consumers we serve around the world, we are able to access stronger insights into different cultures and backgrounds, which ultimately helps us better address consumer needs. Our focus on putting people at the center, including our own employees, provides multiple channels for employee representation, input and dialogue with our Board.

Company employees have an important voice and are encouraged to express their views and concerns through these numerous channels. As part of the Board’s oversight of corporate culture and business strategies, the Board takes information communicated through these channels very seriously. Management regularly provides responses and updates on issues raised by employees in order to prioritize actions and activities that drive meaningful improvements in employee engagement and well-being.

The Board has existing open channels for employee voice and engagement.

●	As part of our commitment to putting people at the center, the Company implements an ongoing listening strategy, which includes an annual employee engagement survey and periodic pulse surveys that gauge employee perception of the Company as a place to work, as well as their views of leadership, understanding of the Company’s IGNITE strategy, and sense of inclusion. Results from the surveys,

6	https://assets.kpmg/content/dam/kpmg/uk/pdf/2018/07/designated-NED.pdf
7	https://www.wsj.com/articles/companies-shouldnt-be-accountable-only-to-shareholders-1534287687
8	https://www.dataforprogress.org/blog/2018/12/14/employee-governance
9	https://www.baldwin.senate.gov/imo/media/doc/Reward%20Work%20Not%20Wealth%20Baldwin%20Staff%20Report%203.26.19.pdf
10	https://www.corpgov.net/2020/04/kokkinis-and-sergakis-employee-participation-in-uk-companies/

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Proposal 5: Shareholder Proposal

including key areas of opportunity, are shared with the Board. In fiscal year 2021, survey results showed that the Company continued to have high employee engagement with a score of 87%, putting us in the top quartile for Fortune 500 companies according to Perceptyx, our engagement survey provider.
●	Senior management sponsors more than a dozen ERGs that enable employees to self-organize around certain topics, identities or affiliations and reflect the diverse demographics of our workforce. Clorox employees have expanded our list of ERGs to reflect growing interests in various topics, and recently established the Interfaith, Mental Health and Parents ERGs. The ERGs raise issues for consideration by senior management and the Board as appropriate. The Board receives regular updates from the Company’s chief people officer and vice president for inclusion and diversity on the activities and key focus areas of the ERGs.
●	Senior management is also able to share perspectives with the Board gained from regular direct engagement with employees through informal and formal communications channels, including skip-level meetings, mentorships and group listening sessions. Our CEO also hosts regular “Coffee Chats” with about a dozen employees to hear their perspectives and respond to questions.
●	Directors routinely engage directly with employees through townhalls, site visits and fireside chats. Directors also hold employee townhalls from time-to-time and meet with employees during visits to Clorox sites and production facilities. Other dedicated channels for employee input include the Clorox Compliance Hotline (Hotline), where employees may raise any compliance-related or other questions or concerns. Reports from the Hotline are provided to the Board, including key metrics on the types of issues that arise each quarter. The chief people officer and chief legal officer regularly update the Board to ensure that directors are aware of workforce concerns, including any significant investigations and legal and compliance matters.

Clorox has robust corporate governance practices and procedures for considering and nominating Board members.

●	As described in the section of this proxy statement titled How We Identify, Evaluate and Nominate Our Directors, the NGCRC, working closely with the full Board, determines the skills, experiences, and characteristics desired for the Board as a whole and for its individual members. When the NGCRC considers director candidates on behalf of the Board, it takes into account the Company’s current needs and considers factors such as diversity of skills, relevant expertise and professional experience, age, race, ethnicity, gender, sexual identity and orientation, and cultural backgrounds reflecting our stakeholders’ diversity as well as the Board’s goal of achieving an optimal composition to meet its oversight goals and obligations. These factors are important for the Board to consider with respect to each director candidate and remain important regardless of whether the candidate is an employee of the Company.
●	Further, there is no prohibition on nomination (including self-nomination) of an employee for the Board’s consideration. Selecting director candidates is one of the most critical and strategic elements of corporate governance and the NGCRC will seriously consider and evaluate employee candidates for the Board using the same standards and criteria as any other candidate. The Board believes that giving non-management employees a dedicated position on the Board, using a different process for board representation, or applying a different set of qualifications would undermine the role of the NGCRC and the Board in this process.

Clorox values its independent Board as a critical element of strong and effective corporate governance.

●	Finally, an aspect of the Company’s commitment to strong and effective corporate governance practices is maintaining an independent Board. Other than our CEO, who is both an employee and a director, the Board consists entirely of independent directors. An additional employee on the Board would decrease the number of directors who qualify as independent and would decrease the proportion of external, independent perspectives on the Board.

Given the breadth of existing open channels for employee input and engagement with the Board, the Board’s existing director selection process, and the importance of director independence, the Board believes that adoption of the policy requested by the proposal is unnecessary and not in the best interests of our shareholders.

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Proposal 5: Shareholder Proposal

Board’s Recommendation

The Board unanimously recommends a vote AGAINST this stockholder proposal for the reasons stated above.

Vote Required

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the stockholder proposal.
The people designated in the proxy and voting instruction card will vote your shares represented by proxy AGAINST this proposal unless you include instructions to the contrary.

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Information About the Virtual Annual Meeting

This proxy statement is furnished in connection with the solicitation of proxies by the Board of The Clorox Company (Clorox or the Company), a Delaware corporation, for use at the Annual Meeting, to be held at 9:00 a.m. Pacific time on Wednesday, November 17, 2021.
The Annual Meeting will be virtual and held online via live webcast at https://meetnow.global/MNGZAZQ. Please refer to the Attending the Virtual Annual Meeting section of this proxy statement for more information about procedures for attending the virtual Annual Meeting. There will not be an option to attend the meeting in person.

Delivery of Proxy Materials

Providing access to proxy materials via the Internet allows us to communicate with our shareholders in the way that is most efficient and convenient for them and supports us in our efforts to conserve natural resources and reduces the costs of printing and distributing the proxy materials. On or about October 6, 2021, we began mailing a Notice of Internet Availability of Proxy Materials (the Notice) to our shareholders (other than those shareholders who previously requested electronic or paper delivery of communications from us), informing them that our Proxy Statement, 2021 Integrated Annual Report – Executive Summary, and voting instructions are available on the Internet as of the same date. As a shareholder, you may access these materials and vote your shares via the Internet or by telephone; you may also request that a printed copy of the proxy materials be sent to you. You will not receive a printed copy of the proxy materials unless you request one in the manner described in the Notice.

The Notice of Annual Meeting, Proxy Statement, and 2021 Integrated Annual Report – Executive Summary are available at www.edocumentview.com/CLX.

Voting Information

Who Is Entitled to Vote

Only shareholders of record at the close of business on September 24, 2021 (the Record Date) are entitled to vote at the Annual Meeting. On that date, there were 122,854,512 shares of common stock outstanding and entitled to vote. Holders of common stock as of the close of business on the Record Date are entitled to one vote per share on each matter submitted to a vote of shareholders.

How to Vote Before the Annual Meeting

Even if you plan to virtually attend the Annual Meeting, we strongly urge you to vote in advance. If you are a registered shareholder (i.e., your shares are registered in your name with Clorox’s transfer agent Computershare), you may vote via the Internet or by telephone by following the instructions on your proxy card, voting instruction form or Notice or (if you received a printed copy of the proxy materials) by completing and returning a proxy card or voting instruction form by mail. If you are the beneficial owner of shares held in “street name” (that is, you hold your shares through a broker, bank or other holder of record), you must follow that nominee’s instructions to vote.

Please note that if you received a Notice, you cannot vote your shares by filling out and returning the Notice. Instead, you should follow the instructions contained in the Notice on how to cast your vote.

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Information About the Virtual Annual Meeting

How to Vote During the Annual Meeting

You may vote your shares at the Annual Meeting if you attend the meeting virtually and vote electronically during the Annual Meeting. Shareholders may participate in the Annual Meeting by visiting https://meetnow.global/ MNGZAZQ and following the instructions on the website. To access and participate in the meeting you will need the 15-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials. If you vote by proxy and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you wish to change your vote.

Voting Shares Held in the Clorox 401(k) Plan

If you are a participant in our 401(k) plan, you will receive a voting instruction card to direct Vanguard, as trustee of our 401(k) plan, how to vote the shares attributable to your individual account. Vanguard will vote shares as instructed by participants prior to 11:59 p.m. Eastern time on November 16, 2021. If you do not provide voting directions to Vanguard by that time, the shares attributable to your account will not be voted. Shares held in our 401(k) plan cannot be voted electronically during the Annual Meeting – please ensure that you complete the voting instruction card to direct the 401(k) plan trustee how to vote the shares attributable to your account prior to 11:59 p.m. Eastern time on November 12, 2021.

How to Revoke Your Proxy or Change Your Vote

If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by taking any of the following actions:

●	submitting written notice of revocation to the Corporate Secretary of the Company;
●	voting again electronically by telephone or via the Internet or by submitting another proxy card with a later date; or
●	participating in the Annual Meeting and voting your shares electronically during the Annual Meeting.

If you are the beneficial owner of shares held in “street name,” you must follow the instructions of your bank, broker or other nominee to revoke your voting instructions.

Effect of Not Providing Voting Instructions to Your Broker

If you are the beneficial owner of shares held in “street name,” you have the right to direct your bank or broker how to vote your shares, and it is required to vote those shares in accordance with your instructions. Under applicable NYSE rules, if you do not give instructions to your bank or brokerage firm, it will have discretion to vote your shares on “routine” matters, but it will not be permitted to vote your shares on “non-routine” matters. In the case of a non-routine matter, your shares will be considered “broker non-votes” on that proposal.

Proposal 3 (Ratification of Independent Registered Public Accounting Firm) is the only routine matter on the agenda at this year’s Annual Meeting. Thus, the broker is entitled to vote your shares on Proposal 3 even if you do not provide voting instructions to your broker. The broker is not entitled to vote your shares on Proposal 1, 2, 4 or 5 without your instructions.

Quorum

We must have a “quorum” to conduct the Annual Meeting. A quorum is a majority of the outstanding shares of common stock entitled to vote at the meeting, present in person or by proxy. Abstentions and broker non-votes (described above) will be counted for the purpose of determining a quorum.

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Information About the Virtual Annual Meeting

Votes Required; Effect of Abstentions and Broker Non-Votes

Proposal 1 (Election of Directors). A director nominee will be elected if he or she receives a majority of the votes cast in person or represented by proxy. A majority of the votes cast means that the number of shares voted FOR a director must exceed the number of shares voted AGAINST that director. An abstention or a broker non-vote on Proposal 1 will not have any effect on the election of directors and will not be counted in determining the number of votes cast. Your broker is not entitled to vote your shares on Proposal 1 unless you provide voting instructions.

Proposals 2 (Advisory Vote on Executive Compensation), 3 (Ratification of Independent Public Accounting Firm), 4 (Stock Incentive Plan), and 5 (Shareholder Proposal). Approval of each of Proposals 2, 3, 4, and 5 requires the affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect and will not be counted, with respect to Proposals 2, 4 and 5. We expect there will be no broker non-votes with respect to Proposal 3, since brokers have discretionary voting authority with respect to this proposal.

Board’s Recommendations

The Board recommends that you vote:

●	FOR the election of each of the 11 nominees for director named in this proxy statement (Proposal 1);
●	FOR the proposal to approve (on an advisory basis) the compensation of the Company’s named executive officers (Proposal 2);
●	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022 (Proposal 3);
●	FOR the proposal to approve the Amended and Restated 2005 Stock Incentive Plan (Proposal 4); and
●	AGAINST the shareholder proposal regarding employee board representation (Proposal 5).

Other Matters

Management of the Company is not aware of any matters other than those described in this proxy statement that may be presented for action at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, the proxy holders will have discretion to vote for you on those matters.

Counting Votes; Vote Results

Votes will be counted by Computershare Trust Company, N.A., our inspector of election appointed for the Annual Meeting. We will report final results in a filing with the SEC on Form 8-K, which will be filed within four business days following the Annual Meeting.

Form 10-K, Financial Statements, and Integrated Annual Report – Executive Summary

The following portions of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021, are attached as Appendix B to this proxy statement: Management’s Discussion and Analysis of Financial Condition and Results of Operations; Management’s Report on Internal Control over Financial Reporting; Report of Independent Registered Public Accounting Firm; Consolidated Financial Statements; and Reconciliation of Economic Profit. The Company’s Form 10-K

has been filed with the SEC and posted on the Company’s website and a copy may be obtained, without charge, by calling Clorox Investor Relations at 800-756-8200 toll-free or by contacting The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888. The 2021 Integrated Annual Report – Executive Summary is available with the proxy statement at www.edocumentview.com/CLX.

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Information About the Virtual Annual Meeting

Solicitation of Proxies

We will pay for the entire cost of soliciting proxies on behalf of the Company. We will also reimburse brokerage firms, banks, and other agents for the cost of forwarding the Company’s proxy materials to beneficial owners. Our directors and employees may also solicit proxies in person, by telephone, via the Internet, or by other means of communication, for which they will not be paid any additional compensation. We have retained Innisfree M&A Incorporated (Innisfree) to assist in soliciting proxies for the Annual Meeting at an estimated cost of $20,000 plus out-of-pocket expenses and have agreed to indemnify Innisfree against certain liabilities arising out of or in connection with their engagement.

Shareholder Proposals and Director Nominations for the 2022 Annual Meeting

Shareholder Proposals for Inclusion in the Proxy Statement for the 2022 Annual Meeting

In the event that a shareholder wishes to have a proposal considered for presentation at the 2022 Annual Meeting and included in the Company’s proxy statement and form of proxy used in connection with such meeting pursuant to Exchange Act Rule 14a-8, the proposal must be received by the Company’s Corporate Secretary no later than the close of business on June 8, 2022. Any such proposal must comply with the requirements of Rule 14a-8.

Director Nominations for Inclusion in the Proxy Statement for the 2022 Annual Meeting

The Board has adopted proxy access, which allows a shareholder or group of up to 20 shareholders who have owned at least 3% of the Company’s common stock for at least three years to submit director nominees (up to 20% of the Board) for inclusion in the Company’s proxy materials if the shareholder or group provides timely written notice of such nomination and the shareholder or group, and the nominee(s) satisfy the requirements specified in the Company’s Bylaws. To be timely for inclusion in the Company’s proxy materials, notice must be received by the Corporate Secretary at the principal executive offices of the Company no earlier than the close of business on May 9, 2022, and no later than the close of business on June 8, 2022. The notice must contain the information required by the Company’s Bylaws, and the shareholder or group and its nominee(s) must comply with the information and other requirements in our Bylaws relating to the inclusion of shareholder nominees in the Company’s proxy materials.

Other Proposals and Director Nominations for Presentation at the 2022 Annual Meeting

Our Bylaws also establish an advance notice procedure for shareholders who wish to present a proposal, including the nomination of directors, before an annual meeting of shareholders but do not intend for the proposal to be included in our proxy statement. Under our Bylaws, if a shareholder, rather than seeking to include a proposal or director nomination in the proxy statement as discussed above, seeks to nominate a director or propose other business for consideration at that meeting, notice must be received by the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 90th day or earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. To be timely for the 2022 Annual Meeting, the notice must be received by the Corporate Secretary on any date beginning no earlier than the close of business on July 20, 2022, and ending no later than the close of business on August 19, 2022. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain the information required by the Company’s Bylaws. If a shareholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the annual meeting.

All notices of proposals or nominations, as applicable, must be addressed to The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888.

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Information About the Virtual Annual Meeting

Eliminating Duplicative Proxy Materials

A single Notice of Annual Meeting and Proxy Statement or Notice of Internet Availability of Proxy Materials will be delivered to shareholders who share an address, unless otherwise requested. This procedure reduces printing and mailing costs. If you share an address with another shareholder, have received only one set of proxy materials and wish to receive a separate copy, or if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may call us at Clorox Investor Relations at 800-756-8200 toll-free, or write to us at The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888.

If you are a beneficial owner (i.e., your shares are held in the name of a bank, broker, or other holder of record), the bank, broker, or other holder of record may deliver only one copy of the proxy materials to shareholders who have the same address unless the bank, broker, or other holder of record has received contrary instructions from one or more of the shareholders. If you wish to receive a separate copy of the proxy materials, now or in the future, you may contact us at the address or telephone number above, and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials and wish to receive a single copy in the future should contact their bank, broker, or other holder of record to request that only a single copy be delivered to all shareholders at the shared address in the future.

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Attending the Virtual Annual Meeting

The Annual Meeting will be held on Wednesday, November 17, 2021, at 9:00 a.m. Pacific time. The Annual Meeting will be held online via live webcast at https://meetnow.global/MNGZAZQ.

To attend the Annual Meeting, you must be a shareholder of the Company as of the close of business on the Record Date and have a 15-digit control number to access the virtual Annual Meeting. Please see the more detailed information below.

How to access and participate in the Annual Meeting online	1.	Visit the Annual Meeting website at https://meetnow.global/MNGZAZQ.
	2.	Enter the 15-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials.

You may begin to log into the meeting platform beginning at 8:30 a.m. Pacific time on November 17, 2021. The meeting will begin promptly at 9:00 a.m. Pacific time on November 17, 2021.

If you are the beneficial owner of shares held in “street name” (that is, you hold your shares through a broker, bank or other holder of record), you must register in advance to gain access to the Annual Meeting to vote your shares during the meeting or ask questions during the Annual Meeting. To register, you will need to send your name, email address and an image of a legal proxy reflecting your Clorox shareholding to Computershare at legalproxy@computershare.com, with the subject line, “Legal Proxy.” Such requests must be received no later than 5:00 p.m. Eastern time on November 12, 2021.

How to examine our shareholder list during the Annual Meeting	Follow the instructions provided on the meeting website during the Annual Meeting to examine the shareholder list. Only those participants who log on by using their unique control number will be able to examine the list.
For help with technical difficulties during the Annual Meeting	Call Computershare Investor Services at (800) 756-8200 (U.S. toll-free) for assistance. If you need additional shareholder support, please email investorrelations@clorox.com or call (510) 271-7767 for assistance.
Any additional questions	Email Clorox Investor Relations at investorrelations@clorox.com or call (510) 271-7767.

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Attending the Virtual Annual Meeting

Submitting Questions for the Virtual Annual Meeting

How to submit questions before the Annual Meeting

Questions may be submitted prior to the Annual Meeting at the meeting website (https://meetnow.global/MNGZAZQ). To submit a question in advance of the Annual Meeting, you must have the 15-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials.

How to submit questions during the Annual Meeting

Questions may be submitted during the Annual Meeting by logging into the meeting website (https://meetnow.global/MNGZAZQ) and will be addressed during the Q&A portion of the Annual Meeting. You may only submit a question if you have the 15-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials.

If you would like to submit a question before or during the Annual Meeting, please ensure that you have a 15-digit control number, which can be found on your Notice of Internet Availability of Proxy Materials, on your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials. If you are the beneficial owner of shares held in “street name” (that is, you hold your shares through a broker, bank or other holder of record), you must register in advance to obtain a unique control number. See the How to access and participate in the Annual Meeting online section above for more information.

Questions pertinent to meeting matters that comply with the meeting rules of conduct will be answered during the meeting, subject to time constraints. However, we reserve the right to exclude questions that are not pertinent to meeting matters, irrelevant to the business of the Company, derogatory or in bad taste, or relate to pending or threatened litigation, personal grievances or are otherwise inappropriate. Questions that are substantially similar may be grouped and answered once to avoid repetition. If there are any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints, management will post answers to all questions on the “Investor Relations” section of the Company’s website at https://investors. thecloroxcompany.com as soon as practicable after the meeting. If there are matters of individual concern to a shareholder and not of general concern to all shareholders, shareholders are encouraged to contact us separately after the Annual Meeting through the “Investor Relations” section of the Company’s website at https://investors.thecloroxcompany.com.

A replay of the Annual Meeting will be made available at “Investor Relations” section of the Company’s website at https://investors.thecloroxcompany.com as soon as practicable after the meeting.

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Appendix A

THE CLOROX COMPANY
2005 STOCK INCENTIVE PLAN

Effective as of November 16, 2005
First Amendment and Restatement as of November 14, 2012
Second Amendment and Restatement as of September 22, 2020
Third Amendment and Restatement as of February 9, 2021
Amended as of September 21, 2021
Fourth Amendment and Restatement as of November 17, 2021

1.	Establishment, Objectives and Duration.

(a) Establishment of the Plan. The Clorox Company, a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as “The Clorox Company 2005 Stock Incentive Plan” (hereinafter referred to as the “Plan”). The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards. The Plan was originally adopted effective as of November 16, 2005 and was subsequently amended and restated effective as of November 14, 2012, September 22, 2020 and February 9, 2021, and amended as of September 21, 2021. The current amendment and restatement of the Plan is adopted effective as of November 17, 2021 (the “Effective Date”). Definitions of capitalized terms used in the Plan are contained in the attached Glossary, which is an integral part of the Plan.

(b) Objectives of the Plan. The objectives of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Participants and to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make or are expected to make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

(c) Duration of the Plan. No Award may be granted under the Plan after the day immediately preceding the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board or the Committee shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

2.	Administration of the Plan.

(a) The Committee. The Plan shall be administered by the Management Development and Compensation Committee of the Board or such other committee (the “Committee”) as the Board shall select consisting of two or more members of the Board, each of whom is intended to be an “independent director” under New York Stock Exchange listing standards and also shall be a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

(b) Authority of the Committee. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Committee hereunder), and except as otherwise provided by the Board or to the extent that the grant of such authority would cause any additional taxes under Section 409A, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to:

(i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder;

(ii) determine whether and to what extent Awards are granted hereunder;

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2.	Administration of the Plan (Continued)

(iii) determine the size and types of Awards granted hereunder;

(iv) approve forms of Award Agreement for use under the Plan;

(v) determine the terms and conditions of any Award granted hereunder;

(vi) establish performance goals for any Performance Period and determine whether such goals were satisfied;

(vii) amend the terms of any outstanding Award granted under the Plan, whether in the event of a Participant’s termination of employment, in the event of a Change in Control or otherwise, provided that, except as otherwise provided in Section 18 or in connection with a Change in Control, no such amendment shall reduce the Exercise Price of an outstanding Option or the grant price of an outstanding SAR, and at any time when the Exercise Price of an outstanding Option or the grant price of an outstanding SAR is above the Fair Market Value of a share of Common Stock, no such amendment shall provide for the cancellation and re-grant or the exchange of any such outstanding Option or SAR for either cash or a new Award with a lower (or no) exercise price without the approval of the stockholders of the Company, and provided further, that any amendment that would materially adversely affect the Participant’s rights under an outstanding Award shall not be made without the Participant’s written consent;

(viii) construe and interpret the terms of the Plan and any Award Agreement entered into under the Plan, and to decide all questions of fact arising in its application; and

(ix) take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate.

Except to the extent prohibited by Applicable Laws, the Committee may delegate its authority as identified herein, including the power and authority to make Awards to Participants who are not “insiders” subject to Section 16(b) of the Exchange Act and/or Awards intended to satisfy the exception under Rule 16b-3(d)(1) promulgated under the Exchange Act, pursuant to such conditions and limitations as the Committee may establish. References to the Committee in this Plan shall refer to a delegate with respect to any action of such delegate within the scope of the authority delegated to such delegate by the Committee.

(c) Effect of Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final, binding and conclusive on all persons, including the Company, its Subsidiaries, its stockholders, Employees, Directors, Consultants and their estates and beneficiaries.

3.	Shares Subject to the Plan; Effect of Grants; Individual Limits.

(a) Number of Shares Available for Grants. Subject to adjustment as provided in Section 18 hereof, the maximum number of Shares which may be issued pursuant to Awards under the Plan granted after the Effective Date shall be 5,000,000 Shares, less one (1) Share for each Share subject to an award granted under the Plan between June 30, 2021 and the Effective Date (such number being the “Share Reserve”), plus the number of Shares deemed not issued under the Plan pursuant to paragraphs (i), (ii), (iii) or (iv) of this Section 3(a).

For the avoidance of doubt, the Company shall be entitled to issue Shares under awards granted under the Plan that were outstanding on June 30, 2021 and such issuances shall not reduce the Share Reserve.

(i) Shares that are potentially deliverable under an Award that expires or is canceled, forfeited, settled in cash or otherwise settled without the delivery of Shares, in each case after June 30, 2021, shall not be treated as having been issued under the Plan and shall be added to the Share Reserve.

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3.	Shares Subject to the Plan; Effect of Grants; Individual Limits (Continued)

(ii) Shares that are held back or tendered (either actually or constructively by attestation), in each case after June 30, 2021, to cover the exercise price or tax withholding obligations with respect to an Award shall not be treated as having been issued under the Plan and shall be added to the Share Reserve.

(iii) Shares that are issued pursuant to awards that are assumed, converted or substituted in connection with a merger, acquisition, reorganization or similar transaction shall not be treated as having been issued under the Plan and shall not reduce the Share Reserve.

(iv) Shares that are repurchased in the open market with Option Proceeds from Options exercised after June 30, 2021 shall not be treated as having been issued under the Plan and shall be added to the Share Reserve; provided, however, that the aggregate number of Shares deemed not issued pursuant to the repurchase of Shares with Option Proceeds shall not be greater than the amount of such proceeds divided by the Fair Market Value of a Share on the date of exercise of the Option giving rise to such proceeds.

Subject to adjustment as provided in Section 18 hereof, the maximum number of Shares which may be issued pursuant to Incentive Stock Options under the Plan granted after June 30, 2021 shall be 5,000,000 and only Shares that are subject to an Incentive Stock Option that expires or is cancelled, forfeited or settled in cash shall be treated as not having been issued for purposes of such limit.

The Shares to be issued pursuant to Awards may be authorized but unissued Shares or treasury Shares.

(b) Individual Limits. Subject to adjustment as provided in Section 18 hereof, the following rules shall apply with respect to Awards:

(i) Options and SARs: The maximum aggregate number of Shares with respect to which Options and SARs may be granted in any 36-month period to any one Participant shall be 2,000,000 Shares.

(ii) Restricted Stock, Restricted Stock Units, Performance Shares and Other Stock-Based Awards: The maximum aggregate number of Shares of Restricted Stock and Shares with respect to which Restricted Stock Units, Performance Shares and Other Stock-Based Awards may be granted in any 36-month period to any one Participant shall be 800,000 Shares.

(iii) Performance Units: The maximum aggregate compensation that can be paid pursuant to Performance Units awarded in any one fiscal year to any one Participant shall be $10,000,000 or a number of Shares having an aggregate Fair Market Value on the date of grant not in excess of such amount.

(c) Limits Applicable to Directors. Notwithstanding the foregoing, the maximum number of Shares subject to Awards granted under the Plan after the Effective Date during a single fiscal year to any Director, taken together with any cash fees paid during the fiscal year to the Director, in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the Director receiving such additional compensation may not participate in the decision to award such compensation. For the avoidance of doubt, the limits contained in this Section 3(c) do not apply to any Director serving in the position of executive chair of the Board.

4.	Eligibility and Participation.

(a) Eligibility. Persons eligible to participate in the Plan include all Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or of a Subsidiary.

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4.	Eligibility and Participation (Continued)

(b) Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award. The Committee may establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan.

5.	Types of Awards.

(a) Type of Awards. Awards under the Plan may be in the form of Options (both Nonqualified Stock Options and/or Incentive Stock Options), SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards.

(b) Designation of Award. Each Award shall be designated in the Award Agreement.

(c) Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan after the Effective Date shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries, (ii) Shares delivered in lieu of fully vested cash obligations, (iii) Awards to Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available Share Reserve authorized for issuance under the Plan pursuant to Section 3(a) as of the Effective Date (subject to adjustment under Section 18); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Change in Control, in the terms of the Award Agreement or otherwise.

6.	Options.

(a) Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b) Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine including, but not limited to, the Option vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares or other consideration) upon settlement of the Award and payment contingencies. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. Options that are intended to be Incentive Stock Options shall be subject to the limitations set forth in Section 422 of the Code.

(c) Exercise Price. Except for Options adjusted pursuant to Section 18 herein, and replacement Options granted in connection with a merger, acquisition, reorganization or similar transaction, the Exercise Price for each grant of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the Exercise Price for each grant of an Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted.

(d) Term of Options. The term of an Option granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the term of the Incentive

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6.	Options (Continued)

Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, in the event that on the last business day of the term of a Nonqualified Stock Option (i) the exercise of the Nonqualified Stock Option is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain Participants due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the Committee may provide that the term of the Nonqualified Stock Option shall be extended but not beyond a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement and provided further that no extension will be made (x) if the grant price of such Nonqualified Stock Option at the date the initial term would otherwise expire is above the Fair Market Value or (y) to the extent that an extension could result in any additional taxes under Section 409A.

(e) Exercise of Options. Options granted under this Section 6 shall be exercisable at such times and be subject to such restrictions and conditions as set forth in the Award Agreement and as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

(f) Payments. Options granted under this Section 6 shall be exercised by the delivery of a written notice to the Company, setting forth the number of Shares with respect to which the Option is to be exercised and specifying the method of the Exercise Price. The Exercise Price of an Option shall be payable to the Company: (i) in cash or its equivalent, (ii) by tendering (either actually or constructively by attestation or through authorization to withhold Shares otherwise issuable upon exercise of an Option) Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price, (iii) in any other manner then permitted by the Committee that is determined to provide a benefit to the Company, or (iv) by a combination of any of the permitted methods of payment. The Committee may limit any method of payment, other than that specified under (i), for administrative convenience, to comply with Applicable Laws or otherwise. Shares issued upon exercise shall be subject to such continuing restrictions as shall be provided in a Participant’s Award Agreement.

(g) Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Section 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and under any blue sky or state securities laws applicable to such Shares.

(h) Termination of Employment or Service. Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options and may reflect distinctions based on the reasons for termination of employment or service.

(i) No Repricing without Stockholder Approval. Except as otherwise provided in Section 18 or in connection with a Change in Control, the Company shall not, without the approval of the stockholders of the Company, reduce the Exercise Price of an outstanding Option. And, at any time when the Exercise Price of an outstanding Option is above the Fair Market Value of a share of Common Stock, the Company shall not, without the approval of the stockholders of the Company, provide for the cancellation and re-grant or the exchange of such outstanding Option for either cash or a new Award with a lower (or no) exercise price.

7.	Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SAR.

(b) Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR and such other provisions as the Committee shall determine.

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Appendix A

7.	Stock Appreciation Rights (Continued)

(c) Grant Price. The grant price of a Freestanding SAR shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the SAR, and the grant price of a Tandem SAR shall equal the Exercise Price of the related Option; provided, however, that these limitations shall not apply to Awards that are adjusted pursuant to Section 18 herein.

(d) Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years. Notwithstanding the foregoing, in the event that on the last business day of the term of a SAR (i) the exercise of the SAR is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain Participants due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the Committee may provide that the term of the SAR shall be extended but not beyond a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement; provided however that no extension will be made (x) if the grant price of such SAR at the date the initial term would otherwise expire is above the Fair Market Value (y) to the extent that an extension could result in any additional taxes under Section 409A.

(e) Exercise of Tandem SARs. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. To the extent exercisable, Tandem SARs may be exercised for all or part of the Shares subject to the related Option. The exercise of all or part of a Tandem SAR shall result in the forfeiture of the right to purchase a number of Shares under the related Option equal to the number of Shares with respect to which the SAR is exercised. Conversely, upon exercise of all or part of an Option with respect to which a Tandem SAR has been granted, an equivalent portion of the Tandem SAR shall similarly be forfeited.

Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

(f) Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the Award Agreement.

(g) Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) the excess of the Fair Market Value of a Share on the date of exercise over the grant price; by

(ii) the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value or in some combination thereof. Shares issued upon SAR exercise shall be subject to such continuing restrictions as shall be provided in a Participant’s Award Agreement.

(h) Termination of Employment or Service. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs and may reflect distinctions based on the reasons for termination of employment or service.

(i) No Repricing without Stockholder Approval. Except as otherwise provided in Section 18 or in connection with a Change in Control, the Company shall not, without the approval of the stockholders of the Company, reduce the grant price of an outstanding SAR. And at any time when the grant price of an outstanding SAR is above the Fair Market Value of a share of Common Stock, the Company shall not, without the approval of the stockholders of the Company, provide for the cancellation and re-grant or the exchange of such outstanding SAR for either cash or a new Award with a lower (or no) exercise price.

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8.	Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b) Award Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the applicable restrictions, the number of Shares of Restricted Stock granted and issued on the grant date and such other provisions as the Committee shall determine.

(c) Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, a requirement that the issuance of Shares of Restricted Stock be delayed, restrictions based upon the achievement of specific performance goals, time-based restrictions requiring a minimum period of service as a condition of vesting any or all Shares of Restricted Stock and/or restrictions under Applicable Laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. The Company may retain in its custody any certificate evidencing the Shares of Restricted Stock and place thereon a legend and institute stop-transfer orders on such Shares, and the Participant shall be obligated to sign any stock power requested by the Company relating to the Shares to give effect to the forfeiture provisions and any other restrictions of the Restricted Stock.

(d) Removal of Restrictions. Subject to Applicable Laws, Restricted Stock shall become freely transferable by the Participant after the lapse of all of the restrictions applicable thereto.

(e) Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Laws, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

(f) Dividends and Other Distributions. Participants holding Shares of Restricted Stock shall be entitled to Dividends and any other distributions paid with respect to such Restricted Stock only to the extent provided in, and in accordance with, Section 13.

(g) Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Stock following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards of Restricted Stock and may reflect distinctions based on the reasons for termination of employment or service.

9.	Restricted Stock Units.

(a) Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, Restricted Stock Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b) Award Agreement. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the applicable restrictions, the number of Restricted Stock Units granted and such other provisions as the Committee shall determine.

(c) Value of Restricted Stock Units. The initial value of a Restricted Stock Unit shall equal the Fair Market Value of a Share on the date of grant; provided, however, that this restriction shall not apply to Awards that are adjusted pursuant to Section 18 herein.

(d) Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Restricted Stock Units and/or the Shares issuable upon the settlement of Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for

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9.	Restricted Stock Units (Continued)

each Restricted Stock Unit, time-based restrictions requiring a minimum period of service as a condition of settlement of any or all Restricted Stock Units and/or restrictions under Applicable Laws or under the requirements of any stock exchange or market, or holding requirements or sale restrictions placed on any Shares issued by the Company upon vesting and in settlement of such Restricted Stock Units.

(e) Form and Timing of Payment. Except as otherwise provided in Section 19 herein or a Participant’s Award Agreement, payment of Restricted Stock Units shall be made at a specified settlement date that shall not be earlier than the last day that any time-based restrictions have lapsed. The Committee, in its sole discretion, may settle Restricted Stock Units by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof). The Committee may provide that settlement of Restricted Stock Units shall be deferred, either on a mandatory basis or at the election of the Participant. Shares issued at the settlement date shall be subject to such continuing restrictions as shall be provided in a Participant’s Award Agreement.

(f) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

(g) Dividends and Other Distributions. Shares underlying Restricted Stock Units shall be entitled to Dividends and any other distributions paid with respect to such Shares only to the extent provided in, and in accordance with, Section 13.

(h) Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting an Award of Restricted Stock Units following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Restricted Stock Units and may reflect distinctions based on the reasons for termination of employment or service.

10.	Performance Shares.

(a) Grant of Performance Shares. Subject to the terms and provisions of the Plan, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b) Award Agreement. Each grant of Performance Shares shall be evidenced by an Award Agreement that shall specify the applicable Performance Period(s) and Performance Measure(s), the number of Performance Shares granted and issued on the grant date, and such other provisions as the Committee shall determine.

(c) Performance Period and Other Restrictions. The Committee shall impose such conditions and/or restrictions on any Performance Shares granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Performance Share, time-based restrictions requiring a minimum period of service as a condition of vesting of any or all Performance Shares and/or restrictions under Applicable Laws or under the requirements of any stock exchange or market upon which the Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Performance Shares. The Company may retain in its custody any certificate evidencing the Shares and place thereon a legend and institute stop-transfer orders on such Shares, and the Participant shall be obligated to sign any stock power requested by the Company relating to the Shares to give effect to the forfeiture provisions and any other restrictions of the Performance Shares.

(d) Removal of Restrictions. Subject to Applicable Laws, Performance Shares shall become freely transferable by the Participant after the lapse of all of the restrictions applicable thereto.

(e) Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Laws, as determined by the Committee, Participants holding Performance Shares granted hereunder may exercise full voting rights with respect to those Shares.

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10.	Performance Shares (Continued)

(f) Dividends and Other Distributions. Participants holding Performance Shares shall be entitled to Dividends and any other distributions paid with respect to such Performance Shares only to the extent provided in, and in accordance with, Section 13.

(g) Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Performance Shares following termination of the Participant’s employment or, if the Participant is a Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Participants and may reflect distinctions based on the reasons for termination of employment or service.

11.	Performance Units.

(a) Grant of Performance Units. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b) Award Agreement. Each grant of Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Units granted, the Performance Period(s) and Performance Measure(s), the performance goals and such other provisions as the Committee shall determine.

(c) Value of Performance Units. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, will determine the number and/or value of Performance Units that will be paid out to the Participants.

(d) Form and Timing of Payment. Except as otherwise provided in Section 19 herein or a Participant’s Award Agreement, payment of Performance Units shall be made following the close of the applicable Performance Period on a settlement date selected by the Committee. The Committee, in its sole discretion, may settle Performance Units in cash or in Shares that have an aggregate Fair Market Value equal to the value of the Performance Units (or a combination thereof). The Committee may provide that settlement of Performance Units shall be deferred, either on a mandatory basis or at the election of the Participant. Shares issued at the settlement date shall be subject to such continuing restrictions as shall be provided in a Participant’s Award Agreement.

(e) Voting Rights. A Participant shall have no voting rights with respect to any Performance Units granted hereunder.

(f) Dividends and Other Distributions. Shares underlying Performance Units shall be entitled to Dividends and any other distributions paid with respect to such Shares only to the extent provided in, and in accordance with, Section 13.

(g) Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting an Award of Performance Units following termination of the Participant’s employment or, if the Participant is a Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Performance Units and may reflect distinctions based on reasons for termination of employment or service.

12.	Other Stock-Based Awards.

(a) Grant. The Committee shall have the right to grant Other Stock-Based Awards that may include, without limitation, the grant of Shares based on attainment of performance goals established by the Committee, the payment of Shares as a bonus or in lieu of cash based on attainment of performance goals established by the Committee and the payment of Shares in lieu of cash under other Company incentive or bonus programs.

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Appendix A

12.	Other Stock-Based Awards (Continued)

(b) Restrictions. The Committee shall impose such conditions and/or restrictions on Other Stock-Based Awards granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share subject to the Award, time-based restrictions requiring a minimum period of service as a condition of vesting in any or all Shares subject to the Award and/or restrictions under Applicable Laws or under the requirements of any stock exchange or market, or holding requirements or sale restrictions placed on any Shares issued by the Company upon vesting and in settlement of Other Stock-Based Awards.

(c) Payment of Other Stock-Based Awards. Settlement of any such Awards shall be made in such manner and at such times as the Committee may determine. The Committee may provide that settlement of Other Stock-Based Awards shall be deferred, either on a mandatory basis or at the election of the Participant. Shares issued upon settlement shall be subject to such continuing restrictions as shall be provided in a Participant’s Award Agreement.

(d) Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Other Stock-Based Awards and may reflect distinctions based on the reasons for termination of employment or service.

13.	Dividends, Dividend Equivalents and Other Distributions.

At the discretion of the Committee, Awards granted pursuant to the Plan may provide Participants with the right to receive Dividends, Dividend Equivalents or other distributions made in respect of Shares underlying such Awards, which may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to Dividends, Dividend Equivalents or other distributions, if Dividends or other distributions are declared during the period that an Award is outstanding, such Dividends (or Dividend Equivalents) and other distributions shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied. In no event shall Dividends, Dividend Equivalents or other distributions be paid with respect to Options or Stock Appreciation Rights.

14.	Performance Measures.

(a) The Committee may specify that the attainment of one or more of the Performance Measures set forth in this Section 14 shall determine the degree of granting, vesting and/or payout with respect to Performance Shares or Performance Units. The performance goals to be used for such Awards may include, without limitation, the following performance measures (the “Performance Measures”): total shareholder return, stock price, net customer sales, volume, gross profit, gross margin, operating profit, operating margin, management profit, earnings from continuing operations before income taxes, earnings from continuing operations, earnings per share from continuing operations, earnings before interest and taxes (“EBIT”), earnings before interest, taxes, depreciation and amortization (“EBITDA”), net operating profit after tax, net earnings, net earnings per share, return on assets, return on investment, return on equity, return on invested capital, cost of capital, average capital employed, cash value added, economic value added, economic profit, cash flow, cash flow from operations, working capital, working capital as a percentage of net customer sales, asset growth, asset turnover, market share, customer satisfaction and employee satisfaction. The targeted level or levels of performance with respect to such Performance Measures may be established at such levels and on such terms as the Committee may determine, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments or functions, and in either absolute terms or relative to the current and/or historical performance of one or more companies or an index covering multiple companies. Performance measures that are financial metrics may or may not be calculated in accordance with generally accepted accounting principles, at the Committee’s discretion.

(b) Unless otherwise determined by the Committee and reflected in the terms of an Award at the time of grant, measurement of performance goals with respect to the Performance Measures above shall exclude the impact of charges for restructurings, discontinued operations, extraordinary items, other unusual or non-recurring items and the

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Appendix A

14.	Performance Measures (Continued)

cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other filings with the SEC or as otherwise based on the Company’s accounting as set forth in its books and records (including business projections) and/or in the annual budgets and/or long range plans of the Company pursuant to which such performance goals were established.

(c) Performance goals may differ for Awards granted to any one Participant or to different Participants.

(d) The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals.

(e) The Committee shall determine the extent to which any Performance Measures have been satisfied, and the amount payable as a result thereof. Shares issued upon full or partial achievement of the selected Performance Measure(s) shall be subject to such continuing restrictions as shall be provided in a Participant’s Award Agreement.

15.	Transferability of Awards.

Incentive Stock Options may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant. Awards other than Incentive Stock Options shall be transferable to the extent provided in the Award Agreement, except that no Award may be transferred for consideration. Each Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, to the extent permitted by the Committee, the person to whom an Award (other than an Incentive Stock Option) is initially granted (the “Grantee”) may transfer an Award to any “family member” of the Grantee (as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)); provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as may be specified by the Committee, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8.

16.	Taxes.

The Company shall have the power and right, prior to the delivery of Shares pursuant to an Award, to deduct or withhold, or require a Participant to remit to the Company (or a Subsidiary), an amount (in cash or Shares) sufficient to satisfy any applicable tax withholding requirements applicable to an Award. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any applicable tax withholding requirements. Subject to such restrictions as the Committee may prescribe, a Participant may satisfy all or a portion of any tax withholding requirements for an Award payable or settled in Shares by electing to have the Company withhold Shares having a Fair Market Value equal to the amount to be withheld up to the minimum statutory tax withholding rate (or such other rate that will not cause the Award to be accounted for under variable award account or otherwise result in a negative accounting impact).

17.	Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise or settlement of an Award unless the exercise or settlement of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise or settlement of an Award, the Company may require the person exercising such Award or receiving such settlement to represent and warrant at the time of any such exercise or settlement that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws. The Company may also require the person exercising such Award or receiving such settlement to acknowledge and affirm any restrictions applicable to the Shares issuable upon the exercise or settlement of an Award.

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Appendix A

18.	Adjustments Upon Changes in Capitalization.

Notwithstanding any other provision of the Plan to the contrary, in the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend or any change in the corporate structure affecting the Shares, such adjustment shall be made in the number and kind of Shares or other securities or property that may be delivered under the Plan, the individual limits set forth in Section 3(b), the number and kind of Shares that may be issued pursuant to Incentive Stock Options, and, with respect to outstanding Awards, in the number and kind of Shares or other securities or property subject to outstanding Awards, the Exercise Price, grant price or other price, if any, of Shares subject to outstanding Awards, any performance conditions relating to Shares, the market price of Shares, or per-Share results, and other terms and conditions of outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares or other securities or property subject to any Award shall always be rounded down to a whole number. Adjustments made by the Committee pursuant to this Section 18 shall be final, binding, and conclusive.

19.	Change in Control, Cash-Out and Termination of Underwater Options/SARs, and Subsidiary Disposition.

(a) Change in Control. Except as otherwise provided in a Participant’s Award Agreement or pursuant to Section 19(b) hereof, upon the occurrence of a Change in Control, unless otherwise specifically prohibited under Applicable Laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(i) any and all outstanding Options and SARs granted hereunder shall become immediately exercisable unless such Awards are assumed, converted, replaced or continued by the continuing entity, in each case, pursuant to a Qualifying Replacement Award; provided, however, that in the event of a Participant’s termination of employment by the Company and its affiliates without Cause (or, if applicable, the resignation of the Participant for a “good reason”, as described further below) within twenty-four (24) months following consummation of a Change in Control, any Qualifying Replacement Award shall become immediately exercisable and (regardless of whether or not previously exercisable or whether or not the original Award was granted prior to the Effective Date) shall remain exercisable until the first to occur of (A) the second anniversary of such termination of employment (or, if later, the date on which such Qualifying Replacement Award would otherwise cease to be exercisable pursuant to its terms) and (B) expiration of the full term of such Qualifying Replacement Award;

(ii) any Period of Restriction or other restriction imposed on Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards shall lapse unless such Awards are assumed, converted, replaced or continued by the continuing entity, in each case, pursuant to a Qualifying Replacement Award; provided, however, that in the event of a Participant’s termination of employment by the Company and its affiliates without Cause (or, if applicable, the resignation of the Participant for a “good reason”, as described further below) within twenty-four (24) months following consummation of a Change in Control, the Period of Restriction on any Qualifying Replacement Award shall lapse; and

(iii) the portion of any and all Performance Shares, Performance Units and other Awards (if performance-based) that remain outstanding following the occurrence of a Change in Control shall equal the greater of (A) such portion as would be earned upon target achievement or (B) the portion determined by applying actual performance from the beginning of the Performance Period through the date of the Change in Control using the formula set forth in the Award Agreement (the “Performance Measure Formula”) to determine the amount of the payout or distribution rounded to the nearest whole Share. For purposes of such actual performance determination, if the Change in Control occurs prior to the end of a Performance Period for an Award, the Performance Measure Formula shall generally be adjusted to take into account the shorter period of time available to achieve the Performance Measures. If a quantitative Performance Measure Formula for the entire Performance Period has been determined by the Company by adding together one or more goals for Performance Measures (the “Performance Measure Goals”) for multiple time periods within the Performance Period (each a “subperiod”), then the adjusted Performance Measure Formula for a given level of performance shall be equal to the sum of (1) the Performance Measure Goals for each completed subperiod for such level of performance and (2) a prorated Performance Measure Goal (determined by the number of days in such subperiod falling on or before the occurrence of the

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19.	Change in Control, Cash-Out and Termination of Underwater Options/SARs, and Subsidiary Disposition (Continued)

Change in Control divided by the total number of days in such subperiod) for such level of performance for each subperiod not completed on or before the occurrence of the Change in Control. If there are no subperiods, then the quantitative Performance Measure Formula shall be prorated by taking the Performance Measure Goal for each specified level of performance for the entire Performance Period and multiplying it by a fraction, the numerator of which is the number of days in the Performance Period falling on or before the occurrence of the Change in Control and the denominator of which is the total number of days in the Performance Period. Qualitative Performance Measures shall not be adjusted. The portion of the Award that remains outstanding following the occurrence of a Change in Control as determined pursuant to the foregoing provisions of this paragraph shall vest in full at the end of the Performance Period set forth in such Award so long as the Participant’s employment (or if the Participant is a Director or Consultant, service) with the Company or a Subsidiary does not terminate until the end of the Performance Period. Notwithstanding the foregoing, such portion shall vest in full upon the earliest to occur of the following events: (1) the termination of the Participant by the Company and its affiliates without Cause, (2) the refusal of the continuing entity to assume, convert, replace or continue the Award pursuant to a Qualifying Replacement Award, or (3) if applicable, the resignation of the Participant for a “good reason”, as described further in the following paragraph.

With respect to paragraphs (i), (ii) and (iii) of Section 19(a) above, the Award Agreement may provide that any replacement awards (including Qualifying Replacement Awards) will become immediately exercisable or any Period of Restriction shall lapse in the event of a termination of employment by the Participant for “good reason” if and as such term is defined in the Award Agreement or any employment agreement, severance agreement or other agreement or policy applicable to such Participant.

(b) Cash-Out and Termination of Underwater Options/SARs. Without limiting the generality of Section 18, the Committee may, in its sole discretion, provide that (i) all outstanding Options and SARs shall be terminated upon the occurrence of a Change in Control and that each Participant shall receive, with respect to each Share subject to such Options or SARs, an amount in cash and/or Shares equal to the excess of the Fair Market Value of a Share immediately prior to the occurrence of the Change in Control over the Option Exercise Price or the SAR grant price; and (ii) Options and SARs outstanding as of the date of the Change in Control may be cancelled and terminated without payment therefore if the Fair Market Value of a Share as of the date of the Change in Control is less than the Option Exercise Price or the SAR grant price. For purposes of the preceding sentence, the Committee may, in its sole discretion, determine that the Fair Market Value of a Share immediately prior to the occurrence of a Change in Control is equivalent to the per-Share value being realized by holders of Common Stock generally pursuant to such Change in Control transaction.

(c) Subsidiary Disposition. The Committee shall have the authority, exercisable either in advance of any actual or anticipated Subsidiary Disposition or at the time of an actual Subsidiary Disposition and either at the time of the grant of an Award or at any time while an Award remains outstanding, to provide for the automatic full vesting and exercisability of one or more outstanding unvested Awards under the Plan and the termination of restrictions on transfer and repurchase or forfeiture rights on such Awards, in connection with a Subsidiary Disposition, but only with respect to those Participants who are at the time engaged primarily in Continuous Service with the Subsidiary involved in such Subsidiary Disposition. The Committee also shall have the authority to condition any such vesting and exercisability or release from the limitations of an Award upon the continuation or subsequent termination of the affected Participant’s Continuous Service with that Subsidiary within a specified period following the effective date of the Subsidiary Disposition. The Committee may provide that any Awards so vested or released from such limitations in connection with a Subsidiary Disposition, shall remain fully exercisable until the expiration or earlier termination of the Award. Notwithstanding the foregoing, the Committee shall not have or exercise any such authority under this Section 19(c) to the extent that the grant or exercise of such authority would cause any additional taxes under Section 409A.

(d) Qualifying Replacement Award. An award shall constitute a “Qualifying Replacement Award” provided that: (i) it is of the same type as the original Award hereunder (the “Replaced Award”); (ii) it has a value equal to the value of the Replaced Award as of the date of the Change in Control; (iii) if the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the controlling parent entity following the Change in Control; (iv) it contains terms relating to vesting (including with respect to a termination of

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Appendix A

19.	Change in Control, Cash-Out and Termination of Underwater Options/SARs, and Subsidiary Disposition (Continued)

Continuous Service) that are no less favorable to the applicable Participant than those of the Replaced Award, it being understood that any applicable performance goals shall be adjusted as contemplated by Section 19(a)(iii); and (v) its other terms and conditions are not less favorable to the applicable Participant than the terms and conditions of the Replaced Award (including, without limitation, the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Qualifying Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 19(d) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

20.	Amendment, Suspension or Termination of the Plan.

(a) Amendment, Modification and Termination. The Board or the Committee may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval in order for the Plan to continue to comply with the New York Stock Exchange listing standards or any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule. No provision of this Section 20 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A. Unless the Board or the Committee adopts resolutions providing for an earlier date, the Plan shall automatically terminate on November 17, 2031. For purposes of Section 422 of the Code and also relevant provisions of Applicable Laws, the adoption of the Plan as approved by the stockholders on November 17, 2021 shall be deemed to be the adoption of a new plan.

(b) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 18 hereof) affecting the Company or the financial statements of the Company or of changes in Applicable Laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(c) Awards Previously Granted. No termination, amendment or modification of the Plan or of any Award shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the participant holding such Award, unless such termination, modification or amendment is required by Applicable Laws and except as otherwise provided herein.

(d) No Repricing. Except as otherwise provided in Section 18 or in connection with a Change in Control, the Company shall not, without the approval of the stockholders of the Company, reduce the Exercise Price of an outstanding Option or the grant price of an outstanding SAR. And, at any time when the Exercise Price of an outstanding Option or the grant price of an outstanding SAR is above the Fair Market Value of a share of Common Stock, no amendment shall provide that any such outstanding Option or outstanding SAR be cancelled and re-granted or exchanged for either cash or a new Award with a lower (or no) exercise price, without the approval of the stockholders of the Company.

21.	Recoupment Policy.

Awards under the Plan granted to Participants who are “Covered Employees” (as defined in the Company’s Policy Regarding Recoupment of Incentive Compensation, as it may be amended from time to time, the “Policy”) are subject to recoupment in accordance with the terms of the Policy and pursuant to any other policy the Company may adopt as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law. No recovery of any Award granted hereunder pursuant to such a recoupment policy shall be treated as an event giving rise to a Participant’s right to terminate employment for “good reason” or “constructive termination” (or any similar term) under any agreement with the Company.

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22.	Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

23.	Rights of Participants.

(a) Continued Service. The Plan shall not confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

(b) Participant. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

24.	Successors.

All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.

25.	Legal Construction.

(a) Gender, Number and References. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to a Section of the Plan either in the Plan or any Award Agreement or to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such Section of the Plan, act, code, section, rule or regulation, as may be amended from time to time, or to any successor Section of the Plan, act, code, section, rule or regulation.

(b) Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(c) Requirements of Law. The granting of Awards and the issuance of Shares or cash under the Plan shall be subject to all Applicable Laws and to such approvals by any governmental agencies or national securities exchanges as may be required.

(d) Governing Law. To the extent not preempted by federal law, the Plan and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

(e) Non-Exclusive Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

(f) Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any Awards granted hereunder either be exempt from the requirements of, or else comply with the requirements of, Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”). Any provision that would cause any Award granted hereunder to incur additional taxes under Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

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Appendix A

GLOSSARY OF DEFINED TERMS

1.	Definitions. As used in the Plan, the following definitions shall apply:

“Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code and the rules of any applicable stock exchange or national market system.

“Award” means, individually or collectively, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards granted under the Plan.

“Award Agreement” means an agreement (whether written or electronic) entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award.

“Board” means the Board of Directors of the Company.

“Cause” means (i) the willful failure of the Participant substantially to perform the Participant’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness); (ii) the Participant’s material violation of any policy of the Company as in effect from time to time; or (iii) the Participant’s engagement in any conduct materially detrimental to the Company, including, but not limited to, the name, business interests or corporate, brand, business or other reputation of the Company.

No act or failure to act on the part of the Participant shall be considered to be “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer of the Company or the Committee or another authorized officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done or omitted to be done by the Participant in good faith and in the best interests of the Company. The cessation of employment of the Participant shall not be deemed to be for Cause unless and until the Chief Executive Officer, Chief People Officer or comparable most senior human resource executive and Chief Legal Officer or comparable most senior legal executive unanimously agree that, in their good faith opinion, the Participant is guilty of the conduct described in subsections (i), (ii) or (iii) above, and so notify the Participant specifying the particulars thereof in detail.

“Change in Control” means

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act ) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% of either the total fair market value of the then outstanding equity securities of the Company (the “Outstanding Company Common Stock”) or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company, including any acquisition which, by reducing the number of shares outstanding, is the sole cause for increasing the percentage of shares beneficially owned by any such Person to more than the applicable percentage set forth above; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (iv) any acquisition by any entity pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

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(c) Consummation by the Company of (i) a reorganization, merger, statutory share exchange, consolidation or similar transaction involving another business; (ii) a sale or other disposition of all or substantially all of the assets of the Company; or (iii) the acquisition of the securities or assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the controlling parent entity resulting from such Business Combination (including without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) is represented by Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Outstanding Company Common Stock and Outstanding Company Voting Securities were converted pursuant to such Business Combination) and such ownership of common stock and voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities of the controlling parent entity) resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors (or similar governing body) of the controlling parent entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding any other provision in this definition, to the extent (and only to the extent) required in order to avoid income taxation under Section 409A, any transaction defined in subsections (a) through (d) of this definition that does not constitute a “change in the ownership or effective control” of the Company, or “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Treasury Regulations Sections 1.409A-3(a)(5) and 1.409A-3(i)(5) shall not be treated as a Change in Control.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Committee, as specified in Section 2(a), appointed by the Board to administer the Plan.

“Common Stock” means the Company’s common stock, par value $1.00 per share, subject to adjustment pursuant to Section 18 herein.

“Company” means The Clorox Company and any successor thereto as provided in Section 24 herein.

“Consultant” means any consultant or advisor to the Company or a Subsidiary.

“Continuous Service” means that the provision of services to the Company or any Subsidiary in any capacity of Employee, Director or Consultant is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Subsidiary or any successor. A leave of absence approved by the Company shall include sick leave, military leave or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

“Director” means any individual who is a member of the Board of Directors of the Company or a Subsidiary who is not an Employee.

“Dividend” means the dividends declared and paid in respect of Shares subject to an Award.

“Dividend Equivalent” means, with respect to Shares subject to an Award, a right to be paid an amount equal to the Dividends declared and paid on an equal number of outstanding Shares prior to the issuance of Shares.

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THE CLOROX COMPANY - 2021 Proxy Statement	A-17

Appendix A

“Employee” means any employee of the Company or a Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

“Fair Market Value” means, as of any date, the value of a Share determined as follows:

(a) Where there exists a public market for the Share, the Fair Market Value shall be (A) the closing sales price for a Share on the date of the determination (or, if no sales were reported on that date, on the last trading date on which sales were reported) on the New York Stock Exchange, the NASDAQ Global Market or the principal securities exchange on which the Share is listed for trading, whichever is applicable, or (B) if the Share is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the NASDAQ Capital Market, in each case, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(b) In the absence of an established market of the type described above, for the Share, the Fair Market Value thereof shall be determined by the Committee in good faith, and such determination shall be conclusive and binding on all persons.

“Freestanding SAR” means a SAR that is granted independently of any Options, as described in Section 7 herein.

“Incentive Stock Option” or “ISO” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Nonqualified Stock Option” means an Option that is not intended to meet the requirement of Section 422 of the Code.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan, as described in Section 6 herein.

“Option Proceeds” means the cash received by the Company as payment of the Exercise Price upon exercise of an Option plus the federal tax benefit that could be realized by the Company as a result of the Option exercise, which shall be determined by multiplying the amount that is deductible as a result of the Option exercise (currently equal to the amount upon which the Participant’s withholding tax obligation is calculated) by the maximum federal corporate income tax rate for the year of exercise. To the extent that a Participant pays the Exercise Price and/or withholding taxes with Shares, Option Proceeds shall not be calculated with respect to the amount paid in such manner.

“Other Stock-Based Award” means a Share-based or Share-related Award granted pursuant to Section 12 herein.

“Participant” means a current or former Employee, Director or Consultant who has rights relating to an outstanding Award.

“Performance Measures” shall have the meaning set forth in Section 14(a).

“Performance Period” means the period during which a performance measure must be met.

“Performance Share” means an Award granted to a Participant, as described in Section 10 herein.

“Performance Unit” means an Award granted to a Participant, as described in Section 11 herein.

“Period of Restriction” means the period Restricted Stock, Restricted Stock Units or Other Stock-Based Awards are subject to a substantial risk of forfeiture and are not transferable.

A-18	THE CLOROX COMPANY - 2021 Proxy Statement

Appendix A

“Plan” means The Clorox Company 2005 Stock Incentive Plan.

“Qualifying Replacement Award” shall have the meaning set forth in Section 19(d).

“Replaced Award” shall have the meaning set forth in Section 19(d).

“Restricted Stock” means an Award granted to a Participant, as described in Section 8 herein.

“Restricted Stock Units” means an Award granted to a Participant, as described in Section 9 herein.

“SEC” means the United States Securities and Exchange Commission.

“Share” means a share of Common Stock, subject to adjustment pursuant to Section 18 herein.

“Stock Appreciation Right” or “SAR” means an Award granted to a Participant, either alone or in connection with a related Option, as described in Section 7 herein.

“Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least fifty percent (50%) of the equity securities thereof. Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, the term “Subsidiary” shall have the meaning ascribed to such term in Code Section 424(f).

“Subsidiary Disposition” means (i) the disposition by the Company of some or all of its equity holdings in any Subsidiary effected by a merger, consolidation or a similar transaction involving that Subsidiary, (ii) the Company’s sale or distribution of substantially all of the outstanding capital stock of such Subsidiary, in either case such that the Subsidiary is no longer a Subsidiary following such transaction, or (iii) the sale of all or substantially all of the assets of that Subsidiary.

“Tandem SAR” means a SAR that is granted in connection with a related Option, as described in Section 7 herein.

“Voting Securities” means voting securities of the Company entitled to vote generally in the election of Directors.

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THE CLOROX COMPANY - 2021 Proxy Statement	A-19

Appendix B

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS
The Clorox Company
(Dollars in millions, except per share data)

Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) is designed to provide a reader of The Clorox Company’s (the Company or Clorox) financial statements with a narrative from the perspective of management on the Company’s financial condition, results of operations, liquidity and certain other factors that may affect future results. In certain instances, parenthetical references are made to relevant sections of the Notes to Consolidated Financial Statements to direct the reader to a further detailed discussion. This section should be read in conjunction with the Consolidated Financial Statements and Supplementary Data included in this Annual Report on Form 10-K.

The following sections are included herein:

●	Executive Overview

●	Results of Operations

●	Financial Position and Liquidity

●	Contingencies

●	Quantitative and Qualitative Disclosures about Market Risk

●	Recently Issued Accounting Standards

●	Critical Accounting Policies and Estimates

●	Summary of Non-GAAP Financial Measures

EXECUTIVE OVERVIEW

Clorox is a leading multinational manufacturer and marketer of consumer and professional products with fiscal year 2021 net sales of $7,341 and about 9,000 employees worldwide as of June 30, 2021. Clorox sells its products primarily through mass retailers, grocery outlets, warehouse clubs, dollar stores, home hardware centers, drug, pet and military stores, third-party and owned e-commerce channels, and distributors. Clorox markets some of the most trusted and recognized consumer brand names, including its namesake bleach and cleaning products; Pine-Sol® cleaners; Liquid-Plumr® clog removers; Poett® home care products; Fresh Step® cat litter; Glad® bags and wraps; Kingsford® grilling products; Hidden Valley® dressings, dips, seasonings and sauces; Brita® water-filtration systems and filters; Burt’s Bees® natural personal care products; and RenewLife®, Rainbow Light®, Natural Vitality®, and NeoCell® vitamins, minerals and supplements. The Company also markets industry-leading products and technologies for professional customers, including those sold under the CloroxPro™ and Clorox Healthcare® brand names. The Company has operations in more than 25 countries or territories and sells its products in more than 100 markets.

The Company primarily markets its leading brands in midsized categories considered to be financially attractive. Most of the Company’s products compete with other nationally advertised brands within each category and with “private label” brands.

THE CLOROX COMPANY - 2021 Proxy Statement	B-1

Appendix B

The Company operates through strategic business units (SBUs) that are also the Company’s operating segments. These SBUs are then aggregated into four reportable segments: Health and Wellness, Household, Lifestyle and International. These four reportable segments consist of the following:

●

Health and Wellness consists of cleaning products, professional products, and vitamins, minerals and supplement products mainly marketed and sold in the U.S. Products within this segment include cleaning products such as laundry additives and home care products, primarily under the Clorox®, Clorox2®, Scentiva®, Pine-Sol®, Liquid-Plumr®, Tilex®, and Formula 409® brands; professional cleaning and disinfecting products under the CloroxPro™, Clorox Healthcare®, and Clorox® Total 360® brands; professional food service products under the Hidden Valley® brand; and vitamins, minerals and supplement products under the RenewLife®, Natural Vitality®, NeoCell®, and Rainbow Light® brands.

●

Household consists of cat litter products, bags and wraps, and grilling products marketed and sold in the U.S. Products within this segment include cat litter products under the Fresh Step®, Scoop Away® and Ever Clean® brands, bags and wraps under the Glad® brand; and grilling products under the Kingsford® and Kingsford® Match Light® brands.

●

Lifestyle consists of food, natural personal care products, and water-filtration marketed and sold in the U.S. Products within this segment include dressings, dips, seasonings and sauces, primarily under the Hidden Valley® brand; natural personal care products under the Burt’s Bees® brand; and water-filtration systems and filters under the Brita® brand.

●

International consists of products sold outside the U.S. Products within this segment include laundry additives; home care products; water-filtration systems and filters; digestive health products; grilling products; cat litter products; food products; bags and wraps; natural personal care products; and professional cleaning and disinfecting products marketed primarily under the Clorox®, Ayudin®, Clorinda®, Poett®, Pine-Sol®, Glad®, Brita®, RenewLife®, Ever Clean® and Burt’s Bees® brands.

Non-GAAP Financial Measures

This Executive Overview, the succeeding sections of MD&A and Exhibit 99.2 may include certain financial measures that are not defined by accounting principles generally accepted in the United States of America (U.S. GAAP). These measures, which are referred to as non-GAAP measures, are listed below:

●	Free cash flow and free cash flow as a percentage of net sales. Free cash flow is calculated as net cash provided by operations less capital expenditures.

●	Earnings before interest and taxes (EBIT) margin (the ratio of EBIT to net sales)

●

Earnings before interest, taxes, depreciation and amortization and other similar non-cash charges (such as non-cash asset impairment charges and other non-cash, non-recurring gains or losses) (Consolidated EBITDA, as defined in our Credit Agreement) to interest expense ratio (Interest Coverage ratio)

●

Economic profit (EP) is defined by the Company as earnings before income taxes, excluding non-cash U.S. GAAP items (such as restructuring and intangible asset impairment charges, non-cash gains or losses), and interest expense; less income taxes (calculated based on the Company’s effective tax rate excluding the identified U.S. GAAP items), and less after tax profit attributable to noncontrolling interests, and less a capital charge (calculated as average capital employed multiplied by a cost of capital rate).

●	Organic sales growth / (decrease) is defined as net sales growth excluding the effect of foreign exchange rate changes and any acquisitions and divestitures.

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Appendix B

For a discussion of these measures and the reasons management believes they are useful to investors, refer to “Summary of Non-GAAP Financial Measures” below. To the extent applicable, this MD&A and Exhibit 99.2 include reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Fiscal Year 2021 Financial Highlights

A detailed discussion of strategic goals, key initiatives and results of operations is included below. Key fiscal year 2021 financial results are summarized as follows:

●

The Company’s fiscal year 2021 net sales increased by 9% to $7,341 from $6,721 in fiscal year 2020, reflecting higher shipments across all reportable segments primarily driven by higher shipments due to the ongoing COVID-19 pandemic.

●

Gross margin decreased by 200 basis points to 43.6% in fiscal year 2021 from 45.6% in fiscal year 2020. The decrease was primarily driven by higher manufacturing and logistics costs and increased commodity costs, partially offset by higher volume, cost savings, and lower trade promotion spending.

●

The Company reported earnings before income taxes of $900 in fiscal year 2021, compared to $1,185 in fiscal year 2020. The Company reported earnings attributable to Clorox of $710 in fiscal year 2021, compared to $939 in fiscal year 2020.

●

The Company delivered diluted net earnings per share (EPS) of $5.58 in fiscal year 2021, a decrease of approximately 24%, or $1.78, from fiscal year 2020 diluted net EPS of $7.36. The decrease was primarily due to the non-cash impairment charges on assets held by the Vitamins, Minerals, and Supplements (VMS) business, higher manufacturing and logistics costs, and increased advertising investments, partially offset by net sales growth and the remeasurement gain recognized on the previously held equity interest in the Saudi joint venture.

●	EP decreased by 5% to $672 in fiscal year 2021, compared to $706 in fiscal year 2020 (refer to the reconciliation of EP to earnings before income taxes in Exhibit 99.2).

●

The Company’s net cash provided by operations was $1,276 in fiscal year 2021, compared to $1,546 in fiscal year 2020. Free cash flow was $945 or 12.9% of net sales in fiscal year 2021, compared to $1,292 or 19.2% of net sales in fiscal year 2020 (refer to the reconciliation of net cash provided by operations to free cash flow in “Financial Position and Liquidity - Investing - Free Cash Flow”).

●

The Company paid $558 in cash dividends to stockholders in fiscal year 2021, compared to $533 in cash dividends in fiscal year 2020. In June 2021, the Company announced an increase of 5% in its quarterly cash dividend from the prior year.

●	In fiscal year 2021, the Company repurchased 4,758 thousand shares of its common stock at an aggregate cost of $905 under its two stock repurchase programs.

Strategic Goals and Initiatives

As announced in 2019, the IGNITE strategy is intended to accelerate innovation in key areas of the business to drive growth and deliver value for both the Company’s shareholders and society. Specifically, IGNITE focuses on four strategic choices to deliver purpose-driven growth: Fuel Growth, Innovate Experiences, Reimagine Work and Evolve Portfolio, and goals for environmental, social and governance, performance in the areas of Planet, Product, People and Governance also are integrated into the strategy. The Company’s long-term financial goals reflected in IGNITE include annual net sales growth of 3% to 5% — increased from 2% to 4% in 2021 — annual EBIT margin expansion of 25 to 50 basis points and annual free cash flow of 11% to 13%.

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THE CLOROX COMPANY - 2021 Proxy Statement	B-3

Appendix B

Recent Events Related to COVID-19

For the fiscal year ended June 30, 2021, the COVID-19 pandemic continued to cause economic and social disruptions that led to ongoing uncertainties. Demand for products across the Company portfolio remained elevated compared to pre-pandemic levels even while U.S. consumers continued to adjust some behaviors as vaccination rates improved. The pandemic also contributed to a more pronounced inflationary environment in the back half of the fiscal year, marked by higher manufacturing and logistics costs as well as increased commodity costs.

Throughout fiscal year 2021, our priorities remained the Company’s guiding principles:

●	Continuing to take steps to enhance the well-being of the Company’s global workforce and communities and to protect public health.

●	Increasing capacity to provide needed products, primarily disinfecting and cleaning to help keep people safe, while sustaining the Company’s manufacturing operations and safety standards.

●	Addressing supply-chain disruptions and volatility in commodity costs and foreign exchange markets.

As the world moves into new phases of the pandemic, the Company will continue to focus on these priorities, while continuing to strive to serve people as consumer behaviors evolve inside and outside the home.

The extent of COVID-19’s effect on the Company’s operational and financial performance in the future will depend on future developments, including the duration, spread and intensity of the pandemic in different countries, including the emergence of COVID-19 variants for which vaccines may not be currently effective, the Company’s continued ability to manufacture and distribute its products, any future government actions affecting consumers and the economy in general, and timing and effectiveness of global vaccines, all of which are uncertain and difficult to predict considering the rapidly evolving landscape as the Company continues to expect a variable operating environment going forward.

For further discussion of the possible impacts of the COVID-19 pandemic on our business, financial conditions and results of operations, see “Risk Factors” in Part I, Item 1A of this Report.

RESULTS OF OPERATIONS

Unless otherwise noted, MD&A compares results of operations from fiscal year 2021 to fiscal year 2020, with percentage and basis point calculations based on rounded numbers, except for per share data and the effective tax rate. Discussions of fiscal year 2019 items and year-to-year comparisons between fiscal years 2020 and 2019 that are not included in this Annual Report on Form 10-K can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Exhibit 99.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020.

CONSOLIDATED RESULTS

			% Change
	2021	2020	2021 to 2020
Net sales	$7,341	$6,721	9%

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Appendix B

	Year Ended June 30, 2021 Percentage change versus the year-ago period
	Reported (GAAP) Net Sales Growth/ (Decrease)	Reported Volume	Acquisitions & Divestitures	Foreign Exchange Impact	Price/ Mix/ Other(1)	Organic Sales Growth / (Decrease) (Non-GAAP)(2)	Organic Volume(3)
Health and Wellness	8%	7%	—%	—%	1%	8%	7%
Household	10	9	—	—	1	10	9
Lifestyle	6	6	—	—	—	6	6
International	14	9	8	(3)	7	9	2
Total	9%	7%	1%	(1)%	3%	9%	6%
(1)	This represents the net impact on net sales growth from pricing actions, mix and other factors.
(2)	Organic sales growth is defined as net sales growth excluding the effect of foreign exchange rate changes and any acquisitions and divestitures. See “Non-GAAP Financial Measures” below for reconciliation of organic sales growth to net sales growth, the most directly comparable GAAP financial measure.
(3)	Organic volume represents volume excluding the effect of any acquisitions and divestitures. In the year ended June 30, 2021, the volume impact of acquisitions was 7% and 1% for International and Total Company, respectively.

Net sales in fiscal year 2021 increased by 9%, reflecting higher shipments across all reportable segments primarily driven by higher shipments due to the ongoing COVID-19 pandemic. Volume increased by 7% versus the prior period. The variance between volume growth and net sales growth was primarily due to the impact of lower trade promotion spending.

			% Change
	2021	2020	2021 to 2020
Gross profit	$3,199	$3,063	4%
Gross margin	43.6%	45.6%

Gross margin decreased by 200 basis points in fiscal year 2021 from 45.6% to 43.6%. The decrease was primarily driven by higher manufacturing and logistics costs and increased commodity costs, partially offset by higher volume, cost savings, and lower trade promotion spending.

Expenses

			% Change	% of Net sales
	2021	2020	2021 to 2020	2021	2020
Selling and administrative expenses	$1,004	$969	4%	13.7%	14.4%
Advertising costs	790	675	17	10.8	10.0
Research and development costs	149	145	3	2.0	2.2

Selling and administrative expenses, as a percentage of net sales, decreased by 70 basis points in fiscal year 2021. The dollar increase in selling and administrative expenses was primarily due to increased investments in several growth opportunities. Fiscal year 2021 also reflects lower incentive compensation expenses as compared to the prior year, consistent with the Company’s performance-based compensation philosophy.

Advertising costs, as a percentage of net sales, increased by 80 basis points in fiscal year 2021. The increase in advertising expenses reflected the Company’s continued support behind its brands. The Company’s U.S. retail advertising spend as a percentage of net sales was 12% for fiscal year 2021 and 11% for fiscal year 2020, respectively.

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THE CLOROX COMPANY - 2021 Proxy Statement	B-5

Appendix B

Research and development costs, as a percentage of net sales, decreased by 20 basis points in fiscal year 2021, but were essentially flat in terms of dollars. The Company continues to invest behind product innovation and cost savings.

Goodwill, trademark and other asset impairments, Interest expense, Other (income) expense, net, and the effective tax rate on earnings

	2021	2020
Goodwill, trademark and other asset impairments	$329	$—
Interest expense	99	99
Other (income) expense, net	(72)	(10)
Effective tax rate on earnings	20.1%	20.8%

Goodwill, trademark and other asset impairments of $329 in fiscal year 2021 reflect non-cash impairment charges related to goodwill, trademarks, and other assets held by the VMS business (included within the Health and Wellness segment). See Notes to Consolidated Financial Statements for further information regarding the impairments recorded.

Interest expense was essentially flat in fiscal year 2021 as compared to fiscal year 2020.

Other (income) expense, net was ($72) and ($10) in fiscal year 2021 and fiscal year 2020, respectively. The variance was primarily due to the one-time, non-cash remeasurement gain recognized from the Company’s previously held equity interest in the Saudi joint venture in the first quarter of fiscal year 2021 (see Notes to Consolidated Financial Statements).

The effective tax rate on earnings (losses) was 20.1% and 20.8% in fiscal year 2021 and 2020, respectively.

Diluted net earnings per share

			% Change
	2021	2020	2021 to 2020
Diluted net EPS	$5.58	$7.36	(24)%

Diluted net earnings per share (EPS) decreased by $1.78, or 24%, in fiscal year 2021, primarily due to the non-cash impairment charges on assets held by the VMS business, higher manufacturing and logistics costs, and increased advertising investments, partially offset by net sales growth and the remeasurement gain recognized on the previously held equity interest in the Saudi joint venture.

SEGMENT RESULTS

The following presents the results of the Company’s reportable segments and certain unallocated costs reflected in Corporate (see Notes to Consolidated Financial Statements for a reconciliation of segment results to consolidated results):

Health and Wellness

			% Change
	2021	2020	2021 to 2020
Net sales	$2,980	$2,749	8%
Earnings before income taxes	305	766	(60)

B-6	THE CLOROX COMPANY - 2021 Proxy Statement

Appendix B

Fiscal year 2021 versus fiscal year 2020: Volume and net sales increased by 7%, and 8%, respectively, and earnings before income taxes decreased by 60%, during fiscal year 2021. The volume and net sales growth reflected higher shipments in all strategic business units due to greater demand inside and outside of the home. The variance between volume and net sales was primarily due to lower trader promotion, partially offset by unfavorable mix. The decrease in earnings before income taxes in the current period was primarily due to the non-cash impairment charges on assets held by the VMS business, higher manufacturing and logistics costs, advertising investment, and selling and administrative expenses, partially offset by net sales growth.

Household

			% Change
	2021	2020	2021 to 2020
Net sales	$1,981	$1,795	10%
Earnings before income taxes	375	347	8

Fiscal year 2021 versus fiscal year 2020: Volume, net sales and earnings before income taxes increased by 9%, 10% and 8%, respectively, during fiscal year 2021. The volume growth was primarily driven by higher shipments in Grilling from higher consumer demand. The increase in earnings before income taxes was mainly due to net sales growth and cost savings, partially offset by higher manufacturing and logistics costs, commodity costs, and advertising investments.

Lifestyle

			% Change
	2021	2020	2021 to 2020
Net sales	$1,218	$1,154	6%
Earnings before income taxes	320	320	—

Fiscal year 2021 versus fiscal year 2020: Volume and net sales increased by 6%, and earnings before income taxes were essentially flat during fiscal year 2021 as compared to fiscal year 2020. Both volume growth and net sales growth were primarily driven by higher shipments of Food and Brita water filtration products mainly due to greater demand by consumers and strategic brand investments. The Natural Personal Care business declined due to lower store traffic associated with the COVID-19 pandemic. Earnings before income taxes were essentially flat due to net sales growth, offset by higher manufacturing and logistics costs.

International

			% Change
	2021	2020	2021 to 2020
Net sales	$1,162	$1,023	14%
Earnings before income taxes	201	116	73

Fiscal year 2021 versus fiscal year 2020: Volume, net sales and earnings before income taxes increased by 9%, 14% and 73%, respectively, during fiscal year 2021. The volume increase was primarily driven by higher shipments from ongoing demand for disinfecting and other household products in every geographic region, as well as the impact of the Saudi joint venture acquisition. The variance between volume and net sales was mainly due to favorable mix and the benefit of price increases implemented to offset inflation, partially offset by the impact of unfavorable foreign currency exchange rates. The increase in earnings before income taxes was primarily due to the remeasurement gain recognized on the previously held equity interest in the Saudi joint venture.

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THE CLOROX COMPANY - 2021 Proxy Statement	B-7

Appendix B

Argentina

The business environment in Argentina continues to be challenging due to significant volatility in Argentina’s currency, high inflation, an economic recession, and impacts of COVID-19 and temporary price controls. The Company operates in Argentina through certain wholly owned subsidiaries (collectively, “Clorox Argentina”). Clorox Argentina manufactures products at two plants that it owns and operates across Argentina.

Effective July 1, 2018, under the requirements of U.S. GAAP, Argentina was designated as a highly inflationary economy, and as a result, the U.S. dollar replaced the Argentine peso as the functional currency of the Company’s subsidiaries in Argentina. Consequently, gains and losses from non-U.S. dollar denominated monetary assets and liabilities of Clorox Argentina are recognized in Other (income) expense, net in the consolidated statement of earnings.

As of September 2019, the government of Argentina reinstated foreign exchange controls in response to further declines in the value of the Argentine peso, limiting the Company’s ability to convert Argentine pesos to U.S. dollars and transfer U.S. dollars outside of Argentina. As of June 30, 2021 and June 30, 2020, the net asset position, excluding goodwill, of Clorox Argentina was $48 and $44, respectively. Of these net assets, cash balances were approximately $11 and $19 as of June 30, 2021 and 2020, respectively. Net sales from Clorox Argentina represented approximately 2% of the Company’s consolidated net sales for the fiscal years ended June 30, 2021 and 2020.

Volatility in the exchange rate is expected to continue, which, along with competition, changes in the retail, labor and macro-economic environment, and implemented and future additional legal limitations instituted to restrict foreign exchange transactions, as well as government price controls, could have an adverse impact on Clorox Argentina’s liquidity, net sales, net earnings, cash flows and net monetary asset position. The Company is closely monitoring developments in Argentina and continues to take steps intended to mitigate the adverse conditions, but there can be no assurances that these actions will be able to mitigate these conditions as they may occur.

Corporate

			% Change
	2021	2020	2021 to 2020
Losses before income taxes	$(301)	$(364)	(17)%

Corporate includes certain non-allocated administrative costs, interest income, interest expense and various other non-operating income and expenses.

Fiscal year 2021 versus fiscal year 2020: The decrease in losses before income taxes was primarily driven by lower employee incentive compensation expenses, consistent with the Company’s performance-based compensation philosophy.

FINANCIAL POSITION AND LIQUIDITY

Management’s discussion and analysis of the Company’s financial position and liquidity describes its consolidated operating, investing and financing activities from operations, contractual obligations and off-balance sheet arrangements.

The Company’s cash position includes amounts held by foreign subsidiaries and, as a result, the repatriation of certain cash balances from some of the Company’s foreign subsidiaries could result in additional tax costs. However, these cash balances are generally available without legal restriction to fund local business operations. In addition, a portion of the Company’s cash balance is held in U.S. dollars by foreign subsidiaries, whose functional currency is their local currency. Such U.S. dollar balances are reported on the foreign subsidiaries’ books, in their functional currency, with the impact from foreign currency exchange rate differences recorded in Other (income) expense, net.

B-8	THE CLOROX COMPANY - 2021 Proxy Statement

Appendix B

The Company’s financial condition and liquidity remained strong as of June 30, 2021. The following table summarizes cash activities for the years ended June 30:

	2021	2020
Net cash provided by operations	$1,276	$1,546
Net cash used for investing activities	(452)	(252)
Net cash used for financing activities	(1,391)	(523)

Operating Activities

Net cash provided by operations was $1,276 in fiscal year 2021, compared with $1,546 in fiscal year 2020. The year-over-year decrease was driven by an increase in net working capital (higher inventories in the current year primarily due to increased production and higher payables in the current period due to the extension of payment terms with suppliers and increased production levels primarily to improve inventory availability, offset by cash inflows from collections from higher sales in the last quarter of the prior fiscal year). The decrease was also driven by higher employee incentive compensation payments related to the Company’s strong 2020 fiscal year results and due to the timing of tax payments.

Payment Terms Extension and Supply Chain Financing

The Company initiated the extension of its payment terms with its suppliers in the second half of fiscal year 2020 in order to improve working capital as part of and to fund the IGNITE strategy and in keeping with evolving market practices. As part of those efforts, the Company has arranged for a global financial institution to offer a voluntary supply chain finance (SCF) program for the benefit of the Company’s suppliers. Leveraging the Company’s credit rating, the SCF program enables suppliers to directly contract with the financial institution to receive payment from the financial institution prior to the payment terms between the Company and the supplier, by selling the Company’s payables to the financial institution. The participation in the program is at the sole discretion of the supplier and the Company has no economic interest in a supplier’s decision to enter into the agreement and has no direct financial relationship with the financial institution. Once a supplier elects to participate in the SCF program and reaches an agreement with the financial institution, the supplier elects which individual Company invoices to sell to the financial institution. The terms of the Company’s payment obligations are not impacted by a supplier’s participation in the program.

All outstanding amounts related to suppliers participating in SCF are recorded within Accounts payable and accrued expenses in the Consolidated Balance Sheets and the associated payments are included in operating activities within the Consolidated Statements of Cash Flows. As of June 30, 2021 and 2020, the amount due to suppliers participating in SCF and included in Accounts payable and accrued expenses was $152 and $6, respectively.

Investing Activities

Net cash used for investing activities was $452 in fiscal year 2021, as compared to $252 in fiscal year 2020. The year-over-year increase was mainly due to the acquisition of additional interest in the Company’s Saudi joint venture and higher capital spending to increase manufacturing capacity.

Capital expenditures were $331 and $254 in fiscal years 2021 and 2020, respectively. Capital expenditures as a percentage of net sales was 4.5% and 3.8% for fiscal years 2021 and 2020, respectively. The current year-over-year increase was due to expanding production capacity to address elevated demand for and improve availability of the Company’s products and to support long-term growth opportunities.

Free cash flow

	2021	2020
Net cash provided by operations	$1,276	$1,546
Less: capital expenditures	(331)	(254)
Free cash flow	$945	$1,292
Free cash flow as a percentage of net sales	12.9%	19.2%

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Appendix B

Financing Activities

Net cash used for financing activities was $1,391 in fiscal year 2021, compared with $523 in fiscal year 2020. The year-over-year increase was mainly due to higher treasury stock repurchases in the current fiscal year and net cash sourced from borrowings in the prior fiscal year.

Capital Resources and Liquidity

The Company maintains a $1,200 revolving credit agreement (the Credit Agreement) that matures in November 2024. Global financial markets have experienced a significant increase in volatility due to heightened uncertainty over the adverse economic impact caused by COVID-19. Notwithstanding these potential adverse market conditions, the Company believes it will have the funds necessary to support our short-term liquidity and operating needs based on our anticipated ability to generate positive cash flows from operations in the future, access to capital markets enabled by our strong short-term and long-term credit ratings, and current borrowing availability under the credit agreement.

As previously announced, Clorox plans to invest approximately $500 million over the next five years in its digital capabilities and for productivity enhancements. These investments are expected to be funded through cash generated from operations.

The Company may consider other transactions that require the issuance of additional long- and/or short-term debt or other securities to finance acquisitions, repurchase stock, refinance debt or fund other activities for general business purposes. Such transactions could require funds in excess of the Company’s current cash levels and available credit lines, and the Company’s access to or cost of such additional funds could be adversely affected by any decrease in credit ratings, which were the following as of June 30:

	2021		2020
	Short-term	Long-term	Short-term	Long-term
Standard and Poor’s	A-2	A-	A-2	A-
Moody’s	P-2	Baa1	P-2	Baa1

Credit Arrangements

There were no borrowings under the Credit Agreement as of June 30, 2021 and June 30, 2020, and the Company believes that borrowings under the Credit Agreement are and will continue to be available for general corporate purposes. The Credit Agreement includes certain restrictive covenants and limitations. The primary restrictive covenant is a minimum ratio of 4.0 calculated as total earnings before interest, taxes, depreciation and amortization, non-cash asset impairment charges and other non-cash, non-recurring gains or losses (Consolidated EBITDA) to total interest expense for the trailing four quarters (Interest Coverage ratio), as defined and described in the Credit Agreement.

B-10	THE CLOROX COMPANY - 2021 Proxy Statement

Appendix B

The following table sets forth the calculation of the Interest Coverage ratio as of June 30, 2021, using Consolidated EBITDA for the trailing four quarters, as contractually defined in the Credit Agreement:

2021
Earnings from operations	$719
Add back:
Interest expense	99
Income tax expense	181
Depreciation and amortization	211
Non-cash asset impairment charges(1)	357
Less:
Interest income	(5)
Non-recurring, non-cash gain(2)	$(85)
Consolidated EBITDA	$1,477
Interest expense	$99
Interest Coverage ratio	14.9

(1)	Includes goodwill, trademark, other asset impairments and other non-cash charges recorded impacting the VMS and Professional Products SBUs (see Notes to Consolidated Financial Statements)
(2)	Non-recurring, non-cash gain from the remeasurement of the Company’s previously held investment in its Saudi joint venture (see Notes to Consolidated Financial Statements).

The Company was in compliance with all restrictive covenants and limitations in the Credit Agreement as of June 30, 2021, and anticipates being in compliance with all restrictive covenants for the foreseeable future. The Company continues to monitor the financial markets and assess its ability to fully draw on its Credit Agreement, and currently expects it will continue to have access to borrowing under the Credit Agreement.

As of June 30, 2021, the Company maintained $35 of foreign and other credit lines, of which $5 was outstanding and the remainder of $30 was available for borrowing.

As of June 30, 2020, the Company maintained $38 of foreign and other credit lines, of which $3 was outstanding and the remainder of $35 was available for borrowing.

Short-term Borrowings

The Company’s notes and loans payable primarily consist of U.S. commercial paper issued by the parent company and any borrowings under the Credit Agreement. These short-term borrowings have stated maturities of less than one year and provide supplemental funding for supporting operations. The level of U.S. commercial paper borrowings generally fluctuates depending upon the amount and timing of operating cash flows and payments for items such as dividends, income taxes, stock repurchases and pension contributions. The average balance of short-term borrowings outstanding was $0 and $411 for the fiscal years ended June 30, 2021 and 2020, respectively.

Long-term Borrowings

In May 2020, the Company issued $500 of senior notes with an annual fixed interest rate of 1.80% and a maturity date of May 15, 2030 and used the proceeds to repay short-term borrowings under the Credit Agreement and for general corporate purposes. Interest on the notes is payable semi-annually in May and November. The notes carry an effective interest rate of 1.96% (See Notes to Consolidated Financial Statements). The notes rank equally with all of the Company’s existing senior indebtedness.

Stock Repurchases and Dividend Payments

As of June 30, 2021, the Company had two stock repurchase programs: an open-market purchase program with an authorized aggregate purchase amount of up to $2,000, which has no expiration date and was authorized by the Board of Directors in May 2018, and a program to offset the anticipated impact of dilution related to stock-based awards (the Evergreen Program), which has no authorization limit on the dollar amount and no expiration date.

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Appendix B

Stock repurchases under the two stock repurchase programs were as follows during the fiscal years ended June 30:

	2021		2020
	Amount	Shares (in thousands)	Amount	Shares (in thousands)
Open-market purchase program	$500	2,774	$85	577
Evergreen Program	405	1,984	157	954
Total stock repurchases	$905	4,758	$242	1,531

Dividends per share and total dividends paid to Clorox stockholders were as follows during the fiscal years ended June 30:

	2021	2020
Dividends per share declared	$4.49	$4.29
Dividends per share paid	4.44	4.24
Total dividends paid	558	533

On June 2, 2021, the Company declared a 5% increase in the quarterly dividend, from $1.11 to $1.16 per share, payable on August 13, 2021 to common stockholders of record as of the close of business on July 28, 2021.

On May 19, 2020, the Company declared a 5% increase in the quarterly dividend, from $1.06 to $1.11 per share, payable on August 14, 2020 to common stockholders of record as of the close of business on July 29, 2020.

Contractual Obligations

The Company had contractual obligations as of June 30, 2021, payable or maturing in the following fiscal years:

	2022	2023	2024	2025	2026	Thereafter	Total
Notes, loans payable and long-term debt maturities including interest payments	$383	$669	$59	$550	$41	$1,494	$3,196
Purchase obligations(1)	254	96	53	26	17	27	473
Operating and finance leases	91	73	61	52	45	111	433
Payments related to nonqualified retirement income and retirement health care plans(2)	16	16	16	16	16	73	153
Venture Agreement terminal obligation(3)	—	—	—	—	613	—	613
Total	$744	$854	$189	$644	$732	$1,705	$4,868

(1)	Purchase obligations are defined as purchase agreements that are enforceable and legally binding and that contain specified or determinable significant terms, including quantity, price and the approximate timing of the transaction. For purchase obligations subject to variable price and/or quantity provisions, an estimate of the price and/or quantity has been made. Examples of the Company’s purchase obligations include contracts to purchase raw materials, commitments to contract manufacturers, commitments for information technology and related services, advertising contracts, capital expenditure agreements, software acquisition and license commitments and service contracts. The raw material contracts included above are entered into during the regular course of business based on expectations of future purchases. Many of these raw material contracts are flexible to allow for changes in the Company’s business and related requirements. If such changes were to occur, the Company believes its exposure could differ from the amounts listed above. Any amounts reflected in the consolidated balance sheets as Accounts payable and accrued liabilities are excluded from the table above, as they are short-term in nature and expected to be paid within one year.
(2)

These amounts represent expected payments through 2031. Based on the accounting rules for nonqualified retirement income and retirement health care plans, the liabilities reflected in the Company’s consolidated balance sheets differ from these expected future payments (see Notes to Consolidated Financial Statements).

(3)

The Company has a venture agreement with The Procter & Gamble Company (P&G) for the Company’s Glad bags and wraps business (the Venture Agreement). As of June 30, 2021, P&G had a 20% interest in the venture. Upon termination of the agreement in January 2026, the Company is required to purchase P&G’s 20% interest for cash at fair value as established by predetermined valuation procedures. Refer to the Notes to Consolidated Financial Statements for further details.

B-12	THE CLOROX COMPANY - 2021 Proxy Statement

Appendix B

Off-Balance Sheet Arrangements

In conjunction with divestitures and other transactions, the Company may provide typical indemnifications (e.g., indemnifications for representations and warranties and retention of previously existing environmental, tax and employee liabilities) that have terms that vary in duration and in the potential amount of the total obligation and, in many circumstances, are not explicitly defined. The Company has not made, nor does it believe that it is probable that it will make, any material payments relating to its indemnifications, and believes that any reasonably possible payments would not have a material adverse effect, individually or in the aggregate, on the Company’s consolidated financial statements.

The Company had not recorded any material liabilities on the aforementioned indemnifications as of June 30, 2021 and 2020.

The Company was a party to a letter of credit of $11 as of June 30, 2021 and $10 as of June 30, 2020, primarily related to one of its insurance carriers, of which $0 had been drawn upon.

CONTINGENCIES

A summary of contingencies is contained in the Notes to Consolidated Financial Statements and is incorporated herein by reference.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a multinational company, the Company is exposed to the impact of changes in commodity prices, foreign currency fluctuations, interest-rate risk and other types of market risk.

In the normal course of business, where available at a reasonable cost, the Company manages its exposure to market risk using contractual agreements and a variety of derivative instruments. The Company’s objective in managing its exposure to market risk is to limit the impact of fluctuations on earnings and cash flow through the use of derivative instruments, including over-the-counter swaps, forward purchase contracts and exchange-traded futures contracts. Over-the-counter derivative contracts are entered into for non-trading purposes with major credit-worthy institutions, thereby decreasing the risk of credit loss.

The Company uses different methodologies, when necessary, to estimate the fair value of its derivative contracts. The estimated fair values of the majority of the Company’s contracts are based on quoted market prices, exchange-traded market prices or broker price quotations, and represent the estimated amounts that the Company would pay or receive to terminate the contracts.

See Notes to the Consolidated Financial Statements for further discussion of derivatives and hedging policies and fair value measurements.

Sensitivity Analysis for Derivative Contracts

For fiscal years 2021 and 2020, the Company’s exposure to market risk was estimated using sensitivity analyses, which illustrate the change in the fair value of a derivative financial instrument assuming hypothetical changes in commodity prices, foreign exchange rates or interest rates. The results of the sensitivity analyses for commodity, foreign currency and interest rate derivative contracts are summarized below. Actual changes in commodity prices, foreign exchange rates or interest rates may differ from the hypothetical changes, and any changes in the fair value of the contracts, real or hypothetical, would be partly to fully offset by an inverse change in the value of the underlying hedged items.

The changes in the fair value of derivatives are recorded as either assets or liabilities in the consolidated balance sheets with an offset to Net earnings or Other comprehensive (loss) income, depending on whether or not, for accounting purposes, the derivative is designated and qualified as an accounting hedge. For those derivative instruments designated and qualifying as hedging instruments, the Company must designate the hedging instrument either as a

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THE CLOROX COMPANY - 2021 Proxy Statement	B-13

Appendix B

fair value hedge or as a cash flow hedge. The Company designates its commodity swaps and futures contracts for forecasted purchases of raw materials, foreign currency forward contracts for forecasted purchases of inventory, and interest rate contracts for forecasted interest payments as cash flow hedges. During the fiscal years ended June 30, 2021 and 2020, the Company had no hedging instruments designated as fair value hedges. In the event the Company has contracts not designated as hedges for accounting purposes, the Company recognizes the changes in the fair value of these contracts in the consolidated statement of earnings.

Commodity Price Risk

The Company is exposed to changes in the price of commodities used as raw materials in the manufacturing of its products. The Company uses various strategies, where available at a reasonable cost to manage cost exposures on certain raw material purchases with the objective of obtaining more predictable costs for these commodities, including long-term commodity purchase contracts and commodity derivative contracts. During fiscal years 2021 and 2020, the Company had derivative contracts related to raw material exposures for soybean oil used for the Food products business and jet fuel used for the Grilling business.

Based on a hypothetical decrease or increase of 10% in these commodity prices as of June 30, 2021, and June 30, 2020, the estimated fair value of the Company’s then-existing commodity derivative contracts would decrease or increase by $4 and $2, respectively, with the corresponding impact included in Other comprehensive (loss) income.

Foreign Currency Risk

The Company seeks to minimize the impact of certain foreign currency fluctuations by hedging transactional exposures related to inventory purchases with foreign currency forward contracts. Based on a hypothetical decrease of 10% in the value of the U.S. dollar as of June 30, 2021 and June 30, 2020, the estimated fair value of the Company’s then-existing foreign currency derivative contracts would decrease by $8 and $8, respectively, with the corresponding impact included in Other comprehensive (loss) income. Based on a hypothetical increase of 10% in the value of the U.S. dollar as of June 30, 2021 and June 30, 2020, the estimated fair value of the Company’s then-existing foreign currency derivative contracts would increase by $6 and $6, respectively.

Interest Rate Risk

The Company can be exposed to interest rate volatility with regard to short-term borrowings, using commercial paper or under the Credit Agreement, in addition to potential changes in interest rates relating to anticipated future issuances of long-term debt. The Company had no material exposure to interest rate volatility through any short-term borrowing arrangements during fiscal year 2021. Weighted average interest rates for short-term borrowings using commercial paper and under the Credit Agreement borrowings were 2.12% during fiscal year 2020. Assuming average commercial paper and Credit Agreement borrowing levels during fiscal years 2021 and 2020, a 100 basis point increase or decrease in interest rates would increase or decrease interest expense from short-term borrowings by approximately $0 and $4, respectively.

The Company is also exposed to interest rate volatility with regard to anticipated future issuances of debt. Primary exposures include movements in U.S. Treasury and swap rates. Based on a hypothetical increase or decrease of 100 basis points to 10-year swap rates as of June 30, 2021 and June 30, 2020, the estimated fair value of the Company’s existing forward starting interest rate swap contracts would increase or decrease by $27 and $21 during fiscal year 2021 and 2020, respectively, with the corresponding impact recorded in Other comprehensive (loss) income.

RECENTLY ISSUED ACCOUNTING STANDARDS

A summary of all recently issued accounting standards is contained in Note 1 of the Notes to Consolidated Financial Statements.

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Appendix B

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The methods, estimates, and judgments the Company uses in applying its most critical accounting policies have a significant impact on the results the Company reports in its consolidated financial statements. Accordingly, a different financial presentation could result depending on the judgments, estimates or assumptions that are used. The most critical accounting policies and estimates are those that are most important to the portrayal of the Company’s financial condition and results, and require the Company to make the most difficult and subjective judgments, often estimating the outcome of future events that are inherently uncertain. The Company’s most critical accounting policies and estimates are related to:

●	Revenue recognition;

●	The valuation of goodwill and other intangible assets;

●	Income taxes;

●	The Venture Agreement terminal obligation; and

●	Business combinations.

The Company’s critical accounting policies and estimates have been reviewed with the Audit Committee of the Board of Directors. A summary of the Company’s significant accounting policies and estimates is contained in Note 1 of Notes to Consolidated Financial Statements.

Revenue Recognition

The Company’s revenue is primarily generated from the sale of finished products to customers. This revenue is reported net of certain variable consideration provided to customers, generally in the form of one-time and ongoing trade-promotion programs. These trade-promotion programs include shelf price reductions, in-store merchandising, consumer coupons, and other trade-related activities. Amounts accrued for trade-promotions are based on various factors such as contractual terms and sales volumes, and also incorporate estimates that include customer participation rates, the rate at which customers will achieve program performance criteria, product availability, and consumer redemption rates. The actual amounts remitted to customers for these activities may differ from the Company’s estimates, depending on how actual results of the programs compare to the estimates. If the Company’s trade promotion accrual estimates as of June 30, 2021 were to increase or decrease by 10%, the impact on net sales would be approximately $21.

Goodwill and Other Intangible Assets

The Company tests its goodwill and other indefinite-lived intangible assets for impairment annually in the fiscal fourth quarter unless there are indications during a different interim period that these assets may have become impaired.

Goodwill

For fiscal year 2021, the Company’s reporting units for goodwill impairment testing purposes were its individual SBUs. These reporting units, which are also the Company’s operating segments, are the level at which discrete financial information is available and reviewed by the manager of the respective operating segments. The respective operating segment managers, who have responsibility for operating decisions, allocating resources and assessing performance within their respective segments, do not review financial information for components that are below the operating segment level.

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Appendix B

In its evaluation of goodwill impairment, the Company has the option to first assess qualitative factors such as the maturity and stability of the reporting unit, the magnitude of the excess fair value over the carrying value from a prior period’s impairment testing, other reporting unit operating results, micro and macroeconomic factors as well as new events and circumstances impacting the operations at the reporting unit level. If the test indicates a potential for impairment, a quantitative test is performed. In the quantitative test the Company compares the estimated fair value of each reporting unit to its carrying value. If the estimated fair value of any reporting unit is less than its carrying value, an impairment charge is recorded for the difference between the carrying value and the fair value of the reporting unit.

To determine the fair value of a reporting unit as part of its quantitative test, the Company uses a discounted cash flow (DCF) method under the income approach, as it believes that this approach is the most reliable indicator of the fair value of its businesses and the fair value of their future earnings and cash flows. Under this approach, the Company estimates the future cash flows of each reporting unit and discounts these cash flows at a rate of return that reflects their relative risk. The cash flows used in the DCF method are consistent with those the Company uses in its internal planning, which gives consideration to actual business trends experienced, and the long-term business strategy. The other key estimates and factors used in the DCF method include, but are not limited to, net sales and expense growth rates, commodity prices, foreign exchange rates, inflation and a terminal growth rate. Future changes in the judgments, assumptions and estimates that are used in the impairment testing for goodwill could result in significantly different estimates of the fair values.

During the third quarter of fiscal year 2021, as a result of lower than expected actual and projected net sales growth and operating performance for the VMS SBU, a strategic review was initiated by management that resulted in updated financial and operational plans. These events were considered a triggering event requiring interim impairment assessments to be performed on the VMS reporting unit, indefinite-lived trademarks and other assets. Based on the outcome of these assessments, a $228 goodwill impairment charge was recorded during the third quarter of fiscal year 2021. The VMS SBU had goodwill following the impairment charge of $306 as of June 30, 2021. As the VMS reporting unit’s carrying value was written down to its estimated fair value, this reporting unit had 20% or less excess fair value over carrying amount as of its latest fiscal year 2021 impairment testing date and is considered to have a heightened risk of future impairments if any assumptions, estimates, or market factors unfavorably change in the future. The Company is closely monitoring any events, circumstances or changes in this business that might imply a further reduction in the estimated fair value and lead to an additional goodwill impairment. No other impairments for goodwill were identified during fiscal year 2021.

Trademarks and Other Indefinite-Lived Intangible Assets

For trademarks and other intangible assets with indefinite lives, the Company has the option to first assess qualitative factors, such as the maturity and stability of the trademark or other intangible asset, the magnitude of the excess fair value over carrying value from a prior period’s impairment testing, other specific operating results, as well as new events and circumstances impacting the significant inputs used to determine the fair value of the intangible asset. If the result of a qualitative test indicates that it is more likely that not that the asset is impaired a quantitative test is performed. When a quantitative test is performed, the estimated fair value of an asset is compared to its carrying value. If the carrying value of such asset exceeds its estimated fair value, an impairment charge is recorded for the difference between the carrying value and the estimated fair value. The Company uses a DCF method under the relief from royalty income approach to estimate the fair value of its trademarks and other intangible assets with indefinite lives. This approach requires significant judgments in determining the royalty rates and the assets’ estimated cash flows, including consideration of related net sales growth rates, as well as the appropriate discount and foreign exchange rates applied to those cash flows to determine fair value. Future changes in such estimates or the use of alternative assumptions could result in significantly different estimates of the fair values.

During the third quarter of fiscal year 2021, as a result of the interim impairment assessments performed on various VMS assets, an $86 impairment charge to indefinite-lived trademarks was recorded. No other impairments for trademarks or other intangible assets with indefinite lives were identified in fiscal year 2021.

B-16	THE CLOROX COMPANY - 2021 Proxy Statement

Appendix B

Finite-Lived Intangible Assets

Finite-lived intangible assets are reviewed for possible impairment whenever events or changes in circumstances occur that indicate that the carrying value of an asset (or asset group) may not be recoverable. The Company’s impairment review requires significant judgment by management, including estimating the future success of product lines, future sales volumes, revenue and expense growth rates, alternative uses for the assets and proceeds from the disposal of the assets. The Company reviews business plans for possible impairment indicators. The risk of impairment is initially assessed based on an estimate of the undiscounted cash flows at the lowest level for which identifiable cash flows exist. The asset (or asset group) is not recoverable when the carrying value of the asset exceeds the estimated future undiscounted cash flows generated by the asset. When impairment is indicated, an impairment charge is recorded for the difference between the asset’s (or asset group’s) carrying value and its estimated fair value. Depending on the asset, estimated fair value may be determined either by use of a DCF method or, if available, by reference to estimated selling values of assets in similar condition. Future changes in such estimates or the use of alternative assumptions could result in significantly different estimates of the fair values.

During the third quarter of fiscal year 2021, as a result of the interim impairment assessments performed on various VMS assets, a $14 impairment charge to finite-lived intangible assets was recorded.

Additionally during the fourth quarter of fiscal year 2021, an impairment charge of $14 was recorded related to other intangible assets with finite lives that were no longer expected to be recoverable due to a pending exit from a Professional Products SBU supplier relationship. No other impairments for finite-lived intangible assets were identified in fiscal year 2021.

Income Taxes

The Company’s effective tax rate is based on income by tax jurisdiction, statutory tax rates and tax planning opportunities available to the Company in the various jurisdictions in which the Company operates. Significant judgment is required in determining the Company’s effective tax rate and in evaluating its tax positions.

The Company maintains valuation allowances when it is likely that all or a portion of a deferred tax asset will not be realized. Changes in valuation allowances from period to period are included in the Company’s income tax provision in the period of change. In determining whether a valuation allowance is warranted, the Company takes into account such factors as prior earnings history, expected future earnings, unsettled circumstances that, if unfavorably resolved, would adversely affect the utilization of a deferred tax asset, statutory carry-back and carry-forward periods and tax strategies that could potentially enhance the likelihood of realization of a deferred tax asset. Valuation allowances maintained by the Company relate mostly to deferred tax assets arising from the Company’s currently anticipated inability to use net operating losses and tax credits in certain foreign countries. As of June 30, 2021 and June 30, 2020, valuation allowances related to the realization of deferred tax assets were approximately $42 and $38, respectively.

In addition to valuation allowances, the Company provides for uncertain tax positions when such tax positions do not meet certain recognition thresholds or measurement standards. Amounts for uncertain tax positions are adjusted in quarters when new information becomes available or when positions are effectively settled. As of June 30, 2021 and June 30, 2020, the liabilities recorded for uncertain tax positions, excluding associated interest and penalties, were approximately $21 and $22, respectively. Since audit outcomes and the timing of audit settlements are subject to significant uncertainty, liabilities for uncertain tax positions are excluded from the contractual obligations table (See Notes to Consolidated Financial Statements).

Foreign withholding taxes are not provided when foreign earnings are indefinitely reinvested. The Company has no indefinitely reinvested foreign earnings and is therefore providing foreign withholding taxes on the undistributed earnings of all foreign subsidiaries where applicable.

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Appendix B

Venture Agreement Terminal Obligation

The Company has a Venture Agreement with Procter & Gamble (P&G) for the Company’s Glad bags and wraps business. In connection with this agreement, P&G provides R&D support to the Glad business. As of June 30, 2021 and June 30, 2020, P&G had a 20% interest in the venture. In December 2017, the Company and P&G extended the term of the agreement and the related R&D support provided by P&G. The term will expire in January 2026, unless the parties agree, on or prior to January 31, 2025, to further extend the term of the agreement for another seven years or agree to take some other relevant action. Upon termination of the agreement, the Company is required to purchase P&G’s 20% interest for cash at fair value as established by predetermined valuation procedures. The Company’s obligation to purchase P&G’s interest is reflected in Other liabilities (See Notes to Consolidated Financial Statements). The difference between the estimated fair value and the amount recognized, and any future changes in the fair value of P&G’s interest, is charged to Cost of products sold in accordance with the effective interest method over the remaining life of the agreement.

The estimated fair value of P&G’s interest may increase or decrease up until any such purchase by the Company of P&G’s interest. The Company uses the DCF method under the income approach to estimate the fair value of P&G’s interest. Under this approach, the Company estimates the future cash flows and discounts these cash flows at a rate of return that reflects its risk. The cash flows used are consistent with those the Company uses in its internal planning, which gives consideration to actual business trends experienced and the long-term business strategy. The other key assumptions and estimates used include, but are not limited to, net sales and expense growth rates, commodity prices, foreign exchange rates, discount rates, inflation and terminal growth rates. Changes in the judgments, assumptions and estimates used could result in significantly different estimates of fair value. For perspective, if the discount rate as of June 30, 2021 were to increase or decrease by 100 basis points, the estimated fair value of P&G’s interest would decrease by approximately $71 or increase by approximately $94, respectively. Such changes would affect the amount of future charges to Cost of products sold.

Business Combinations

The Company uses the acquisition method of accounting for acquired businesses. Under the acquisition method, once control is obtained, assets acquired and liabilities assumed, including amounts attributable to noncontrolling interests, are recorded at their respective fair values on the acquisition date. The determination of fair value requires management to make judgments and may involve the use of significant estimates, including but not limited to: estimated future cash flows, net sales and expense growth rates, terminal growth rates, discount and premium rates, royalty rates, and income tax rates. The excess of the total of the purchase consideration, fair value of the noncontrolling interest, and fair value of the previously held equity interest over the identifiable assets acquired and liabilities assumed is recorded as goodwill. If the actual results differ from the estimates and judgments used in these estimates, the assets recorded in the consolidated financial statements, such as intangible assets and goodwill, may be exposed to potential impairments in future periods.

During the first quarter of fiscal year 2021, the Company increased its investment in each of the two entities comprising its joint venture in the Kingdom of Saudi Arabia (Saudi joint venture). The Company had previously accounted for its 30 percent investment under the equity method of accounting. Subsequent to the closing of this transaction, the Company’s total ownership interest in each of the entities increased to 51 percent, and the Company obtained control. The acquisition of the additional equity interest was considered a step acquisition, whereby the Company remeasured the previously held equity method investment to its fair value, resulting in the recognition of a significant non-recurring, non-cash gain.

The fair values of the Saudi joint venture, the 49% noncontrolling interest, and previously held 30% equity interest were determined using the DCF method under the income approach. Under this approach, the Company estimated future cash flows and discounted these cash flows at a rate of return that reflected the entities’ relative risk. Additionally, valuation multiples derived from comparable publicly traded companies were used to corroborate that the estimated fair value for the Saudi joint venture as a whole under the DCF approach was reasonable. The fair value of reacquired rights was estimated using the multi-period excess earnings method under the income approach, which was based on the present value of the incremental after-tax cash flows, or excess earnings, attributable only to the reacquired rights over the remaining contractual life. See Notes to Consolidated Financial Statements for more information.

B-18	THE CLOROX COMPANY - 2021 Proxy Statement

Appendix B

SUMMARY OF NON-GAAP FINANCIAL MEASURES

The non-GAAP financial measures that may be included in this MD&A and Exhibit 99.2 and the reasons management believes they are useful to investors are described below. These measures should be considered supplemental in nature and are not intended to be a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, these measures may not be the same as similarly named measures presented by other companies.

Free cash flow is calculated as net cash provided by operations less capital expenditures. The Company’s management uses this measure and free cash flow as a percentage of net sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions, investing in the business to drive growth, and financing activities, including debt payments, dividend payments and stock repurchases. Free cash flow does not represent cash available only for discretionary expenditures, since the Company has mandatory debt service requirements and other contractual and non-discretionary expenditures. Refer to “Free cash flow” and “Free cash flow as a percentage of net sales” above for a reconciliation of these non-GAAP measures.

The Company uses the term Consolidated EBITDA because it is a term used in its revolving Credit Agreement. As defined in the Credit Agreement, Consolidated EBITDA represents earnings before interest, taxes, depreciation and amortization, non-cash asset impairment charges and other non-cash, non-recurring gains or losses. Interest Coverage ratio is the ratio of Consolidated EBITDA to interest expense. The Company’s management believes disclosure of Consolidated EBITDA provides useful information to investors because it is used in the primary restrictive covenant in the Company’s Credit Agreement. For additional discussion of the Interest Coverage ratio and a reconciliation of Consolidated EBITDA, see “Financial Position and Liquidity - Financing Activities - Credit Arrangements” above.

EBIT represents earnings before income taxes, interest income and interest expense. EBIT margin is the ratio of EBIT to net sales. The Company’s management believes these measures provide useful additional information to investors to enhance their understanding about trends in the Company’s operations and are useful for period-over-period comparisons.

Economic profit (EP) is defined by the Company as earnings before income taxes, excluding non-cash U.S. GAAP items (such as restructuring and intangible asset impairment charges, non-cash gains or losses), and interest expense; less income taxes (calculated based on the Company’s effective tax rate excluding the identified U.S. GAAP items), and less after tax profit attributable to noncontrolling interests, and less a capital charge (calculated as average capital employed multiplied by a cost of capital rate). EP is a key financial metric that the Company’s management uses to evaluate business performance and allocate resources, and is a component in determining employee incentive compensation. The Company’s management believes EP provides additional perspective to investors about financial returns generated by the business and represents profit generated over and above the cost of capital used by the business to generate that profit. Refer to Exhibit 99.2 for a reconciliation of EP to earnings before income taxes.

Organic sales growth / (decrease) is defined as net sales growth excluding the effect of foreign exchange rate changes and any acquisitions and divestitures. Management believes that the presentation of organic sales growth / (decrease) is useful to investors because it excludes sales from any acquisitions and divestitures, which results in a comparison of sales only from the businesses that the Company was operating and expects to continue to operate throughout the relevant periods, and the Company’s estimate of the impact of foreign exchange rate changes, which are difficult to predict, and out of the control of the Company and management.

The following table provides a reconciliation of organic sales growth / (decrease) (non-GAAP) to net sales growth / (decrease) (GAAP), the most comparable GAAP measure:

	Twelve Months Ended June 30, 2021 Percentage change versus the year-ago period
	Health and Wellness	Household	Lifestyle	International	Total
Net sales growth / (decrease) (GAAP)	8%	10%	6%	14%	9%
Add: Foreign Exchange	—	—	—	3	1
Add/(Subtract): Divestitures/Acquisitions	—	—	—	(8)	(1)
Organic sales growth / (decrease) (non-GAAP)	8%	10%	6%	9%	9%

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THE CLOROX COMPANY - 2021 Proxy Statement	B-19

Appendix B

CAUTIONARY STATEMENT

This Annual Report on Form 10-K (this Report), including the exhibits hereto and the information incorporated by reference herein, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, statements related to the expected or potential impact of the novel coronavirus (COVID-19) pandemic, and the related responses of governments, consumers, customers, suppliers, employees and the Company, on our business, operations, employees, financial condition and results of operations, and any such forward-looking statements, whether concerning the COVID-19 pandemic or otherwise, involve risks, assumptions and uncertainties. Except for historical information, statements about future volumes, sales, organic sales growth, foreign currencies, costs, cost savings, margins, earnings, earnings per share, diluted earnings per share, foreign currency exchange rates, tax rates, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management’s estimates, beliefs, assumptions and projections. Words such as “could,” “may,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Report, as updated from time to time in the Company’s Securities and Exchange Commission filings. These factors include, but are not limited to:

●	intense competition in the Company’s markets;

●	the impact of the changing retail environment, including the growth of alternative retail channels and business models, and changing consumer preferences;

●	the impact of COVID-19 on the availability of, and efficiency of the supply, manufacturing and distribution systems for, the Company’s products, including any significant disruption to such systems; on the demand for the Company’s products; and on worldwide, regional and local adverse economic conditions, including increased risk of inflation;

●	volatility and increases in the costs of raw materials, energy, transportation, labor and other necessary supplies or services

●	risks related to supply chain issues and product shortages as a result of increased supply chain dependencies due to an expanded supplier network and a reliance on certain single-source suppliers,

●	risks relating to the significant increase in demand for disinfecting and other products due to the COVID-19 pandemic continuing;

●	dependence on key customers and risks related to customer consolidation and ordering patterns;

●	risks related to the Company’s use of and reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or Company information, or service interruptions, especially at a time when a large number of the Company’s employees are working remotely and accessing its technology infrastructure remotely;

●	the ability of the Company to drive sales growth, increase prices and market share, grow its product categories and manage favorable product and geographic mix;

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Appendix B

●	risks relating to acquisitions, new ventures and divestitures, and associated costs, including for asset impairment charges related to, among others, intangible assets, including trademarks and goodwill, in particular the impairment charges relating to the carrying value of the Company’s Vitamins, Minerals and Supplements business; and the ability to complete announced transactions and, if completed, integration costs and potential contingent liabilities related to those transactions;

●	the Company’s ability to maintain its business reputation and the reputation of its brands and products;

●	lower revenue, increased costs or reputational harm resulting from government actions and compliance with regulations, or any material costs imposed by changes in regulation;

●	the ability of the Company to successfully manage global political, legal, tax and regulatory risks, including changes in regulatory or administrative activity;

●	the operations of the Company and its suppliers being subject to disruption by events beyond the Company’s control, including work stoppages, cyber-attacks, weather events or natural disasters, political instability or uncertainty, disease outbreaks or pandemics, such as COVID-19, and terrorism;

●	risks related to international operations and international trade, including foreign currency fluctuations, such as devaluations, and foreign currency exchange rate controls; changes in governmental policies, including trade, travel or immigration restrictions, new or additional tariffs, and price or other controls; labor claims and civil unrest; inflationary pressures, particularly in Argentina; impact of the United Kingdom’s exit from the European Union; potential negative impact and liabilities from the use, storage and transportation of chlorine in certain international markets where chlorine is used in the production of bleach; widespread health emergencies, such as COVID-19; and the possibility of nationalization, expropriation of assets or other government action;

●	the ability of the Company to innovate and to develop and introduce commercially successful products, or expand into adjacent categories and countries;

●	the impact of product liability claims, labor claims and other legal, governmental or tax proceedings, including in foreign jurisdictions and in connection with any product recalls;

●	the ability of the Company to implement and generate cost savings and efficiencies, and successfully implement its business strategies;

●	the accuracy of the Company’s estimates and assumptions on which its financial projections, including any sales or earnings guidance or outlook it may provide from time to time, are based;

●	risks related to additional increases in the estimated fair value of P&G’s interest in the Glad business;

●	the performance of strategic alliances and other business relationships;

●	the Company’s ability to attract and retain key personnel;

●	the impact of Environmental, Social, and Governance (ESG) issues, including those related to climate change and sustainability on our sales, operating costs or reputation;

●	environmental matters, including costs associated with the remediation and monitoring of past contamination, and possible increases in costs resulting from actions by relevant regulators, and the handling and/or transportation of hazardous substances;

●	the Company’s ability to effectively utilize, assert and defend its intellectual property rights, and any infringement or claimed infringement by the Company of third-party intellectual property rights;

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Appendix B

●	the effect of the Company’s indebtedness and credit rating on its business operations and financial results and the Company’s ability to access capital markets and other funding sources;

●	the Company’s ability to pay and declare dividends or repurchase its stock in the future;

●	the impacts of potential stockholder activism; and

●	risks related to any litigation associated with the exclusive forum provision in the Company’s bylaws.

The Company’s forward-looking statements in this Report are based on management’s current views, beliefs, assumptions and expectations regarding future events and speak only as of the date of this Report. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. In this Report, unless the context requires otherwise, the terms “the Company,” “Clorox,” “we,” “us,” and “our” refer to The Clorox Company and its subsidiaries.

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Appendix B

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting. The Company’s internal control over financial reporting is a process designed under the supervision of its Chief Executive Officer and Chief Financial Officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Company’s financial statements for external reporting in accordance with accounting principles generally accepted in the United States of America.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

Management evaluated the effectiveness of the Company’s internal control over financial reporting using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework published in 2013. Management, under the supervision and with the participation of the Company’s Chief Executive Officer and Chief Financial Officer, assessed the effectiveness of the Company’s internal control over financial reporting as of June 30, 2021, and concluded that it is effective.

The Company’s independent registered public accounting firm, Ernst & Young LLP, has audited the effectiveness of the Company’s internal control over financial reporting as of June 30, 2021, as stated in their report, which is included herein.

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Appendix B

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of The Clorox Company

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of The Clorox Company (the Company) as of June 30, 2021 and 2020, the related consolidated statements of earnings, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended June 30, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at June 30, 2021 and 2020, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2021, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company’s internal control over financial reporting as of June 30, 2021, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated August 10, 2021 expressed an unqualified opinion thereon.

Adoption of New Accounting Standards

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for leases, effective July 1, 2019, using the modified retrospective approach upon adoption of Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842).

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

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Appendix B

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Valuation of Goodwill and Trademarks with Indefinite Lives

Description of the Matter	At June 30, 2021, the Company’s goodwill was $1.6 billion and represented 25% of total assets; trademarks with indefinite lives was $670 million and represented 11% of total assets. As discussed in Note 1 of the consolidated financial statements, goodwill and trademarks with indefinite lives are tested by the Company’s management for impairment at least annually, in the fiscal fourth quarter, unless there are indications of impairment at other points throughout the year. Goodwill is tested for impairment at the reporting unit level. During the fiscal third quarter of 2021, management performed a strategic review of the Vitamins, Minerals and Supplements (VMS) strategic business unit in response to lower-than-expected growth and performance, resulting in updated financial and operational plans. Accordingly, the Company performed an interim impairment assessment on the VMS reporting unit, indefinite-lived trademarks and other assets. As described in Note 5, the Company recorded impairment charges on goodwill and indefinite-lived trademarks of $228 million and $86 million, respectively.

Auditing the Company’s annual and interim impairment tests for goodwill and trademarks with indefinite lives is complex and highly judgmental and required the involvement of a valuation specialist due to the significant judgment in estimating the fair value of reporting units and trademarks with indefinite lives. In particular, the fair value estimates of reporting units with fair values that do not significantly exceed or that fall below their carrying values are sensitive to assumptions such as net sales growth rates, gross margins and discount rates. Trademarks with indefinite lives with fair values that do not significantly exceed or that fall below their carrying values are sensitive to assumptions such as net sales growth rates, discount rates and royalty rates. All of these assumptions are sensitive to and affected by expected future market or economic conditions, particularly those in emerging markets, and industry and company-specific qualitative factors.

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Appendix B

How We Addressed the Matter in Our Audit

We obtained an understanding, evaluated the design and tested the operating effectiveness of controls over the Company’s goodwill and trademarks impairment review process. This included evaluating controls over the Company’s budgetary and forecasting process used to develop the estimated future earnings and cash flows used in estimating the fair value of reporting units and trademarks with indefinite lives. We also tested controls over management’s review of the data used in their valuation models and review of the significant assumptions such as estimation of net sales, expense growth rates and terminal growth rates.

To test the estimated fair value of the Company’s reporting units and trademarks with indefinite lives (with fair values that do not significantly exceed or that fall below carrying values), we performed audit procedures that included, among others, assessing the methodologies, testing the significant assumptions discussed above used to develop the estimates of future earnings and cash flows and testing the completeness and accuracy of the underlying data. We compared the significant assumptions used by management to current industry and economic trends, the Company’s historical results and other guideline companies within the same industry, and we evaluated whether changes in the Company’s business would affect the significant assumptions. We assessed the historical accuracy of management’s estimates and performed sensitivity analyses of significant assumptions to evaluate the change in the fair value of the reporting units and trademarks with indefinite lives resulting from changes in these assumptions. We involved our valuation specialists to assist in reviewing the valuation methodology and testing the terminal growth rates, discount rates and royalty rates.

In addition, for goodwill we also tested the Company’s calculation of implied multiples of the reporting units, compared them to guideline companies and evaluated the resulting premium. For trademarks with indefinite lives, where applicable, we also assessed whether the assumptions used were consistent with those used in the goodwill impairment review process.

Valuation of Venture Agreement Terminal Obligation

Description of the Matter

As discussed in Note 8 of the consolidated financial statements, the Company has an agreement with The Proctor & Gamble Company (P&G) for the Company’s Glad bags and wraps business, for which the Company is required to purchase P&G’s 20% interest in the venture for cash at fair value of the global Glad business upon termination of the agreement. At June 30, 2021, the fair value of $432 million has been recognized as a venture agreement terminal obligation and represented 8% of total liabilities.

Auditing the Company’s Glad venture agreement terminal obligation is complex and highly judgmental and required the involvement of a valuation specialist due to the significant judgment in estimating the fair value of the global Glad business. In particular, the fair value estimate is sensitive to assumptions such as net sales growth rates, gross margins, discount rate and commodity prices. These assumptions are sensitive to and affected by expected future market or economic conditions, particularly those in emerging markets, and industry and company-specific qualitative factors.

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Appendix B

How We Addressed the Matter in Our Audit

We obtained an understanding, evaluated the design and tested the operating effectiveness of controls over the venture agreement terminal obligation valuation review process. This included controls over the Company’s budgetary and forecasting process used to develop the estimated fair value of the global Glad business. We also tested management’s controls over the data used in their valuation models and review of the significant assumptions such as estimation of net sales, expense growth rates, terminal growth rates and commodity prices.

To test the estimated fair value of the venture agreement terminal obligation, we performed audit procedures that included, among others, assessing the methodologies, testing the significant assumptions discussed above used to develop estimates of future earnings and cash flows, and testing the completeness and accuracy of the underlying data. We compared the significant assumptions used by management to current industry and economic trends, the Company’s historical results and other guideline companies within the same industry, and we evaluated whether changes in the Company’s business, including shifts in consumer demands and commodity prices, would affect the significant assumptions. We assessed the historical accuracy of management’s estimates and performed sensitivity analyses of significant assumptions to evaluate the change in the fair value of the venture agreement terminal obligation resulting from changes in these assumptions. We involved our valuation specialists to assist in reviewing the valuation methodology and testing the terminal growth rates and discount rates.

Business Combination of Saudi Joint Venture

Description of the Matter

On July 9, 2020, the Company increased its investment in each of the two entities comprising its joint venture in the Kingdom of Saudi Arabia (Saudi joint venture) for a total purchase consideration of $111 million. The Company had previously accounted for its 30 percent investment under the equity method of accounting. Subsequent to the closing of this transaction, the Company’s total ownership interest in each of the entities increased to 51 percent. As discussed in Note 2 of the consolidated financial statements, the Company has consolidated this joint venture into the Company’s consolidated financial statements from the date of acquisition and accounted for the transaction as a business combination whereby the total purchase price was allocated to assets acquired and liabilities assumed based on their respective fair values. The acquisition resulted in remeasurement of the Company’s previously held equity interest to its acquisition-date fair value of $103 million, resulting in a gain of $85 million, recognition of noncontrolling interests of $198 million, and a $138 million reacquired rights intangible asset being recorded.

Auditing the Company’s accounting for its acquisition of the Saudi joint venture is complex and highly judgmental and required the involvement of a valuation specialist due to the significant judgment in estimating the fair value of the Company’s previously held equity interest, the noncontrolling interests and identified intangible assets, consisting principally of reacquired license rights. In particular, the fair value estimates are sensitive to assumptions such as revenue growth rates and discount and premium rate assumptions. These assumptions relate to the future performance of the acquired business, are forward-looking and could be affected by future economic and market conditions and industry and company-specific qualitative factors.

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Appendix B

How We Addressed the Matter in Our Audit

We obtained an understanding, evaluated the design and tested the operating effectiveness of controls over the fair value review process. This included evaluating controls over the Company’s budgetary and forecasting process used to develop the estimated future earnings and cash flows used in estimating the fair value of the previously held equity interest, the noncontrolling interests and identifiable intangible assets. We also tested controls over management’s review of the data used in their valuation models and review of the significant assumptions such as estimation of net sales, expense growth rates, and terminal growth rates.

To test the estimated fair value of the previously held interest, the noncontrolling interests and identified intangible assets, we performed audit procedures that included, among others, assessing the methodologies, testing the significant assumptions discussed above used to develop the estimates of future earnings and cash flows and testing the completeness and accuracy of the underlying data. We compared the significant assumptions used by management to current industry and economic trends, the Company’s historical results and other guideline companies within the same industry, and evaluated whether changes in the Company’s business would affect the significant assumptions. We assessed the historical accuracy of management’s estimates and performed sensitivity analyses of significant assumptions to evaluate the change in the fair value of the previously held interest, the noncontrolling interests and identified intangible assets resulting from changes in these assumptions. We involved our valuation specialist to assist in reviewing the valuation methodologies and testing the discount and premium rate assumptions.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2003.

San Francisco, CA
August 10, 2021

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Appendix B

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of The Clorox Company

Opinion on Internal Control Over Financial Reporting

We have audited The Clorox Company’s internal control over financial reporting as of June 30, 2021, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) (the COSO criteria). In our opinion, The Clorox Company (the Company) maintained, in all material respects, effective internal control over financial reporting as of June 30, 2021, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of The Clorox Company as of June 30, 2021 and 2020, the related consolidated statements of earnings, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended June 30, 2021, and the related notes (collectively referred to as the “consolidated financial statements”) and our report dated August 10, 2021 expressed an unqualified opinion thereon.

Basis for Opinion

The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.

Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

Definition and Limitations of Internal Control Over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ Ernst & Young LLP

San Francisco, CA
August 10, 2021

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Appendix B

CONSOLIDATED STATEMENTS OF EARNINGS
The Clorox Company

Years ended June 30 Dollars in millions, except per share data	2021	2020	2019
Net sales	$7,341	$6,721	$6,214
Cost of products sold	4,142	3,658	3,486
Gross profit	3,199	3,063	2,728
Selling and administrative expenses	1,004	969	856
Advertising costs	790	675	612
Research and development costs	149	145	136
Goodwill, trademark and other asset impairments	329	—	—
Interest expense	99	99	97
Other (income) expense, net	(72)	(10)	3
Earnings before income taxes	900	1,185	1,024
Income taxes	181	246	204
Net earnings	719	939	820
Less: Net earnings attributable to noncontrolling interests	9	—	—
Net earnings attributable to Clorox	$710	$939	$820
Net earnings per share attributable to Clorox
Basic net earnings per share	$5.66	$7.46	$6.42
Diluted net earnings per share	$5.58	$7.36	$6.32
Weighted average shares outstanding (in thousands)
Basic	125,570	125,828	127,734
Diluted	127,299	127,671	129,792

See Notes to Consolidated Financial Statements

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Appendix B

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
The Clorox Company

Years ended June 30 Dollars in millions	2021	2020	2019
Net earnings	$719	$939	$820
Other comprehensive (loss) income:
Foreign currency adjustments, net of tax	47	(36)	(22)
Net unrealized gains (losses) on derivatives, net of tax	39	5	2
Pension and postretirement benefit adjustments, net of tax	8	(7)	4
Total other comprehensive (loss) income, net of tax	94	(38)	(16)
Comprehensive income	813	901	804
Less: Total comprehensive income attributable to noncontrolling interests	9	—	—
Total comprehensive income attributable to Clorox	$804	$901	$804

See Notes to Consolidated Financial Statements

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Appendix B

CONSOLIDATED BALANCE SHEETS
The Clorox Company

As of June 30 Dollars in millions, except per share data	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$319	$871
Receivables, net	604	648
Inventories, net	752	454
Prepaid expenses and other current assets	154	47
Total current assets	1,829	2,020
Property, plant and equipment, net	1,302	1,103
Operating lease right-of-use assets	332	291
Goodwill	1,575	1,577
Trademarks, net	693	785
Other intangible assets, net	225	109
Other assets	378	328
Total assets	$6,334	$6,213
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$300	$—
Current operating lease liabilities	81	64
Accounts payable and accrued liabilities	1,675	1,329
Income taxes payable	—	25
Total current liabilities	2,056	1,418
Long-term debt	2,484	2,780
Long-term operating lease liabilities	301	278
Other liabilities	834	767
Deferred income taxes	67	62
Total liabilities	5,742	5,305
Commitments and contingencies
Stockholders’ equity
Preferred stock: $1.00 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock: $1.00 par value; 750,000,000 shares authorized; 130,741,461 and 158,741,461 shares issued as of June 30, 2021 and 2020, respectively; and 122,780,220 and 126,198,606 shares outstanding as of June 30, 2021 and 2020, respectively	131	159
Additional paid-in capital	1,186	1,137
Retained earnings	1,036	3,567
Treasury stock, at cost: 7,961,241 and 32,542,855 shares as of June 30, 2021 and 2020, respectively	(1,396)	(3,315)
Accumulated other comprehensive net (loss) income	(546)	(640)
Total Clorox stockholders’ equity	411	908
Noncontrolling interests	181	—
Total stockholders’ equity	592	908
Total liabilities and stockholders’ equity	$6,334	$6,213

See Notes to Consolidated Financial Statements

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Appendix B

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
The Clorox Company

(Dollars in millions except per share data; shares in thousands)	Common Stock		Additional Paid-in Capital	Retained Earnings	Treasury Stock		Accumulated Other Comprehensive Net (Loss) Income	Non- controlling interests	Total Stockholders’ Equity
	Amount	Shares			Amount	Shares
Balance as of June 30, 2018	$159	158,741	$975	$2,797	$(2,658)	(30,759)	$(547)	$—	$726
Cumulative effect of accounting changes(1)	—	—	—	36	—	—	(39)	—	(3)
Net earnings	—	—	—	820	—	—	—	—	820
Other comprehensive (loss) income	—	—	—	—	—	—	(16)	—	(16)
Dividends to Clorox stockholders ($3.94 per share declared)	—	—	—	(503)	—	—	—	—	(503)
Stock-based compensation	—	—	43	—	—	—	—	—	43
Other employee stock plan activities	—	—	28	—	124	2,178	—	—	152
Treasury stock purchased	—	—	—	—	(660)	(4,474)	—	—	(660)
Balance as of June 30, 2019	159	158,741	1,046	3,150	(3,194)	(33,055)	(602)	—	559
Cumulative effect of accounting changes(2)	—	—	—	22	—	—	—	—	22
Net earnings	—	—	—	939	—	—	—	—	939
Other comprehensive (loss) income	—	—	—	—	—	—	(38)	—	(38)
Dividends to Clorox stockholders ($4.29 per share declared)	—	—	—	(544)	—	—	—	—	(544)
Stock-based compensation	—	—	50	—	—	—	—	—	50
Other employee stock plan activities	—	—	41	—	121	2,043	—	—	162
Treasury stock purchased	—	—	—	—	(242)	(1,531)	—	—	(242)
Balance as of June 30, 2020	159	158,741	1,137	3,567	(3,315)	(32,543)	(640)	—	908
Net earnings	—	—	—	710	—	—	—	9	719
Other comprehensive (loss) income	—	—	—	—	—	—	94	—	94
Dividends to Clorox stockholders ($4.49 per share declared)	—	—	—	(564)	—	—	—	—	(564)
Dividends to noncontrolling interests	—	—	—	—	—	—	—	(26)	(26)
Business combinations including purchase accounting adjustments	—	—	—	—	—	—	—	198	198
Stock-based compensation	—	—	50	—	—	—	—	—	50
Other employee stock plan activities	—	—	(1)	(37)	156	1,340	—	—	118
Treasury stock purchased	—	—	—	—	(905)	(4,758)	—	—	(905)
Treasury stock retirement	(28)	(28,000)	—	(2,640)	2,668	28,000	—	—	—
Balance as of June 30, 2021	$131	130,741	$1,186	$1,036	$(1,396)	(7,961)	$(546)	$181	$592

(1)	As a result of adopting ASU No. 2014-09, “Revenue from Contracts with Customers (ASC 606),” on July 1, 2018, the Company recorded a cumulative effect of initially applying the new guidance as an adjustment to the fiscal year 2019 opening balance of Retained earnings.
(2)	As a result of adopting ASU No. 2016-02, “Leases (ASC 842),” on July 1, 2019, the Company recorded a cumulative effect of initially applying the new guidance as an adjustment to the fiscal year 2020 opening balance of Retained earnings.

See Notes to Consolidated Financial Statements

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THE CLOROX COMPANY - 2021 Proxy Statement	B-33

Appendix B

CONSOLIDATED STATEMENTS OF CASH FLOWS
The Clorox Company

Years ended June 30 Dollars in millions	2021	2020	2019
Operating activities:
Net earnings	$719	$939	$820
Adjustments to reconcile net earnings to net cash provided by operations:
Depreciation and amortization	211	180	180
Stock-based compensation	50	50	43
Deferred income taxes	(32)	(2)	(20)
Goodwill, trademark and other asset impairments	329	—	—
Other	10	30	(29)
Changes in:
Receivables, net	82	(27)	(32)
Inventories, net	(282)	50	(7)
Prepaid expenses and other current assets	(30)	2	(6)
Accounts payable and accrued liabilities	311	291	17
Operating lease right-of-use assets and liabilities, net	(2)	19	—
Income taxes payable/prepaid	(90)	14	26
Net cash provided by operations	1,276	1,546	992
Investing activities:
Capital expenditures	(331)	(254)	(206)
Businesses acquired, net of cash acquired	(85)	—	—
Other	(36)	2	10
Net cash used for investing activities	(452)	(252)	(196)
Financing activities:
Notes and loans payable, net	—	(396)	189
Long-term debt borrowings, net of issuance costs paid	—	492	—
Treasury stock purchased	(905)	(248)	(661)
Cash dividends paid to Clorox stockholders	(558)	(533)	(490)
Cash dividends paid to noncontrolling interests	(31)	—	—
Issuance of common stock for employee stock plans and other	103	162	147
Net cash used for financing activities	(1,391)	(523)	(815)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	12	(5)	(2)
Net increase (decrease) in cash, cash equivalents and restricted cash	(555)	766	(21)
Cash, cash equivalents and restricted cash:
Beginning of year	879	113	134
End of year	$324	$879	$113
Supplemental cash flow information:
Interest paid	$89	$89	$87
Income taxes paid, net of refunds	303	241	207
Non-cash financing activities:
Cash dividends declared and accrued, but not paid	156	140	133

See Notes to Consolidated Financial Statements

B-34	THE CLOROX COMPANY - 2021 Proxy Statement

Appendix B

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Clorox Company

(Dollars in millions, except per share data)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Basis of Presentation

The Company is principally engaged in the production, marketing and sale of consumer products through mass retailers, grocery outlets, warehouse clubs, dollar stores, home hardware centers, drug, pet and military stores, third-party and owned e-commerce channels, and distributors. The consolidated financial statements include the statements of the Company and its wholly owned and controlled subsidiaries. All significant intercompany transactions and accounts were eliminated in consolidation.

Use of Estimates

The preparation of these consolidated financial statements in conformity with generally accepted accounting principles in the United States of America (U.S. GAAP) requires management to reach opinions as to estimates and assumptions that affect reported amounts and related disclosures. Specific areas requiring the application of management’s estimates and judgments include, among others, assumptions pertaining to accruals for consumer and trade-promotion programs, stock-based compensation, retirement income plans, future cash flows associated with impairment testing of goodwill and other long-lived assets and the valuation of the venture agreement terminal obligation, the valuation of assets acquired and liabilities assumed in connection with a business combination, the credit worthiness of customers, uncertain tax positions, tax valuation allowances and legal, environmental and insurance matters. Actual results could materially differ from estimates and assumptions made.

Cash, Cash Equivalents and Restricted Cash

Cash equivalents consist of highly liquid interest-bearing accounts, time deposits held by financial institutions and money market funds with an initial maturity at purchase of 90 days or less. The fair value of cash and cash equivalents approximates the carrying amount.

The Company’s cash position includes amounts held by foreign subsidiaries and, as a result, the repatriation of certain cash balances from some of the Company’s foreign subsidiaries could result in additional withholding tax costs in certain foreign jurisdictions. However, these cash balances are generally available without legal restriction to fund local business operations. In addition, a portion of the Company’s cash balance is held in U.S. dollars by foreign subsidiaries whose functional currency is their local currency. Such U.S. dollar balances are reported on the foreign subsidiaries’ books in their functional currency, and the impact on such balances from foreign currency exchange rate differences is recorded in Other (income) expense, net.

As of June 30, 2021, 2020, 2019, and 2018, the Company had $5, $8, $2 and $3 of restricted cash, respectively, which was included in Prepaid expenses and other current assets and Other assets. The restricted cash as of June 30, 2021 was primarily related to funds held in an escrow account with limitations on usage and cash margin deposits held for exchange-traded futures contracts.

Inventories

The Company values its inventories using both the First-In, First-Out (FIFO) and the Last-In, First-Out (LIFO) methods. The FIFO inventory is stated at the lower of cost or net realizable value, which includes any costs to sell or dispose. In addition, appropriate consideration is given to obsolescence, excessive inventory levels, product deterioration and other factors in evaluating net realizable value. The LIFO inventory is stated at the lower of cost or market.

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THE CLOROX COMPANY - 2021 Proxy Statement	B-35

Appendix B

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property, Plant and Equipment and Finite-Lived Intangible Assets

Property, plant and equipment and finite-lived intangible assets are stated at cost. Depreciation and amortization expense are primarily calculated by the straight-line method using the estimated useful lives or lives determined by reference to the related lease contract in the case of leasehold improvements. The table below provides estimated useful lives of property, plant and equipment by asset classification.

Estimated Useful Lives
Buildings and leasehold improvements	7 - 40 years
Land improvements	10 - 30 years
Machinery and equipment	3 - 15 years
Computer equipment	3 - 5 years
Capitalized software costs	3 - 7 years

Finite-lived intangible assets are amortized over their estimated useful lives, which range from 1 to 30 years.

Property, plant and equipment and finite-lived intangible assets are reviewed for impairment whenever events or changes in circumstances occur that indicate that the carrying amount of an asset (or asset group) may not be fully recoverable. The risk of impairment is initially assessed based on an estimate of the undiscounted cash flows at the lowest level for which identifiable cash flows exist. Impairment occurs when the carrying value of the asset (or asset group) exceeds the estimated future undiscounted cash flows generated by the asset (or asset group). When impairment is indicated, an impairment charge is recorded for the difference between the carrying value of the asset (or asset group) and its estimated fair market value. Depending on the asset, estimated fair market value may be determined either by use of a discounted cash flow model or by reference to estimated selling values of assets in similar condition.

Capitalization of Software Costs

The Company capitalizes certain qualifying costs incurred in the acquisition and development of software for internal use, including the costs of the software, materials, consultants, interest and payroll and payroll-related costs for employees during the application development stage. Internal and external costs incurred during the preliminary project stage and post implementation-operation stage, mainly training and maintenance costs, are expensed as incurred. Once the application is substantially complete and ready for its intended use, qualifying costs are amortized on a straight-line basis over the software’s estimated useful life. Capitalized internal use software is included in Property, plant and equipment. Capitalized software as a service is included in Prepaid expenses and other current assets or Other assets and is amortized using the straight-line method over the term of the hosting arrangement which is typically no greater than 6 years.

Business Combinations

The Company records acquired businesses within the consolidated financial statements using the acquisition method prospectively from the acquisition date. Under the acquisition method, once control is obtained, assets acquired and liabilities assumed, including amounts attributable to noncontrolling interests, are recorded at their respective fair values on the acquisition date. The Company’s estimates of fair value are inherently uncertain and subject to refinement. The excess of the total of the purchase consideration, fair value of the noncontrolling interest, and fair value of the previously held equity interest over the identifiable assets acquired and liabilities assumed is recorded as goodwill. Measurement period adjustments to the fair values of the identifiable assets acquired and liabilities assumed with the corresponding offset to goodwill, if applicable, are applied in the reporting period in which the adjustment amounts are determined based on new information obtained during the measurement period. In the event of a step acquisition, the Company records a gain or loss in Other income (expense), net on the consolidated statement of earnings as a result of remeasuring a previously held equity interest to fair value on the acquisition date. Transaction expenses are recognized separately from the business combination and are expensed as incurred.

B-36	THE CLOROX COMPANY - 2021 Proxy Statement

Appendix B

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment Review of Goodwill and Indefinite-Lived Intangible Assets

The Company tests its goodwill, trademarks with indefinite lives and other indefinite-lived intangible assets annually for impairment in the fiscal fourth quarter unless there are indications during a different interim period that these assets may have become impaired.

With respect to goodwill, the Company has the option to first assess qualitative factors, such as the maturity and stability of the reporting unit, the magnitude of the excess fair value over carrying value from a previous period’s impairment testing, other reporting unit specific operating results, micro and macroeconomic factors as well as new events and circumstances impacting the operations at the reporting unit level. Reporting units for goodwill impairment testing purposes were its individual strategic business units (SBUs). If the result of a qualitative test indicates a potential for impairment of a reporting unit, a quantitative test is performed. In the quantitative test, the Company compares the estimated fair value of the reporting unit to its carrying value. If the estimated fair value of any reporting unit is less than its carrying value, an impairment charge is recorded for the difference between the carrying value and the fair value of the reporting unit.

To determine the fair value of a reporting unit as part of its quantitative test, the Company uses the discounted cash flow (DCF) method under the income approach, as it believes that this approach is the most reliable indicator of the fair value of its businesses and the fair value of their future earnings and cash flows. Under this approach, which requires significant judgments, the Company estimates the future cash flows of each reporting unit and discounts these cash flows at a rate of return that reflects their relative risk. The cash flows used in the DCF method are consistent with those the Company uses in its internal planning, which gives consideration to actual business trends experienced, and the broader business strategy for the long term. The other key estimates and factors used in the DCF method include, but are not limited to, net sales and expense growth rates, commodity prices, foreign exchange rates, inflation and a terminal growth rate. Changes in such estimates or the application of alternative assumptions could produce different results.

For trademarks and other intangible assets with indefinite lives, the Company has the option to first assess qualitative factors, such as the maturity and stability of the trademark or other intangible asset, the magnitude of the excess fair value over carrying value from a previous period’s impairment testing, other specific operating results, as well as new events and circumstances impacting the significant inputs used to determine the fair value of the intangible asset. If the result of a qualitative test indicates that it is more likely than not that the asset is impaired, a quantitative test is performed. When a quantitative test is performed, the estimated fair value of an asset is compared to its carrying value. If the carrying value of such asset exceeds its estimated fair value, an impairment charge is recorded for the difference between the carrying value and the estimated fair value. The Company uses the DCF method under the relief from royalty income approach to estimate the fair value of its trademarks and other intangible assets with indefinite lives. This approach requires significant judgments in determining the royalty rates and the assets’ estimated cash flows, as well as the appropriate discount and foreign exchange rates applied to those cash flows to determine fair value. Changes in such estimates or the use of alternative assumptions could produce different results.

Leases

The Company determines whether an arrangement contains a lease at inception by determining if the contract conveys the right to control the use of identified property, plant or equipment for a period of time in exchange for consideration and other facts and circumstances. Right-of-use (ROU) assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are calculated based on the lease liability adjusted for any lease payments paid to the lessor at or before the commencement date and initial direct costs incurred by the Company and excludes any lease incentives received from the lessor. Lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term. The lease term may include an option to extend or terminate the lease when it is reasonably certain that the Company will exercise that option as of the commencement date of the lease, and is reviewed in subsequent periods if a triggering event occurs. As the Company’s leases typically do not contain a readily determinable implicit rate, the Company determines the present value of the lease liability using its incremental borrowing rate at the lease commencement date based on the lease term and the currency of the lease on a collateralized basis. Variable lease payments are the portion of lease payments that are not fixed over the lease term.

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THE CLOROX COMPANY - 2021 Proxy Statement	B-37

Appendix B

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Variable lease payments are expensed as incurred, and include certain non-lease components, such as maintenance and other services provided by the lessor, and other charges included in the lease, as applicable. The Company elected to combine lease and non-lease components as a single lease component and to exclude short-term leases, defined as leases with an initial term of 12 months or less, from its consolidated balance sheet.

As of July 1, 2019, the Company adopted Accounting Standards Codification 842, Leases (ASC 842). As allowed under the standard, the Company elected to apply the package of practical expedients to not reassess prior conclusions related to contracts containing leases, lease classification and initial direct costs.

Stock-based Compensation

The Company grants various nonqualified stock-based compensation awards to eligible employees, including stock options, restricted stock awards and performance shares.

For stock options, the Company estimates the fair value of each award on the date of grant using the Black-Scholes valuation model, which requires management to make estimates regarding expected option life, stock price volatility and other assumptions. Groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The Company estimates stock option forfeitures based on historical data for each employee grouping. The total number of stock options expected to vest is adjusted by actual and estimated forfeitures. Changes to the actual and estimated forfeitures will result in a cumulative adjustment in the period of change. Compensation expense is recorded by amortizing the grant date fair values on a straight-line basis over the vesting period, adjusted for estimated forfeitures.

For restricted stock awards, the fair value of each grant issued is estimated on the date of grant based on the current market price of the stock. Forfeitures are estimated based on historical data. The total number of restricted stock awards expected to vest is adjusted by actual and estimated forfeitures. Changes to the actual and estimated forfeitures will result in a cumulative adjustment in the period of change. Compensation expense is recorded by amortizing the grant date fair values on a straight-line basis over the vesting period, adjusted for estimated forfeitures.

The Company’s performance shares provide for the issuance of common stock to certain managerial staff and executive management if the Company achieves specified performance targets. The number of shares issued is dependent upon the achievement of specified performance targets. The performance period is three years and the payout determination is made at the end of the three-year performance period. Performance shares receive dividends earned during the vesting period upon vesting. The fair value of each grant issued is estimated on the date of grant based on the current market price of the stock. The total amount of compensation expense recognized reflects estimated forfeiture rates and management’s assessment of the probability that performance goals will be achieved. A cumulative adjustment is recognized to compensation expense in the current period to reflect any changes in the probability of achievement of performance goals.

Cash flows resulting from tax deductions in excess of the cumulative compensation cost recognized for stock-based payment arrangements (excess tax benefits) are classified as operating cash inflows.

Employee Benefits

The Company accounts for its retirement income and retirement health care plans using actuarial methods. These methods use an attribution approach that generally spreads “plan events” over the service lives or expected lifetime (for frozen plans) of plan participants. Examples of plan events are plan amendments and changes in actuarial assumptions such as the expected return on plan assets, discount rate, rate of compensation increase and certain employee-related factors, such as retirement age and mortality. The principle underlying the attribution approach is that employees render service over their employment period on a relatively “smooth” basis and, therefore, the statement of earnings effects of retirement income and retirement health care plans are recognized in the same pattern. One of the principal assumptions used in the net periodic benefit cost calculation is the expected return on plan assets. The expected return on plan assets may result in recognized expense or income that differs from the actual returns of those plan assets in any given year. Over time, however, the goal is for the expected long-term returns to approximate the actual returns

B-38	THE CLOROX COMPANY - 2021 Proxy Statement

Appendix B

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

and, therefore, the expectation is that the pattern of income and expense recognition should closely match the pattern of the services provided by the participants. The Company uses a market-related value method for calculating plan assets for purposes of determining the amortization of actuarial gains and losses. The differences between actual and expected returns are recognized in the net periodic benefit cost calculation over the average remaining service period or expected lifetime (for frozen plans) of the plan participants using the corridor approach. Under this approach, only actuarial gains (losses) that exceed 5% of the greater of the projected benefit obligation or the market-related value of assets are amortized to the Company’s net periodic benefit cost. In developing its expected return on plan assets, the Company considers the long-term actual returns relative to the mix of investments that comprise its plan assets and also develops estimates of future investment returns by considering external sources.

The Company recognizes an actuarial-based obligation at the onset of disability for certain benefits provided to individuals after employment, but before retirement, that include medical, dental, vision, life and other benefits.

Environmental Costs

The Company is involved in certain environmental remediation and ongoing compliance activities. Accruals for environmental matters are recorded on a site-by-site basis when it is probable that a liability has been incurred and based upon a reasonable estimate of the liability. The Company’s accruals reflect the anticipated participation of other potentially responsible parties in those instances where it is probable that such parties are legally responsible and financially capable of paying their respective shares of the relevant costs. These accruals are adjusted periodically as assessment and remediation efforts progress or as additional technical or legal information becomes available. Actual costs to be incurred at identified sites in future periods may vary from the estimates, given the inherent uncertainties in evaluating environmental exposures. The accrual for environmental matters is included in Accounts payable and accrued liabilities and Other liabilities in the Company’s consolidated balance sheets on an undiscounted basis due to uncertainty regarding the timing of future payments.

Revenue Recognition

The Company’s revenue is primarily generated from the sale of finished product to customers. Revenue is recognized at the point in time when performance obligations under the terms of customer contracts are satisfied, which is when ownership, risks and rewards transfer, and can be on the date of shipment or the date of receipt by the customer, depending upon the particular customer arrangement. Shipping and handling activities are accounted for as contract fulfillment costs and included within Cost of products sold. After the completion of the performance obligation, there is an unconditional right to consideration as outlined in the contract. A right is considered unconditional if nothing other than the passage of time is required before payment of that consideration is due. The Company typically collects its customer receivables within two months. All performance obligations under the terms of contracts with customers have an original duration of one year or less.

The Company has trade promotion programs, which primarily include shelf price reductions, in-store merchandising, and consumer coupons. The costs of such activities, defined as variable consideration under ASC 606, “Revenue from Contracts with Customers,” are netted against sales and recorded when the related sales take place. Accruals for trade promotion programs are established based on the Company’s best estimate of the amounts necessary to settle existing and future obligations for products sold as of the balance sheet date. Amounts accrued for trade-promotions are based on various factors such as contractual terms and sales volumes, and also incorporate estimates that include customer participation rates, the rate at which customers will achieve program performance criteria, product availability, and consumer redemption rates.

The Company provides an allowance for doubtful accounts based on its historical experience and ongoing assessment of its customers’ credit risk and aging. Customer receivables are presented net of an allowance for doubtful accounts of $8 and $10 as of June 30, 2021 and 2020, respectively. Receivables, net, include non-customer receivables of $22 and $20 as of June 30, 2021 and 2020, respectively, and related allowance of $14 and $4 as of June 30, 2021 and 2020, respectively.

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THE CLOROX COMPANY - 2021 Proxy Statement	B-39

Appendix B

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cost of Products Sold

Cost of products sold represents the costs directly related to the manufacture and distribution of the Company’s products and primarily includes raw materials, packaging, contract manufacturing fees, shipping and handling, warehousing, package design, depreciation, amortization, direct and indirect labor and operating costs for the Company’s manufacturing and distribution facilities, including salary, benefit costs and incentive compensation, and royalties and other charges related to the Company’s Glad Venture Agreement (See Note 8).

Costs associated with developing and designing new packaging, including design, artwork, films and labeling, are expensed as incurred and included within Cost of products sold.

Selling and Administrative Expenses

Selling and administrative expenses represent costs incurred by the Company in generating revenues and managing the business and include market research, commissions and certain administrative expenses. Administrative expenses include salary, benefits, incentive compensation, professional fees and services and other operating costs (such as software and licensing costs) associated with the Company’s non-manufacturing, non-research and development operations.

Advertising and Research and Development Costs

The Company expenses advertising and research and development costs in the period incurred.

Income Taxes

The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the anticipated future tax consequences attributable to differences between financial statement amounts and their respective tax basis. Management reviews the Company’s deferred tax assets to determine whether their value can be realized based upon available evidence. A valuation allowance is established when management believes that it is more likely than not that some portion of its deferred tax assets will not be realized. Changes in valuation allowances from period to period are included in the Company’s income tax provision in the period of change. In addition to valuation allowances, the Company provides for uncertain tax positions when such tax positions do not meet certain recognition thresholds or measurement standards. Amounts for uncertain tax positions are adjusted in quarters when new information becomes available or when positions are effectively settled.

Per U.S. GAAP, foreign withholding taxes are provided on unremitted foreign earnings that are not indefinitely reinvested at the time the earnings are generated. The Company regularly reviews and assesses whether there are any changes to its indefinite reinvestment assertion and determined that none of the undistributed earnings of its foreign subsidiaries are indefinitely reinvested. As a result, the Company is providing foreign withholding taxes on the undistributed earnings of all foreign subsidiaries where applicable.

Foreign Currency Transactions and Translation

Local currencies are the functional currencies for substantially all of the Company’s foreign operations. When the transactional currency is different than the functional currency, transaction gains and losses are included as a component of Other (income) expense, net. In addition, certain assets and liabilities denominated in currencies other than a foreign subsidiary’s functional currency are reported on the subsidiary’s books in its functional currency, with the impact from exchange rate differences recorded in Other (income) expense, net. Assets and liabilities of foreign operations are translated into U.S. dollars using the exchange rates in effect at the balance sheet date, while income and expenses are translated at the respective average monthly exchange rates during the year.

Gains and losses on foreign currency translations are reported as a component of Other comprehensive (loss) income. The income tax effect of currency translation adjustments is recorded as a component of deferred taxes with an offset to Other comprehensive (loss) income where appropriate.

B-40	THE CLOROX COMPANY - 2021 Proxy Statement

Appendix B

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Effective July 1, 2018, under the requirements of U.S. GAAP, Argentina was designated as a highly inflationary economy, since it has experienced cumulative inflation of approximately 100 percent or more over a three-year period. As a result, beginning July 1, 2018, the U.S. dollar replaced the Argentine peso as the functional currency of the Company’s subsidiaries in Argentina (collectively, “Clorox Argentina”). Consequently, gains and losses from non-U.S. dollar denominated monetary assets and liabilities for Clorox Argentina are recognized in Other (income) expense, net in the consolidated statement of earnings.

Derivative Instruments

The Company’s use of derivative instruments, principally swaps, futures and forward contracts, is limited to non-trading purposes and is designed to partially manage exposure to changes in commodity prices, interest rates and foreign currencies. The Company’s contracts are hedges for transactions with notional amounts and periods consistent with the related exposures and do not constitute investments independent of these exposures.

The changes in the fair value (i.e., gains or losses) of a derivative instrument are recorded as either assets or liabilities in the consolidated balance sheets with an offset to Net earnings or Other comprehensive (loss) income depending on whether, for accounting purposes, it has been designated and qualifies as an accounting hedge and, if so, on the type of hedging relationship. The criteria used to determine if hedge accounting treatment is appropriate are: (a) formal designation and documentation of the hedging relationship, the risk management objective and hedging strategy at hedge inception; (b) eligibility of hedged items, transactions and corresponding hedging instrument; and (c) effectiveness of the hedging relationship both at inception of the hedge and on an ongoing basis in achieving the hedging objectives. For those derivative instruments designated and qualifying as hedging instruments, the Company must designate the hedging instrument either as a fair value hedge or as a cash flow hedge. The Company designates its commodity forward and future contracts for forecasted purchases of raw materials, interest rate contracts for forecasted interest payments, and foreign currency forward contracts for forecasted purchases of inventory as cash flow hedges. During the fiscal years ended June 30, 2021, 2020 and 2019, the Company had no hedging instruments designated as fair value hedges.

For derivative instruments designated and qualifying as cash flow hedges, gains or losses is reported as a component of Other comprehensive (loss) income and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. From time to time, the Company may have contracts not designated as hedges for accounting purposes, for which it recognizes changes in the fair value in the consolidated statement of earnings in the current period. Cash flows from hedging activities are classified as operating activities in the consolidated statements of cash flows.

Recently Issued Accounting Standards

Recently Issued Accounting Standards Not Yet Adopted

In December 2019, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2019-12, “Income Taxes (ASC 740): Simplifying the Accounting for Income Taxes,” which simplifies the accounting for income taxes by removing certain exceptions to the general principles in ASC 740 and clarifies and amends existing guidance to improve consistent application. The standard will be effective for the Company beginning in the first quarter of fiscal year 2022. The amendments that are related to changes in ownership of foreign equity method investments or foreign subsidiaries are to be applied on a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. The amendments that are related to franchise taxes that are partially based on income are to be applied on either a retrospective basis for all periods presented or a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. All other amendments under this ASU are to be applied on a prospective basis. The adoption of this new standard is not expected to have a significant impact on the Company’s consolidated financial statements.

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THE CLOROX COMPANY - 2021 Proxy Statement	B-41

Appendix B

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Adopted Accounting Standards

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment,” which eliminates the requirement to calculate the implied fair value of goodwill to measure a goodwill impairment charge. The Company adopted this guidance as of July 1, 2020 on a prospective basis, and the adoption did not have a material impact on the Company’s consolidated financial statements at the time of adoption. The impairment identified in the third quarter of fiscal year 2021 was calculated in accordance with this guidance. See Note 5 for further information. The future impact of this new standard will depend on the specific facts and circumstances of future impairments that may occur.

NOTE 2. BUSINESS ACQUIRED

Saudi Joint Venture Acquisition

On July 9, 2020, the Company increased its investment in each of the two entities comprising its joint venture in the Kingdom of Saudi Arabia (Saudi joint venture). The joint venture offers customers in the Gulf region a range of cleaning and disinfecting products. The Company had previously accounted for its 30 percent investment of $27 as of June 30, 2020, under the equity method of accounting. Subsequent to the closing of this transaction, the Company’s total ownership interest in each of the entities increased to 51 percent. The Company has consolidated this joint venture into the Company’s consolidated financial statements from the date of acquisition and reflects operations within the International reportable segment. The equity and income attributable to the other joint venture owners is recorded and presented as noncontrolling interests.

The total purchase consideration of $111 consisted of $100 cash paid, which was sourced from operations, and $11 from the net effective settlement of preexisting arrangements between the Company and the joint venture. The assets and liabilities of the joint venture were recorded at their respective estimated fair value as of the acquisition date using generally accepted accounting principles for business combinations. The excess of the purchase price over the fair value of the net identifiable assets acquired has been allocated to goodwill in the International reportable segment in the amount of $208. The goodwill is primarily attributable to the synergies expected to arise after the acquisition and reflects the value of further growth anticipated in the Gulf region. None of the goodwill is deductible for tax purposes.

As a result of this transaction, the carrying value of the Company’s previously held equity investment was remeasured to fair value, and resulted in an $85 non-recurring, non-cash gain recorded in Other (income) expense, net in the consolidated statement of earnings and adjusted in Other operating activities in the consolidated statement of cash flows for the first quarter of fiscal year 2021. The fair values of the noncontrolling interests and previously held equity interest were determined using the DCF method under the income approach. Under this approach, the Company estimates future cash flows and discounts these cash flows at a rate of return that reflects the entities’ relative risk.

The purchase price allocation was finalized during the second quarter of fiscal year 2021. The following table summarizes the final purchase price allocation for the fair value of the joint venture’s assets acquired and liabilities assumed and the related deferred income taxes as of the acquisition date. The fair value of the assets acquired and liabilities assumed reflects the final insignificant measurement period adjustments related to goodwill, deferred income taxes and income taxes payable. The finite-lived intangibles acquired primarily represent the Company reacquiring previously licensed trademarks and customer relationships. The weighted-average estimated useful life of intangible assets subject to amortization was 9 years.

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Appendix B

NOTE 2. BUSINESS ACQUIRED (Continued)

Joint Venture
Goodwill	$208
Reacquired rights (included in Other intangible assets, net)	138
Property, plant and equipment	46
Customer relationships (included in Other intangible assets, net)	10
Working capital, net (includes cash acquired of $26)	34
Noncurrent liabilities, net	(5)
Deferred income taxes	(19)
Total fair value of net assets	412
Less: Fair value of noncontrolling interests	(198)
Less: Fair value of previously held equity interest	(103)
Total purchase consideration	$111

Included in the Company’s results for fiscal year 2021 was $84 of net sales from the joint venture. Pro forma results reflecting this transaction were not presented because it is not significant to the Company’s consolidated financial results.

NOTE 3. INVENTORIES

Inventories consisted of the following as of June 30:

	2021	2020
Finished goods	$543	$340
Raw materials and packaging	229	140
Work in process	11	7
LIFO allowances	(31)	(33)
Total	$752	$454

The LIFO method was used to value approximately 34% and 31% of inventories as of June 30, 2021 and 2020, respectively. The carrying values for all other inventories are determined on the FIFO method. The effect on earnings of the liquidation of LIFO layers was insignificant for each of the fiscal years ended June 30, 2021, 2020 and 2019.

NOTE 4. PROPERTY, PLANT AND EQUIPMENT, NET

The components of property, plant and equipment, net, consisted of the following as of June 30:

	2021	2020
Machinery and equipment	$2,105	$1,921
Buildings	707	642
Capitalized software costs	368	368
Land and improvements	148	145
Construction in progress	249	153
Computer equipment	107	98
Total	3,684	3,327
Less: Accumulated depreciation and amortization	(2,382)	(2,224)
Property, plant and equipment, net	$1,302	$1,103

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Appendix B

NOTE 4. PROPERTY, PLANT AND EQUIPMENT, NET (Continued)

Depreciation and amortization expense related to property, plant and equipment, net, was $179, $166 and $165 in fiscal years 2021, 2020 and 2019, respectively, of which $6, $5 and $8 were related to amortization of capitalized software, respectively.

Non-cash capital expenditures were $13, $7 and $2 for fiscal years, 2021, 2020 and 2019, respectively. There were no significant asset retirement obligations recorded and included in Buildings above for both fiscal years 2021 and 2020.

NOTE 5. GOODWILL, TRADEMARKS AND OTHER INTANGIBLE ASSETS

The changes in the carrying amount of goodwill by reportable segment for the fiscal years ended June 30, 2021 and 2020 were as follows:

	Goodwill
	Health and Wellness	Household	Lifestyle	International	Total
Balance as of June 30, 2019	$857	$85	$244	$405	$1,591
Acquisition	—	—	—	—	—
Effect of foreign currency translation	—	—	—	(14)	(14)
Balance as of June 30, 2020	$857	$85	$244	$391	$1,577
Acquisition	—	—	—	208	208
Goodwill impairment	(228)	—	—	—	(228)
Effect of foreign currency translation	—	—	—	18	18
Balance as of June 30, 2021	$629	$85	$244	$617	$1,575

The changes in the carrying amount of trademarks and other intangible assets for the fiscal years ended June 30 were as follows:

	As of June 30, 2021			As of June 30, 2020
	Gross carrying amount	Accumulated amortization / Impairments	Net carrying amount	Gross carrying amount	Accumulated amortization / Impairments	Net carrying amount
Trademarks with indefinite lives(1)	$670	$—	$670	$766	$—	$766
Trademarks with finite lives(1)	60	37	23	47	28	19
Other intangible assets with finite lives	593	368	225	424	315	109
Total	$1,323	$405	$918	$1,237	$343	$894

(1)	As of June 30, 2021 reflects changes of the useful lives of certain VMS indefinite-lived intangible assets to finite-lived effective April 1, 2021.

Amortization expense relating to the Company’s intangible assets was $32, $14 and $15 for the years ended June 30, 2021, 2020 and 2019, respectively. Estimated amortization expense for these intangible assets is $31, $29, $28, $27 and $27 for fiscal years 2022, 2023, 2024, 2025 and 2026, respectively.

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Appendix B

NOTE 5. GOODWILL, TRADEMARKS AND OTHER INTANGIBLE ASSETS (Continued)

During fiscal year 2021, as a result of lower than expected actual and projected net sales growth and operating performance for the VMS SBU, a strategic review was initiated by management that resulted in updated financial and operational plans. These events were considered a triggering event requiring interim impairment assessments to be performed on the VMS reporting unit, indefinite-lived trademarks and other assets. Based on the outcome of these assessments, the following pre-tax impairment charges were recorded during fiscal year 2021 within Goodwill, trademark and other asset impairments:

VMS Impairment Charge
Goodwill	$228
Trademarks, net	86
Other intangible assets, net	14
Property, plant and equipment, net	1
Total	$329

The impairment charges are a result of a higher level of competitive activity than originally assumed, accelerated declines in the channel where the business is over-developed, and higher than anticipated investments to grow the business, which have adversely affected the assumptions used to determine the fair value of the respective assets held by the VMS reporting unit for growth and the estimates of expenses necessary to achieve that growth. These impairment charges are based on the Company’s current estimates regarding the future financial performance of the VMS SBU and macroeconomic factors. In connection with recognizing these impairment charges, the Company recognized tax benefits related to the impairments of $62 due to the partial tax deductibility of these charges.

To determine the fair value of the VMS reporting unit, the Company used the DCF method under the income approach. Under this approach, the Company estimated the future cash flows of the VMS reporting unit and discounted these cash flows at a rate of return that reflects its relative risk. The other key estimates and factors used in the DCF method include, but are not limited to, net sales and expense growth rates, and a terminal growth rate.

To determine the estimated fair values of the VMS related indefinite-lived trademarks, which were included within the Health and Wellness reportable segment, the Company used the income approach. This approach requires significant judgments in determining the royalty rates and the assets’ estimated cash flows as well as the appropriate discount rates applied to those cash flows to determine fair value. In addition, the useful lives of the impaired trademarks, with a remaining net carrying value of $13 as of March 31, 2021, were changed from indefinite to finite beginning on April 1, 2021, which reflects the remaining expected useful lives of the trademarks based on the most recent financial and operational plans. The weighted-average estimated useful life of these trademarks is 16 years.

Additionally during fiscal year 2021, an impairment charge of $14 was recorded within Cost of products sold related to other intangible assets with finite lives that were no longer expected to be recoverable due to a pending exit from a Professional Products SBU supplier relationship. The remaining carrying value of these assets was $0 following the impairment charge.

No significant impairments were identified as a result of the Company’s impairment reviews during fiscal year 2020.

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Appendix B

NOTE 6. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consisted of the following as of June 30:

	2021	2020
Accounts payable	$930	$575
Compensation and employee benefit costs	219	288
Trade and sales promotion costs	227	164
Dividends	162	146
Other	137	156
Total	$1,675	$1,329

NOTE 7. DEBT

Short-term borrowings

Notes and loans payable are borrowings that mature in less than one year, primarily consisting of U.S. commercial paper issued by the Company and borrowings under the Company’s revolving credit agreements. Notes and loans payable were $0 and $0 as of June 30, 2021 and 2020, respectively.

The Company had no material outstanding notes and loans payable during the fiscal year ended June 30, 2021. The weighted average interest rates incurred on average outstanding notes and loans payable during the fiscal years ended June 30, 2020 and 2019, including fees associated with the Company’s revolving credit agreements, were 2.49% and 2.98%, respectively.

Long-term borrowings

Long-term debt, carried at face value net of unamortized discounts, premiums and debt issuance costs, included the following as of June 30:

	2021	2020
Senior unsecured notes and debentures:
3.80%, $300 due November 2021	$300	$299
3.05%, $600 due September 2022	599	599
3.50%, $500 due December 2024	498	498
3.10%, $400 due October 2027	398	397
3.90%, $500 due May 2028	497	496
1.80%, $500 due May 2030	492	491
Total	2,784	2,780
Less: Current maturities of long-term debt	300	—
Long-term debt	$2,484	$2,780

In May 2020, the Company issued $500 of senior notes with an annual fixed interest rate of 1.80% and a maturity date of May 15, 2030 and used the proceeds to repay borrowings under the revolving Credit Agreement and for general corporate purposes. Interest on the notes is payable semi-annually in May and November. The notes carry an effective interest rate of 1.96%, which includes the impact of amortizing debt issuance costs and the gain on the related interest rate forward contracts over the life of the notes (See Note 9). The notes rank equally with all of the Company’s existing senior indebtedness.

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Appendix B

NOTE 7. DEBT (Continued)

The weighted average interest rates incurred on average outstanding long-term debt during the fiscal years ended June 30, 2021, 2020 and 2019, were 3.49%, 3.75% and 3.81%, respectively. The weighted average effective interest rates on long-term debt balances as of both June 30, 2021 and 2020 were 3.49% and 3.48%, respectively.

Long-term debt maturities as of June 30, 2021, were $300, $600, $0, $500, $0, and $1,400 in fiscal years 2022, 2023, 2024, 2025, 2026, and thereafter, respectively.

Credit arrangements

In November 2019, the Company entered into a $1,200 revolving credit agreement (the Credit Agreement) that matures in November 2024. The Credit Agreement replaced a prior $1,100 revolving credit agreement in place since February 2017. The Company did not incur any fees or penalties in connection with terminating the prior agreement, which was considered a debt modification. The Company was in compliance with all restrictive covenants and limitations in the Credit Agreement as of June 30, 2021, and anticipates being in compliance with all restrictive covenants for the foreseeable future. The Company continues to monitor the financial markets and assess its ability to fully draw on its Credit Agreement, and currently expects that it will continue to have access to borrowing under the Credit Agreement. As of the fiscal years ended June 30, 2021 and 2020, there were no borrowings due under the Credit Agreement.

The Company’s borrowing capacity under the revolving credit agreements and other financing arrangements as of June 30 was as follows:

	2021	2020
Revolving credit facility	$1,200	$1,200
Foreign and other credit lines	35	38
Total	$1,235	$1,238

Of the $35 of foreign and other credit lines as of June 30, 2021, $5 was outstanding and the remainder of $30 was available for borrowing. Of the $38 of foreign and other credit lines as of June 30, 2020, $3 was outstanding and the remainder of $35 was available for borrowing.

NOTE 8. OTHER LIABILITIES

Other liabilities consisted of the following as of June 30:

	2021	2020
Venture Agreement terminal obligation, net	$432	$400
Employee benefit obligations	330	294
Taxes	23	23
Environmental liabilities	24	25
Other	25	25
Total	$834	$767

Venture Agreement

The Company has an agreement with The Procter & Gamble Company (P&G) for the Company’s Glad bags and wraps business. In connection with this agreement, P&G provides research and development (R&D) support to the Glad business. As of June 30, 2021 and 2020, P&G had a 20% interest in the venture. The Company pays a royalty to P&G for its interest in the profits, losses and cash flows, as contractually defined, of the Glad business, which is included in Cost of products sold. In December 2017, the Company and P&G extended the term of the agreement and the related R&D support provided by P&G. The term will expire in January 2026, unless the parties agree, on or

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Appendix B

NOTE 8. OTHER LIABILITIES (Continued)

prior to January 31, 2025, to further extend the term of the agreement for another seven years or agree to take some other relevant action. The agreement can be terminated under certain circumstances, including at P&G’s option upon a change in control of the Company or, at either party’s option, upon the sale of the Glad business by the Company.

Upon termination of the agreement, the Company is required to purchase P&G’s 20% interest for cash at fair value as established by predetermined valuation procedures. As of June 30, 2021, the estimated fair value of P&G’s interest was $613, of which $432 has been recognized and is reflected in Other liabilities as noted in the table above. The difference between the estimated fair value and the amount recognized, and any future changes in the fair value of P&G’s interest, is charged to Cost of products sold in accordance with the effective interest method over the remaining life of the agreement. Following termination, the Glad business will retain the exclusive core intellectual property licenses contributed by P&G on a royalty-free basis for the licensed products marketed.

NOTE 9. FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS

Financial Risk Management and Derivative Instruments

The Company is exposed to certain commodity, foreign currency and interest rate risks related to its ongoing business operations and uses derivative instruments to mitigate its exposure to these risks.

Commodity Price Risk Management

The Company may use commodity exchange-traded futures and over-the-counter swap contracts, which are generally no longer than 2 years, to fix the price of a portion of its forecasted raw material requirements. Commodity purchase contracts are measured at fair value using market quotations obtained from the Chicago Board of Trade commodity futures exchange and commodity derivative dealers.

As of June 30, 2021, the notional amount of commodity derivatives was $32, of which $23 related to soybean oil futures used for the Food products business and $9 related to jet fuel swaps used for the Grilling business. As of June 30, 2020, the notional amount of commodity derivatives was $27, of which $14 related to soybean oil futures and $13 related to jet fuel swaps.

Foreign Currency Risk Management

The Company may also enter into certain over-the-counter derivative contracts to manage a portion of the Company’s forecasted foreign currency exposure associated with the purchase of inventory. These foreign currency contracts generally have durations of no longer than 2 years. The foreign exchange contracts are measured at fair value using information quoted by foreign exchange dealers.

The notional amounts of outstanding foreign currency forward contracts used by the Company’s subsidiaries to hedge forecasted purchases of inventory were $70 and $70, respectively, as of June 30, 2021 and 2020.

Interest Rate Risk Management

The Company may enter into over-the-counter interest rate contracts to fix a portion of the benchmark interest rate prior to the anticipated issuance of fixed rate debt. These interest rate contracts generally have durations of less than 3 years. The interest rate contracts are measured at fair value using information quoted by bond dealers.

The notional amounts of outstanding interest rate contracts used by the Company were $300 and $225, respectively, as of June 30, 2021 and June 30, 2020. These contracts represent forward starting interest rate swap contracts with a maturity date of September 2022 to manage the exposure to interest rate volatility associated with future interest payments on a forecasted debt issuance.

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Appendix B

NOTE 9. FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS (Continued)

During fiscal year 2020, the Company entered into, and subsequently terminated, interest rate contracts related to the May 2020 issuance of $500 in senior notes (See Note 7). These contracts resulted in an insignificant gain recorded in Other comprehensive (loss) income, which is being amortized into Interest expense on the consolidated statement of earnings over the 10-year term of the notes.

Commodity, Foreign Exchange and Interest Rate Derivatives

The Company designates its commodity forward and futures contracts for forecasted purchases of raw materials, foreign currency forward contracts for forecasted purchases of inventory, and interest rate contracts for forecasted interest payments as cash flow hedges.

The effects of derivative instruments designated as hedging instruments on Other comprehensive (loss) income and Net earnings were as follows during the fiscal years ended June 30:

	Gains (losses) recognized in Other comprehensive (loss) income
	2021	2020	2019
Commodity purchase derivative contracts	$21	$(7)	$(5)
Foreign exchange derivative contracts	—	—	—
Interest rate derivative contracts	23	2	—
Total	$44	$(5)	$(5)

	Location of Gains (losses) reclassified from Accumulated other comprehensive net (loss) income into Net earnings	Gains (losses) reclassified from Accumulated other comprehensive net (loss) income and recognized in Net earnings
		2021	2020	2019
Commodity purchase derivative contracts	Cost of products sold	$1	$(4)	$(2)
Foreign exchange derivative contracts	Cost of products sold	—	—	2
Interest rate derivative contracts	Interest expense	(6)	(6)	(6)
Total		$(5)	$(10)	$(6)

The estimated amount of the existing net gain (loss) in Accumulated other comprehensive net (loss) income as of June 30, 2021 that is expected to be reclassified into Net earnings within the next twelve months is $10.

Counterparty Risk Management and Derivative Contract Requirements

The Company utilizes a variety of financial institutions as counterparties for over-the-counter derivative instruments. The Company enters into agreements governing the use of over-the-counter derivative instruments and sets internal limits on the aggregate over-the-counter derivative instrument positions held with each counterparty. Certain terms of these agreements require the Company or the counterparty to post collateral when the fair value of the derivative instruments exceeds contractually defined counterparty liability position limits. Of the over-the-counter derivative instruments in liability positions held as of June 30, 2021 and 2020, $0 and $3, respectively, contained such terms. As of both June 30, 2021 and 2020, neither the Company nor any counterparty was required to post any collateral as no counterparty liability position limits were exceeded.

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Appendix B

NOTE 9. FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS (Continued)

Certain terms of the agreements governing the Company’s over-the-counter derivative instruments require the credit ratings, as assigned by Standard & Poor’s and Moody’s to the Company and its counterparties, to remain at a level equal to or better than the minimum of an investment grade credit rating. If the Company’s credit ratings were to fall below investment grade, the counterparties to the derivative instruments could request full collateralization on derivative instruments in net liability positions. As of both June 30, 2021 and 2020, the Company and each of its counterparties had been assigned investment grade ratings by both Standard & Poor’s and Moody’s.

Certain of the Company’s exchange-traded futures contracts used for commodity price risk management include requirements for the Company to post collateral in the form of a cash margin account held by the Company’s broker for trades conducted on that exchange. As of June 30, 2021 and 2020, the Company maintained cash margin balances related to exchange-traded futures contracts of $0 and $2, respectively, which are classified as Prepaid expenses and other current assets on the consolidated balance sheets.

Trust Assets

The Company holds interests in mutual funds and cash equivalents as part of trust assets related to its nonqualified deferred compensation plans. The participants in the nonqualified deferred compensation plans, who are the Company’s current and former employees, may select among certain mutual funds in which their compensation deferrals are invested in accordance with the terms of the plan and within the confines of the trusts, which hold the marketable securities. The trusts represent variable interest entities for which the Company is considered the primary beneficiary, and, therefore, trust assets are consolidated and included in Other assets in the consolidated balance sheets. The interests in mutual funds are measured at fair value using quoted market prices. The Company has designated these marketable securities as trading investments.

As of June 30, 2021, the value of the trust assets related to the Company’s nonqualified deferred compensation plans increased by $36 as compared to June 30, 2020.

Fair Value of Financial Instruments

Financial assets and liabilities measured at fair value on a recurring basis in the consolidated balance sheets are required to be classified and disclosed in one of the following three categories of the fair value hierarchy:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3: Unobservable inputs reflecting the reporting entity’s own assumptions.

As of June 30, 2021 and 2020, the Company’s financial assets and liabilities that were measured at fair value on a recurring basis during the period included derivative financial instruments, which were classified as either Level 1 or Level 2, and trust assets to fund the Company’s nonqualified deferred compensation plans, which were classified as Level 1.

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Appendix B

NOTE 9. FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS (Continued)

All of the Company’s derivative instruments qualify for hedge accounting. The following table provides information about the balance sheet classification and the fair values of the Company’s derivative instruments:

		Fair value hierarchy level	2021		2020
	Balance sheet classification		Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Assets
Commodity purchase futures contracts	Prepaid expenses and other current assets	1	$5	$5	$—	$—
Commodity purchase swaps contracts	Prepaid expenses and other current assets	2	4	4	—	—
Interest rate contracts	Other assets	2	24	24	1	1
			$33	$33	$1	$1
Liabilities
Commodity purchase futures contracts	Accounts payable and accrued liabilities	1	$—	$—	$1	$1
Commodity purchase swaps contracts	Accounts payable and accrued liabilities	2	—	—	3	3
Foreign exchange forward contracts	Accounts payable and accrued liabilities	2	—	—	1	1
			$—	$—	$5	$5

The following table provides information about the balance sheet classification and the fair values of the Company’s other assets and liabilities for which disclosure of fair value is required:

	Balance sheet classification	Fair value hierarchy level	2021		2020
			Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Assets
Interest-bearing investments, including money market funds	Cash and cash equivalents(1)	1	$196	$196	$584	$584
Time deposits	Cash and cash equivalents(1)	2	11	11	165	165
Trust assets for nonqualified deferred compensation plans	Other assets	1	136	136	100	100
			$343	$343	$849	$849
Liabilities
Notes and loans payable	Notes and loans payable(2)	2	$—	$—	$—	$—
Current maturities of long-term debt and Long-term debt	Current maturities of long-term debt and Long-term debt(3)	2	2,784	2,963	2,780	3,051
			$2,784	$2,963	$2,780	$3,051

(1)	Cash and cash equivalents are composed of time deposits and other interest-bearing investments, including money market funds with original maturity dates of 90 days or less. Cash and cash equivalents are recorded at cost, which approximates fair value.
(2)

Notes and loans payable is composed of outstanding U.S. commercial paper balances and/or amounts drawn on the Company’s credit agreements, all of which are recorded at cost, which approximates fair value.

(3)

Current maturities of long-term debt and Long-term debt are recorded at cost. The fair value of Long-term debt, including current maturities, was determined using secondary market prices quoted by corporate bond dealers, and is classified as Level 2.

Furthermore, impairment charges of $343 were recorded during the fiscal year 2021, of which $228, $86, and $29 related to the goodwill of the VMS reporting unit, certain indefinite-lived trademarks and other assets, respectively. These adjustments were included as non-cash charges in the consolidated statement of earnings. The non-recurring fair values utilized included unobservable Level 3 inputs based on management’s best estimates and assumptions. See Note 5 for additional information.

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Appendix B

NOTE 10. OTHER CONTINGENCIES, GUARANTEES AND COMMITMENTS

Contingencies

The Company is involved in certain environmental matters, including response actions at various locations. The Company had recorded liabilities totaling $28 as of both June 30, 2021 and 2020 for its share of aggregate future remediation costs related to these matters.

One matter, which accounted for $14 of the recorded liability as of both June 30, 2021 and 2020, relates to environmental costs associated with one of the Company’s former operations at a site located in Alameda County, California. In November 2016, at the request of regulators and with the assistance of environmental consultants, the Company submitted a Feasibility Study that evaluated various options for managing the site and included estimates of the related costs. As a result, the Company recorded in Other (income) expense, net an undiscounted liability for costs estimated to be incurred over a 30-year period, based on the option recommended in the Feasibility Study. However, as a result of ongoing discussions with regulators, in June 2017, the Company increased its recorded liability to $14, which reflects anticipated costs to implement additional remediation measures at the site. While the Company believes its latest estimate is reasonable, regulators could require the Company to implement one of the other options evaluated in the Feasibility Study, with estimated undiscounted costs of up to $28 over an estimated 30-year period, or require the Company to take other actions and incur costs not included in the study.

Another matter in Dickinson County, Michigan, at the site of one of the Company’s former operations for which the Company is jointly and severally liable, accounted for $10 of the recorded liability as of both June 30, 2021 and 2020. This amount reflects the Company’s agreement to be liable for 24.3% of the aggregate remediation and associated costs for this matter pursuant to a cost-sharing arrangement with a third party. If the third party is unable to pay its share of the response and remediation obligations, the Company may be responsible for such obligations. With the assistance of environmental consultants, the Company maintains an undiscounted liability representing its current best estimate of its share of the capital expenditures, maintenance and other costs that may be incurred over an estimated 30-year remediation period. Although it is reasonably possible that the Company’s exposure may exceed the amount recorded for the Dickinson County matter, any amount of such additional exposures, or range of exposures, is not estimable at this time. The Company’s estimated losses related to these matters are sensitive to a variety of uncertain factors, including the efficacy of any remediation efforts, changes in any remediation requirements, and the future availability of alternative clean-up technologies.

The Company is subject to various legal proceedings, claims and other loss contingencies, including, without limitation, loss contingencies relating to contractual arrangements, product liability, patents and trademarks, advertising, labor and employment, environmental, health and safety and other matters. With respect to these proceedings, claims and other loss contingencies, while considerable uncertainty exists, in the opinion of management at this time, the ultimate disposition of these matters, to the extent not previously provided for, will not have a material adverse effect, either individually or in the aggregate, on the Company’s consolidated financial statements taken as a whole.

Guarantees

In conjunction with divestitures and other transactions, the Company may provide typical indemnifications (e.g., indemnifications for representations and warranties and retention of previously existing environmental, tax and employee liabilities) that have terms that vary in duration and in the potential amount of the total obligation and, in many circumstances, are not explicitly defined. The Company has not made, nor does it believe that it is probable that it will make, any material payments relating to its indemnifications, and believes that any reasonably possible payments would not have a material adverse effect, either individually or in the aggregate, on the Company’s consolidated financial statements taken as a whole.

The Company had not recorded any material liabilities on the aforementioned guarantees as of June 30, 2021 and 2020.

The Company was a party to a letter of credit of $11 as of June 30, 2021 and $10 as of June 30, 2020, primarily related to one of its insurance carriers, of which $0 had been drawn upon.

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Appendix B

NOTE 10. OTHER CONTINGENCIES, GUARANTEES AND COMMITMENTS (Continued)

Commitments

The Company is a party to certain purchase obligations, which are defined as purchase agreements that are enforceable and legally binding and that contain specified or determinable significant terms, including quantity, price and the approximate timing of the transaction. For purchase obligations subject to variable price and/or quantity provisions, an estimate of the price and/or quantity must be made. Examples of the Company’s purchase obligations include contracts to purchase raw materials, commitments to contract manufacturers, commitments for information technology and related services, advertising contracts, capital expenditure agreements, software acquisition and license commitments and service contracts. The Company enters into purchase obligations based on expectations of future business needs. Many of these purchase obligations are flexible to allow for changes in the Company’s business and related requirements. As of June 30, 2021, the Company’s purchase obligations by purchase date were approximately as follows:

Year	Purchase Obligations
2022	$254
2023	96
2024	53
2025	26
2026	17
Thereafter	27
Total	$473

NOTE 11. LEASES

The Company leases various property, plant and equipment, including office, warehousing, manufacturing and research and development facilities and equipment. These leases have remaining lease terms of up to 36 years, inclusive of renewal or termination options that the Company is reasonably certain to exercise. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

Supplemental balance sheet information related to the Company’s leases as of June 30 was as follows:

	Balance sheet classification	2021	2020
Operating leases
Right-of-use assets	Operating lease right-of-use assets	$332	$291
Current lease liabilities	Current operating lease liabilities	$81	$64
Non-current lease liabilities	Long-term operating lease liabilities	301	278
Total operating lease liabilities		$382	$342

Finance leases
Right-of-use assets	Other assets	$19	$14
Current lease liabilities	Accounts payable and accrued liabilities	$5	$2
Non-current lease liabilities	Other liabilities	15	12
Total finance lease liabilities		$20	$14

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THE CLOROX COMPANY - 2021 Proxy Statement	B-53

Appendix B

NOTE 11. LEASES (Continued)

Components of lease cost were as follows for the fiscal years ended June 30:

	2021	2020
Operating lease cost	$73	$73
Finance lease cost:
Amortization of right-of-use assets	$4	$4
Interest on lease liabilities	—	—
Total finance lease cost	$4	$4
Variable lease cost	$39	$39
Short term lease cost	$2	$1

Supplemental cash flow information and non-cash activity related to the Company’s leases were as follows during fiscal years ended June 30:

	2021	2020
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases, net	$75	$54
Operating cash flows from finance leases	—	—
Financing cash flows from finance leases	3	2
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$106	$38
Finance leases	7	8

Weighted-average remaining lease term and discount rate for the Company’s leases were as follows as of fiscal year ended June 30:

2021
Weighted-average remaining lease term:
Operating leases	7 years
Finance leases	5 years
Weighted-average discount rate:
Operating leases	2.2%
Finance leases	3.3%

Maturities of lease liabilities by fiscal year for the Company’s leases as of June 30, 2021 were as follows:

Year	Operating leases	Finance leases
2022	$85	$6
2023	68	5
2024	58	3
2025	50	2
2026	43	2
Thereafter	107	4
Total lease payments	$411	$22
Less: Imputed interest	(29)	(2)
Total lease liabilities	$382	$20

Operating and finance lease payments presented in the table above exclude $32 and $5, respectively, of minimum lease payments signed but not yet commenced as of June 30, 2021.

B-54	THE CLOROX COMPANY - 2021 Proxy Statement

Appendix B

NOTE 12. STOCKHOLDERS’ EQUITY

On November 18, 2020 the Company retired 28 million shares of its treasury stock. These shares are now authorized but unissued. There was no effect on the Company’s overall equity position as a result of the retirement.

As of June 30, 2021, the Company had two stock repurchase programs: an open-market purchase program with an authorized aggregate purchase amount of up to $2,000, which has no expiration date, was authorized by the Board of Directors in May 2018, and a program to offset the anticipated impact of dilution related to stock-based awards (the Evergreen Program), which has no authorization limit on the dollar amount and no expiration date.

Stock repurchases under the two stock repurchase programs were as follows during the fiscal years ended June 30:

	2021		2020		2019
	Amount	Shares (in thousands)	Amount	Shares (in thousands)	Amount	Shares (in thousands)
Open-market purchase program	$500	2,774	$85	577	$328	2,266
Evergreen Program	405	1,984	157	954	332	2,208
Total stock repurchases	$905	4,758	$242	1,531	$660	4,474

Dividends per share paid to Clorox stockholders during the fiscal years ended June 30 were as follows:

	2021	2020	2019
Dividends per share paid	$4.44	$4.24	$3.84

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THE CLOROX COMPANY - 2021 Proxy Statement	B-55

Appendix B

NOTE 12. STOCKHOLDERS’ EQUITY (Continued)

Accumulated Other Comprehensive Net (Loss) Income

Changes in Accumulated other comprehensive net (loss) income attributable to Clorox by component were as follows for the fiscal years ended June 30:

	Foreign currency translation adjustments	Net unrealized gains (losses) on derivatives	Pension and postretirement benefit adjustments	Accumulated other comprehensive net (loss) income
Balance June 30, 2018	$(384)	$(25)	$(138)	$(547)
Other comprehensive (loss) income before reclassifications	(20)	(5)	—	(25)
Amounts reclassified from Accumulated other comprehensive net (loss) income	—	6	6	12
Income tax benefit (expense)	(2)	1	(2)	(3)
Net current period other comprehensive (loss) income	(22)	2	4	(16)
Cumulative effect of accounting changes(1)	(8)	—	(31)	(39)
Balance June 30, 2019	(414)	(23)	(165)	(602)
Other comprehensive (loss) income before reclassifications	(35)	(5)	(16)	(56)
Amounts reclassified from Accumulated other comprehensive net (loss) income	—	10	7	17
Income tax benefit (expense)	(1)	—	2	1
Net current period other comprehensive (loss) income	(36)	5	(7)	(38)
Balance June 30, 2020	(450)	(18)	(172)	(640)
Other comprehensive (loss) income before reclassifications	53	44	(2)	95
Amounts reclassified from Accumulated other comprehensive net (loss) income	(5)	5	14	14
Income tax benefit (expense)	(1)	(10)	(4)	(15)
Net current period other comprehensive (loss) income	47	39	8	94
Balance June 30, 2021	$(403)	$21	$(164)	$(546)

(1)	The opening balance of Accumulated other comprehensive net (loss) income was adjusted as a result of adopting ASU No. 2018-02, “Income Statement-Reporting Comprehensive Income (ASC 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income,” on April 1, 2019.

Included in foreign currency translation adjustments are re-measurement losses on long-term intercompany loans where settlement is not planned or anticipated in the foreseeable future. There were $11, $0, and $0 associated with these loans reclassified from Accumulated other comprehensive net (loss) income for the fiscal years ended June 30, 2021, 2020, and 2019, respectively.

NOTE 13. NET EARNINGS PER SHARE (EPS)

The following is the reconciliation of the weighted average number of shares outstanding (in thousands) used to calculate basic net EPS to those used to calculate diluted net EPS for the fiscal years ended June 30:

	2021	2020	2019
Basic	125,570	125,828	127,734
Dilutive effect of stock options and other	1,729	1,843	2,058
Diluted	127,299	127,671	129,792
Antidilutive stock options and other	476	—	800

Basic net earnings per share and Diluted net earnings per share are calculated on Net earnings attributable to Clorox.

B-56	THE CLOROX COMPANY - 2021 Proxy Statement

Appendix B

NOTE 14. STOCK-BASED COMPENSATION PLANS

In November 2012, the Company’s stockholders voted to approve the amended and restated 2005 Stock Incentive Plan (the Plan). The Plan permits the Company to grant various nonqualified stock-based compensation awards, including stock options, restricted stock, performance shares, deferred stock units, stock appreciation rights and other stock-based awards. The primary amendment reflected in the Plan was an increase of approximately 3 million common shares that may be issued for stock-based compensation purposes. As of June 30, 2021, the Company was authorized to grant up to approximately 7 million common shares, plus additional shares equal to shares that are potentially deliverable under an award that expires or are canceled, forfeited or settled without the delivery of shares, under the Plan. As of June 30, 2021, approximately 8 million common shares remained available for grant.

Compensation cost and the related income tax benefit recognized for stock-based compensation plans were classified as indicated below for the fiscal years ended June 30:

	2021	2020	2019
Cost of products sold	$6	$5	$5
Selling and administrative expenses	40	41	35
Research and development costs	4	4	3
Total compensation costs	$50	$50	$43
Related income tax benefit	$12	$12	$10

Cash received during fiscal years 2021, 2020 and 2019 from stock options exercised under all stock-based payment arrangements was $133, $176 and $166, respectively. The Company issues shares for stock-based compensation plans from treasury stock. The Company may repurchase stock under its Evergreen Program to offset the estimated impact of dilution related to stock-based awards (See Note 12).

Details regarding the valuation and accounting for stock options, restricted stock awards, performance shares and deferred stock units for non-employee directors follow.

Stock Options

The fair value of each stock option award granted during fiscal years 2021, 2020 and 2019 was estimated on the date of grant using the Black-Scholes valuation model and assumptions noted in the following table:

	2021	2020	2019
Expected life	5.3 to 5.4 years	5.4 years	5.4 years
Weighted-average expected life	5.4 years	5.4 years	5.4 years
Expected volatility	21.4% to 23.2%	18.7%	17.3% to 20.2%
Weighted-average volatility	21.9%	18.7%	17.4%
Risk-free interest rate	0.3% to 0.5%	1.7%	2.5% to 3.0%
Weighted-average risk-free interest rate	0.3%	1.7%	2.9%
Dividend yield	2.1% to 2.3%	2.8%	2.5% to 2.6%
Weighted-average dividend yield	2.1%	2.8%	2.6%

The expected life of the stock options is based on historical exercise patterns. The expected volatility is based on implied volatility from publicly traded options on the Company’s stock at the date of grant, historical implied volatility of the Company’s publicly traded options and other factors. The risk-free interest rate is based on the implied yield on a U.S. Treasury zero-coupon issue with a remaining term equal to the expected term of the option. The dividend yield is based on the projected annual dividend payment per share, divided by the stock price at the date of grant.

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THE CLOROX COMPANY - 2021 Proxy Statement	B-57

Appendix B

NOTE 14. STOCK-BASED COMPENSATION PLANS (Continued)

Details of the Company’s stock option activities are summarized below:

	Number of Shares (In thousands)	Weighted- Average Exercise Price per Share	Average Remaining Contractual Life	Aggregate Intrinsic Value
Options outstanding as of June 30, 2020	4,861	$127	6 years	$451
Granted	451	212
Exercised	1,167	115
Canceled	125	162
Options outstanding as of June 30, 2021	4,020	$139	6 years	$179
Options vested as of June 30, 2021	2,661	$122	5 years	$153

The weighted-average fair value per share of each option granted during fiscal years 2021, 2020 and 2019, estimated at the grant date using the Black-Scholes option pricing model, was $30.90, $20.03 and $22.38, respectively. The total intrinsic value of options exercised in fiscal years 2021, 2020 and 2019 was $109, $145 and $125, respectively.

Stock option awards outstanding as of June 30, 2021, have been granted at prices that are equal to the market value of the stock on the date of grant. Stock option grants generally vest over 4 years and expire no later than 10 years after the grant date. The Company recognizes compensation expense on a straight-line basis over the vesting period. As of June 30, 2021, there was $12 of total unrecognized compensation cost related to non-vested options, which is expected to be recognized over a remaining weighted-average vesting period of 1 year, subject to forfeiture changes.

Restricted Stock Awards

The fair value of restricted stock awards is estimated on the date of grant based on the market price of the stock and is amortized to compensation expense on a straight-line basis over the related vesting periods, which are generally 3 to 4 years. The total number of restricted stock awards expected to vest is adjusted by actual and estimated forfeitures. Restricted stock awards receive dividend distributions earned during the vesting period upon vesting.

As of June 30, 2021, there was $29 of total unrecognized compensation cost related to non-vested restricted stock awards, which is expected to be recognized over a remaining weighted-average vesting period of 1 year. The total fair value of the shares that vested in each of the fiscal years 2021, 2020 and 2019 was $15, $9 and $5, respectively. The weighted-average grant-date fair value of awards granted was $210.78, $156.25 and $152.12 per share for fiscal years 2021, 2020 and 2019, respectively.

A summary of the status of the Company’s restricted stock awards is presented below:

	Number of Shares (In thousands)	Weighted- Average Grant Date Fair Value per Share
Restricted stock awards as of June 30, 2020	294	$150
Granted	147	211
Vested	99	147
Forfeited	27	164
Restricted stock awards as of June 30, 2021	315	$178

B-58	THE CLOROX COMPANY - 2021 Proxy Statement

Appendix B

NOTE 14. STOCK-BASED COMPENSATION PLANS (Continued)

Performance Shares

As of June 30, 2021, there was $10 in unrecognized compensation cost related to non-vested performance shares that is expected to be recognized over a remaining weighted-average performance period of 1 year. The weighted-average grant-date fair value of awards granted was $212.00, $155.54 and $151.95 per share for fiscal years 2021, 2020 and 2019, respectively.

A summary of the status of the Company’s performance share awards is presented below:

	Number of Shares (In thousands)	Weighted- Average Grant Date Fair Value per Share
Performance share awards as of June 30, 2020	414	$128
Granted	106	$212
Distributed	129	$120
Forfeited	38	$148
Performance share awards as of June 30, 2021	353	$146
Performance shares vested and deferred as of June 30, 2021	112	$91

The non-vested performance shares outstanding as of June 30, 2021 and 2020 were 241,000 and 278,000, respectively, and the weighted average grant date fair value was $172.04 and $148.59 per share, respectively. During fiscal year 2021, 105,000 shares vested. The total fair value of shares vested was $26, $26 and $37 during fiscal years 2021, 2020 and 2019, respectively. Upon vesting, the recipients of the grants receive the distribution as shares or, if previously elected by eligible recipients, as deferred stock. Deferred shares continue to earn dividends, which are also deferred.

Deferred Stock Units for Nonemployee Directors

Nonemployee directors receive annual grants of deferred stock units under the Company’s director compensation program and can elect to receive all or a portion of their annual retainers and fees in the form of deferred stock units. The deferred stock units receive dividend distributions, which are reinvested as deferred stock units, and are recognized at their fair value on the date of grant. Each deferred stock unit represents the right to receive one share of the Company’s common stock following the completion of a director’s service.

During fiscal year 2021, the Company granted 11,000 deferred stock units, reinvested dividends of 4,000 units and distributed 31,000 shares, which had a weighted-average fair value on the grant date of $199.50, $198.51 and $83.24 per share, respectively. As of June 30, 2021, 174,000 units were outstanding, which had a weighted-average fair value on the grant date of $106.62 per share.

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THE CLOROX COMPANY - 2021 Proxy Statement	B-59

Appendix B

NOTE 15. OTHER (INCOME) EXPENSE, NET

The major components of Other (income) expense, net, for the fiscal years ended June 30 were:

	2021	2020	2019
Amortization of trademarks and other intangible assets	$31	$13	$17
Trust investment (gains) losses, net	(25)	(3)	(6)
Net periodic benefit cost	15	10	14
Foreign exchange transaction (gains) losses, net	10	7	7
Income from equity investees	(5)	(20)	(15)
Interest income	(5)	(2)	(3)
Gain on previously held equity investment(1)	(85)	—	—
Indemnity settlement from past acquisition	—	(15)	—
Other	(8)	—	(11)
Total	$(72)	$(10)	$3

(1)	Non-recurring, non-cash gain from the remeasurement of the Company’s previously held investment in its Saudi joint venture (see Note 2).

NOTE 16. INCOME TAXES

The provision for income taxes, by tax jurisdiction, consisted of the following for the fiscal years ended June 30:

	2021	2020	2019
Current
Federal	$146	$171	$166
State	26	32	24
Foreign	41	45	34
Total current	$213	$248	$224
Deferred
Federal	$(26)	$13	$(22)
State	(9)	(5)	(1)
Foreign	3	(10)	3
Total deferred	(32)	(2)	(20)
Total	$181	$246	$204

The components of Earnings before income taxes, by tax jurisdiction, consisted of the following for the fiscal years ended June 30:

	2021	2020	2019
United States	$696	$1,041	$912
Foreign	204	144	112
Total	$900	$1,185	$1,024

B-60	THE CLOROX COMPANY - 2021 Proxy Statement

Appendix B

NOTE 16. INCOME TAXES (Continued)

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate on operations follows for the fiscal years ended June 30:

	2021	2020	2019
Statutory federal tax rate	21.0%	21.0%	21.0%
State taxes (net of federal tax benefits)	1.5	1.7	1.7
Tax differential on foreign earnings	0.2	0.9	1.0
Federal excess tax benefits	(2.7)	(2.4)	(2.3)
Other differences	0.1	(0.4)	(1.6)
Effective tax rate	20.1%	20.8%	19.8%

Per U.S. GAAP, foreign withholding taxes are provided on unremitted foreign earnings that are not indefinitely reinvested at the time the earnings are generated. The Company regularly reviews and assesses whether there are any changes to its indefinite reinvestment assertion. Through the second quarter of fiscal year 2018, the Company had determined that the undistributed earnings of a number of its foreign subsidiaries were indefinitely reinvested. When the Tax Act was passed into law in December 2017, it significantly reduced the cost of U.S. repatriation. In the third quarter of fiscal year 2018, the Company concluded an analysis wherein it determined that none of the undistributed earnings of its foreign subsidiaries were indefinitely reinvested. As a result, the Company is providing foreign withholding taxes on the undistributed earnings of all foreign subsidiaries where applicable. These withholding taxes had no significant impact on the Company’s consolidated results.

The components of net deferred tax assets (liabilities) as of June 30 are shown below:

	2021	2020
Deferred tax assets
Compensation and benefit programs	$104	$119
Net operating loss and tax credit carryforwards	85	84
Operating and finance lease liabilities	100	75
Accruals and reserves	39	38
Basis difference related to the Venture Agreement	19	19
Inventory costs	18	16
Other	15	18
Subtotal	380	369
Valuation allowance	(42)	(38)
Total deferred tax assets	$338	$331
Deferred tax liabilities
Fixed and intangible assets	$(232)	$(256)
Lease right-of-use assets	(94)	(68)
Low-income housing partnerships	—	(9)
Other	(41)	(24)
Total deferred tax liabilities	(367)	(357)
Net deferred tax assets (liabilities)	$(29)	$(26)

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THE CLOROX COMPANY - 2021 Proxy Statement	B-61

Appendix B

NOTE 16. INCOME TAXES (Continued)

The Company reviews its deferred tax assets for recoverability on a quarterly basis. A valuation allowance is established when the Company believes that it is more likely than not that some portion of its deferred tax assets will not be realized. Valuation allowances have been provided to reduce deferred tax assets to amounts considered recoverable. Details of the valuation allowance were as follows as of June 30:

	2021	2020	2019
Valuation allowance at beginning of year	$(38)	$(44)	$(43)
Net decrease/(increase) for other foreign deferred tax assets	(1)	1	—
Net decrease/(increase) for foreign net operating loss carryforwards and tax credits	(3)	5	(1)
Valuation allowance at end of year	$(42)	$(38)	$(44)

As of June 30, 2021, the Company had foreign tax credit carryforwards of $28 for U.S. income tax purposes with expiration dates between fiscal years 2024 and 2031. Tax credit carryforwards in U.S. jurisdictions of $2 have expiration dates between fiscal year 2022 and 2031. Tax credit carryforwards in U.S. jurisdictions of $2 can be carried forward indefinitely. Tax credit carryforwards in foreign jurisdictions of $27 can be carried forward indefinitely. Tax benefits from foreign net operating loss carryforwards of $19 have expiration dates between fiscal years 2021 and 2037. Tax benefits from foreign net operating loss carryforwards of $7 can be carried forward indefinitely.

The Company files income tax returns in the U.S. federal and various state, local and foreign jurisdictions. The federal statute of limitations has expired for all tax years through June 30, 2015. Various income tax returns in state and foreign jurisdictions are currently in the process of examination.

The Company recognizes interest and penalties related to uncertain tax positions as a component of income tax expense. As of June 30, 2021 and 2020, the total balance of accrued interest and penalties related to uncertain tax positions was $2 and $2, respectively. Interest and penalties related to uncertain tax positions included in income tax expense resulted in a net benefit of $0 in fiscal year 2021, a net benefit of $2 in fiscal year 2020, and a net benefit of $1 in fiscal year 2019.

B-62	THE CLOROX COMPANY - 2021 Proxy Statement

Appendix B

NOTE 16. INCOME TAXES (Continued)

The following is a reconciliation of the beginning and ending amounts of the Company’s gross unrecognized tax benefits:

	2021	2020	2019
Unrecognized tax benefits at beginning of year	$22	$31	$47
Gross increases - tax positions in prior periods	1	1	2
Gross decreases - tax positions in prior periods	(5)	(11)	(20)
Gross increases - current period tax positions	3	4	6
Gross decreases - current period tax positions	—	—	—
Lapse of applicable statute of limitations	—	(1)	(3)
Settlements	—	(2)	(1)
Unrecognized tax benefits at end of year	$21	$22	$31

Included in the balance of unrecognized tax benefits as of June 30, 2021, 2020 and 2019, were potential benefits of $17, $17 and $23, respectively, which if recognized, would affect the effective tax rate. Unrecognized tax benefits are not expected to significantly increase or decrease within the next 12 months.

During the year ended June 30, 2019, new facts and circumstances warranted the recognition of previously unrecognized federal, state, and foreign income tax benefits from prior years. The benefits that were recognized in the prior year were not material for any one jurisdiction or any one tax position.

NOTE 17. EMPLOYEE BENEFIT PLANS

Retirement Income Plans

The Company has various retirement income plans for eligible domestic and international employees. As of June 30, 2021 and 2020, the domestic retirement income plans were frozen for most participants, and the benefits of the domestic retirement income plans were generally based on either employee years of service and compensation or a stated dollar amount per year of service.

The Company contributed $14, $13 and $63 to its domestic retirement income plans during fiscal years 2021, 2020 and 2019, respectively. The Company’s funding policy is to contribute amounts sufficient to meet benefit payments and minimum funding requirements as set forth in employee benefit tax laws plus additional amounts as the Company may determine to be appropriate.

Retirement Health Care Plans

The Company provides certain health care benefits for employees who meet age, participation and length of service requirements at retirement. The plans pay stated percentages of covered expenses after annual deductibles have been met or stated reimbursements up to a specified dollar subsidy amount. Benefits paid take into consideration payments by Medicare for the domestic plan. The plans are funded as claims are paid, and the Company has the right to modify or terminate certain plans.

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THE CLOROX COMPANY - 2021 Proxy Statement	B-63

Appendix B

NOTE 17. EMPLOYEE BENEFIT PLANS (Continued)

Benefit Obligation and Funded Status

Summarized information for the Company’s retirement income and retirement health care plans as of and for the fiscal years ended June 30 is as follows:

	Retirement Income		Retirement Health Care
	2021	2020	2021	2020
Change in benefit obligations:
Benefit obligation as of beginning of year	$628	$604	$36	$34
Service cost	2	1	—	—
Interest cost	15	20	1	1
Actuarial loss (gain)	12	43	—	4
Plan amendments	—	—	—	—
Translation and other adjustments	8	(1)	1	—
Plan settlement	(12)	—	—	—
Benefits paid	(32)	(39)	(2)	(3)
Benefit obligation as of end of year	$621	$628	$36	$36
Change in plan assets:
Fair value of assets as of beginning of year	$507	$485	$—	$—
Actual return on plan assets	26	48	—	—
Employer contributions	15	13	2	3
Benefits paid	(44)	(39)	(2)	(3)
Translation and other adjustments	2	—	—	—
Fair value of plan assets as of end of year	506	507	—	—
Accrued benefit cost, net funded status	$(115)	$(121)	$(36)	$(36)
Amount recognized in the balance sheets consists of:
Pension benefit assets	$61	$52	$—	$—
Current accrued benefit liability	(12)	(11)	(2)	(2)
Non-current accrued benefit liability	(164)	(162)	(34)	(34)
Accrued benefit cost, net	$(115)	$(121)	$(36)	$(36)

For the retirement income plans, the benefit obligation is the projected benefit obligation (PBO). For the retirement health care plan, the benefit obligation is the accumulated benefit obligation (ABO).

B-64	THE CLOROX COMPANY - 2021 Proxy Statement

Appendix B

NOTE 17. EMPLOYEE BENEFIT PLANS (Continued)

The ABO for all retirement income plans was $618, $626 and $603 as of June 30, 2021, 2020 and 2019, respectively.

Retirement income plans with ABO or PBO in excess of plan assets as of June 30 were as follows:

	ABO Exceeds the Fair Value of Plan Assets		PBO Exceeds the Fair Value of Plan Assets
	2021	2020	2021	2020
Projected benefit obligation	$176	$172	$178	$173
Accumulated benefit obligation	174	170	175	172
Fair value of plan assets	—	—	2	1

Net Periodic Benefit Cost

The net cost of the retirement income and health care plans for the fiscal years ended June 30 included the following components:

	Retirement Income			Retirement Health Care
	2021	2020	2019	2021	2020	2019
Service cost	$2	$1	$1	$—	$—	$—
Interest cost	15	20	23	1	1	2
Expected return on plan assets	(16)	(19)	(18)	—	—	—
Settlement loss recognized	5	—	—	—	—	—
Amortization of unrecognized items	11	10	9	(2)	(3)	(3)
Total	$17	$12	$15	$(1)	$(2)	$(1)

Service cost component of the net periodic benefit cost is reflected in employee benefit costs, all other components are reflected in Other (income) expenses, net.

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Appendix B

NOTE 17. EMPLOYEE BENEFIT PLANS (Continued)

Items not yet recognized as a component of postretirement expense as of June 30, 2021, consisted of:

	Retirement Income	Retirement Health Care
Net actuarial loss (gain)	$226	$(10)
Prior service benefit	—	—
Net deferred income tax (assets) liabilities	(54)	2
Accumulated other comprehensive loss (income)	$172	$(8)

Net actuarial loss (gain) recorded in Accumulated other comprehensive net (loss) income for the fiscal year ended June 30, 2021, included the following:

	Retirement Income	Retirement Health Care
Net actuarial loss (gain) as of beginning of year	$240	$(12)
Amortization during the year	(16)	2
Loss (gain) during the year	2	—
Net actuarial loss (gain) as of end of year	$226	$(10)

The Company uses the straight-line amortization method for unrecognized prior service costs and benefits.

Assumptions

Weighted-average assumptions used to estimate the actuarial present value of benefit obligations were as follows as of June 30:

	Retirement Income		Retirement Health Care
	2021	2020	2021	2020
Discount rate	2.56%	2.45%	2.61%	2.51%
Rate of compensation increase	3.02%	2.92%	n/a	n/a
Interest crediting rate	2.57%	1.9%	n/a	n/a

Weighted-average assumptions used to estimate the retirement income and retirement health care costs were as follows as of June 30:

	Retirement Income
	2021	2020	2019
Discount rate	2.45%	3.41%	4.10%
Rate of compensation increase	2.92%	2.86%	2.87%
Expected return on plan assets	3.08%	3.95%	4.33%
Interest crediting rate	1.92%	3.01%	3.42%

	Retirement Health Care
	2021	2020	2019
Discount rate	2.51%	3.35%	4.01%

The expected long-term rate of return assumption is based on an analysis of historical experience of the portfolio and the summation of prospective returns for each asset class in proportion to the fund’s current asset allocation.

B-66	THE CLOROX COMPANY - 2021 Proxy Statement

Appendix B

NOTE 17. EMPLOYEE BENEFIT PLANS (Continued)

The actuarial benefit obligation loss incurred during the fiscal year 2021 was primarily driven by the increase in interest crediting rate, while the actuarial benefit obligation loss during fiscal year 2020 as primarily driven by the decrease in discount rate. In both years, asset gains partially offset the benefit obligation losses.

Expected Benefit Payments

Expected benefit payments for the Company’s retirement income and retirement health care plans as of June 30, 2021, were as follows:

	Retirement Income	Retirement Health Care
2022	$40	$2
2023	53	2
2024	39	2
2025	38	2
2026	38	2
Fiscal years 2027 through 2031	183	12

Expected benefit payments are based on the same assumptions used to measure the benefit obligations and include estimated future employee service.

Plan Assets

The target allocations and weighted average asset allocations by asset category of the investment portfolio for the Company’s domestic retirement income plans as of June 30 were:

	% Target Allocation		% of Plan Assets
	2021	2020	2021	2020
U.S. equity	3%	5%	3%	5%
International equity	2%	5%	2%	5%
Fixed income	95%	90%	94%	90%
Other	—%	—%	1%	—%
Total	100%	100%	100%	100%

Continues on next page ►

THE CLOROX COMPANY - 2021 Proxy Statement	B-67

Appendix B

NOTE 17. EMPLOYEE BENEFIT PLANS (Continued)

The target asset allocation is determined based on the optimal balance between risk and return and, at times, may be adjusted to achieve the plan’s overall investment objective to generate sufficient resources to pay current and projected plan obligations over the life of the domestic retirement income plan.

The following table sets forth the retirement income plans’ assets carried at fair value as of June 30:

2021
Common collective trusts measured at net asset value
Bond funds	$459
International equity funds	28
Domestic equity funds	14
Short-term investment fund	3
Real estate fund	2
Total assets at fair value	$506

2020
Common collective trusts measured at net asset value
Bond funds	$444
International equity funds	36
Domestic equity funds	23
Short-term investment fund	3
Real estate fund	1
Total assets at fair value	$507

Common collective trust funds are not publicly traded and were valued at a net asset value unit price determined by the portfolio’s sponsor based on the fair value of underlying assets held by the common collective trust fund on June 30, 2021 and 2020.

The common collective trusts are invested in various trusts that attempt to achieve their investment objectives by investing primarily in other collective investment funds that have characteristics consistent with each trust’s overall investment objective and strategy.

Defined Contribution Plans

The Company has various defined contribution plans for eligible domestic and international employees. The aggregate cost of the domestic defined contribution plans was $65, $54 and $49 in fiscal years 2021, 2020 and 2019, respectively. The aggregate cost of the international defined contribution plans was $4, $4 and $4 for the fiscal years ended June 30, 2021, 2020 and 2019, respectively.

NOTE 18. SEGMENT REPORTING

The Company operates through SBUs that are also the Company’s operating segments. These SBUs are then aggregated into four reportable segments: Health and Wellness, Household, Lifestyle, and International. These four reportable segments consist of the following:

●	Health and Wellness consists of cleaning products, professional products, and vitamins, minerals and supplement products mainly marketed and sold in the U.S.

●	Household consists of cat litter products, bags and wraps, and grilling products marketed and sold in the U.S.

B-68	THE CLOROX COMPANY - 2021 Proxy Statement

Appendix B

NOTE 18. SEGMENT REPORTING (Continued)

●	Lifestyle consists of food, natural personal care products, and water-filtration marketed and sold in the U.S.

●	International consists of products sold outside the U.S. Products within this segment include laundry additives; home care products; water-filtration systems and filters; digestive health products; grilling products; cat litter products; food products; bags and wraps; natural personal care products; and professional cleaning and disinfecting products. Certain non-allocated administrative costs, interest income, interest expense and various other non-operating income and expenses are reflected in Corporate. Corporate assets include cash and cash equivalents, prepaid expenses and other current assets, property and equipment, operating lease right-of-use assets, other long-term assets and deferred taxes.

	Fiscal Year	Health and Wellness(1)	Household	Lifestyle	International(2)	Corporate	Total Company
Net sales	2021	$2,980	$1,981	$1,218	$1,162	$—	$7,341
	2020	2,749	1,795	1,154	1,023	—	6,721
	2019	2,422	1,774	1,048	970	—	6,214
Earnings (losses) before	2021	305	375	320	201	(301)	900
income taxes	2020	766	347	320	116	(364)	1,185
	2019	570	337	264	96	(243)	1,024
Income from equity investees	2021	—	—	—	5	—	5
included in Other (income)	2020	—	—	—	20	—	20
expense, net	2019	—	—	—	15	—	15
Total assets	2021	2,043	912	1,011	1,489	879	6,334
	2020	2,145	810	956	1,010	1,292	6,213
Capital expenditures	2021	135	108	29	42	17	331
	2020	72	94	46	20	22	254
	2019	63	80	26	26	11	206
Depreciation and amortization	2021	67	67	23	45	9	211
	2020	64	65	22	22	7	180
	2019	66	64	20	25	5	180
Significant non-cash charges included in	2021	19	10	7	2	12	50
earnings (losses) before income taxes:	2020	13	9	6	1	21	50
Stock-based compensation	2019	15	11	7	1	9	43
(1)	Fiscal year 2021 earnings (losses) before income taxes for the Health and Wellness segment included impairment charges of $329, of which $228, $86, and $15 related to the goodwill of the VMS reporting unit, certain indefinite-lived trademarks and other assets, respectively.
(2)	Fiscal year 2021 earnings (losses) before income taxes for the International segment included an $85 non-cash gain from the remeasurement of the Company’s previously held investment in its Saudi joint venture.

All intersegment sales are eliminated and are not included in the Company’s reportable segments’ net sales.

Net sales to the Company’s largest customer, Walmart Stores, Inc. and its affiliates, were 25% of consolidated net sales for each of the fiscal years ended June 30, 2021, 2020 and 2019, and occurred across all of the Company’s reportable segments. No other customers accounted for 10% or more of the Company’s consolidated net sales in any of these fiscal years.

Continues on next page ►

THE CLOROX COMPANY - 2021 Proxy Statement	B-69

Appendix B

NOTE 18. SEGMENT REPORTING (Continued)

The following table provides Net sales as a percentage of the Company’s consolidated net sales, disaggregated by SBU under the new reporting structure, for the fiscal years ended June 30:

	2021	2020	2019
Cleaning	30%	30%	28%
Professional Products	7%	7%	6%
Vitamins, Minerals and Supplements	4%	4%	5%
Health and Wellness	41%	41%	39%
Bags and Wraps	11%	12%	13%
Cat Litter	7%	7%	7%
Grilling	9%	8%	8%
Household	27%	27%	28%
Food Products	9%	9%	9%
Natural Personal Care	4%	4%	5%
Water Filtration	3%	4%	3%
Lifestyle	16%	17%	17%
International	16%	15%	16%
Total	100%	100%	100%

The Company’s products are marketed and sold globally. The following table provides the Company’s global product lines, which were sold in the U.S. (including the Professional Products SBU) and International, that accounted for 10% or more of consolidated net sales for the fiscal years ended June 30:

	2021	2020	2019
Cleaning products	43%	43%	40%
Bags and wraps	14%	15%	16%
Food products	10%	10%	10%

Net sales and property, plant and equipment, net, by geographic area for and as of the fiscal years ended June 30 were as follows:

	Fiscal Year	United States	Foreign	Total Company
Net sales	2021	$6,207	$1,134	$7,341
	2020	5,725	996	6,721
	2019	5,281	933	6,214
Property, plant and equipment, net	2021	1,143	159	1,302
	2020	1,005	98	1,103

B-70	THE CLOROX COMPANY - 2021 Proxy Statement

Appendix B

NOTE 19. RELATED PARTY TRANSACTIONS

The Company holds various equity investments with ownership percentages of up to 50% in a number of consumer products businesses, which operate both within and outside the United States. The equity investments, presented in Other assets and accounted for under the equity method, were $55 and $62 as of the fiscal years ended June 30, 2021 and 2020, respectively. The Company has no ongoing capital commitments, loan requirements, guarantees or any other types of arrangements under the terms of its agreements that would require any future cash contributions or disbursements arising out of an equity investment.

Transactions with the Company’s equity investees typically represent payments for contract manufacturing and purchases of raw materials. Payments to related parties, including equity investees, for such transactions during the fiscal years ended June 30, 2021, 2020 and 2019 were $44, $55 and $56, respectively. Receipts from and ending accounts receivable and payable balances related to the Company’s related parties were not significant during or as of the end of each of the fiscal years presented.

NOTE 20. UNAUDITED QUARTERLY DATA

	Quarters Ended
Dollars in millions, except per share data	September 30	December 31	March 31	June 30	Full Year
Fiscal year ended June 30, 2021
Net sales	$1,916	$1,842	$1,781	$1,802	$7,341
Cost of products sold	$996	$1,005	$1,007	$1,134	$4,142
Net earnings (losses)(1)	$417	$261	$(59)	$100	$719
Net earnings (losses) attributable to Clorox(1)	$415	$259	$(61)	$97	$710
Net earnings (losses) per share attributable to Clorox:
Basic net earnings (losses) per share	$3.28	$2.06	$(0.49)	$0.79	$5.66
Diluted net earnings (losses) per share	$3.22	$2.03	$(0.49)	$0.78	$5.58
Dividends declared per share	$1.11	$1.11	$1.11	$1.16	$4.49

Fiscal year ended June 30, 2020
Net sales	$1,506	$1,449	$1,783	$1,983	$6,721
Cost of products sold	$843	$810	$951	$1,054	$3,658
Net earnings (losses)	$203	$185	$241	$310	$939
Net earnings attributable to Clorox	$203	$185	$241	$310	$939
Net earnings per share attributable to Clorox:
Basic net earnings per share	$1.61	$1.48	$1.92	$2.45	$7.46
Diluted net earnings per share	$1.59	$1.46	$1.89	$2.41	$7.36
Dividends declared per share	$1.06	$1.06	$1.06	$1.11	$4.29

(1)	Fiscal year 2021 net earnings and net earnings attributable to Clorox includes impairment charges recorded in the quarter ended March 31, 2021 within the VMS reporting unit of $329, of which $228, $86, and $15 related to goodwill, certain indefinite-lived trademarks and other assets, respectively.

Continues on next page ►

THE CLOROX COMPANY - 2021 Proxy Statement	B-71

Appendix B

FIVE-YEAR FINANCIAL SUMMARY
The Clorox Company

	Years ended June 30
Dollars in millions, except per share data	2021(2)	2020	2019	2018	2017
OPERATIONS
Net sales	$7,341	$6,721	$6,214	$6,124	$5,973
Gross profit	3,199	$3,063	$2,728	$2,675	$2,671
Earnings from continuing operations	$719	$939	$820	$823	$703
(Losses) earnings from discontinued operations, net of tax	—	—	—	—	(2)
Net earnings	$719	$939	$820	$823	$701
Net earnings attributable to Clorox	$710	$939	$820	$823	$701
COMMON STOCK
Net earnings per share attributable to Clorox:
Continuing operations
Basic net earnings per share	$5.66	$7.46	$6.42	$6.37	$5.45
Diluted net earnings per share	5.58	7.36	6.32	6.26	5.35
Dividends declared per share	4.49	4.29	3.94	3.60	3.24

	As of June 30
Dollars in millions	2021	2020	2019	2018	2017
OTHER DATA
Total assets(1)	$6,334	$6,213	$5,116	$5,060	$4,573
Long-term debt	2,484	2,780	2,287	2,284	1,391

(1)	As a result of adopting ASU No. 2016-02, “Leases (ASC 842),” the Company has included operating right-of-use assets within Total assets as of June 30, 2020. See Note 1 for more information.
(2)	Fiscal year 2021 net earnings and net earnings attributable to Clorox includes impairment charges recorded within the VMS reporting unit of $329, of which $228, $86, and $15 related to goodwill, certain indefinite-lived trademarks and other assets, respectively.

B-72	THE CLOROX COMPANY - 2021 Proxy Statement

Appendix B

THE CLOROX COMPANY
RECONCILIATION OF ECONOMIC PROFIT (UNAUDITED)(1)

Dollars in millions	FY21	FY20	FY19
Earnings before income taxes	$900	$1,185	$1,024
Add back:
Non-cash U.S. GAAP charges(2)	357	2	2
Interest expense	99	99	97
Less:
Saudi JV acquisition gain(3)	(82)	—	—
Earnings before income taxes, non-cash U.S. GAAP items and interest expense	1,274	1,286	1,123
Less:
Income taxes on earnings before income taxes, non-cash U.S. GAAP items and
interest expense(4)	264	267	222
Adjusted after tax profit	1,010	1,019	901
Less: After tax profit attributable to noncontrolling interests	9	—	—
Adjusted after tax profit attributable to Clorox	1,001	1,019	901
Average capital employed(5)	3,655	3,478	3,231
Less: Capital charge(6)	329	313	291
Economic profit(1) (Adjusted after tax profit attributable to Clorox less capital charge)	$672	$706	$610

(1)

Economic profit (EP) is defined by the Company as earnings before income taxes, excluding non-cash U.S. GAAP items (such as restructuring, intangible asset impairment charges, and other non-cash, non-recurring gains or losses) and interest expense; less income taxes (calculated based on the Company’s effective tax rate), less after tax profit attributable to noncontrolling interests, and less a capital charge (calculated as average capital employed multiplied by a cost of capital rate). EP is a key financial metric that the Company’s management uses to evaluate business performance and allocate resources, and is a component in determining employee incentive compensation. The Company’s management believes EP provides additional perspective to investors about financial returns generated by the business and represents profit generated over and above the cost of capital used by the business to generate that profit.

(2)

Fiscal year 2021 includes impairment charges of $329 (after tax $267) of which $228, $86, and $15 related to the goodwill of the VMS reporting unit, certain indefinite-lived trademarks and other assets, respectively, and non-cash charges of $28 ($21 after tax) on investments and related arrangements made with a Professional Products SBU supplier.

(3)

On July 9, 2020, the Company increased its investment in each of the two entities comprising its joint venture in the Kingdom of Saudi Arabia (Saudi joint venture). As a result of this transaction, a non-cash nonrecurring net gain was recognized of $82 ($76 after tax) in Other (income) expense, net in the quarter ended September 30, 2020, primarily due to the remeasurement of the carrying value of the company’s previously held equity investment to fair value.

(4)

The tax rate applied is the effective tax rate before the identified non-cash U.S. GAAP items was 20.7%, 20.8% and 19.8% in fiscal years 2021, 2020, and 2019, respectively. The difference between the fiscal year 2021 effective tax rate on earnings of 20.1% is due to the tax rate impacts of the Professional Products supplier charge, VMS impairment, and Saudi JV acquisition gain of 0.1%, (0.4)%, and 0.9%, respectively.

Continues on next page ►

THE CLOROX COMPANY - 2021 Proxy Statement	B-73

Appendix B

(5)

Total capital employed represents total assets less non-interest bearing liabilities. Adjusted capital employed represents total capital employed adjusted to add back current year after tax non-cash U.S. GAAP items deduct the current year after tax non-cash, non-recurring gain. Average capital employed is the average of adjusted capital employed for the current year and total capital employed for the prior year, based on year-end balances. See below for details of the average capital employed calculation.

(6)

Capital charge represents average capital employed multiplied by a cost of capital, which was 9% for all fiscal years presented. The calculation of capital charge includes the impact of rounding numbers.

Dollars in millions	FY21	FY20	FY19
Total assets	$6,334	$6,213	$5,116
Less:
Accounts payable and accrued liabilities(7)	1,670	1,327	1,033
Current operating lease liabilities	81	64	—
Income taxes payable	—	25	9
Long-term operating lease liabilities	301	278	—
Other liabilities(7)	819	755	774
Deferred income taxes	67	62	50
Non-interest bearing liabilities	2,938	2,511	1,866
Total capital employed	3,396	3,702	3,250
After tax non-cash U.S. GAAP items(2)(3)	212	2	1
Adjusted capital employed	$3,608	$3,704	$3,251
Average capital employed	$3,655	$3,478	$3,231

(7)	Accounts payable and accrued liabilities and Other liabilities are adjusted to exclude interest-bearing liabilities.

B-74	THE CLOROX COMPANY - 2021 Proxy Statement

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Annual Meeting Proxy Card
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A	The Board of Directors recommends a vote FOR the election of each of the following director nominees:
1. Election of Directors.	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Amy Banse	☐	☐	☐	05 - A.D. David Mackay	☐	☐	☐	09 - Kathryn Tesija	☐	☐	☐
02 - Richard H. Carmona	☐	☐	☐	06 - Paul Parker	☐	☐	☐	10 - Russell Weiner	☐	☐	☐
03 - Spencer C. Fleischer	☐	☐	☐	07 - Linda Rendle	☐	☐	☐	11 - Christopher J. Williams	☐	☐	☐
04 - Esther Lee	☐	☐	☐	08 - Matthew J. Shattock	☐	☐	☐

B	The Board of Directors recommends a vote FOR Proposal 2.
	For	Against	Abstain
2. Advisory Vote to Approve Executive Compensation.	☐	☐	☐

C	The Board of Directors recommends a vote FOR Proposal 3.
	For	Against	Abstain
3. Ratification of the Selection of Ernst & Young LLP as the Clorox Company’s Independent Registered Public Accounting Firm.	☐	☐	☐

D	The Board of Directors recommends a vote FOR Proposal 4.
	For	Against	Abstain
4. Approval of the Amended and Restated 2005 Stock Incentive Plan.	☐	☐	☐

Shareholders also will consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement.
E	The Board of Directors recommends a vote AGAINST Proposal 5.
	For	Against	Abstain
5. Shareholder Proposal Requesting Non-Management Employees on Director Nominee Candidate Lists.	☐	☐	☐

03IP7C

The 2021 Annual Meeting of Shareholders of The Clorox Company will be held on
Wednesday, November 17, 2021 at 9:00 A.M. PST, virtually via the internet at https://meetnow.global/MNGZAZQ.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

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Proxy — The Clorox Company

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CLOROX COMPANY

ANNUAL MEETING OF SHAREHOLDERS — NOVEMBER 17, 2021

The stockholder(s) whose signature(s) appear(s) on the reverse side hereby appoint(s) Linda Rendle, Angela Hilt and Iké Adeyemi, and each of them individually, as proxies, each with full power of substitution, to vote as designated on the reverse side of this ballot, all of the shares of common stock of The Clorox Company that the stockholder(s) whose signature(s) appear(s) on the reverse side would be entitled to vote, if personally present, at the Annual Meeting of Shareholders to be held at 9:00 a.m., Pacific time on Wednesday, November 17, 2021 and any adjournment or postponement thereof. A majority of said proxies, including any substitutes, or if only one of them be present, then that one, may exercise all of the powers of said proxies hereunder.

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